      As filed with the Securities and Exchange Commission on June 2, 1999

                                                      REGISTRATION NO. 333-35063

                     U.S. Securities and Exchange Commission
                             WASHINGTON, D.C. 20549
                             ----------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BARON CAPITAL TRUST.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)


        DELAWARE                                  6798                     31-1574856
------------------------------        ----------------------------      ----------------
State or other jurisdiction of        (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)         Classification Code Number)     Identification No.)


                          BARON CAPITAL PROPERTIES, L.P
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)


        DELAWARE                                 6798                      31-1584691
------------------------------        ----------------------------      ----------------
State or other jurisdiction of        (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)         Classification Code Number)     Identification No.)


                                                       Gregory K. McGrath
    7826 Cooper Road                                     7826 Cooper Road
  Cincinnati, Ohio 45242                               Cincinnati, Ohio 45242
       (513) 984-5001                                    (513) 984-5001
------------------------------------              -----------------------------
(Address and Telephone Number of                  (Name, Address, and Telephone
 Principal Executive Offices)                     Number of Agent for Service)


                                   Copies to:
                             Edward L. Lublin, Esq.
                            Michael W. Zarlenga, Esq.
                         Manatt, Phelps & Phillips, LLP
                         1501 M Street, N.W. , Suite 700
                             Washington, D.C. 20005
                                 (202) 463-4300


            Approximate date of commencement of proposed sale of the
             securities to the public:

                      AS SOON AS PRACTICABLE AFTER THE
                  REGISTRATION STATEMENT BECOMES EFFECTIVE.



The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                               BARON CAPITAL TRUST

            2,500,000 COMMON SHARES OF BENEFICIAL INTEREST (MAXIMUM)
              50,000 COMMON SHARES OF BENEFICIAL INTEREST (MINIMUM)
                                $10.00 PER SHARE


Baron Capital Trust             We intend, through Baron Capital Properties,
7826 Cooper Road                L.P., to acquire, own, operate, manage and
Cincinnati, Ohio 45242          improve residential apartment properties for
(513) 984-5001 (Telephone)      long-term ownership. We intend to conduct our
(513) 984-4550 (Fax)            operations as a real estate investment trust
                                (commonly known as a "REIT") for federal income tax purposes

         This offering involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 6.

-------------------------------------------------------------------------------------------------------------

                              TERMS OF THE OFFERING

                                                           Total Sold as of   Total Remaining        Total
                                            Per Share        May 15, 1999        to be Sold        Offering
                                            ---------        ------------     ---------------    -----------

Public offering price                      $   10.00         $ 6,141,100        $18,858,900       $25,000,000
Underwriting discounts and commissions
   and other expenses                           1.00             614,110          1,885,890         2,500,000
Proceeds to Baron Trust                         9.00           5,526,990         16,973,010        22,500,000

-------------------------------------------------------------------------------------------------------------



         This is an initial public offering. The offering began on May 15, 1998. There is currently no public market for our common shares, but we intend to apply for listing on a national securities exchange. This offering will terminate on November 30, 1999 regardless of the number of common shares sold. The minimum number of common shares required to be sold in this offering was 50,000. We have already sold the minimum number required.

--------------------------------------------------------------------------------

         We have engaged Sigma Financial Corporation to be the dealer manager of our offering. Sigma is not required to sell any specific number or dollar amount of stock but will use their best efforts to sell the common shares offered. We have granted Sigma a five-year warrant exercisable beginning on May 15, 1999, the first anniversary of the commencement of the offering and ending on the fifth anniversary. The warrant permits Sigma to acquire a number of common shares in an amount equal to 8.5% of the number of common shares sold by it in the offering at an exercise price of $13.00 per common share.

--------------------------------------------------------------------------------

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES COMMISSIONS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

           The date of this prospectus is _____________________, 1999

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when you are delivered a copy of this prospectus or when any sale is made of the common shares.


------------------------------------------------------------------------------------
                                TABLE OF CONTENTS
                                                                                Page
Prospectus Summary.............................................................  3
Risk Factors...................................................................  6
Who May Invest................................................................  21
Tax Status of Trust...........................................................  22
Use of Proceeds...............................................................  23
Compensation of the Managing Persons and Affiliates...........................  24
Conflicts of Interest.........................................................  29
Fiduciary Responsibility......................................................  32
Special Note Regarding Forward-Looking Statements.............................  33
Prior Performance of Affiliates of Baron Advisors.............................  34
Management....................................................................  47
Business of Baron Trust.......................................................  53
Investment Objectives and Policies............................................  61
Initial Real Estate Investments...............................................  66
Federal Income Tax Considerations.............................................  84
Summary of Declaration of Trust...............................................  92
Reports to Shareholders......................................................  102
Capital Stock of Baron Trust.................................................  103
Capitalization...............................................................  106
Terms of the Offering........................................................  106
Other Information............................................................  108
Litigation...................................................................  110
Experts......................................................................  110
Legal Matters................................................................  110
Additional Information.......................................................  111
Glossary.....................................................................  112

EXHIBITS
     A............Prior Performance of Affiliates of Baron Advisors
     B............Summary of Exchange Property and Exchange Partnership Information
     C............Financial Statements of Baron Trust and Baron Advisors
     D............Financial Statements of the Exchange Properties

------------------------------------------------------------------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. INVESTORS MAY NOT HAVE AN OPPORTUNITY TO EVALUATE BARON TRUST'S PROPERTY INVESTMENTS BECAUSE BARON TRUST HAS NOT IDENTIFIED SPECIFIC PROPERTIES IN THIS PROSPECTUS AS PROPERTIES BARON TRUST INTENDS TO ACQUIRE WITH THE NET PROCEEDS OF THIS OFFERING AND HAS A VERY LIMITED OPERATING HISTORY.

BARON TRUST MAY NOT SELL COMMON SHARES IN THE OFFERING TO, OR ACCEPT AS A SHAREHOLDER, ANY INVESTOR IN ARIZONA, ARKANSAS, OHIO, PENNSYLVANIA, OR TEXAS IF THIS INVESTMENT WOULD EXCEED 10% OF THE INVESTOR'S NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS, AND AUTOMOBILES).

                               PROSPECTUS SUMMARY

BARON TRUST AND BARON PROPERTIES

         Together with Baron Properties, we have been organized to acquire equity interests in existing residential apartment properties located in the United States. In addition, we intend to provide or acquire loans and other forms of debt secured by mortgages on these types of properties. Baron Properties is a limited partnership organized to act as an operating partnership. We are the general partner of Baron Properties. We intend to acquire, own, operate, manage, and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of our assets.

         We intend to operate as a real estate investment trust (commonly known as a "REIT") for federal income tax purposes. We made an election to be treated as a REIT for the taxable year ended December 31, 1998. Under certain circumstances, we may terminate our REIT election pursuant to applicable federal tax law.

         Baron Properties will conduct all of our real estate operations. As the general partner of Baron Properties, we will control the activities of Baron Properties. Our real estate operations will be conducted through Baron Properties (and any other subsidiaries we may have in the future) in order to, among other things:

         1. Enhance our ability to qualify as a REIT under the Code; and

         2. Enable us to indirectly acquire interests in residential apartment properties or in mortgages on the properties in exchange transactions that involve the issuance of units of limited partnership interest in Baron Properties in exchange for such property interests and mortgages

         Baron Properties is conducting an exchange offering concurrently with this offering. Baron Properties is proposing to issue approximately 2,500,000 of units in Baron Properties with an initial assigned value of $25,000,000 in exchange for residential apartment properties or interests in other partnerships or companies substantially all of whose assets consist of residential apartment property interests. In connection with the proposed $25,000,000 exchange offering, Baron Properties will register 2,500,000 units with the Securities and Exchange Commission. Baron Properties filed a registration statement in connection with the exchange offering with the Securities and Exchange Commission.

         Sellers of property interests who accept the exchange offer will receive units of Baron Properties. These holders will be entitled to exchange all or a portion of their units for an equivalent number of common shares at any time and from time to time, so long as the exchange would not cause the seller to own in excess of 5.0% of the then outstanding common shares. Instead of the exchange, we have the right to cash out any holder of units who requests an exchange. To facilitate these exchanges, we have registered 2,500,000 additional common shares (in addition to the 2,500,000 common shares being offered in this offering) for issuance to holders of units who in the future request us to issue common shares in exchange for units.

         Baron Trust and Baron Properties intend to investigate making an additional public or private offering of common shares or units following the commencement of the exchange offering if we determine that suitable property acquisition opportunities which fulfill our investment criteria are available. The issuance by us or Baron Properties of additional common shares or units, as applicable, after the completion of this offering and the exchange offering could have a dilutive effect on shareholders who acquire common shares in this offering.

BARON ADVISORS

         Baron Advisors, Inc. is our managing shareholder. As the managing shareholder, Baron Advisors, Inc. has full, exclusive, and complete discretion in the management and control of Baron Trust. Because we are the general partner of Baron Properties and thereby control Baron Properties, Baron Advisors also has full, exclusive, and complete discretion in the management and control of Baron Properties. Gregory K. McGrath, our Chief Executive Officer, the Chief Executive Officer of Baron Properties, and the President, sole shareholder, and sole director of Baron Advisors, and Robert S. Geiger, our Chief Operating Officer and the Chief Operating Officer of Baron Properties and Baron Advisors, and James H. Bownas and Peter M. Dickson, our initial independent trustees, will make our investment decisions.

DISTRIBUTIONS BY BARON TRUST

         We presently intend to make quarterly pro rata distributions of available funds to our shareholders. For the year ended December 31, 1998, we made $74,182 of distributions to shareholders. For the three months ended March 31, 1999, we made $72,159 of distributions to shareholders.

SUMMARY OF USE OF PROCEEDS

         As of March 31, 1999, we have sold 583,840 common shares pursuant to this offering resulting in net proceeds of $5,015,380. These net proceeds have been contributed to operating partnership in exchange for 583,840 units of Baron Properties. Net proceeds from the sale of the remainder of the common shares offered by this prospectus will also be contributed to Baron Properties in exchange for units of Baron Properties. As of May 15, 1999, Baron Properties has used approximately $3,300,556 to purchase interests in four apartment communities in two states. See "USE OF PROCEEDS."

SUMMARY OF FEES AND REIMBURSABLE EXPENSES

         Set forth below is a summary of fees and reimbursable expenses payable in connection with this offering, the exchange offering, and our operations and the operations of Baron Properties:

Recipient                           Type and Amount of Fees and Reimbursable Expenses
---------                           -------------------------------------------------
Broker-Dealers                      Selling commission in an amount equal to 8%
Participating in this offering      of the subscription price of all common
                                    shares sold in the offering ($2,000,000
                                    maximum). As additional compensation, Sigma
                                    and the participating broker-dealers will be
                                    entitled to receive a five-year warrant to
                                    acquire a number of common shares in an
                                    amount equal to 8.5% of the number of common
                                    shares sold in the offering by Sigma or
                                    participating broker-dealers, at a purchase
                                    price equal to $13.00 per common share. See
                                    "TERMS OF THE OFFERING."

Baron Advisors                      Reimbursement for distribution, due
                                    diligence, and organizational expenses
                                    incurred in connection with the formation of
                                    Baron Trust and Baron Properties and with
                                    the offering, in an amount not to exceed 1%
                                    of gross offering proceeds ($250,000
                                    maximum).

Baron Advisors                      Reimbursement for legal, accounting, and
                                    consulting fees and printing, filing,
                                    recording, postage and other miscellaneous
                                    expenses incurred in connection


Recipient                           Type and Amount of Fees and Reimbursable Expenses
---------                           -------------------------------------------------
                                    with the offering, in an amount not to
                                    exceed 1% of gross offering proceeds
                                    ($250,000 maximum).

Baron Advisors                      Reimbursement for expenses incurred prior to
                                    and during the offering for investigating,
                                    evaluating and consummating investments of
                                    Baron Trust and Baron Properties to be
                                    acquired from unaffiliated parties with net
                                    proceeds of the offering, in an amount not
                                    to exceed 4% of gross offering proceeds;
                                    payable from available net proceeds of the
                                    offering or as cash flow permits as
                                    determined by our Board of Trustees.

Gregory K. McGrath,                 Initial year's compensation payable in the
original investor, Chief            form of common shares or operating
Executive Officer of Baron          partnership units in an amount not to exceed
Trust, Baron Properties and         25,000 common shares or 25,000 units to be
Baron Advisors                      determined by the Executive Compensation
                                    Committee of our Board of Trustees, plus
                                    health benefits. Thereafter, his
                                    compensation and benefits will be determined
                                    by the committee. In exchange for an initial
                                    cash capital of $50,000 contribution to
                                    Baron Properties, Mr. McGrath subscribed for
                                    units which are exchangeable (subject to
                                    certain escrow restrictions) into 9.5% of
                                    the common shares outstanding as of the
                                    earlier to occur of completion of this
                                    offering and the exchange offering or
                                    November 30, 1999, calculated on a fully
                                    diluted basis assuming that all then
                                    outstanding units (other than those owned by
                                    us) have been exchanged into an equivalent
                                    number of common shares. See "BUSINESS OF
                                    THE TRUST - Formation Transactions."

Robert S. Geiger, original          Initial annual compensation of $100,000,
investor, Chief Operating           plus health benefits and eligibility to
Officer of Baron Trust,             participate in any option plan and bonus
Baron Properties and Baron          incentive plan which may be implemented by
Advisors                            the Executive Compensation Committee of our
                                    Board of Trustees. In exchange for an
                                    initial cash capital contribution of $50,000
                                    to Baron Properties, Mr. Geiger subscribed
                                    for units which are exchangeable (subject to
                                    certain escrow restrictions) into 9.5% of
                                    the common shares outstanding as of the
                                    earlier to occur of the completion of this
                                    offering and the exchange offering or
                                    November 30, 1999, calculated on a fully
                                    diluted basis assuming that all then
                                    outstanding units (other than those owned by
                                    us) have been exchanged into an equivalent
                                    number of common shares. See "BUSINESS OF
                                    THE TRUST - Formation Transactions."

Robert L. Astorino,                 Initial annual salary of $150,000, plus
President - Division of             health benefits, automobile allowance, and
Property of Baron Properties        eligibility to participate in any option
                                    plan and bonus incentive plan which may be
                                    implemented by the Executive Compensation
                                    Committee of our Board of Trustees.

Mark L. Wilson, Chief               Initial annual salary of $110,000, plus
Financial Officer of Baron          health benefits, automobile allowance, and
Trust and Baron Properties          eligibility to participate in any option
                                    plan and bonus incentive plan which may be
                                    implemented by the Executive Compensation
                                    Committee of our Board of Trustees.

Independent Trustees                Annual fee of $6,000, plus incidental
                                    expenses.

Baron Advisors                      Annual payment under the Trust Management
                                    Agreement, in an amount equal to up to 1% of
                                    gross proceeds from the offering plus 1% of
                                    initial assigned value of units issued in
                                    exchange offering, to reimburse Baron
                                    Advisors for its operating expenses relating
                                    to the business of Baron Trust and Baron
                                    Properties.


Recipient                           Type and Amount of Fees and Reimbursable Expenses
---------                           -------------------------------------------------
Broker-Dealers                      Commission payable to broker-dealers who
Participating in Exchange           assist in the exchange offering, consisting
Offering                            of a number of unregistered common shares
                                    equal to 5% of units exchanged in the
                                    exchange offering as a result of their
                                    efforts.


                                  RISK FACTORS

         An investment in our common shares involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before purchasing our common shares.

BARON TRUST

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, INVESTORS CANNOT ANALYZE POSSIBLE FUTURE PERFORMANCE BASED ON PRIOR PERFORMANCE

         Baron Trust was formed on July 31, 1997 to conduct this offering and to invest the net proceeds in units of Baron Properties. Therefore, our results of operations are completely dependent on the results of operations of Baron Properties. Baron Properties was formed on May 15, 1998 to conduct our real estate operations. As a result, Baron Trust and Baron Properties have very limited operating histories. We cannot be certain that we will be profitable in the future or that Baron Properties will be profitable. An inability to become profitable or to sustain profitability in the future will limit the amount of distributions we can make and the market price for the common shares. In addition, Baron Properties' assets consist primarily of direct or indirect equity or debt investments it may make in respect of particular residential apartment properties. Thus, the results of operations of Baron Properties will be largely dependent upon the successful operation of these properties.

THE FACT THAT WE HAVE NEVER SOLD COMMON SHARE TO THE PUBLIC AND THAT THERE IS NO PUBLIC MARKET FOR THE COMMON SHARES MAY MAKE IT DIFFICULT FOR YOU TO SELL YOUR SHARES

         Prior to this offering, there has not been a public market for common shares. As of May 15, 1999, we have sold 614,110 common shares. The common shares issued in connection with this offering have been registered under the Securities Act of 1933. Therefore, the common shares are freely transferable. However, we are only issuing a maximum of 2,500,000 shares in this offering and approximately 2,500,000 units of the operating partnership in the exchange offering. This number of common shares, even assuming that all the holders of units of the operating partnership exchange their units for share, may not be sufficient to create an active trading market. You may not be able to sell your shares at or above the offering price, if at all.

ALTHOUGH WE INTEND TO APPLY FOR LISTING OF THE COMMON SHARES ON A NATIONAL SECURITIES EXCHANGE, WE MAY NOT QUALIFY FOR LISTING

         We intend to apply to list for trading the common shares to be issued in connection with the offering and the proposed exchange offering on a national securities exchange, which will require that we register our common shares under the Exchange Act. However, we cannot be certain that whether we will qualify for listing on any stock exchange and, if so, of the timing of the effectiveness of any listing. If we are not listed on a national securities exchange, you may have difficulty selling your shares. Even if we are listed on a national exchange, it is possible that no public trading market for the common shares will ever develop or be maintained. You may not be able to sell your shares at or above the offering price, if at all.

YOU MAY BE PREVENTED FROM SELLING YOUR SHARES BECAUSE OF OUR INTENTION TO QUALIFY AS A REIT

         In order to maintain our continued compliance with federal tax laws and regulations governing REIT's, Baron Trust's Trust Declaration contains significant restrictions relating to the ownership and transfer of shares. These restrictions may make it more difficult for you to sell your common shares and may reduce the possibility that an active trading market will develop. You may not be able to sell your shares at or above the offering price, if at all.

THE AVAILABILITY OF COMMON SHARES AND UNITS FOR FUTURE ISSUANCES MAY LIMIT THE PRICE OF COMMON SHARES

         Our Trust Declaration permits us to issue 25,000,000 shares upon whatever terms and conditions as our Board of Trustees may determine. In connection with our formation, this offering, and the exchange offering, we are issuing, or reserving for issuance, up to approximately 6,327,170 common shares. In addition, the Executive Compensation Committee of our Board of Trustees may vote to reserve additional common shares for issuance in connection with option plans that may be adopted by the committee. Future sales or issuances of a substantial number of our shares and units exchangeable for shares following the completion of this offering or the proposed exchange offering, or the perception that sales or issuances could occur, could limit the market prices for common shares.

AN INCREASE IN INTEREST RATES MAY CAUSE THE PREVAILING MARKET PRICE OF THE COMMON SHARES TO DECREASE

         One of the factors that may influence the price of our common shares will be the annual yield from dividend distributions made by us to shareholders. Following the completion of this offering, an increase in market interest rates may lead future purchasers of common shares to demand a higher annual yield. To obtain the higher yield, the prospective purchaser would only purchase the shares at a lower price, which may be lower than the then current asking price. This would cause the prevailing market price of the common shares to decrease. You may not be able to sell your shares at or above the offering price, if at all.

BECAUSE THE OFFERING PRICE BEARS NO RELATIONSHIP TO ITS VALUE, YOU MAY BE PAYING TOO MUCH FOR YOUR SHARES

         We established the offering price of $10.00 per common share arbitrarily. The offering price is not based on any established criteria for determining value or an indication of a price at which the common shares could be resold, if at all. You may not be able to sell your shares at or above the offering price.

BECAUSE BARON ADVISORS IS DESIGNATED IN THE TRUST DECLARATION AS THE MANAGING SHAREHOLDER OF BARON TRUST, AND BECAUSE BARON TRUST IS THE GENERAL PARTNER OF BARON PROPERTIES, INVESTORS WILL HAVE LIMITED INFLUENCE ON DECISIONS

         Baron Advisors manages Baron Trust. Because Baron Trust is the general partner of Baron Properties, Baron Advisors also indirectly manages of Baron Properties. Our Board of Trustees is responsible for the general supervision of Baron Advisors. Other than in a very limited number of circumstances, shareholders generally do not have the right to participate in the decisions of Baron Advisors. Although the members of our Board of Trustees owe fiduciary duties to Baron Trust, their failure to enforce the material terms of any of the Trust Management Agreement or the Trust Declaration, particularly the indemnification provisions and remedy provisions for breaches of representations and warranties, could result in a substantial monetary loss to Baron Trust. This would decrease the value of the common shares.

MANY FACTORS MAY REDUCE THE AMOUNT OF DISTRIBUTIONS MADE TO SHAREHOLDERS

         Distributions to our shareholders will be based principally on cash available for distributions from Baron Properties based on properties in which Baron Properties invests. Increases in rental rates of properties acquired by Baron Properties will increase Baron Properties cash available for distribution to us and, consequently, to our shareholders. In contrast, the amount available to make distributions may decrease if rental rates are lowered or if properties acquired yield lower than expected returns.

         The distribution requirements for REITs may limit our ability to finance future acquisitions and capital improvements of properties without additional borrowings or offerings of shares. If we borrow in the future, additional funds will be required to service the loans. As a result, amounts available to make distributions may decrease. Distributions by us may also be dependent on a number of other factors, including our financial condition, any decision to reinvest funds rather than make a distribution, capital expenditures, the annual distribution requirements under the REIT provisions of the Code, and whatever other factors as we deem relevant. In addition, Baron Trust and Baron Properties may issue from time to time additional common shares, preferred shares, units, or debt securities in connection with the acquisition of properties or in certain other circumstances. These issuances, if any, may have a dilutive effect on cash available for distribution on a per share basis to shareholders.

         We intend to make distributions to our shareholders to comply with the distribution requirements of the Code and to reduce exposure to federal income taxes and the non-deductible excise tax. Differences in the timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. This may decrease the amount available to shareholders for distributions.

DISTRIBUTIONS TO SHAREHOLDERS AND UNITHOLDERS ARE DEPENDENT UPON THE PROFITABILITY OF BARON PROPERTIES

         The net proceeds from the issuance of our common shares in connection with this offering and the net proceeds of any subsequent issuance of common shares will be contributed by us to Baron Properties in exchange for an equivalent number of operating partnership units. Our ownership of units in Baron Properties will entitle us to share in cash distributions from, and in the profits and losses of, Baron Properties in proportion to our percentage ownership of units. In turn, we will distribute cash distributions received from Baron Properties to our shareholders

         The availability of funds for distributions to the unitholders of Baron Properties will be dependent upon the operating profits generated by Baron Properties. Initially upon the completion of the offerings, we expect to receive approximately 40.9% of any distributions made by Baron Properties. The actual percentage allocation of any cash distributions between us and the other unitholders of Baron Properties will be dependent upon the number of common shares and units outstanding as of the date of the particular cash distribution. This will be dependent upon (i) the actual mix of the number of common shares which are issued in this offering and the number of units which are issued in the proposed exchange offering and (ii) the number of issued units which have been exchanged by their holders into our common shares as of the date of the particular cash distribution. If no distributions are received from Baron Properties, no distributions will be made to our shareholders.

BARON TRUST'S TRUST DECLARATION PROHIBITS HOLDING MANAGING PERSONS LIABLE FOR ERRORS IN JUDGMENT AND PROVIDES FOR INDEMNIFICATION WHICH MAY REDUCE DISTRIBUTIONS TO SHAREHOLDERS

         The members of the Board of Trustees are accountable to Baron Trust as fiduciaries. Consequently, the members of the Board of Trustees are required to exercise good faith and integrity in handling Baron Trust's assets and affairs. Baron Trust's Trust Declaration, however, provides that the persons or entities that serve as Trustees and their respective officers, directors, shareholders, partners, agents and employees, if any, will not be liable to us or to any shareholders for errors in judgment or for actions or omissions taken without negligence or bad faith, provided they acted within the scope of the Trust Declaration. Moreover, the Trust Declaration provides that we will indemnify Baron Advisors, Baron Trustees, and certain other persons and entities against all liabilities, costs, and expenses (including legal fees and expenses) incurred by Baron Advisors or any of these other persons arising out of or incidental to this offering or the business of Baron Trust on certain conditions. As a result, shareholders will have more limited rights against Baron Advisors and these other persons than they would have absent the limitations in the Trust Declaration. If we are required to indemnify one of these persons, distributions to shareholders may be decreased.

SHAREHOLDERS MAY BE PERSONALLY LIABLE FOR OUR DEBTS AND OBLIGATIONS UNDER LIMITED CIRCUMSTANCES

         We has been organized as a Delaware business trust. Delaware law and the Trust Declaration provide that our shareholders will have no liability for our debts or obligations. Many states have enacted legislation recognizing the limited liability provisions of a Delaware business trust. Other states have not enacted similar legislation. We believe that most of the states that have not enacted legislation will also recognize the limited liability of the shareholders. Accordingly, there is a risk that shareholders will not have limited liability for our activities in any other state in which we may conduct activities which does not recognize the limited liability of beneficiaries of a Delaware business trust.

THERE ARE CERTAIN LIMITS ON OWNERSHIP AND TRANSFERS OF SHARES THAT MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES

         In order for us to maintain our qualification as a REIT, not more than 50% in value of our outstanding shares may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. Furthermore, after the first taxable year for which a REIT election is made, our shares must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year. In addition, if we, or an owner of 10% or more of our shares, actually or constructively, owns 10% or more of a tenant of ours, the rent received by Baron Properties from the tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. In order to protect against the risk of losing our REIT status due to a concentration of ownership among our shareholders, the Trust Declaration limits actual or constructive ownership of our outstanding shares by any single shareholder (other than the original investors) to 5.0% of the then outstanding shares. This may limit the number of people who can purchase your common shares. This may also limit your ability to sell your shares at or above the offering price, if at all.

ANTI-TAKEOVER PROVISIONS IN OUR GOVERNING DOCUMENTS MAY DISCOURAGE TAKEOVER ATTEMPTS THAT MAY HAVE RESULTED IN YOU RECEIVING A PREMIUM FOR YOUR SHARES

         Provisions in the Trust Declaration may discourage potential takeover attempts, particularly those which have not been negotiated with our Board of Trustees. For example, the ownership limitations set forth in the Trust Declaration described above could have the effect of delaying, deferring or preventing a takeover or other transaction. The transaction may be a type of transaction in which holders of some, or a majority, of the common shares might have received a premium for their common shares over the then prevailing market price or which shareholders might believe to be otherwise in their best interest. These restrictions on ownership and transfer may decrease the value of the common shares or make them more difficult to sell.

THE LOSS OF MR. MCGRATH, MR. GEIGER, OR OTHER KEY EMPLOYEES WOULD DAMAGE OUR REPUTATION AND BUSINESS

         We are dependent upon the efforts of management and Baron Advisors. Our management team is primarily composed of Gregory K. McGrath and Robert S. Geiger, but also includes our independent trustees and other key management personnel. While we believe that we could find replacements for these individuals, the loss of their services would harm our business, financial condition, operating results, and future prospects. In addition, we cannot be certain that we could find or hire successors for these persons on similar terms, if at all.

BECAUSE THE ORIGINAL INVESTORS WILL BE ABLE TO EXERCISE SIGNIFICANT INFLUENCE OF THE AFFAIRS OF BARON TRUST, NEW INVESTORS WILL NOT HAVE AS MUCH INFLUENCE ON DECISIONS AS THEY WOULD IF CONTROL WERE LESS CONCENTRATED

         Mr. McGrath and Mr. Geiger, the original investors, will each own an amount of units in Baron Properties which are exchangeable into 9.5% of the common shares outstanding after the completion of this offering and the proposed exchange offering, on a fully diluted basis assuming that all then outstanding units (other than those owned by us) have been exchanged into an equivalent number of common shares. Under the Trust Declaration, no other shareholder may hold more than 5.0% of our shares. In addition, Mr. McGrath serves as our Chief Executive Officer, the Chief Executive Officer of Baron Properties, and the President, sole stockholder, and sole director of Baron Advisors. Furthermore, Mr. Geiger serves as our Chief Operating Officer and the Chief Operating Officer of Baron Properties and Baron Advisors. Although there is no agreement, understanding, or arrangement for these individuals to act together in any manner, they are in a position to exercise significant influence over our affairs if they were to act together in the future. As a result, Mr. McGrath and Mr. Geiger may have interests that conflict with the interests of other shareholders, and the actions they take or approve may be contrary to those desired by the other shareholders.

IF OUR POLICIES RELATED TO CONFLICTS OF INTEREST ARE NOT SUCCESSFUL, DECISIONS MADE BY MANAGING PERSONS MAY NOT BENEFIT SHAREHOLDERS

         Because of the inter-relationships of Baron Properties, Baron Advisors, affiliates of Baron Advisors, Mr. McGrath and Mr. Geiger, shareholders, and sellers of property interests who receive units in exchange for these property interests, there are inherent conflicts of interest. For example, certain affiliates of Baron Advisors have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which we may seek to invest. In addition, we may attempt to acquire interests in properties from certain partnerships managed by affiliates of Baron Advisors that directly or indirectly own interests in properties or from investors in these partnerships.

         We have adopted certain policies designed to eliminate or minimize potential conflicts of interest. However, we cannot be certain that these policies will always be successful in eliminating the influence of these potential conflicts. If these policies are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders and may benefit others to the detriment of shareholders. This may cause our common shares to decrease in value and may harm our business and future prospects.

WE CANNOT BE CERTAIN THAT THIS OFFERING OR THE EXCHANGE OFFERING WILL BE SUCCESSFUL

         In this offering, we are offering 2,500,000 common shares for sale at $10 per share. This offering began in May 1998. As of May 15, 1999, we have sold 614,110 common shares. Baron Properties is in the process of registering with the Commission 2,500,000 units of limited partnership interest in Baron Properties to be issued in connection with the proposed exchange offering. Holders of the units may request to exchange their units for an equal number of common shares at any time, subject to certain conditions. Therefore, we are also registering an additional 2,500,000 common shares to be issued upon the conversion of units of Baron Properties to common shares. We cannot be certain as to the number of common shares we will sell in this offering. In addition, we cannot be certain that the Commission will declare the registration statement of Baron Properties effective or that any person will accept the proposed exchange offering. It is unlikely that the net proceeds from this offering received through May 15, 1999 will be sufficient to meet our investment objectives.

         In addition, while we our conducting this offering, affiliates of Baron Advisors may be conducting ongoing unregistered private offerings for real estate limited partnerships sponsored by affiliates of Baron Advisors. Therefore, despite the different nature and scope of proposed activities of Baron Trust and these other limited partnerships, we will be competing with these unregistered offerings to sell investment securities to prospective investors with the possible affect that we will sell fewer common shares in this offering than otherwise might be the case absent other unregistered offerings.

NEW INVESTORS WILL EXPERIENCE IMMEDIATE DILUTION IN THEIR BOOK VALUE PER SHARE, WHICH MAY DECREASE THE VALUE OF THE COMMON SHARES

         In connection with our formation and the formation of Baron Properties, each of Mr. McGrath and Mr. Geiger, has received an amount of units in Baron Properties which are exchangeable into 9.5% of the common shares outstanding after the completion of this offering and the exchange offering, on a fully diluted basis. The original investors received the units in exchange for their initial capitalization of Baron Properties. Purchasers of common shares in this offering will pay a higher price per common share than Mr. McGrath and Mr. Geiger paid for their units. As a result of the issuance of the units to Mr. McGrath and Mr. Geiger and the use of a portion of the gross proceeds of this offering to cover expenses of this offering and the proposed exchange offering and the reimbursable expenses payable to Baron Advisors, purchasers of common shares in this offering will experience immediate dilution in their investment in Baron Trust. To the extent that Baron Trust and Baron Properties issue additional securities in the future, there may be further dilution. Dilution may decrease the value of your shares.

BECAUSE THE INITIAL ASSIGNED PROPERTY VALUES IN EXCHANGE OFFERING EXCEED CURRENT BOOK VALUES, OUR RETURN ON INVESTMENT IN THE PROPERTIES MAY BE LOWER THEN HISTORICAL LEVELS

The aggregate book value of the properties proposed to be acquired by Baron Properties in the exchange offering is less than the sum of the initial assigned value of Baron Properties units proposed to be paid for those properties, plus any mortgage indebtedness to which the properties are subject. This is primarily due to depreciation taken against the original price of the properties paid by the owners of the properties and the appreciation of the properties since the date of purchase. Because the aggregate book value of these properties is less than the assigned value of Baron Properties units proposed to be paid for the properties, plus any mortgage indebtedness to which the properties are subject, the return on investment of those properties based on the assigned value of the properties will be less than the return on investment of the properties based on the owners' book value.

PROPERTY INVESTMENTS

THERE ARE MANY RISKS ASSOCIATED WITH AN INVESTMENT IN INCOME PRODUCING RESIDENTIAL REAL ESTATE WHICH MAY RESULT IN LOSSES TO BARON PROPERTIES

         Our results of operations will depend upon, among other things, the ability of Baron Properties to locate quality investment opportunities. The performance of your investment will depend on many factors over which we may have no control, including without limitation, whether:

         a.       certain advantageous provisions of federal tax laws continue;

         b. adverse changes in national and local economic conditions occur;

         c.       increases in operating costs occur;

         d. there exists any adverse local conditions, such as decreases in employment or changes in real estate zoning laws and other characteristics of the geographical location of the investments, which may reduce the desirability of real estate in the area;

         e. excessive building of other residential real estate properties occur in the same location;

         f.       changes in interest rates occur;

         g.       long-term mortgage funds are available at favorable rates;

         h. changes in federal, state or local government laws, regulations, or policies occur;

         i.       changes in tax laws occur;

         j.       tenants are able to pay rents;

         k. rental units are occupied or whether they are occupied on terms unfavorable to Baron Properties;

         l.       capital improvements are needed;

         m. certain properties may have experienced recurring losses for financial reporting purposes (including the effects of depreciation and interest);

         n. various uninsurable risks, liabilities in tort (which may exceed insurance coverage), acts of God and other catastrophes occur;

         o. hazardous substances and other environmental problems are found on the properties; and

         p. financing for operating or capital needs are available on favorable terms.

         If Baron Properties owns real property directly, it may be PARI PASSU (I.E., on an equal basis) with other investors in the same property. In the event of a default on the investment, Baron Properties' remedies may be limited by the size of the investment relative to that of other participants.

THERE ARE ADDITIONAL RISKS ASSOCIATED WITH MORTGAGE LENDING THAT MAY CAUSE BARON PROPERTIES TO INCUR LOSSES

         Baron Properties may invest in mortgages, either by acquiring mortgages or providing loans secured by mortgages. The above factors may also limit the ability of a borrower from Baron Properties to meet its repayment obligations to Baron Properties in connection with mortgage loans that may be provided or acquired by Baron Properties. In the event of a default by a mortgagor, Baron Properties may experience substantial delays in enforcing its rights as mortgagee. Baron Properties may also incur substantial costs associated with protecting its investment. Baron Properties may be required to acquire title to a property. Thereafter, Baron Properties may be required to make substantial improvements or repairs in order to maximize the property's investment potential. In these circumstances, Baron Trust or Baron Properties may be required to attempt to borrow or raise additional funds and may not be able ultimately to recover Baron Properties' investment.

         Baron Properties expects that mortgage loans it provides or acquires which are secured by residential apartment properties would generally be made on a non-recourse basis. In other words, under the loan, the borrowers in respect of the property would not be responsible for the debt and Baron Properties would be able to look only to the unencumbered assets of the property for repayment. In many cases, Baron Properties is expected to be secured by a second or subordinate mortgage that is subordinated to a first or senior mortgage. In the event of a default on a senior mortgage, Baron Properties may find it necessary to make payments to prevent foreclosure on the senior mortgage. These payment would not necessarily improve Baron Properties' position with respect to the underlying real property. Failure of Baron Properties to make payments could result in foreclosure on the senior mortgage and the extinguishment of Baron Properties' subordinated mortgage. Under these circumstances, the entire investment in the property could be lost. In addition, nonpayment of any subordinated mortgage loan that may be made or acquired by Baron Properties may constitute an event of default to a borrower under a senior mortgage loan. In this case, the senior mortgage loan may have to be repaid by the borrower before Baron Properties will receive any return on its investment. Furthermore, mortgage loans will not be insured or guaranteed by governmental agencies or otherwise.

         Mortgage investments are subject to the additional risk that the value of the mortgaged property may be less than the amounts owed and the risk that interest rates payable to Baron Properties on the loans may be lower than Baron Properties' cost of funds. If Baron Properties invested in mortgages and if any of the above occurred, Baron Properties' ability to make distributions to us could be limited. In turn, our ability to make distributions to you could be limited.

IF BARON PROPERTIES MAKES SUBORDINATED MORTGAGE LOANS, ITS MORTGAGE INTEREST MAY NOT BE PERFECTED AND MAY RESULT IN LOSSES

         Any subordinated mortgage loan Baron Properties may make or acquire using net proceeds of this offering contributed to it by Baron Trust may or may not be recorded. If the mortgage is not recorded, Baron Properties' security interest in the mortgage would not be perfected and Baron Properties would then be on an equal basis with all other unsecured creditors of the borrower. If a borrower in connection with an unrecorded mortgage loan defaults or files for bankruptcy, there may not be enough assets of the borrower to repay all of the borrower's debts. There can be no guaranty that the collateral for a subordinated mortgage loan will be sufficient to pay all unsecured creditors. As a general unsecured creditor of the borrower, Baron Properties may have to share the remaining assets with other creditors after the payment of any senior mortgage. Baron Properties could also suffer a complete loss of its investment. These losses would decrease the value of the common shares and may limit distributions to shareholders.

BARON PROPERTIES MAY NOT BE ABLE TO SELL PROPERTIES AND IS LIMITED IN ITS ABILITY TO HOLD PROPERTIES FOR SALE

         Real estate investments are relatively illiquid. Baron Properties will have limited ability to vary its portfolio quickly in response to changes in economic or other conditions. In addition, their are certain prohibitions that prevent a REIT from holding property for sale. This may affect the ability of Baron Properties to sell properties without limiting distributions to Baron Trust's shareholders.

UNEXPECTED CAPITAL IMPROVEMENTS WILL HARM OUR FINANCIAL PERFORMANCE AND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS TO SHAREHOLDERS

         Properties in which Baron Properties may invest will vary in age and require capital improvements regularly. The cost of these capital improvements may be funded out of the net proceeds of this offering contributed by us to Baron Properties, available cash flow of Baron Properties, borrowed funds, or additional offerings of shares or units. If the cost of improvements, whether required to attract and maintain tenants or to comply with governmental requirements, substantially increases, cash available for distribution to shareholders could be reduced.

INACCURATE ESTIMATES, APPRAISALS, OR FAIRNESS OPINIONS MAY REDUCE AMOUNTS AVAILABLE FOR DISTRIBUTION

         Baron Properties, using the net proceeds of this offering contributed to it by us as well as units of Baron Properties, intends to actively seek to acquire interests in residential apartment properties or subordinated mortgage loans on similar properties. The ability to acquire interests in real property is limited to the extent they can be acquired on advantageous terms and meet Baron Properties' investment criteria. Acquisitions in respect of residential real estate properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring acquired property up to standards established for the market position intended for that property may prove inaccurate. If the costs to Baron Properties exceed expectations, distributions to shareholders may be limited.

         Baron Properties will obtain appraisals with respect to the market value of any property interest that it will seek to acquire for cash. To the extent that operating partnership units are used in the acquisition, Baron Properties will obtain an appraisal or an opinion as to the fairness of the allocation of units in Baron Properties to sellers of property interests. Appraisals and fairness opinions are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. We cannot be certain that the value of the aggregate percentage interests in Baron Properties paid to persons contributing assets to Baron Properties in exchange for units is equivalent to the value Baron Properties will realize from those contributions or that the offering price for common shares in this offering reflects the fair market value of the interests of the purchasers of common shares in this offering.

OUR INABILITY TO MANAGE THE ARE SUBSTANTIAL RISKS IN FINANCING THE ACQUISITION OF REAL ESTATE MAY HARM OUR FINANCIAL PERFORMANCE

         Baron Properties will be subject to the risks normally associated with borrowing money. These risks include:

         a) the risk that the cash flow will be insufficient to meet required payments of principal and interest;

         b) the risk that the interest rates on any adjustable interest rate loans will increase; and

         c) the risk that loans on properties will not be refinanced at maturity or that the terms of the refinancing will not be as favorable as the terms of the original loan.

If Baron Properties is unable to refinance loans on acceptable terms, Baron Properties might be forced to dispose of one or more of its properties upon disadvantageous terms, which might result in losses to Baron Properties. This may limit the cash available for distribution to shareholders.

         If prevailing interest rates or other factors at the time of the refinancing result in higher interest rates on refinancings, Baron Properties' interest expense would increase, which would limit Baron Properties' cash flow and its ability to make distributions to unitholders. Consequently, distributions to shareholders would decrease.

         Further, if a property is mortgaged to secure payment of a loan, and Baron Properties is not able to meet mortgage payments, or is otherwise in default, the property could be transferred to the mortgagee, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases, or pursue other remedies. All of these events would result in a loss of income and asset value to Baron Properties. Foreclosures could also create taxable income without accompanying cash proceeds. In this situation, Baron Properties may be unable to make a cash distribution to us, which may hinder are ability to meet the REIT distribution requirements.

         In connection with Baron Properties' acquisition of an equity interest in a given property, Baron Properties may assume a seller's obligations under any underlying mortgage loan or obtain new mortgage financing. Such a loan would be secured by the property acquired and may require a "balloon" payment upon the maturity of its term. The ability of Baron Properties to repay the loan may be dependent on its ability to obtain adequate long-term refinancing or equity financing or to sell the property at or prior to the maturity date. We cannot be certain that either replacement debt or equity financing or a sale could be obtained. Baron Properties could suffer a complete loss of its investment if neither a sale nor replacement financing can be obtained. The ability to obtain refinancing will be dependent upon general economic conditions, the value of the property and the financial strength of Baron Properties. Failure to obtain the refinancing necessary to make the foregoing payment when due, or to make any scheduled payments due with respect to any loan secured in whole or in part by the property, could result in a foreclosure and loss of the property. Baron Properties could suffer a complete loss of its investment in the property.

         Under the Trust Declaration, we can, together with Baron Properties, incur aggregate borrowings in an amount up to 300% of the amount of our aggregate net assets, except where we determine that a higher level of borrowing is appropriate. Therefore, we could, on an individual or aggregate basis, become highly leveraged. We cannot be certain that the ratio of debt to any measure of our asset value will maximize the level of distributions to shareholders.

THERE IS NO GUARANTY THAT WE CAN OPERATE ACQUIRED PROPERTIES PROFITABLY AND YOU MAY LOSE YOUR ENTIRE INVESTMENT

         At December 31, 1998, Baron Properties owned interests in four properties. For the year ended December 31, 1998, we recorded a net loss related to these properties of approximately $211,911. We cannot be certain that Baron Properties will be able to avoid operating losses in the future in respect of properties in which it acquires an interest. In order for Baron Properties to make cash distributions on acquired residential apartment properties, certain occupancy percentages and rental rates will need to be achieved and expense levels maintained. We cannot be certain that these percentages, rates or expenses can be achieved or maintained. If the properties do not achieve and maintain these minimum occupancy percentages at minimum rates, the ability of Baron Properties to make distributions to us could be limited. In turn, our ability to make cash distributions to shareholders may be eliminated. We cannot be certain that rental increases can be instituted while maintaining acceptable occupancy levels. If Baron Properties fails to generate sufficient gross income, it may find it necessary to attempt to borrow funds for operating capital or other purposes. The availability of additional financing to Baron Trust or Baron Properties is partially dependent upon general economic conditions, the value of the property and the financial strength of Baron Properties.

OTHERS INVOLVED IN THE SAME PROPERTY MAY HAVE INTERESTS ADVERSE TO BARON TRUST AND OUR SHAREHOLDERS

         We anticipate that Baron Properties will provide or acquire financing on existing residential apartment properties. Generally, Baron Properties will jointly participate with one or more other entities, including for example, developers, property owners, and senior mortgage lenders. If any of these other participants fail to fulfill their obligations or have divergent interests or are in a position to take action contrary to the policies or objectives of Baron Properties, Baron Properties' interest in the project may be harmed. Although Baron Properties will remain closely involved in all aspects of the operations of properties in which Baron Properties has an investment, Baron Properties may initially rely upon others as to the operation of any property in which it participates. It will monitor or take part in those activities to the extent it deems appropriate. The successful operation of each property in which Baron Properties participates will, to a large extent, be determined by the quality and performance of its managers. Actions taken contrary to Baron Properties by other participants in a property may decrease the value of Baron Properties' investment and eventual return on that investment.

IF WE CANNOT COMPETE EFFECTIVELY, OUR FINANCIAL PERFORMANCE WILL BE HARMED AND THE VALUE OF THE COMMON SHARES MAY DECREASE

         We will be competing for suitable investments with other financial institutions such as banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, and other real estate developers, managers, owners, and investment vehicles, which may have investment objectives similar to our own. Many of these competitors will have greater resources than us and some may have, or may have access to, more extensive real estate and financial experience than does Baron Advisors.

         We expect that all properties in which we invest will be located in developed areas that include other residential apartment properties. Some of these apartment properties we will be competing with may be owned by limited partnerships managed by affiliates of Baron Advisors. The number of competitive apartment properties in a particular area could have a material effect on our ability to lease apartment units to tenants and on the rents we charge. We may be competing for tenants with others that have greater resources or whose officers and directors have more experience than our officers and members of our Board of Trustees and Baron Advisors. In addition, we will also be competing with other forms of multifamily residential properties that provide housing alternatives to potential tenants of our residential apartment properties. To the extent that we are not able to compete effectively, the value of your common shares may decrease.

IF WE INCUR A LOSS THAT CANNOT BE INSURED AGAINST, OUR FINANCIAL PERFORMANCE WILL BE HARMED AND THE VALUE OF THE COMMON SHARES MAY DECREASE

         The properties in which Baron Properties will invest will be covered by comprehensive liability and all-risk insurance. This insurance will be provided by reputable companies and with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. We believe that this type of insurance is adequate for the potential risks involved. However, certain types of losses may be either uninsurable or not economically insurable, such as losses due to earthquakes, floods, riots, or acts of war, or may be insured subject to certain limitations including large deductibles or co-payments. Should an uninsured loss or a loss in excess of insured limits occur, Baron Properties could lose its investment in and anticipated profit and cash flow from a property. Even if we lost a property, we would continue to be obligated on any mortgage loans or other obligations related to the property. This type of loss would limit our ability to make distributions.

CHANGES IN THE LAWS AND REGULATIONS THAT INCREASE COMPLIANCE COSTS AND TAXES WOULD HARM OUR FINANCIAL PERFORMANCE

         GENERAL. Baron Properties is subject to extensive regulation by federal, state, and local governments covering many aspects of its operations including accessibility to properties and discrimination in housing. From time to time, new laws, regulations, and ordinances are introduced which can materially increase the costs of operating residential apartment properties. The exact timing and nature of the new laws, regulations, and ordinances is unknown. To the extent that changes in these laws, regulations, or ordinances increase the cost of operations, distributions to the shareholders may be decreased or eliminated.

         COMPLIANCE WITH ENVIRONMENTAL LAWS. An owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Liability is often imposed without regard to whether the owner or operator of the property knew of, or was responsible for, the release of the hazardous substances. The presence of hazardous substances, or the failure to properly remediate hazardous substances when released, on property acquired or operated by Baron Properties may limit the ability of Baron Properties to sell the property or to borrow using the property as collateral.

         We cannot guaranty that any prior owner of a property did not create any material environmental conditions not known to us or that a material environmental condition does not otherwise exist as to any particular property in which Baron Properties acquires an interest. If it is ever determined that hazardous substances are present on properties acquired by Baron Properties, Baron Properties could be required to pay all costs of any necessary clean-up work, although under certain circumstances claims against other responsible parties could be made.

         INCREASED TAXES AND EXPENSES. There generally is a delay from the time an increase in costs, real estate taxes, or other expenses related to government requirements are incurred and the time that those costs can be passed directly through tenants, if at all. This is typically a result of the use of leases which generally do not contain provisions that allow rent increases during the term of the lease. In addition, there may be other circumstances that inhibit Baron Properties' ability to recover these increased costs. An attempt to pass through any substantial increases in costs by increasing rental rates may affect tenants' ability to pay rent, causing increased delinquency and vacancy. Similarly, increases in income or transfer taxes generally are not passed through to tenants and may limit Baron Properties' ability to make distributions to shareholders. Changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would limit our ability to make distributions to shareholders.

WE HAVE NOT IDENTIFIED ALL OF THE POTENTIAL PROPERTIES THAT BARON PROPERTIES MAY ACQUIRE UTILIZING NET PROCEEDS OF THIS OFFERING RECEIVED BY IT FROM BARON TRUST OR UTILIZING UNITS

         Baron Properties owned interests in four properties at March 31, 1999. In addition, Baron Properties was admitted as the limited partner in 13 real estate limited partnerships in exchange for capital contributions. These interests were acquired with proceeds from this offering contributed by us to Baron Properties. Baron Properties expects to use additional net proceeds received from us to acquire additional equity interests in and/or provide or acquire debt financing secured by mortgages on several existing residential apartment properties. With the exception of a contract to purchase two additional properties to be completed in 2000 and 2001, the remainder of the net proceeds of this offering have not yet been committed to any specific properties. Although Baron Advisors has several opportunities for the investment under review, none of these potential opportunities has developed beyond the negotiating stage. Baron Properties may direct a substantial portion of the net proceeds from this offering received by it to properties that have not been designated in this prospectus. In addition Baron Properties may be unable to or may decline to participate in any specific investments that may be described in this prospectus. Therefore, prospective investors may not be able to evaluate any properties in which Baron Properties may apply the net proceeds of the offering before they purchase common shares. In addition, prospective investors will not have any vote in the selection of property investments after they purchase common shares. Consequently, investors will be relying upon the judgment of the management of Baron Advisors and the independent trustees for these decisions.

         Concurrently with this offering, Baron Properties proposes to make an exchange offering using units in Baron Properties to be registered with the Commission to acquire equity and debt interests in residential apartment properties. As its initial acquisition candidates in connection with the proposed exchange offering, Baron Properties anticipates that it will offer to acquire property interests owned by partners in 23 real estate limited partnerships. Baron Properties intends to investigate other investment opportunities for the exchange offering, including property interests held by unaffiliated owners and certain other limited partnerships managed by affiliates of Baron Advisors and of Sigma. To the extent that Baron Properties is not able to identify and acquire quality investments, the value of the common shares will decrease.

IF WE DISPOSE OF PROPERTIES AT AN INOPPORTUNE TIME, WE MAY INCUR LOSSES

         Baron Trust will periodically review the portfolio of assets which Baron Properties may acquire. It has no current intention to dispose of any interest in properties it may acquire, although it reserves the right to do so. We cannot be certain as to the timing of any sales of property or that if Baron Trust determines to attempt to sell a particular property it will be able to do so on favorable terms, if at all. A successful sale of any property will depend upon, among other things, the operating history of the property and prospects for the property, the number of potential purchasers, the economics of any bids made by potential purchasers and the state of the market for residential properties of the type sought to be sold. The management of Baron Trust will have full discretion to determine whether the properties should be sold and the timing, price and other terms of any sales. In addition, the prohibitions in the Code and related regulations on a REIT holding property for sale may affect Baron Trust's ability to sell properties without limiting distributions to Baron Trust's shareholders.

RELIANCE ON UNAUDITED FINANCIAL STATEMENTS FOR ACQUIRED PROPERTIES MAY RESULT IN UNANTICIPATED EXPENSES OR LIABILITIES THAT COULD HARM OUR FINANCIAL PERFORMANCE

         In making an investment decision in respect of any given property, Baron Properties may rely on financial statements covering the operations of the property which may have been prepared by the current owner or property manager of the property. These financial statements may not have been compiled, reviewed, or audited by independent public accountants or reviewed by counsel to Baron Advisors or Baron Properties. As a result, there will not have been any independent assessment of any of the financial statements. Accordingly, Baron Properties would be subject to the risk that the financial statements do not properly reflect the prior operation of the property. When Baron Properties acquires a property, it may become liable for debts and other liabilities of the property that were not reflected in the financial statements. Any unanticipated expenses or liabilities, or a misstatement of revenues from a particular property, may limit amounts that may be distributed to shareholders.

INCOME TAX CONSIDERATIONS

         We have structured Baron Trust and Baron Properties with the intent of taking advantage of certain federal and state tax provisions. Some of these tax provisions are highly technical in nature. There are many tax issues involved in our operations and the operations of Baron Properties. Unfavorable resolution of any of a number of tax issues could be disadvantageous to shareholders. We have not obtained and do not expect to request a letter ruling from the IRS related to our classification and treatment for federal tax purposes, or on any other tax matter. We have obtained an opinion of our special tax counsel that, based on our organization and proposed operation and based on certain other assumptions and representations, we will qualify as a REIT and that Baron Capital Properties, L.P. will be classified as a partnership for federal income tax purposes. The opinion is not binding on the IRS or any court. You should consult with and rely upon your own legal, tax and investment advisor regarding how an investment in Baron Trust will affect you.

THERE MAY BE SIGNIFICANT ADVERSE CONSEQUENCES TO US AND OUR SHAREHOLDERS IF WE FAIL TO QUALIFY AS A REIT

         We intend to operate so as to qualify as a REIT under the Code. We made a REIT election for our taxable year ended December 31, 1998. Although we believe that we are organized and operated in such a manner, we cannot be certain that we will be able to continue to operate in a manner so as to maintain our qualification. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions. For some of these provisions, there are only limited judicial and administrative interpretations, and most involve the determination of various factual matters and circumstances not entirely within our control. For example, in order to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources and we must pay distributions to shareholders aggregating annually at least 95% of our REIT taxable income. The complexity of these provisions and the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets in partnership form (as we intend to do). We cannot be certain that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as REIT or the federal income tax consequences of our qualification.

         If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year that we fail to qualify as a REIT will not be deductible by us. In these circumstances, to the extent of current or accumulated earnings and profits, all distributions to shareholders will be taxed as ordinary income. Moreover, unless we are entitled to relief under certain statutory provisions, we also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce our net earnings available for investment or distributions to shareholders because of the additional tax liability for the years involved. In addition, distributions to shareholders would no longer be required to be made if we do not qualify as a REIT and we may determine to eliminate distributions to shareholders.

YOU WILL BE LIABLE FOR STATE AND LOCAL INCOME TAXES AND MAY BE REQUIRED TO FILE TAX RETURNS IN MULTIPLE STATES

         You will be liable for state and local income taxes payable in the state or locality in which you are a resident or doing business. In addition, we may be subject to income taxes in a state or locality in which we conduct or are deemed to conduct business. Depending upon the state in question, if you pay taxes in a foreign state, you may be entitled to receive a credit for all or a portion of the amount paid against any income taxes payable in your state of residence. Thus, you will likely be required to file multiple state income tax returns as a result of your investment in the common shares. You are urged and expected to consult with your personal tax advisor with respect to the tax consequences connected with an investment in the common shares. You should consider these additional costs when determining whether this is a suitable investment. These additional costs may decrease the yield you receive on your investment.

YEAR 2000

IF OUR COMPUTER SYSTEMS DO NOT WORK PROPERLY WITH YEAR 2000 DATA, OUR BUSINESS OPERATIONS MAY BE SIGNIFICANTLY DISRUPTED

         We could experience a significant disruption to our business operations and, as a result, a significant adverse impact on our ability to make distributions to shareholders, if our computer systems are not able to properly handle problems created by the year 2000. We are actively working to make sure as best we can that this does not happen, or at least, that the effects are lessened as much as possible. We intend to examine properties we acquire for year 2000 problems. There can be no guaranty that we have identified all problems related to the year 2000 or that our efforts to correct existing year 2000 problems will be successful.

                                 WHO MAY INVEST

         Because an investment in the common shares being offered by this prospectus involves a high degree of risk, you may lose all or a portion of your investment. For this reason, an investment in the common shares is suitable only for persons of substantial financial means who have no need for liquidity in their investments. We have adopted as a general investor suitability standard the requirement that each subscriber for the common shares represent in writing in the subscription documents, among other things, that:

         (a)      You have received a copy of this prospectus;

         (b) You are acquiring the common shares for your own account and for investment purposes only;

         (c) You can bear the economic risk of losing the entire investment;

         (d)      You meet the following minimum income/net worth standards:

                  (i) Minimum annual gross income of $45,000 and a minimum net worth (determined exclusive of home, home furnishings, and automobiles) of $45,000; or

                  (ii) Minimum net worth of $150,000 (determined exclusive of home, home furnishings, and automobiles);

         (e) Your overall commitment to investments which are not readily marketable is not disproportionate to your net worth and your investment in the common shares will not cause your overall commitment to become excessive;

         (f) You have adequate means of providing for your current needs and personal contingencies and you have no need for liquidity in your investment in the common shares; and

         (g)      Our objectives are compatible with your investment goals.

         In addition, we may not sell common shares in the offering to, or accept as a shareholder, any Ohio investor whose investment would exceed 10% of the investor's liquid net worth.

         In the case of sales to fiduciary accounts, the foregoing investor suitability standards must be satisfied by the beneficiary, by the fiduciary account, or by the donor or grantor who directly or indirectly provides the funds to purchase the common shares (if the donor or grantor is the fiduciary). In the event you are purchasing in a fiduciary capacity for another person or entity, the foregoing suitability standards must be satisfied by the other person or entity on whose behalf you are acting.

         The suitability standards referred to above represent minimum suitability requirements for prospective investors. Even though you may satisfy the requirements, the common shares may not be a suitable investment for you.

         We will review the representations made by you in the subscription documents to determine the suitability of the investment for you. We have the right to refuse your subscription for common shares for any reason, in our sole discretion, including if we believe you do not meet the applicable suitability requirements or the common shares are otherwise an unsuitable investment for you. Our acceptance of a subscription for common does not, however, constitute a determination by us that the investment is suitable for you.

         We will make every reasonable effort to furnish each qualified prospective investor with the additional information he or she desires which is not set forth herein and to provide an opportunity for inquiry concerning the terms and conditions of this offering. Copies of all documents described or referred to herein are available at our offices at 7826 Cooper Road, Cincinnati, Ohio 45242. Our telephone number is (513) 984-5001 and our facsimile number is
(513) 984-4550.

                             TAX STATUS OF THE TRUST

         For the tax year ended December 31, 1998, we elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we currently distribute to our shareholders at least 95% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). As a REIT, we generally will not be subject to federal income tax on net income we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. Even if we qualify for taxation as a REIT, we may be subject to certain federal, state, and local taxes on our income and property. See "FEDERAL INCOME TAX CONSIDERATIONS."

         From time to time, a variety of legislative proposals are advanced in Congress concerning the tax rules applicable to REITs. It is not possible to predict in advance what legislative proposals might arise or be passed in the future. One or more of these proposals may limit our ability to qualify as a REIT or the tax consequences to us or our shareholders of our continued qualification.

                                 USE OF PROCEEDS

         We estimate that the net proceeds from the offering will total $22,500,000. As of March 31, 1999, we have sold 583,840 common shares pursuant to this offering resulting in net proceeds of $5,015,380. These net proceeds have been contributed to operating partnership in exchange for 583,840 units of Baron Properties. Net proceeds from the sale of the remainder of the common shares offered by this prospectus will also be contributed to Baron Properties in exchange for units of Baron Properties. As of May 15, 1999, Baron Properties has used approximately $3,300,556 to purchase interests in four apartment communities in two states. Any proceeds from this offering which are not invested or committed for investment by May 15, 2000 (less any amounts retained as necessary operating capital) will be distributed pro rata to the shareholders as a return of capital. Set forth below is the estimated application of proceeds of this offering.

                                                                 Offering
                                                                  Amount                  Percent
                                                               -----------                -------
Gross Offering Proceeds:                                       $25,000,000                 100%

Offering Expenses:
     Underwriting Commissions (1):                               2,000,000                   8%
     Distribution, Due Diligence and
       Organizational Expenses (2):                                250,000                   1%
     Legal and Consulting Expenses (3):                            250,000                   1%
                                                               -----------                 ---

Amount Available for Investment and
  Trust Operations:                                            $22,500,000                  90%
                                                               -----------                 ---
                                                               -----------                 ---
Investment Expenses (4):                                         1,000,000                   4%
Proceeds to be Used to Acquire
  Units in Baron Properties (5):                                21,500,000                   86%
Offering Expenses:                                               2,500,000                  10%
                                                               -----------                 ---

Total Application of Proceeds:                                 $25,000,000                 100%
                                                               -----------                 ---
                                                               -----------                 ---

------------
(1) We will pay Sigma selling commissions in an amount equal to 8% of the gross proceeds received from its sales of common shares in this offering. From this 8%, Sigma will pay broker-dealers that we or Sigma selects to participate in this offering. All or a portion of the commissions payable may be reallocated to participating broker-dealers. The selling commissions will be due and payable promptly after the latest to occur of (i) acceptance by Baron Advisors of an investor's subscription, or (ii) the receipt and collection by us of the gross purchase price of the common shares acquired by such investor. We reserve the right to waive the payment of all or a part of a commission by one or more investors, in which case the cost of the common shares acquired by the investors will be less than the cost of equivalent common shares to an investor paying a commission. We have also granted Sigma a five-year warrant, exercisable beginning on May 15, 1999 and ending on May 15, 2003, to acquire a number of common shares in an amount equal to 8.5% of the number of common shares sold by it in the offering at an exercise price of $13.00 per common share. As of March 31, 1999, we have paid $448,999 in commission to Sigma. In addition, as of March 31, 1999, Sigma has acquired rights to purchase 33,107 common shares pursuant to warrants.

(2) We will reimburse Baron Advisors in an amount equal to 1% of the gross proceeds from sales of common shares in this offering (up to $250,000) to cover the distribution, due diligence, and organizational expenses associated with the formation of Baron Trust and Baron Properties and with the offering. As of March 31, 1999, we have paid Baron Advisors $57,899 for these services.

(2) We will also reimburse Baron Advisors in an amount equal to 1% of gross proceeds from sales of common shares in this offering (up to $250,000) to cover legal, accounting, and consulting fees and printing, filing, recording, postage and other miscellaneous expenses associated with this offering. The reimbursements described in footnote 2 and this footnote 3 will be payable at the same time that selling commissions are payable. To the extent which the distribution, due diligence and organizational expenses or the legal, accounting and consulting fees and printing, filing, recording, postage, and other miscellaneous expenses associated with this offering exceed 1% of the gross proceeds from the offering, those expenses will not be reimbursed to Baron Advisors. As of March 31, 1999, we have paid Baron Advisors $57,899 to cover these reimbursable expenses.

(3) We will pay Baron Advisors in an amount equal to 4% of the gross proceeds from sales of common shares in this offering (up to $1,000,000) for reimbursement of Baron Advisors' expenses in investigating and evaluating investment opportunities for Baron Properties and for assisting Baron Properties in consummating its investments prior to and during this offering. The amounts are payable only from available net proceeds of this offering or as cash flow permits as determined by our Board of Trustees.

(5) For more information on the intended uses of proceeds by Baron Properties, see "BUSINESS OF THE TRUST," "INVESTMENT OBJECTIVES AND POLICIES" and "INITIAL REAL ESTATE INVESTMENTS."

                      COMPENSATION OF THE MANAGING PERSONS
                                 AND AFFILIATES

         Baron Trust is not entitled to receive any compensation for services performed in its capacity as general partner of Baron Properties. Baron Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of Baron Properties, subject to certain limitations described below. No special fees or commissions were or will be paid to Baron Advisors or any affiliates, in connection with the proposed exchange offering. Broker-dealers who assist Baron Properties in consummating the exchange offering with individual offerees who accept the exchange offering will be paid as a commission a number of unregistered common shares of Baron Trust equal to 5% of the units exchanged in the particular transactions as a result of their efforts.

         The independent trustees must determine that organizational and offering expenses payable by Baron Trust and Baron Properties in connection with the formation of Baron Trust and Baron Properties and any offerings of common shares or units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering.

         The independent trustees must determine that the total amount of acquisition fees and expenses payable by Baron Trust or Baron Properties in connection with acquiring Baron Properties' investments is reasonable and in no event exceeds an amount equal to 6% of the purchase price of the subject property, or in the case of a mortgage loan made or acquired by Baron Trust or Baron Properties, 6% of the funds advanced. This limit may be exceeded if a majority of the disinterested members of the Board of Trustees and a majority of the independent trustees approve the payment of an acquisition fee in excess of 6% based upon their determination that the fee is commercially competitive, fair and reasonable to Baron Trust and Baron Properties.

         The total operating expenses (less certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) of each of Baron Trust and Baron Properties in any fiscal year may not exceed the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year unless the independent trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. The independent trustees have reviewed the total operating expenses for the year ended December 31, 1998, which exceeded the 2% and 25% limits. The independent trustees have discussed these expenses with Baron Advisors and have concluded that these expenses were reasonable and necessary in light of the current stage of Baron Trust's plan of operation.

         The payment by Baron Trust and Baron Properties of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, is allowed provided the amount or percentage of such interest is reasonable. Such an interest is considered reasonable if it does not exceed 15% of the balance of the net proceeds remaining after payment to shareholders or unitholders (as applicable), in the aggregate, of an amount equal to 100% of the original issue price of their shares or units, plus an amount equal to 6% of the original issue price of their shares or units, per annum cumulative. For purposes of this calculation, the original issue price of shares and units may be reduced by prior cash distributions to shareholders and unitholders, as applicable.

         Additional fees that are not described in this Prospectus which may become payable to affiliated parties for goods and services that may be provided to Baron Trust or Baron Properties in the future will require the approval of a majority of the independent trustees.

         The following table describes all the material fees, compensation, and other payments that may be received by Baron Advisors and affiliates in exchange for their respective services and expenses in connection with the preparation of this prospectus and this offering, the operation of Baron Trust and the acquisition and disposition of Baron Trust's Property. The determination of the type and amount of such compensation was not the result of arms'-length negotiation. See "CONFLICTS OF INTEREST."


                                      OFFERING AND ORGANIZATIONAL STAGE


RECIPIENT                      TYPE OF COMPENSATION                              MAXIMUM AMOUNT
---------                      --------------------                              --------------
Baron Advisors                 Reimbursement for distribution, due               Not to exceed $250,000
                               diligence and organizational expenses
                               incurred in connection with the formation of
                               Baron Trust and Baron Properties and with
                               the offering in an amount not to exceed 1%
                               of gross proceeds from the offering.

Baron Advisors                 Reimbursement for legal, accounting and           Not to exceed $250,000
                               consulting fees and filing, recording,
                               printing, postage and other miscellaneous
                               expenses incurred in connection with this
                               offering in an amount not to exceed 1% of
                               gross proceeds from this offering.

Baron Capital Properties,      No compensation will be payable to the            Reimbursable expenses are expected
Inc. (the Corporate Trustee    Corporate Trustee for performing services on      to be limited to the expense of
of Baron Trust)                behalf of Baron Trust at the direction of         operating an office in Delaware
                               Baron Advisors; however, reimbursement will       (approximately $1,500 per year
                               be made for reasonable expenses incurred on       initially) as required by the
                               behalf of Baron Trust which are                   Delaware Act - see
                               approved in advance by Baron Advisors.            "MANAGEMENT - Corporate



RECIPIENT                      TYPE OF COMPENSATION                              MAXIMUM AMOUNT
---------                      --------------------                              --------------
BaronAdvisors and              Baron Advisors and certain affiliates are        Amount of reimbursable expenses
Affiliates                     entitled to be reimbursed by Baron Trust         incurred on behalf of Baron Trust
                               and Baron Properties for all reasonable          and Baron Properties.
                               direct expenses incurred on behalf of Baron
                               Trust and Baron Properties, as the case may
                               be, including but not limited to legal,
                               accounting and consulting fees and other
                               expenses, to the extent those expenses were
                               incurred by them in carrying out
                               responsibilities assigned to them under the
                               Trust Declaration and Trust Management
                               Agreement and do not constitute payment
                               for activities for which they already receive
                               a fee, compensation and reimbursement as
                               described herein.


                                      ACQUISITION AND OPERATING STAGE
                                      --------------------------------

Baron Advisors                 Reimbursement for expenses incurred prior to      Not to exceed $1,000,000;
                               and during this offering for investigating        (reimbursable expenses paid in
                               and evaluating investment opportunities for       connection with investment
                               Baron Trust and Baron Properties (other than      activities plus other acquisition
                               the Exchange Properties) and for assisting        fees and expenses may not exceed 6%
                               them in consummating their investments, in        of the contract purchase price for
                               an amount not to exceed 4% of gross proceeds      acquisitions unless the independent
                               from this offering; payable from available        trustees determine that the
                               net proceeds of this offering or as cash          transaction is commercially
                               flow permits as determined by the Board of        reasonable).
                               Baron Trust.

Baron Advisors                 Annual payment under the Trust Management         Not to exceed $500,000 per year;
                               Agreement to reimburse it for its operating       payable on a monthly basis during
                               expenses relating to the business of Baron        the term of the agreement beginning
                               Trust and Baron Properties, in an amount not      June 1, 1998; at its option Baron
                               to exceed 1% of gross proceeds of this            Advisors may elect to be paid in
                               offering plus 1% of the initial assigned          common shares with an equivalent
                               value of units issued in connection with the      value.
                               exchange offering.


RECIPIENT                      TYPE OF COMPENSATION                                   MAXIMUM AMOUNT
---------                      --------------------                              --------------
Gregory K. McGrath, a          Initial year's compensation                       Payable in the form of common shares
founder of Baron Trust                                                           of Baron Trust or units of Baron
and Baron Properties and                                                         Properties in an amount not to
Chief Executive Officer                                                          exceed 25,000 shares of Baron Trust
of Baron Trust, Baron                                                            or 25,000 units of Baron Properties
Properties and Baron                                                             in the initial year of operations to
Advisors                                                                         be determined by the Executive Compensation
                                                                                 Committee of the Board of Trustees of Baron
                                                                                 Trust, plus health benefits; thereafter, his
                                                                                 compensation and benefits will be determined
                                                                                 by the committee.  In exchange for an initial
                                                                                 capital contribution of $50,000 to Baron
                                                                                 Properties, Mr. McGrath subscribed for
                                                                                 units which are exchangeable (subject to
                                                                                 certain escrow restrictions) into 9.5%
                                                                                 of the common shares outstanding as of
                                                                                 the earlier to occur of the completion
                                                                                 of this offering and the exchange offering
                                                                                 or November 30, 1999, calculated on a fully
                                                                                 diluted basis assuming that all then outstanding
                                                                                 units (other than those owned by Baron Trust)
                                                                                 have been exchanged into an equivalent
                                                                                 number of common shares.  "BUSINESS OF THE
                                                                                 TRUST - Formation Transactions."


RECIPIENT                      TYPE OF COMPENSATION                                   MAXIMUM AMOUNT
---------                      --------------------                              --------------
Robert S. Geiger, a            Initial annual compensation                       $100,000, plus health benefits and
founder of Baron Trust                                                           eligibility to participate in any
and the Baron Properties                                                         option plan and bonus incentive plan
and Chief Operating                                                              which may be implemented by the
Officer of the Baron                                                             Executive Compensation Committee of
Trust, the Baron                                                                 the Board of Trustees of Baron
Properties and the Baron                                                         Trust.  In exchange for an initial
Advisors                                                                         capital contribution of $50,000 to
                                                                                 Baron Properties, Mr. Geiger has
                                                                                 been issued units which are exchangeable
                                                                                 (subject to certain escrow restrictions)
                                                                                 into 9.5% of the common shares outstanding
                                                                                 as of the earlier to occur of the completion
                                                                                 of this offering and the exchange offering
                                                                                 or November 30, 1999, calculated on a fully
                                                                                 diluted basis assuming that all then outstanding
                                                                                 units (other than those owned by Baron Trust)
                                                                                 have been exchanged into an equivalent number
                                                                                 of common shares.  See "BUSINESS OF BARON
                                                                                 TRUST - Formation Transactions."

Robert L. Astorino,            Initial annual salary                             $150,000, plus health benefits, an
President - Properties                                                           automobile allowance, and
Division of Baron                                                                eligibility to participate in any
Properties                                                                       option plan and bonus incentive
                                                                                 plan which may be implemented by
                                                                                 the Executive Compensation
                                                                                 Committee of the Board of Trustees
                                                                                 of Baron Trust.

Mark L. Wilson, Chief          Initial annual salary                             $110,000, plus health benefits, an
Financial Officer and                                                            automobile allowance, and
Secretary of Baron Trust                                                         eligibility to participate in any
and Baron Properties                                                             option plan and bonus incentive
                                                                                 plan which may be implemented by
                                                                                 the Executive Compensation Committee
                                                                                 of the Board of Trustees
                                                                                 of Baron Trust.


Independent Trustees           Annual fee                                        $6,000


RECIPIENT                      TYPE OF COMPENSATION                                   MAXIMUM AMOUNT
---------                      --------------------                                   --------------
Baron Capital Properties,      No compensation will be paid for performing       Reimbursable expenses are expected
Inc. (the Corporate            services on behalf of Baron Trust at the          to be limited to the expense of
Trustee of Baron Trust)        direction of the managing shareholder;            operating an office in Delaware
                               however, reimbursement will be made for           (approximately $1,500 per year
                               reasonable expenses incurred on behalf of         initially) as required by the
                               Baron Trust which are approved in advance by      Delaware Act - see "MANAGEMENT -
                               the managing shareholder.                         Corporate Trustee."

Baron Advisors and Affiliates  Subject to operational limitations on REITs       The compensation, price or fee
                               for federal income tax purposes, Baron Trust      payable must be comparable to and
                               is authorized to contract with the managing       competitive with that charged by a
                               shareholder and affiliates to provide goods       third party rendering comparable
                               and services other than those specified           goods and services which could
                               herein, but no such contract is contemplated      reasonably be made available to
                               at this time.  Any such contract would            Baron Trust.
                               require, among other things, that such
                               persons be previously engaged in the
                               business of providing such goods or services
                               as an ongoing business and that the
                               compensation, price or fee does not exceed
                               that specified in the third column.

Baron Advisors and Affiliates  Baron Advisors and certain affiliates are         Amount of reimbursable expenses
                               entitled to be reimbursed by Baron Trust and      incurred on behalf of Baron Trust Baron
                               expenses incurred on behalf of Baron Trust or     Properties for all reasonable direct and
                               Baron Properties, as the case may be, including   the Baron Properties.
                               but not limited to legal, accounting and
                               consulting fees and other expenses, to the
                               extent those expenses were incurred by them
                               in carrying out responsibilities assigned to
                               them under theTrust Declaration and the Operating
                               Partnership Agreement and do not constitute
                               payment for activities for which they already
                               receive a fee, compensation or reimbursement as
                               described herein.



                             CONFLICTS OF INTEREST

         Baron Advisors will use its best efforts to conduct Trust affairs for the benefit of the shareholders. However, Baron Trust is subject to various conflicts of interest arising out of its relationship with Baron Advisors, affiliates of Baron Advisors, the original investors and the shareholders, including but not limited to those described below.

         Baron Advisors was formed for the sole purpose of serving as Baron Advisors of Baron Trust. Certain affiliates of Baron Advisors, however, have formed, manage or participate in other partnerships or entities which engage in real estate activities and may acquire and/or develop real estate for their own accounts. Affiliates of Baron Advisors are corporate general partners of 51 other Delaware or Florida real estate limited partnerships, including the 23 Exchange Partnerships, that were previously organized to invest in separate residential apartment properties and single-family housing and retail projects located in southeastern and mid-western portions of the United States. Of these partnerships, 19 have invested in record title to residential apartment properties or in limited partnership or other equity interests in limited partnerships or other entities which own a direct or indirect equity interest in such type of property, 19 have provided or acquired mortgage loans secured by such type of property, five have invested in second mortgage loans to developers of single-family homes, five have invested in second mortgage loans to developers of condominium projects, two have invested in second mortgage loans to shopping center developers and one has invested in a second mortgage for land for development. Generally, each such program has a separate general partner and involves separate projects or phases of projects which have been separately financed and operated on a "stand-alone" basis. See "MANAGEMENT" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER." It is expected that affiliates of Baron Advisors will organize similar programs in the future.

         Certain affiliates of Baron Advisors have sponsored or may sponsor real estate investment limited partnerships which may seek to acquire interests in properties similar to those which Baron Properties may seek to acquire. In addition, Baron Properties may attempt to acquire interests in properties from certain partnerships or other entities, including the Exchange Partnerships, managed by affiliates of Baron Advisors that directly or indirectly own interests in properties or from investors in such partnerships.

         Furthermore, the original investors, Mr. McGrath and Mr. Geiger, serve as executive officers of Baron Trust, Baron Properties and Baron Advisors and are principal unitholders in Baron Properties. Mr. McGrath is also the sole principal of Baron Advisors and of the corporate general partners of the real estate investment limited partnerships described above (including the Exchange Partnerships), certain of which own interests in residential apartment properties in which Baron Trust and Baron Properties may acquire an interest. In addition, affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under second mortgage loans and other debt interests owned by some of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners. Therefore, individually and collectively the original investors have significant influence over the affairs of Baron Trust, Baron Properties and the Exchange Partnerships which may result in decisions that do not fully represent the interests of all shareholders, unitholders and Exchange Limited Partners. The original investors also have other business interests, including other real estate investments, and will not devote all of their business time to the operations of Baron Trust and Baron Properties.

         In order to eliminate or minimize conflicts of interest among Baron Trust and such affiliates which may arise in these situations, Baron Trust has adopted provisions in the Trust Declaration which require that at least a majority of the members of the Board of Trustees be independent trustees and that a majority of the Board of Trustees, and, in certain cases, a majority of the independent trustees, approve transactions between Baron Trust or Baron Properties and Baron Advisors, a trustee, or any of their respective affiliates. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

         In addition, the Board of Trustees of Baron Trust has adopted a policy designed to eliminate or minimize potential conflicts of interest which may arise in respect of investment opportunities which may be presented to Baron Advisors, an independent trustee, an original investor or any of their respective affiliates. Under the policy, such parties may pursue for their own account a residential apartment property investment opportunity which may be suitable for Baron Trust and Baron Properties, in accordance with the purposes for which they were organized, only upon fulfillment of the following conditions. First, the requesting party or parties must deliver to the Board of Trustees of Baron Trust, at least 60 days prior to the consummation of any such transaction, a written investment proposal identifying the parties to be involved in such transaction, specifying in reasonable detail the proposed terms and conditions of the particular investment opportunity intended to be pursued and granting Baron Trust and Baron Properties a right of first refusal, exercisable within 30 days following the delivery of such proposal, to participate in the proposed transaction in the place of the requesting party or parties, on the terms and conditions specified in the written proposal. In addition, the requesting party or parties either (i) must receive written notice from a majority of the disinterested members of the Board (I.E., those persons who have no other interest in any such transaction beyond their role on the Board), or an authorized representative acting on their behalf, which specifies that Baron Trust and Baron Properties have determined not to participate in the proposed transaction or (y) must have not received from the disinterested members of the Board, or an authorized representative acting on their behalf, written notice, within 30 days following the receipt of such written proposal, which notifies the requesting party or parties that Baron Trust and Baron Properties elect to exercise their right of first refusal to participate in the proposed transaction on the terms and conditions specified in the written proposal.

         The Board of Trustees of Baron Trust and the independent trustees are responsible for overseeing the policy under the circumstances described above to insure that it is applied fairly to Baron Trust. However, we cannot be certain that the policies of Baron Trust and Baron Properties will always be successful in eliminating or minimizing the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders and unitholders.

         In certain cases, the management of Baron Advisors and its affiliates is identical. For example, the Chief Executive Officer, sole stockholder and sole director of Baron Advisors is Gregory K. McGrath, who is also the President, sole director and sole shareholder of each of the corporate general partners of the investment programs referred to in the this section. See "MANAGEMENT." As a result, the activities of other investment programs organized by affiliates of Baron Advisors may also result in conflicting demands upon the time and effort of the management of Baron Advisors in the performance of its duties to Baron Trust and Baron Properties. However, Baron Advisors will devote as much attention to the activities of Baron Trust and Baron Properties as is reasonably necessary to manage them.

         In the event that any dispute arises in which the interests of Baron Trust or Baron Properties and any other programs sponsored by the affiliates of Baron Advisors diverge, Baron Trust, if necessary, intends to retain separate counsel for each party with an adverse interest.

         Baron Advisors, the original investors and certain affiliates are entitled under the Trust Declaration and other agreements to receive compensation, payments, and reimbursements discussed in this prospectus. Such compensation generally was not determined through a process of arm's-length bargaining. The amounts payable and terms of such transactions may not necessarily be determined by reference to costs to Baron Advisors, the original investors or such affiliates, independent appraisals or comparable third party transactions. As a result, the compensation or terms may not reflect the fair market value of the services rendered or to be rendered to Baron Trust or Baron Properties by Baron Advisors, the original investors or affiliates or the value of the property acquired or disposed of.

         In addition, the level of reimbursable expenses payable to Baron Advisors or its affiliates in connection with the organization and operation of Baron Trust may be greater or less than compensation or reimbursable expenses payable in connection with the organization and operation of the other investment programs sponsored by such affiliates.

         The interests of the shareholders and unitholders may be inconsistent in some respects with the interests of Baron Advisors. Baron Advisors and certain of its affiliates, by reasons of their interests in Baron Trust and their receipt of compensation and reimbursable expenses from Baron Trust, have and will have potential conflicts of interest in connection with their performance of certain activities. For example, a transaction such as a sale of the property of Baron Trust or the operating partnership may produce an economic benefit for Baron Advisors and/or an affiliate but adverse tax consequences for the shareholders and unitholders. Also, circumstances may arise where termination of business by Baron Trust or Baron Properties may be advantageous to Baron Advisors and/or affiliates, while continuation of Baron Trust and/or Baron Properties might be advantageous to the shareholders and the unitholders.

         The Trust Declaration and the Trust Management Agreement provide that Baron Trust and Baron Properties will indemnify Baron Advisors, the members of the Board of Trustees of Baron Trust, and each of their respective affiliates and their respective officers, directors, shareholders, partners, agents and employees against certain liabilities, and the availability of such indemnification could affect the actions of such indemnified parties.
See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

         Baron Advisors intends to utilize the services of certain suppliers of goods and services for Baron Trust and Baron Properties that have previously provided goods or services to prior investment programs organized by affiliates of Baron Advisors. While such providers of goods and services are unaffiliated with Baron Advisors, the existence of previous business relationships may affect the ability of Baron Advisors to independently represent the interests of Baron Trust and Baron Properties with respect to such providers of goods and services in light of such other business relationships. While Baron Advisors believes that it has represented and will continue to represent the interests of Baron Trust and Baron Properties and believes that there are benefits to utilizing the services of parties with whom Baron Advisors has previous experience, Prospective investors who are concerned about such potential conflicts are advised to request further information from Baron Advisors and to independently evaluate such relationships.

         While potential conflicts of interest, including those described herein, may not be entirely eliminated, Baron Trust believes that any actual conflicts that may arise will not materially affect the obligation of Baron Advisors and the members of the Board of Trustees to act in the best interests of Baron Trust and Baron Properties and their shareholders and unitholders.

                            FIDUCIARY RESPONSIBILITY

         Baron Advisors and Baron Trustees are deemed to be in a fiduciary relationship to Baron Trust and the shareholders, and consequently must exercise good faith and integrity in handling Trust affairs. Baron Trustees also have a fiduciary duty to the shareholders to supervise the relationship of Baron Trust with Baron Advisors. Where the question has arisen, courts have held that limited partners may institute legal action on behalf of themselves and all other similarly situated limited partners (I.E., class action) to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership (I.E., partnership derivative action) to recover damages from third parties. Certain recent cases decided by the federal courts may also be construed to support the right of a limited partner to bring such actions under Rule 10b-5 issued under the Exchange Act for the recovery of damages (including losses incurred in connection with the purchase or sale of a partnership interest) resulting from a breach by a managing entity of its fiduciary duty.

         The foregoing summary is based on statutes, rules, and decisions as of the date of this prospectus and involves a rapidly developing and changing area of the law. Investors who believe that a breach of fiduciary duty by Baron Advisors or any member of the Board of Trustees has occurred or who have questions concerning the duties of such persons should consult with their own counsel.

         The Trust Declaration provides that Baron Trust will indemnify Baron Advisors, the independent trustees, other members of the Board and their respective affiliates and their respective officers, directors, shareholders, partners, agents and employees against liability arising out of the management of Baron Trust within the scope of the Trust Declaration, unless negligence or misconduct is involved. As a result of these indemnification arrangements, purchasers of common shares have more limited rights of action than they would have absent the limitations in the Trust Declaration. The exculpatory provisions do not include indemnification for liabilities arising under the Securities Act, unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee,
(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for liabilities arising from or out of intentional or criminal wrongdoing. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Baron Advisors, the independent trustees, other members of the Board of Trustees and their respective affiliates and their respective officers, directors, shareholders, partners, agents and employees pursuant to the foregoing provisions, or otherwise, Baron Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

         Baron Advisors is not permitted to commingle any funds of Baron Trust with its own funds or the funds of any other person. Baron Trust is expressly prohibited from making any loans to Baron Advisors. Baron Trust may borrow money from Baron Advisors, but only on terms which are competitive with those offered by unrelated lending institutions.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements, including statements regarding, among other items: (i) Baron Trust's and Baron Properties' anticipated business strategies and (ii) Baron Trust's and Baron Properties' intention to acquire property interests in exchange for cash proceeds it may receive from this offering, loan proceeds from any debt financings it may effect, any available net operating revenue, units of Baron Properties, and other securities of Baron Trust and Baron Properties. Actual results could differ materially from those projected in the forward-looking statements as a result of any number of factors discussed elsewhere in this prospectus, including, without limitation, under the captions "PROSPECTUS SUMMARY," "RISK FACTORS," "TAX STATUS OF THE TRUST," "CONFLICTS OF INTEREST," "MANAGEMENT," "BUSINESS OF THE TRUST," "INVESTMENT OBJECTIVES AND POLICIES," "INITIAL REAL ESTATE INVESTMENTS," "FEDERAL INCOME TAX CONSIDERATIONS," "SUMMARY OF DECLARATION OF TRUST," and "TERMS OF THE OFFERING." When used in this prospectus the words "anticipate," "expect," "estimate," "intend," "believe," "project," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, intended, believed or projected. Among the key factors that may have a direct bearing on Baron Trust's business, financial condition and results of operations are the effects of risks associated with (i) changes in the competitive marketplace for acquisitions of interests in residential apartment properties, (ii) changes in the performance of the operations of properties in which Baron Trust acquires an interest, and (iii) the volatility of the trading market for the common shares and general economic conditions. Baron Trust assumes no obligation to update its forward-looking statements or to advise of changes in the assumptions and factors on which they are based. Given these uncertainties, prospective purchasers are cautioned not to place undue reliance on such forward-looking statements.

                              PRIOR PERFORMANCE OF
                          AFFILIATES OF BARON ADVISORS

         This section provides certain historical information regarding 51 private real estate limited partnerships sponsored and/or managed by affiliates of Baron Trust's managing shareholder (wholly owned and controlled, along with the corporate general partner of each partnership to be involved the proposed exchange offering, by Mr. McGrath). Prospective investors should be aware that:
(i) the inclusion of the following information and information set forth in the tables which comprise Exhibit A hereto does not imply that Baron Trust or Baron Properties will experience results similar to those reflected below and in the tables or that a prospective investor who acquires common shares of Baron Trust in this offering will receive returns, if any, comparable to those experienced by investors in such limited partnerships; (ii) except as otherwise described in this prospectus, prospective investor who acquire common shares of Baron Trust in this offering will not acquire any direct or indirect ownership interest in any of the prior limited partnerships; and (iii) the following information and information set forth in the tables is given solely to enable prospective investors to evaluate the experience of Baron Advisors and its affiliates and, in certain cases, to evaluate certain properties in which Baron Properties may acquire an interest in connection with the exchange offering.

         Exhibit A sets forth certain historical information relating to the offerings of 41 of such prior limited partnerships, compensation paid to the general partners of such partnerships and their affiliates in connection therewith, operating results of such partnerships, sales of properties and results of completed programs. Exhibit A is comprised of the following tables:

Table I       Baron Advisors and Affiliates Experience in Raising and Investing Funds
Table II      Compensation to Baron Advisors Affiliates from Prior Funds
Table III     Operating Results of Prior Programs
Table IV      Results of Completed Programs
Table V       Sales or Disposals of Properties

         Gregory K. McGrath, the sole director and sole stockholder of Baron Advisors and the Chief Executive Officer of Baron Trust, Baron Properties and Baron Advisors has substantial experience in the real estate industry. See "MANAGEMENT." Since 1994, affiliates of Baron Advisors and of Mr. McGrath have sponsored and/or managed 51 prior real estate investment limited partnership offerings, certain of them with investment objectives similar to those of Baron Trust. The limited partner interests in these prior partnerships were offered without registration under the Securities Act of 1933, as amended, in reliance upon the non-public offering exemption from registration. The first such offering sponsored by an affiliate of Baron Advisors commenced in September 1994. As of April 30, 1999, the prior partnerships had raised aggregate capital contributions of approximately $34,897,000 from approximately 1,140 investors (including investors who have invested in two or more programs). The annual rate of return on investment for the twelve months ended December 31, 1998 generated by the prior partnerships ranged between 10% and 12%. Distributions were not made during these periods by certain of the partnerships because (i) certain apartment units were withdrawn from the rental market, and net available cash flow was applied, to prepare them for sale as individual condominium units (which plan was later abandoned) or to convert them from long-term rentals to short-term corporate rentals or (ii) net available cash flow was applied to pay certain expenses in connection with the exchange offering and this offering.

         As of the date of this prospectus, the prior partnerships have acquired interests in 54 properties, 29 of which are located in Florida (Bartow, Brandon, Clearwater, Cocoa, Cocoa Beach, Crystal River, Daytona Beach, Deland, Jacksonville, Kissimmee, Lakeland, Melbourne, Orlando, Port Orange, St. Petersburg, Seminole, Tampa and Titusville); one of which is located in Georgia (Statesboro); one in Indiana (Anderson); 17 in Kentucky (Alexandria, Burlington, Independence and Louisville); and six in Ohio (Bellefontaine, Cincinnati and Mansfield). The aggregate dollar amount of property interests acquired and initial cash reserves held was approximately $34,230,164 at March 31, 1999. The property interests acquired have consisted of the following: (i) direct or indirect equity interests in 21 residential apartment properties comprised of 1,311 units; (ii) mortgage financing interests in 17 residential apartment properties comprised of 2,052 units; (iii) mortgage financing interests in four residential condominium properties comprised of 578 units; (iv) mortgage financing interests in six single-family housing developments relating to approximately 981 homes; (v) a mortgage financing interest in 8.2 acres of land for development into a 195-unit condominium property; (vi) a mortgage financing interest in 4.0 acres of land for development into a shopping center; (vii) a mortgage financing interest in land zoned for 147 residential units; (viii) a mortgage financing interest in land zoned for 360 residential units; and a mortgage financing interest in respect of the conversion of a 144-unit residential apartment property into an extended-stay hotel. Each of the properties is subject to senior mortgage financing. One property interest has been sold as of March 31, 1999. See the balance of this section and Exhibit A hereto for more detailed information relating to the individual property interests owned by certain of the prior partnerships. Exhibit B hereto sets forth certain information concerning the Exchange Properties and the Exchange Partnerships which will be involved in the initial transactions of the exchange offering.

         In the initial transactions of the exchange offering, Baron Properties will offer to acquire limited partnership interests held by individual limited partners in 23 of the prior partnerships. Baron Properties intends to investigate other investment opportunities to exchange the balance of the units for property interests in other exchange offering transactions, including property interests held by unaffiliated limited partnerships and interests held by other limited partnerships managed by affiliates of Baron Advisors, which may include certain of the partnerships described below.

         In August 1994, Baron Capital of Florida, Inc. (formerly named Sigma Financial Capital VI, Inc.), at that time an affiliate of Sigma Financial Corporation, the dealer manager of the this offering, sponsored an offering of up to 2,100 units of limited partner interest in Central Florida Income Appreciation Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,050,000). The offering was fully subscribed and closed in October 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interest in a limited partnership which owns fee simple title to a 56-unit residential apartment community located in Deland, Florida known as Laurel Oaks (formerly Grove Hamlet) Apartments. In August 1998, Gregory K. McGrath acquired all of the equity of the general partner of the partnership. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In September 1994, Baron Capital I, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,050 units of limited partner interest in Tampa Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $1,050,000). The offering was fully subscribed and closed in August 1995. The partnership invested the net proceeds of its offering to acquire title to an 83-unit residential apartment community located in Brandon, Florida. The partnership sold the property in February 1997 in exchange for cash and a purchase money mortgage taken back by the partnership.

         In November 1994, Baron Capital II, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,614 units of limited partner interest in Florida Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $807,000). The offering was fully subscribed and closed in April 1995. The partnership invested the net proceeds of its offering to acquire title to a 77-unit residential apartment community located in Port Orange, Florida known as Eagle Lake Apartments. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In January 1995, Baron Capital IV, Inc., an affiliate of Baron Advisors, became general partner of Florida Income Appreciation Fund I, Ltd., a Florida limited partnership, which in the first half of 1994 sold 205 units of limited partnership interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $205,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to an eight-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase IV. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In January 1995, Baron Capital IV, Inc., an affiliate of Baron Advisors, became general partner of Florida Income Advantage Fund I, Ltd., a Florida limited partnership, which in the first half of 1994 sold 940 units of limited partnership interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $940,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 26-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase III. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In January 1995, Baron Capital IV, Inc., an affiliate of Baron Advisors, became general partner of Realty Opportunity Income Fund VIII, Ltd., a Florida limited partnership, which in the first half of 1994 sold 944 units of limited partnership interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $944,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 30-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase II. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE
INVESTMENTS" and in Exhibits A and B to this prospectus.

         In May 1995, Baron Capital IV, Inc., an affiliate of Baron Advisors, became general partner of Florida Capital Income Fund II, Ltd., a Florida limited partnership, which in May 1994 sold 1,840 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $920,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 52-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase I. The partnership also issued 160 units (valued at $80,000) to four investors in exchange for property interests acquired by them in an earlier program which was terminated. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In May 1995, Baron Capital VI, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 626 units of limited partner interest in Florida Tax Credit Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $626,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a limited partnership that owns title to a 78-unit residential apartment community located in Tampa, Florida.

         In August 1995, Baron Capital III, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 800 units of limited partner interest in Florida Opportunity Income Partners, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire title to a 60-unit residential apartment community located in Daytona Beach, Florida known as Camellia Court Apartments. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In June 1995, Baron Capital VII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,600 units of limited partner interest in Florida Capital Income Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire title to a 48-unit residential apartment community located in Jacksonville, Florida known as Bridgepoint Apartments. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In December 1995, Baron Capital VIII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Homebuyer Mortgage Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 200 single-family home sites located in Louisville, Kentucky.

         In January 1995, Baron Capital V, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 3,640 units of limited partner interest in Florida Capital Income Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,820,000). The offering was fully subscribed and closed in June 1996. The partnership invested the net proceeds of its offering to acquire title to a 144-unit residential apartment community located in St. Petersburg, Florida known as Glen Lake Apartments. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In May 1995, Baron Capital X, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,000 units of limited partner interest in GSU Stadium Student Apartments, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in February 1996. The partnership invested the net proceeds of its offering to acquire title to a 60-unit student residential apartment community located in Statesboro, Georgia known as Stadium Club Apartments. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In January 1995, Baron Capital XI, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,300 units of limited partner interest in Florida Income Growth Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997. The partnership invested the net proceeds of its offering to acquire title to a 70-unit residential apartment community located in Orlando, Florida known as Blossom Corners Apartments-Phase I. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In January 1996, Baron Capital XII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 575 units of limited partner interest in Brevard Mortgage Program, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $575,000). The offering was fully subscribed and closed in April 1996. The partnership invested the net proceeds of its offering to provide or acquire two subordinated mortgage loans secured by a 64-unit residential apartment community located in Melbourne, Florida known as Meadowdale Apartments. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In January 1996, Baron Capital XV, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund II, Ltd., a

Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in July 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 39 single-family home sites located in Louisville, Kentucky.

         In February 1996, Baron Capital XVI, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,500 units of limited partner interest in Clearwater First Time Home Buyer Program, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to provide subordinated mortgage financing to a developer for the acquisition of 8.2 acres of land located in Clearwater, Florida for a 195-unit residential condominium development.

         In April 1996, Baron Capital IX, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 700 units of limited partner interest in Lamplight Court of Bellefontaine Apartments, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering (i) to acquire a 31.7% limited partnership interest in a limited partnership that owns title to an 80-unit residential apartment community located in Bellefontaine, Ohio known as Lamplight Apartments and (ii) to provide or acquire two unrecorded subordinated mortgage loans secured by such property. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In May 1996, Baron Capital XXVI, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,800 units of limited partner interest in Baron Strategic Vulture Fund I, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $900,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to provide or acquire an undivided 73.7% interest in four unrecorded subordinated mortgage loans secured by an 81-unit residential apartment community located in Tampa, Florida known as Curiosity Creek Apartments. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In April 1996, Baron Capital XXVII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 100 condominium units located in Independence, Kentucky.

         In June 1996, Baron Capital XXVIII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 82 single-family homes in Louisville, Kentucky.

         In May 1996, Baron Capital XXIX, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of the second phase of an 84-unit residential condominium development in Independence, Kentucky.

         In July 1996, Baron Capital XXXI, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,600 units of limited partner interest in Baron Strategic Investment Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a 72-unit residential apartment community located in Anderson, Indiana known as Steeplechase Apartments. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In June 1996, Baron Capital XXXII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in December 1996. The partnership invested the net proceeds of its offering to provide or acquire (i) three unrecorded subordinated mortgage loans secured by a 68-unit residential apartment community located in Orlando, Florida known as Blossom Corners Apartments - Phase II and (ii) an unrecorded subordinated mortgage loan secured by a 164 townhouse community under development in Cincinnati, Ohio known as Villas at Lake Sycamore. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In August 1996, Baron Capital XXIX, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,500 units of limited partner interest in Baron Income Property Mortgage Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 150-unit apartment community located in Independence, Kentucky.

         In April 1996, Baron Capital of Ohio III, Inc. (formerly named Sigma Financial Capital VI, Inc.), at that time an affiliate of Sigma Financial Corporation, the dealer manager of this offering, sponsored an offering of up to 600 units of limited partner interest in Midwest Income Growth Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $300,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interest in a limited partnership which owns fee simple title to a 66-unit residential apartment community located in Mansfield, Ohio known as Brookwood Way Apartments. In August 1998, Gregory K. McGrath acquired all of the equity of the general partner of the partnership. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof.

Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In September 1996, Baron Capital XXXIV, an affiliate of Baron Advisors, sponsored an offering of up to 620 units of limited partner interest in Florida Tax Credit Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $310,000). The offering was fully subscribed and closed in May 1998. The partnership has invested the net proceeds of its offering to acquire title to a 47-unit residential apartment community located in Bartow, Florida.

         In November 1996, Baron Capital XVII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,000 units of limited partner interest in Baron Strategic Investment Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in April 1997. The partnership has invested the net proceeds of its offering to provide or acquire two unrecorded subordinated mortgage loans secured by a 73-unit residential apartment community located in Tampa, Florida known as Country Square Apartments-Phase I. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In November 1996, Baron Capital XXXVII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of an 84-unit residential apartment community in Alexandria, Kentucky.

         In October 1996, Baron Capital XXXVIII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,300 units of limited partner interest in Baron Mortgage Development Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $650,000). The offering was fully subscribed and closed in August 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 114-unit residential apartment community located in Louisville, Kentucky.

         In November 1996, Baron Capital XL, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in June 1997. The partnership invested the net proceeds of its offering to provide or acquire (i) an unrecorded subordinated mortgage loan secured by a 33-unit residential apartment property located in Tampa, Florida known as Candlewood Apartments-Phase II, (ii) an undivided 26.3% interest in four unrecorded subordinated mortgage loans secured by an 81-unit residential apartment community located in Tampa, Florida known as Curiosity Creek Apartments and (iii) four unrecorded subordinated mortgage loans secured by a 60-unit residential apartment property located in Titusville, Florida known as Sunrise Apartments-Phase I and an unsecured loan associated with such property. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In November 1996, Baron Capital XXXI, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in April 1997. The partnership has invested the net proceeds of its offering (i) to acquire a 52.44% limited partnership interest in a limited partnership which owns record title to a 91-unit residential apartment community in Orlando, Florida known as Pineview Apartments, (ii) to provide or acquire an unrecorded subordinated mortgage loan secured by a 33-unit residential apartment property located in Tampa, Florida known as Candlewood Apartments-Phase II, (iii) to provide or acquire an undivided 20% interest in a subordinated mortgage loan secured by a 91-unit residential property located in Tampa, Florida known as Garden Terrace Apartments-Phase III and (iv) to make a secured loan to an affiliated partnership, Baron Strategic Investment Fund IV, Ltd., which in turn used such loan proceeds to make a subordinated mortgage loan secured by a 73-unit residential apartment community located in Tampa, Florida known as Country Square Apartments-Phase I. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In January 1997, Baron Capital XLI, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 3,800 units of limited partner interest in Baron Strategic Investment Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,900,000). The offering was fully subscribed and closed in December 1997. The partnership has invested the net proceeds of its offering to purchase receivables associated with three properties comprising 145 residential apartment units located in Cocoa Beach, Lakeland and Titusville, Florida.

         In November 1996, Baron Capital XLIII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in December 1997. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 226 condominium units in Cincinnati, Ohio.

         In January 1997, Baron Capital XLII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,600 units of limited partner interest in Baron Development Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in September 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 320 single-family home site located in Louisville, Kentucky.

         In March 1997, Baron Capital XXXIII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in August 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 168 residential condominium units in Cincinnati, Ohio.

         In April 1997, Baron Capital XLIV, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in February 1998. The partnership has invested the net proceeds of its offering to provide or acquire (i) an undivided 58% interest in an unrecorded subordinated mortgage loan secured by a 41-unit residential apartment community located in Kissimmee, Florida known as Heatherwood Apartments-Phase II and three unsecured loans associated with such property, (ii) three unrecorded subordinated mortgage loans secured by a 59-unit residential apartment property located in Cocoa, Florida known as Longwood Apartments-Phase I, and (iii) an unrecorded subordinated mortgage loan secured by a 164-townhome community under development in Cincinnati, Ohio known as Villas at Lake Sycamore. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In May 1997, Baron Capital XLVII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 396-unit luxury residential apartment community in Cincinnati, Ohio.

         In April 1997, Baron Capital XLVI, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in August 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 111,000 square-foot shopping center located in Burlington, Kentucky.

         In June 1997, Baron Capital XLVIII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund XV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in February 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of an 88-unit residential apartment community located in Alexandria, Kentucky.

         In May 1997, Baron Capital LX, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in June 1998. The partnership has invested the net proceeds of its offering to make a senior mortgage loan to the developer of approximately 200 entry-level single-family homes in Cincinnati, Ohio.

         In May 1997, Baron Capital LXI, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $906,500 as of May 4, 1999 and continues in progress. The partnership has invested the net proceeds of its offering to make a senior mortgage loan to the developer of approximately 140 entry-level single-family homes in Crystal River, Florida.

         In June 1997, Baron Capital LXII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in May 1998. The partnership has invested the net proceeds of its offering (i) to acquire a 41.1% limited partnership interest in a limited partnership which owns record title to a 72-unit residential apartment property in Lakeland, Florida known as Crystal Court Apartments, (ii) to provide or acquire an unrecorded subordinated mortgage loan secured by a 33-unit residential apartment property located in Tampa, Florida known as Candlewood Apartments-Phase II, (iii) to provide or acquire an undivided 25% interest in a subordinated mortgage loan secured by a 91-unit residential apartment property located in Tampa, Florida known as Garden Terrace Apartments-Phase III, and (iv) to provide or acquire an unrecorded subordinated mortgage loan secured by a 164-townhome community located in Cincinnati, Ohio known as Villas at Lake Sycamore. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In July 1997, Baron Capital LXIV, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering (i) to acquire a 43.5% limited partnership interest in a limited partnership which owns record title to a 72-unit residential apartment property located in Lakeland, Florida known as Crystal Court Apartments, (ii) to acquire a 39.56% limited partnership interest in a limited partnership which owns record title to a 91-unit residential apartment property located in Orlando, Florida known as Pineview Apartments, (iii) to provide or acquire an unrecorded subordinated mortgage loan secured by a 41-unit residential apartment property located in Kissimmee, Florida known as Heatherwood Apartments-Phase II and three unsecured loans associated with such property, and (iv) to provide or acquire an undivided 55% interest in a subordinated mortgage loan secured by a 91-unit residential apartment property located in Tampa, Florida known as Garden Terrace Apartments-Phase III. As one of its initial acquisition candidates in connection with the exchange offering, Baron Properties will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the exchange offering is included at "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this prospectus.

         In July 1997, Baron Capital LXV, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XVIII, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 150-unit residential apartment community in Independence, Kentucky.

         In September 1997, Baron Capital LXVI, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in November 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of four approximately one-acre out parcels of land adjacent to a shopping center development to be constructed in Burlington, Kentucky.

         In September 1997, Baron Capital LXVII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in July 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to finance the conversion of a 144-unit residential apartment community located in St. Petersburg, Florida into an extended-stay hotel.

         In November 1997, Baron Capital LXVIII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XXI, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in July 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to a developer to finance land acquisition, development and construction in respect of two phases of a 396-unit luxury residential apartment community to be constructed in four phases in Burlington, Kentucky, a suburb of Cincinnati, Ohio.

         In January 1999, Baron Capital LXXXVII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 120 units of limited partner interest in Baron Mezzanine Fund XXXVI, Ltd., a Florida limited partnership, at a price of $10,000 per unit, 2 units minimum purchase (maximum gross proceeds $1,200,000). The partnership has raised $935,000 as of May 6, 1999 and continues in progress. The partnership has been organized to provide or acquire loans to one or more companies in the principal business of building, rehabilitating and developing multi-family residential and commercial properties that might include high technology features such as local and long distance communications, internet access, cable and satellite television, and utility sub-metering. This fund has been initially allocated to a 147 unit apartment community to be developed in Crystal River, Florida.

         In January 1999, Baron Capital LXXXVIII, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 120 units of limited partner interest in Baron Mezzanine Fund XXXVII, Ltd., a Florida limited partnership, at a price of $10,000 per unit, 2 units minimum purchase (maximum gross proceeds $1,200,000). The partnership has raised $495,467 as of May 6, 1999 and continues in progress. The partnership has been organized to provide or acquire loans to one or more companies in the principal business of building, rehabilitating and developing multi-family residential and commercial properties that might include high technology features such as local and long distance communications, internet access, cable and satellite television, and utility sub-metering. This fund has been initially allocated to a 164 unit town home property in Independence, Kentucky.

         In April 1999, Baron Capital LXXXIX, Inc., an affiliate of Baron Advisors, sponsored an offering of up to 120 units of limited partner interest in Baron Mezzanine Fund XXXVIII, Ltd., a Florida limited partnership, at a price of $10,000 per unit, 2 units minimum purchase (maximum gross proceeds $1,200,000). The offering has raised $11,000 as of May 6, 1999 and continues in progress. The partnership has been organized to provide or acquire loans to one or more companies in the principal business of building, rehabilitating and developing multi-family residential and commercial properties that might include high technology features such as local and long distance communications, Internet access, cable and satellite television, and utility sub-metering. This fund has been initially allocated to a 168-unit apartment community being developed in greater Cincinnati.

         Prospective investors should note that certain of the prior limited partnerships described above and in the tables comprising Exhibit A hereto were only recently organized, that certain partnerships have only recently commenced operations, and that others are still in the development stage. Accordingly, it would be premature to draw conclusions based upon the current stages of operations or development of certain of the prior limited partnerships.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion should be read in conjunction with Baron Trust's Consolidated Financial Statements and Notes thereto.

GENERAL

         Baron Trust commenced operations on February 3, 1998, at which time it received its initial capital contribution. Baron Trust plans to continue raising equity pursuant to this offering, which will terminate on November 30, 1999. Through May 15, 1999, Baron Trust has raised gross proceeds of $6,141,100. The net proceeds from the issuance of common shares in connection with this offering have been, and the net cash proceeds of any subsequent issuance of common shares will be, contributed by Baron Trust to Baron Properties in exchange for an equivalent number of units in Baron Properties. Baron Properties will use the net proceeds received from Baron Trust, unissued units of limited partnership interest in Baron Properties, or a combination of net proceeds and unissued units to acquire interests in residential apartment properties or debt or other interests in other partnerships or companies substantially all of whose assets consist of residential apartment property interests. In addition, proceeds from this offering will be used for the payment of fees and expenses in connection with this offering as well as for working capital purposes. Baron Advisors believes that that Baron Trust has the ability to satisfy its cash requirements for the foreseeable future. However, it will be necessary to raise additional capital to make acquisitions and to meet management's revenue and cash flow goals.

         Baron Properties intends to conduct an exchange offering under which it will offer approximately 2,500,000 units of Baron Properties with an initial assigned value of approximately $25,000,000, in exchange for limited partnership interests in real estate limited partnerships which directly or indirectly own interests in residential apartment properties. Baron Trust and Baron Properties intend to investigate making an additional public or private offering of common shares and/or units.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998

         Through the use of the net proceeds contributed to Baron Properties, Baron Properties has started acquiring interests in properties including, 100% of the limited partnership interests in Heatherwood I Apartments in June 1998; Crystal Court II Apartments in July 1998; and Riverwalk Apartments in September, 1998. In July 1998, Baron Properties acquired a limited partnership interest in 13 real estate limited partnerships managed by affiliates of Gregory K. McGrath and proposed to be involved in the exchange offering. In October, 1998, Baron Properties acquired a 12.3 percent interest in Alexandria Apartments. Subsequent to December 31, 1998, Baron Properties acquired additional interests in the Alexandria Apartments, and as of May 15, 1999, Baron Properties owns 37.2% of the limited partnership interests in this limited partnership.

         The table below summarizes the results of operations for the year ended December 31, 1998.

                                                            YEAR ENDED DECEMBER 31, 1998
                                                            ----------------------------
Property Revenues                                                   $   394,104
Property Income (Loss)                                              $  (211,911)
Administrative Expenses (net of Interest Income)                    $ 1,238,939
Net Loss                                                            $(1,450,850)

Total Assets                                                        $ 7,731,515
Shareholders' Equity                                                $ 2,834,092

YEAR 2000 COMPLIANCE

         As the year 2000 approaches, an important business issue has emerged regarding how existing computer application software programs and operating systems can accommodate this date value. Many existing application software products are designed to accommodate only two digits for the date. If not corrected, many computer applications and systems could fail or create erroneous results by or at the year 2000 by interpreting the year 2000 as the year 1900. Although the computer systems of Baron Trust and Baron Properties have been tested for year 2000 problems and management believes that such systems are year 2000 compatible, it is possible that certain computer systems or software products of suppliers may experience year 2000 problems and that such problems could adversely affect their operations. Baron Trust is in the process of inquiring as to the progress of the principal suppliers of Baron Trust and Baron Properties in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches. As part of the contingency plan, Baron Advisors intends to engage alternative suppliers or other vendors if its current significant suppliers or vendors fail to meet year 2000 operating requirements. However, we cannot be certain that such plan or the performances by any of Baron Trust's suppliers and vendors will be effective to remedy all potential problems.

         The activities of Baron Trust and Baron Properties are concentrated almost exclusively in residential apartment properties. Due to the small individual and aggregate amounts owing from individuals renting in such apartment properties, to the properties themselves, Baron Trust has determined that year 2000 readiness issues related to renters should have an insignificant impact on Baron Trust. However, if the computer systems of properties into which Baron Trust invests are not year 2000 compliant, this may adversely affect Baron Trust's ability to track revenues and maintain adequate cash flows. A reasonable worst case scenario in such a situation would be that each property would be required to manually track and report the payments of rent.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

         Baron Trust is required to have at least two independent trustees, and the independent trustees must constitute a majority of the Board of Trustees. To qualify as an independent trustee, a person may not be associated or have been associated with Baron Advisors of Baron Trust. Pursuant to the terms of the Trust Declaration, Trustees are chosen for a term of one year provided that the term of office terminates in the event of resignation, death, or other incapacity to serve or removal.

         The Board of Trustees of Baron Trust and the independent trustees will act only where their consent and participation is required under the Trust Declaration. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations." The members of the Board and the independent trustees are under a fiduciary duty similar to that of corporation directors to act in Baron Trust's best interests and may compel action by Baron Advisors to carry out that duty if necessary, but ordinarily they have no duty to manage or direct the management of Baron Trust outside their enumerated duties.

         The following table sets forth certain information concerning Baron Trustee and executive officers of Baron Trust.

                                                                                   Shares of Baron
                                                                      Current          Trust            Percent of
                                     Position with          Trustee   Term         Beneficially Owned     Shares
Name                       Age (1)    Baron Trust           Since     Expires        at May 15, 1999    Outstanding
------------------         -------   ------------           -----     -------     ------------------    -----------

 James H. Bownas           51        Independent Trustee    1998      1999               -0-              0.00%

 Peter M. Dickson          48        Independent Trustee    1998      1999               -0-              0.00%

 Baron Advisors, Inc.                Trustee                1998      1999               10                 *

 Gregory K. McGrath        38        Chief Executive        n/a       n/a              --(2)              9.50%
                                     Officer

 Robert S. Geiger          49        Chief Operating        n/a       n/a              --(2)              9.50%
                                     Officer

 Robert L. Astorino        52        President -            n/a       n/a                -0-              0.00
                                     Properties Division
                                     of Baron Properties
 All Trustees and Executive                                                           10 (2)             19.00%
 Officers
  as a Group (6 persons)

-------------
*        Less than 0.01%

(1)      As of March 31, 1999.

(2) Mr. McGrath and Mr. Geiger, the original investors in Baron Properties, each own an amount of units of Baron Properties which are exchangeable into 9.5% of the common shares of Baron Trust outstanding as of the earlier to occur of the completion of this offering and the proposed exchange offering, or November 30, 1999 (up to 601,080 common shares out of total maximum outstanding of 6,327,170 common shares), calculated on a fully diluted basis assuming that all the then outstanding units (other than those owned by Baron Trust) have been exchanged into an equivalent number of common shares.

         The Trust Declaration provides that Baron Advisors will appoint officers of Baron Trust who may act on behalf of Baron Trust and sign documents on behalf of Baron Trust as authorized by Baron Advisors and who will have the duties and powers usually applicable to similar officers of a Delaware corporation in carrying out Trust business. Officers act under the supervision and control of Baron Advisors, which can remove any officer at any time for any or no reason. Unless otherwise specified by Baron Advisors, the Chief Executive Officer of Baron Trust will have full power to act on behalf of Baron Trust. Baron Trust is currently interviewing suitable candidates to serve as President and Chief Financial Officer of Baron Trust.

         The business experience of each independent trustee and executive officer of Baron Trust is set forth below. Unless otherwise stated the independent trustees and the executive officers have held their present positions for a minimum of five years.

         JAMES H. BOWNAS is a principal in Gamble Hartshorn Johnson Co. LPA, a Columbus, Ohio law firm with a general practice. Mr. Bownas' practice is concentrated in securities, real estate, taxation, corporate and estate planning. Between 1989 and January 1996, Mr. Bownas served as General Counsel, Vice President and Secretary of Cardinal Realty Services, Inc. (now known as Leeford, Inc.), a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships.

         PETER M. DICKSON has been the managing director of the Guardian Management Company Limited, a global financial services corporation based in Bermuda since 1991. In addition, since 1994 Mr. Dickson has served as a director to Grosvenor Trust Company Limited, another Bermuda-based financial services corporation. Between 1985 and 1990, Mr. Dickson served as the Executive Vice President of Finance for The Wraxall Group, Bermuda.

         GREGORY K. MCGRATH is the Chief Executive Officer of Baron Trust and the Chief Executive Officer, sole director and sole shareholder of Baron Advisors. Mr. McGrath has over 10 years experience in all aspects of the real estate industry, including site selection and acquisition, arrangement and closing of mortgage financing, and property acquisition and management. Between January 1993 and June 1994, Mr. McGrath served as Senior Vice President of Realty Capital, Inc., a Florida corporation which sponsored real estate limited partnerships. Mr. McGrath is also the President, sole director and sole shareholder of Baron Real Estate Services, Inc., an Ohio corporation headquartered in Cincinnati, Ohio, which he co-founded in 1989. Mr. McGrath is also the President, sole director and sole shareholder of Brentwood Management, LLP, an Ohio limited liability company which provides property management services. Mr. McGrath is also a principal of The Baron Organization, Inc., a Delaware corporation which manages a real estate portfolio worth approximately $100 million.

         ROBERT S. GEIGER serves as the Chief Operating Officer of Baron Trust and Baron Advisors. Mr. Geiger is also a practicing attorney. From 1994 to August 1998, he was managing director of the law firm of Geiger Kasdin Heller Kuperstein Chames & Weil, P.A., a Miami, Florida law firm with a general practice. From 1986 to 1994, he was managing director of Levine & Geiger, a Miami, Florida law firm. Mr. Geiger's practice is concentrated in complex commercial and real property transactions and business reorganizations. He serves as general counsel for national, regional and local corporations engaged in a wide range of business activities, including regulated industry matters.

         ROBERT L. ASTORINO has served as President of the Properties Division of Baron Properties since May 25, 1998. From February 1998 through May 25, 1998, he served as President - Property of Strategic Management Inc., a real estate management company affiliated with Mr. McGrath. From 1992 through January 1998, he served as President of The Housing Partnership, Inc., a Louisville, Kentucky-based real estate investment and consulting company. Between 1991 and 1992, Mr. Astorino served as Assistant Vice President, Real Estate Operations at Great Western Bank in Beverly Hills, California, where his responsibilities included the operation and sale of residential and commercial real estate obtained in foreclosure.

BARON ADVISORS

         Baron Advisors was incorporated in July 1997 as a Delaware corporation. Pursuant to the Trust Management Agreement, Baron Advisors will have direct and exclusive discretion in management and control of the affairs of Baron Trust. Because Baron Trust serves as the general partner of Baron Properties, Baron Advisors will also have direct and exclusive discretion in management and control of the affairs of Baron Properties. The control exercised by Baron Advisors over the affairs of Baron Trust is subject to general supervision and review by the independent trustees, the Board of Trustees of Baron Trust, and to prior approval authority of a majority of the Board and a majority of the independent trustees in respect of certain specified actions.

         Baron Advisors will be reimbursed for certain expenses under the Trust Management Agreement. Officers and employees of Baron Advisors who perform services on behalf of Baron Trust will not be paid any additional compensation by Baron Trust. Such officers and employees generally will serve in the same capacity for Baron Trust and will be compensated by Baron Trust in amounts determined by Baron Advisors, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers. See "- Trust Management Agreement."

         Although Baron Advisors will be in control of Baron Trust (subject to the powers and obligations of the Board and the independent trustees), it will have no liability to Baron Trust or the investors for losses or liabilities except in cases of its negligence, misconduct or breach of the Trust Declaration. See "FIDUCIARY RESPONSIBILITY."

         The holders of at least 10% of the common shares may propose the removal of Baron Advisors, either by calling a meeting or soliciting consents in accordance with the terms of the Trust Declaration. Removal of Baron Advisors requires either the affirmative vote of a majority of the common shares (excluding common shares held by Baron Advisors which is the subject of the vote or by its affiliates) or the affirmative vote of a majority of the independent trustees. The shareholders entitled to vote thereon may replace a removed managing shareholder or fill a vacancy by vote of a majority in interest of such shareholders. See "SUMMARY OF DECLARATION OF TRUST - Removal and Resignation of the Baron Advisors."

TRUST MANAGEMENT AGREEMENT

         Baron Trust has entered into a Trust Management Agreement with Baron Advisors under which Baron Advisors will be obligated to provide management, administrative and investment advisory services to Baron Trust from the commencement of the offering. The services to be rendered include, among other things, communicating with and reporting to investors, administering accounts, providing to Baron Trust of office space, equipment and facilities and other services necessary for Baron Trust's operation, and representing Baron Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. Baron Advisors will also be responsible for determining which real estate investments and non-real estate investments (including the temporary investment of Baron Trust's available funds prior to their commitment to particular real estate investments) Baron Trust will make and for making divestment decisions, subject to the provisions of the Trust Declaration.

         Baron Trust will reimburse Baron Advisors on a monthly basis during the term of the Trust Management Agreement for its operating expenses relating to the business of Baron Trust and Baron Properties, in an amount up to 1% of the gross proceeds of the offering plus 1% of the initial assigned value of units issued in connection with the proposed exchange offering (annual maximum $500,000). Baron Advisors in its sole discretion may elect to receive payment for its services in the form of common shares with an equivalent value. For the year ended December 31, 1998 and the three months ended March 31, 1999, Baron Trust reimbursed Baron Advisors for expenses pursuant to the Trust Management Agreement in the amounts of $92,392 and $23,388, respectively.

         The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a majority of the shareholders entitled to vote on such matter or (ii) a majority of the independent trustees. The current term of the Trust Management Agreement expires on May 14, 2000. By executing and delivering to Baron Trust the subscription agreement, each investor will be deemed to have consented to the terms and conditions of the Trust Management Agreement described herein. The independent trustees have responsibility for determining that amounts payable to Baron Advisors under the Trust Management Agreement are reasonable. The agreement may be terminated without cause or penalty at any time on 60 days prior notice by a majority of the independent trustees, by a majority of the shareholders entitled to vote on such matter or by Baron Advisors. Amendment of the agreement requires the approval of (i) a majority of Baron Trustees or a majority of the shareholders entitled to vote on such matter and (ii) a majority of the independent trustees. Shareholders entitled to vote on such matters will be entitled to vote whether or not to amend or terminate the agreement or to extend it for an additional one-year period only if such item is called for a shareholder vote at the annual meeting of shareholders or a special meeting of shareholders by either Baron Advisors, a majority of the independent trustees, any officer of Baron Trust or shareholders who hold 10% or more of the common shares then outstanding.

TRUSTEE AND EXECUTIVE OFFICER COMPENSATION

         COMPENSATION OF TRUSTEES. Each independent trustee is paid an annual fee of $6,000 and reimbursed for expenses incidental to the performance of the trustees duties. For the year ended December 31, 1998, the two independent trustees received a total of $12,220 for annual fees and reimbursements of expenses.

         COMPENSATION OF EXECUTIVE OFFICER. The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer of Baron Trust and each executive officer of Baron Trust or person performing a similar policy making function with respect to Baron Trust that earned a salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1998. No other executive officer or person performing a similar policy making function with respect to Baron Trust had a salary and bonus in excess of $100,000 during this same period for services rendered in all capacities to Baron Trust.

                                       Annual Compensation(1)
                                       -------------------
 Name and Principal                                           Other Annual     Long Term         All Other
 Position                     Year     Salary       Bonus     Compensation     Compensation      Compensation
 --------                     ----     ------       -----     ------------     ------------      ------------
 Gregory K. McGrath           1998      --(2)        --            --               --                --
 Chief Executive Officer

 Robert L. Astorino            1998     $125,000     --            --               --              $8,500 (3)
 President-Division of
 Properties of Baron
 Properties

                                                          FOOTNOTES ON NEXT PAGE

-----------------

(1) For the year ended December 31, 1998, there were no (a) perquisites over the lesser of $50,000 or 10% of any of the above named executive officers' total salary and bonus; (b) payments of above-market preferential earnings on deferred compensation; (c) tax payment reimbursements; or (d) preferential discounts on common shares or units.
(2) Mr. McGrath's compensation for 1998 is payable in the form of common shares of Baron Trust or units of Baron Properties in an amount not to exceed 25,000 shares of Baron Trust or 25,000 units of Baron Properties to be determined by the Compensation Committee of the Board of Trustees of Baron Trust, plus health benefits. The Compensation Committee has not yet met to determine Mr. McGrath's compensation.
(3)      Represents amounts paid to Mr. Astorino as a car allowance.

MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES OF BARON TRUST

         The Board of Trustees meets at least annually, and, except to the extent conflicting with the Delaware Act or the Trust Declaration, the law of Delaware governing meetings of directors of corporations shall govern such meetings, voting and consents by the members of the Board. The Board of Trustees did not meet during the fiscal year ended December 31, 1998. The Board may take action without a meeting in accordance with the Trust Declaration and the Delaware Act.

         The Board of Trustees may establish such committees as it deems appropriate, provided, the majority of the members of any such committee are independent trustees. The Board of Trustees has not established any committees of the Board, however, the independent trustees act as a Nominating Committee, Audit Committee, and Executive Compensation Committee.

CORPORATE TRUSTEE

         The corporate trustee of Baron Trust is Baron Capital Properties, Inc., a Delaware corporation formed in July 1997 and an affiliate of Baron Advisors. The primary duty of the corporate trustee will be to operate an office in the State of Delaware as the Delaware Act requires that at least one of the trustees of a Delaware business trust (such as Baron Trust) have an office in Delaware. Legal title to Trust property will be in the name of Baron Trust if possible or Baron Capital Properties, Inc. as trustee. Baron Capital Properties, Inc. as corporate trustee of Baron Trust, will act only at the direction of Baron Advisors, and will not take independent discretionary action on behalf of Baron Trust. The corporate trustee will not be compensated for its services, but will be reimbursed only for its reasonable out-of-pocket expenses in serving in such capacity which are approved in advance by Baron Advisors. Such expenses are expected to be limited to those incurred in connection with the operation of its Delaware office. Baron Capital Properties, Inc. may be a trustee of other similar entities that may organized by Baron Advisors, Baron Capital, Inc., and any of their affiliates. The President, sole director and sole stockholder of Baron Capital Properties, Inc. is Gregory K. McGrath. See " - Baron Advisors." The corporate trustee is not obligated to persons other than shareholders for the obligations of Baron Trust. See "SUMMARY OF THE TRUST DECLARATION."

                            BUSINESS OF BARON TRUST

GENERAL

         Baron Trust and Baron Properties have been organized to directly and indirectly acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. With the net proceeds from the offering contributed to Baron Properties by Baron Trust and with units of Baron Properties, Baron Properties intends to acquire, own, operate, manage, and improve residential apartment properties for long-term ownership or interests therein, and thereby to seek to maximize current and long-term income and the value of its assets. See "INVESTMENT OBJECTIVES AND POLICIES" below.

         Baron Trust intends to operate as a real estate investment trust (REIT) for federal income tax purposes. However, if Baron Advisors determines, with the affirmative vote of a majority of shareholders entitled to vote on such matter approving Baron Advisors' determination, that it is no longer in the best interests of Baron Trust to continue to qualify as a REIT, Baron Advisors may revoke or otherwise terminate Baron Trust's REIT election pursuant to applicable federal tax law.

BARON PROPERTIES

         The operations of Baron Trust will be carried on through Baron Properties (and any subsidiaries Baron Trust may have in the future), in order to, among other reasons, (i) enhance the ability of Baron Trust to qualify as a REIT under the Code, and (ii) enable Baron Trust to indirectly acquire interests in residential apartment properties in exchange transactions that involve the exchange of units of limited partnership interest in Baron Properties and thereby permit the deferral until a later date of any tax liabilities that sellers of partnership interests otherwise would incur if they received cash or common shares in connection therewith. Substantially all of Baron Trust's assets (including the property interests acquired) will be held by, and its operations conducted through, Baron Properties. As the sole general partner of Baron Properties, Baron Trust will control Baron Properties as well as hold units representing an economic interest in Baron Properties. Baron Properties will be responsible for, and pay when due, its share of all administrative and operating expenses of property interests it acquires.

         Baron Trust's ownership of units in Baron Properties will entitle it to share in cash distributions from, and in the profits and losses of, Baron Properties in proportion to its percentage ownership of units. Baron Trust in turn will distribute such cash distributions to the shareholders of Baron Trust. The other unitholders (I.E., other Limited Partners) of Baron Properties, including the original investors and recipients of units in exchange and other transactions, including the proposed exchange offering, will own the remaining economic interest in Baron Properties. Subject to certain percentage limitations on ownership, units may be transferred by Limited Partners without restriction (other than original investors who are subject to escrow restrictions described below). As described below at "BUSINESS OF THE TRUST - Formation Transactions," the original investors have entered into a security escrow agreement with Baron Trust under which they have agreed to deposit into an escrow account with an institutional escrow agent for a period of six to nine years (subject to their earlier release if Baron Trust meets certain specified operating criteria) all units issued to them in connection with the formation of Baron Trust and Baron Properties. The effect of the escrow arrangement is that, as long as their units are held in the escrow account, the original investors will not be able to sell their units or exchange their units for common shares. As unitholders exchange their units for common shares, Baron Trust's percentage interest in Baron Properties will increase.

         Baron Trust will hold one unit in Baron Properties for (i) each common share that it issues in this offering, (ii) each common share that it issues in exchange for a unit at the request of a unitholder, and (iii) each unit it elects to cash out in lieu of an exchange described in item (ii) above. The net proceeds from the issuance of common shares of Baron Trust in connection with this offering and of any other issuance of common shares will be contributed to Baron Properties in exchange for an equivalent number of units.

         As the general partner of Baron Properties, Baron Trust will have the exclusive power under the Trust Management Agreement to manage and conduct the business of Baron Properties. Baron Advisors, Inc., Baron Advisors of Baron Trust, has full exclusive and complete discretion in the management and control of Baron Trust and Baron Properties (subject to the general supervision and review by the independent trustees and Baron Advisors acting together as the Board of Trustees of Baron Trust and subject to prior approval of the Board and the independent trustees in respect of certain activities of Baron Trust and Baron Properties). Gregory K. McGrath, the Chief Executive Officer of Baron Trust and the President of Baron Advisors, and Robert S. Geiger, the Chief Operating Officer of Baron Trust and of Baron Advisors, and James H. Bownas and Peter M. Dickson, the initial independent trustees of Baron Trust, will make investment decisions for Baron Trust. The independent trustees and Baron Advisors comprise all the initial members of the Board of Trustees of Baron Trust. Baron Properties will terminate on December 31, 2098 unless terminated earlier in connection with a merger or a sale of all or substantially all of the assets of Baron Properties or upon a vote of the Partners. Baron Properties will be responsible for, and pay when due, its share of all administrative and operating expenses of property interests it acquires.

FORMATION TRANSACTIONS

         Set forth below is a description of transactions relating to the formation of Baron Trust and Baron Properties. Gregory K. McGrath and Robert S. Geiger are the founders of Baron Trust and Baron Properties and the original investors. Mr. McGrath serves as the Chief Executive Officer of Baron Trust and Baron Properties and is the Chief Executive Officer, sole shareholder and sole director of Baron Advisors, Inc., Baron Trust's managing shareholder, which will manage the day to day operations of Baron Trust. McGrath is also the President, sole shareholder and sole director of the corporate general partners of 51 real estate investment limited partnerships, including the Exchange Partnerships, which since 1994 have acquired interests in residential and commercial properties. See "MANAGEMENT" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER." As described below at "INITIAL REAL ESTATE INVESTMENTS," certain of the prior partnerships, including the Exchange Partnerships, own interests in properties which Baron Trust may acquire in connection with the proposed exchange offering. Mr. Geiger serves Baron Trust, Baron Properties and Baron Advisors as their Chief Operating Officer.

         In connection with the formation of Baron Trust and Baron Properties, Mr. McGrath and Mr. Geiger, the original investors, each subscribed for 601,080 units. In consideration for the units subscribed for by them, each of the original investors made a $50,000 capital contribution to Baron Properties. If this offering and the exchange offering are fully subscribed, the units owned by each original investor would represent 9.5% of the total common shares outstanding after completion of the offering by Baron Trust and the exchange offering by Baron Properties of 2,500,000 of its units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the exchange offering), calculated on a fully diluted basis assuming all then outstanding units (other than those acquired by Baron Trust) have been exchanged into an equivalent number of common shares. If, however, as of November 30, 1999, this offering and/or the exchange offering has been completed and the number of units subscribed for by each original investor represents a percentage greater than 9.5% of the then outstanding common shares, calculated on a fully diluted basis assuming that all then outstanding units (other than those acquired by Baron Trust) have been exchanged into an equivalent number of common shares, each original investor has agreed to return any excess units to Baron Properties for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

         Under the subscription agreement, the original investors agreed to waive future administrative fees for managing Participating Exchange Partnerships (I.E., Exchange Partnerships whose limited partners holding at least 90% of the limited partnership interests therein elect to accept the proposed exchange offering); agreed to assign to Baron Properties the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by Baron Properties, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the original investors assume the property management role in respect of properties in which Baron Trust or Baron Properties invest.

         As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the common shares being offered in this offering and the units to be offered in the proposed exchange offering), the original investors have deposited into an escrow account with ASTTC the units issued to them in connection with the formation of Baron Trust and Baron Properties. Under the agreement, 25% of the escrowed units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of this offering (which began May 15, 1998), provided that the escrowed units may be released in their entirety earlier if either (i) Baron Trust achieves annual net earnings per common share of at least $0.50 (I.E., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of this offering, or (ii) Baron Trust achieves average annual net earnings per share of at least $0.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of this offering, or (iii) the common shares have traded on a national stock market at a price per share of at least $17.50 (I.E., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of this offering. In addition, the original investors' units will be subject to the trading restrictions under Rule 144 issued under the Securities Act.

         The effect of the escrow arrangement described above is that as long as their units are held in the escrow account, the original investors will not be able to cash out their investment in Baron Properties by exchanging their units into common shares and then selling the common shares. The original investors will retain any voting rights to which the escrowed units (and/or common shares into which escrowed units have been exchanged) are entitled, as long as the units (and/or such common shares) are escrowed, provided that, until November 30, 1999, each original investor may vote units (and/or common shares) owned by him and held in escrow which represent 9.5% of the then outstanding common shares, calculated on a fully diluted basis assuming all then outstanding units (other than those acquired by Baron Trust) have been exchanged into an equivalent number of common shares. While units (and/or common shares) owned by them are held in escrow, the original investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account (less amounts required to pay the tax obligations of the original investors in respect of the escrowed securities) and available for distribution of the assets of Baron Properties (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that original purchasers of common shares in this offering and recipients of units in the proposed exchange offering otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the common shares.

         Assuming the proposed exchange offering and this offering are completed in full by November 30, 1999 under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of common shares or units, any exchange of units into common shares or any exercise of common share purchase warrants to be issued to Sigma and participating broker-dealers in connection with this offering), immediately upon the completion of the offerings, Mr. McGrath and Mr. Geiger would each own 601,080 units of Baron Properties, representing beneficial ownership of 9.5% of the common shares. If this offering is closed and all or a portion of the 2,500,000 common shares being offering therein are sold prior to that closing, and the exchange offering is also closed, but less than 2,500,000 units are issued prior thereto, the original investors would own a varying number of units depending upon the actual number of common shares sold in this offering and the number of units issued in the exchange offering, but their collective common share beneficial ownership percentage would remain at 19%. See below at "- Ownership of Baron Trust and Baron Properties."

OWNERSHIP OF BARON TRUST AND BARON PROPERTIES

         Set forth below is a description of the ownership of Baron Trust and Baron Properties on a pro forma basis, assuming that the offering and the proposed exchange offering are completed in their entirety as contemplated herein and that Sigma or other participating broker-dealer has not exercised any common share warrants granted to it in connection with this offering. Assuming the sale of 2,500,000 common shares and the issuance of 2,500,000 units of Baron Properties in the exchange offering, immediately after the completion of this offering and the proposed exchange offering, there would be 2,625,000 common shares and 6,264,808 units outstanding. The purchasers of common shares in this offering would own 2,500,000 common shares, representing a 95.2% ownership interest in Baron Trust as of the closing of this offering and the exchange offering. Broker-dealers who earn commissions for their services in the exchange offering (a number of common shares equal to 5% of the units issued to offerees as a result of their efforts) would own the remaining 125,000, or 4.8%, of the outstanding common shares. On a fully diluted basis assuming that all then outstanding units (other than those owned by Baron Trust) have been exchanged into an equivalent number of common shares, the purchasers of common shares in this offering, recipients of units in the proposed exchange offering, the original investors and broker-dealers who provide services in the exchange offering would have a 39.5%, 39.5%, 19.0%, and 2.0% beneficial ownership interest (I.E., have the right to vote or dispose of such common shares or to acquire ownership of common shares in exchange for units) in Baron Trust, respectively.

         Baron Trust will contribute the net proceeds of this offering to Baron Properties in exchange for up to 2,500,000 unregistered units and in its capacity as general partner of Baron Properties will also receive a 1% partnership interest in Baron Properties. Units held by Baron Trust will not be exchangeable into common shares.

         The two tables below reflect the pro forma allocation of common shares and units among the participants in this offering and the proposed exchange offering. The first table assumes the consummation of this offering by itself without taking into account the exchange offering. The second table assumes the consummation of this offering and the exchange offering.

                                  THE OFFERING

          -----------------------------------------------------
                                                                 OWNERSHIP:

                                                                 Baron Advisors(1)                  0.0%
          BARON CAPITAL TRUST
          ("TRUST")                                              Purchasers of Common
                                                                   Shares in this Offering        100.0%


          -----------------------------------------------------
                                                                 GENERAL PARTNER
                                                                 Baron Capital Trust                1.0%

          BARON CAPITAL PROPERTIES, L.P.                         LIMITED PARTNERS
          ("OPERATING PARTNERSHIP")                              Baron Capital Trust                80.2%
                                                                 Original Investors                 18.8%
                                                                                                  -------
                                                                                      Total        100.0%


          -----------------------------------------------------

-----------------------------
(1)       Baron Advisors owns 10 shares.

         If Baron Trust sells all 2,500,000 common shares being offered in this offering (gross proceeds of $25,000,000) and assuming that Sigma and participating broker-dealers have not exercised any common share warrants granted to them in connection with this offering and that no transactions have been effected pursuant to the proposed exchange offering, the following would result:

         - Baron Trust would use the net proceeds of this offering ($22,500,000) less $100,000 of reimbursable investment expenses to acquire 2,500,000 units in Baron Properties (80.2% of the then outstanding amount). The original investors would own 18.8% of the then outstanding units (586,420 units) and Baron Trust, in its capacity as general partner of Baron Properties, would own the remaining 1% (31,176 units).

         - With the exception of the 10 shares owned by Baron Advisors, the purchasers of common shares in this offering would own 100% of the equity interest in Baron Trust, which, in turn, would own an 80.2% limited partnership interest in Baron Properties.

         - The respective ownership percentage interests in Baron Trust and Baron Properties would remain proportionately the same in the event Baron Trust sells less than all common shares being offered in this offering, even though there would be fewer outstanding common shares and units.

         - Baron Properties would use the cash proceeds received from Baron Trust to acquire property interests and for working capital and other general business purposes.

                  THE OFFERING AND PROPOSED EXCHANGE OFFERING

          ----------------------------------------------------
                                                                OWNERSHIP:

                                                                Baron Advisors(1)                     0.0%
          BARON CAPITAL TRUST                                   Purchasers of Common
          ("TRUST")                                               Shares in this Offering            95.2%
                                                                Broker-dealers participating
                                                                   in the Exchange Offering           4.8%
                                                                                                    ------
                                                                                           Total    100.0%



          ----------------------------------------------------

          ----------------------------------------------------
                                                                GENERAL PARTNER
                                                                Baron Capital Trust                   1.0%

          BARON CAPITAL PROPERTIES, L.P.                        LIMITED PARTNERS
          ("OPERATING PARTNERSHIP")                             Baron Capital Trust                  39.9%
                                                                Sellers of Property in
                                                                  Exchange Offering                  39.9%
                                                                Original Investors                   19.2%
                                                                                                    ------
                                                                                           Total    100.0%
          ----------------------------------------------------

-----------------------------
(1)      Baron Advisors owns 10 shares.

         If Baron Trust sells all 2,500,000 common shares being offered in this offering, and Baron Properties issues all 2,500,000 registered units to complete the proposed exchange, the following would result:

         - Baron Trust would use the net proceeds of the offering ($22,500,000) less $100,000 of reimbursable investment expenses to acquire 2,500,000 units in Baron Properties.

         - Baron Properties would issue all 2,500,000 registered units to sellers of property interests in exchange for such interests and acquire additional property interests with the cash proceeds received from Baron Trust.

         - Each broker-dealer who assists Baron Properties in consummating the exchange offering with individual offerees who accept the offering will be paid as a commission a number of unregistered common shares of Baron Trust equal to 5% of the number of units of Baron Properties exchanged in the respective transactions.

         - Assuming no unitholders have exercised their right to exchange their units for an equivalent number of common shares, the purchasers of common shares in this offering and broker-dealers providing services in the exchange offering would own 95.2% and 4.8%, respectively, of the equity interest in Baron Trust, and the units of Baron Properties would be owned as follows:


                                                                                         PERCENTAGE
                     LIMITED PARTNERS                                     UNITS           INTEREST
                     ----------------                                     -----           --------
                     Baron Capital Trust (as limited partner)             2,500,000       39.9%
                     Recipients of Units
                       in Exchange Offering                               2,500,000       39.9%
                     Original Investors                                   1,202,160       19.2%
                     Baron Capital Trust (as general partner)                62,648        1.0%
                                                                          ---------      -----
                                                             Total:       6,264,808      100.0%

         Beneficial ownership of the common shares of Baron Trust would be held as follows:

                                                                    NUMBER OF COMMON            PERCENTAGE
                 BENEFICIAL OWNERS                              SHARES BENEFICIALLY OWNED        INTEREST
                 -----------------                              -------------------------        --------
                 Baron Advisors                                        10                         0.0%
                 Purchasers of Common Shares in this
                   Offering                                     2,500,000                        39.5%
                 Recipients of Units in Exchange Offering       2,500,000                        39.5%
                 Original Investors                             1,202,160                        19.0%
                 Broker-dealers earning commissions in
                   Exchange Offering                              125,000                         2.0%
                                                                ---------                       -----
                                                  Total:        6,327,170                       100.0%

         If this offering is closed and all or a portion of the 2,500,000 common shares being offered hereby are sold prior to that closing, and the proposed exchange offering is also closed, but less than 2,500,000 units are issued prior thereto, the purchasers of common shares in this offering and broker-dealers providing services in the exchange offering would still together hold 100% of the then outstanding common shares of Baron Trust (but in varying percentages between them, depending upon the number of units issued), and Baron Trust and recipients of units in the exchange offering would own varying numbers of units and percentages of the then outstanding units, depending upon how many common shares and units were issued in connection with the respective offerings. The original investors would own a varying number of units, but their collective common share beneficial ownership percentage would remain at 19%. In addition, over time as unitholders exercise their rights to exchange units for an equivalent number of common shares: (i) the number of outstanding common shares would increase, resulting in changing percentages of ownership among shareholders, and (ii) the number of outstanding units would decrease, resulting in changing percentages of ownership among unitholders. However, such exchanges would not affect the ownership percentage interests of any shareholder or unitholder.

REGULATIONS

         GENERAL. Residential apartment communities are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Baron Trust will use its best efforts to provide that each property in which it acquires an interest has the necessary permits and approvals to operate its business.

         FAIR HOUSING AMENDMENTS OF 1988 ("FHA"). The FHA requires residential apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. Baron Trust will use its best efforts to provide that properties subject to the FHA in which it acquires an interest are in compliance with such law.

         AMERICANS WITH DISABILITIES ACT ("ADA"). Properties in which Baron Properties acquires an interest must comply with Title III of the ADA to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of properties where such removal is readily achievable. The ADA does not, however, consider residential properties, such as apartment communities, to be public accommodations, except to the extent portions of such facilities, such as a leasing office, are open to the public. Baron Properties will use its best efforts to provide that properties in which it acquires an interest comply with all present requirements under the ADA and applicable state laws. Noncompliance could result in imposition of injunctive relief, fines or an award of damages. If required changes involve a greater expenditure than Baron Trust might anticipate, or if changes must be made on a more accelerated basis than it might anticipate, Baron Trust's ability to make expected distributions to shareholders could be adversely affected. Baron Trust believes that its competitors would face similar costs to comply with the requirements of the ADA.

         ENVIRONMENTAL REGULATIONS. Baron Trust and Baron Properties are subject to federal, state, and local environmental regulations that apply to the development of real property, including construction activities, the ownership of real property, and the operation of multifamily apartment communities.

         The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, ET SEQ. ("CERCLA"), and applicable state Superfund laws subject the owner of real property to claims or liability for the costs of removal or remediation of hazardous substances that are disposed of on real property in amounts that require removal or remediation. Liability under CERCLA and applicable state Superfund laws can be imposed on the owner of real property or the operator of a facility without regard to fault or even knowledge of the disposal of hazardous substances on the property or at the facility. The presence of hazardous substances in amounts requiring response action or the failure to undertake remediation where it is necessary may adversely affect an owner's ability to sell real estate or borrow money using such real estate as collateral. In addition to claims for cleanup costs, the presence of hazardous substances on a property could result in a claim by a private party for personal injury or a claim by an adjacent property owner for property damage.

         Baron Properties, where required, intends to retain a qualified environmental consultant to conduct an environmental investigation of each property that it considers for investment. If there is any indication of contamination, sampling of the property will be performed by the environmental consultant. The environmental investigation report will be reviewed by Baron Trust and counsel prior to purchase of an interest in any property.

         RENT CONTROL LEGISLATION. Although not currently applicable to any of the properties in which Baron Properties has invested or is contemplating an investment, state and local rent control laws in certain jurisdictions limit a property owner's ability to increase rents and to cover increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in other jurisdictions. Baron Trust does not presently intend to acquire interests in residential apartment properties in markets that are either subject to rent control or in which rent limiting legislation exists.

EMPLOYEES

         At December 31, 1998, Baron Trust had no employees other than executive officers. At December 31, 1998, Baron Properties had 17 full-time and no part-time employees. Baron Trust and Baron Properties expect no significant change in the number of employees over the next 12 months. None of the employees are represented by a collective bargaining agreement.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         Baron Trust and Baron Properties have been organized to acquire equity interests in residential apartment properties located in the United States and/or to provide or acquire mortgage loans secured by such types of property. All of these activities are expected to be conducted by Baron Properties, in which Baron Trust serves as the general partner and holds a limited partnership interest. Such investments are expected to consist primarily of: (i) the direct and indirect acquisition, ownership, operation, management, improvement and disposition of equity interests in such types of properties and/or (ii) mortgage loans which Baron Properties provides or acquires which are secured by mortgages on such types of properties. Baron Advisors (wholly owned and controlled, along with the corporate general partner of each Exchange Partnership, by Mr. McGrath) expects that the proposed investments will (1) generate current cash flow for distribution to unitholders (including Baron Trust) from rental payments from the rental of residential apartment units which Baron Properties may acquire and/or principal and interest payments in respect of mortgage loans which Baron Properties may provide or acquire and (2), where applicable, provide the opportunity for capital appreciation of residential apartment properties. Baron Trust and Baron Properties intend to pay regular quarterly distributions to the shareholders and the unitholders. Properties in which Baron Properties acquire an interest are expected to use the straight-line method of depreciation over 30 years.

         Baron Properties intends to acquire, own, operate, manage, and improve residential apartment property interests for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. The strategy of Baron Trust and Baron Properties is to pursue acquisitions of interests in properties that (i) are available at prices below estimated replacement cost; (ii) may provide attractive returns with significant potential growth in cash flow from property operations; (iii) are strategically located, of high quality and competitive in their respective markets; (iv) have been under-managed or are otherwise capable of improved performance through intensive management and leasing that will result in increased occupancy and rental revenues, and (v) provide anticipated total returns that will increase distributions by Baron Trust and Baron Properties and their overall market value.

         The primary business objective of Baron Trust and Baron Properties is to increase distributions to shareholders and unitholders and to increase the value of Baron Properties' portfolio of properties in which it acquires an interest. Baron Trust and Baron Properties intend to achieve these objectives by:

         (i) Acquiring interests in residential apartment properties located in the United States that are available at prices below estimated replacement cost and capable of enhanced performance, both in terms of cash flow and investment value, through application of Baron Properties' management ability and strategic capital improvements;

         (ii) Acquiring mortgage loans, including subordinated mortgage loans secured by mortgages on existing residential apartment properties located in the United States;

         (iii) Increasing cash flow of Baron Trust's property interests through active leasing, rent increases, improvement in tenant retention, expense controls, effective property management, and regular maintenance and periodic renovations, including additions to amenities;

         (iv) Managing operating expenses through the use of affiliated leasing, marketing, financing, accounting, legal, and data processing functions; and

         (v) Emphasizing capital improvements to enhance Baron Properties competitive advantages in its markets.

         Baron Properties intends to provide or acquire subordinated mortgage loans which provide for the payment of a fixed or adjustable rate of interest plus, in certain cases, participation interest that is payable out of available cash flow remaining after the payment of operating expenses and debt service requirements and/or out of net proceeds from the sale or refinancing of such property remaining after the payment of transaction expenses and indebtedness secured by such property. The repayment of such loans would be secured by a subordinated mortgage on the underlying property. Baron Properties will not provide or acquire mortgage loans in respect of any property where the amount invested by Baron Trust or Baron Properties plus the amount of any existing indebtedness in respect of such property exceeds 80% of the property's estimated replacement cost new unless substantial justification exists.

         The Exchange Partnerships which are the initial targets of the proposed exchange offering collectively manage the properties in which they have an interest and share property management expenses. Other properties in which Baron Properties acquires an interest will be similarly managed.

         After Baron Properties has invested net proceeds of this offering received by it from Baron Trust and completed the exchange offering, Baron Trust and Baron Properties intend to utilize one or more sources of capital for future acquisitions and capital improvements, which may include undistributed cash flow, borrowings, issuance of debt or equity securities and other bank and/or institutional borrowings. Baron Trust and Baron Properties intend to investigate making an additional public or private offering of common shares and/or units following the commencement of the exchange offering if the Board of Baron Trust determines that suitable property acquisition opportunities which meet its investment criteria are available to Baron Properties at attractive prices and such an offering would fulfill its cost of funds requirements. However, we cannot be certain that Baron Trust or Baron Properties will be able to obtain capital for any such acquisitions or improvements on terms favorable to Baron Trust.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

         The following is a discussion of Baron Trust's and Baron Properties' policies with respect to investments, dispositions, financings, and conflicts of interest. These policies have been determined by Baron Advisors (wholly owned and controlled, along with the corporate general partner of each Exchange Partnership, by Mr. McGrath) and under the Trust Declaration may be amended or revised from time to time at the discretion of the Board of Trustees with approval of a majority in interest of the shareholders entitled to vote on such matters. The Trust Declaration contains certain additional limitations on Baron Trust's activities. See "SUMMARY OF THE DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration.

         At all times, Baron Properties intends to make investments and conduct its operations in such a manner as to be consistent with the requirements of the Code for Baron Trust to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), Baron Advisors, with the consent of a majority of the shareholders entitled to vote on such matter approving Baron Advisors' determination, determines that it is no longer in the best interests of Baron Trust to qualify as a REIT. We cannot be certain that Baron Trust's objectives will be attained.

         INVESTMENT POLICIES

         Baron Trust's and Baron Properties' investment objective is to provide quarterly cash distributions and achieve long-term appreciation through increases in cash flows and the value of Baron Properties' property interests. Baron Properties intends to pursue these objectives by directly or indirectly acquiring equity interests in residential apartment properties located in the United States and/or providing or acquiring mortgage loans and other real estate interests related to such types of properties consistent with Baron Trust's qualification as a REIT. Baron Properties may invest in senior mortgage loans or subordinated mortgage loans and participating or convertible mortgages if it concludes that it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. Baron Properties may also retain a purchase money mortgage for a portion of the sale price in connection with the disposition of properties from time to time.

         Subject to the percentage of ownership limitations and gross income tests necessary for Baron Trust to qualify as a REIT, Baron Properties also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of Baron Trust." Baron Trust or Baron Properties may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the investment policies.

         Baron Properties will not make an equity investment in respect of any property where the amount invested by it plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property. In addition, Baron Properties will not provide or acquire debt financing in respect of any property where the amount invested by Baron Properties plus the amount of any existing indebtedness in respect of such property exceeds 80% of the property's estimated replacement cost new as determined by Baron Advisors unless substantial justification exists. Repayment of any mortgage loans provided or acquired by Baron Properties would typically be secured by a mortgage on the land, apartment units, and other improvements financed by Baron Trust and be non-recourse to the borrower beyond the underlying property and/or other assets of the borrower. It is expected that in most cases where it will provide or acquire a loan, Baron Properties will provide or acquire a subordinated mortgage loan that is subordinate to a large-scale senior mortgage loan provided by a lending institution. In certain cases, mortgage loans provided or acquired by Baron Properties may be in the form of first mortgage loans.

         Subordinated mortgages securing subordinated mortgage loans to be provided or acquired by Baron Properties may or may not be recorded. If any subordinated mortgage in favor of Baron Trust is not recorded, Baron Properties security interest in the mortgage would be unperfected and, until the subordinated mortgage is recorded, Baron Properties would be PARI PASSU (I.E., on an equal basis) with all other unsecured creditors of the borrower, provided, however, the security instruments that will be entered into in connection with mortgage loans to be provided or acquired by Baron Properties will typically restrict the borrower's ability to enter into a subsequent loan arrangement with third parties which would be senior to or PARI PASSU with (I.E., equal to) the mortgage held by Baron Properties. Nonpayment of any subordinated mortgage loan that may be provided or acquired by Baron Properties may constitute an event of default by the borrower under the underlying senior mortgage loan, and such senior mortgage loan may have to be repaid by the borrower before unitholders of Baron Properties (including Baron Trust) and shareholders in Baron Trust will receive any return on their investment.

         The Board of Trustees of Baron Trust has adopted a conflicts of interest policy designed to eliminate or minimize potential conflicts of interest which may arise in respect of any residential apartment property investment opportunity which any member of the Board, an original investor, or any of their respective affiliates may wish to pursue for his own account and which might be suitable for Baron Trust and Baron Properties. Such an opportunity may be pursued only if the Board is first given a right of first refusal to participate in the investment in place of the requesting party on the same terms and conditions as originally proposed and, in addition, either a majority of the disinterested members of the Board determine that Baron Trust and Baron Properties will not exercise the right or they fail to respond to the requesting party's proposal within a specified period.

         Baron Properties will obtain and maintain insurance coverage on property in which it acquires an equity interest (and, prior to providing or acquiring any mortgage loan in respect of a property, will be listed as an additional insured or loss payee in respect of such property), protecting against casualty loss up to replacement cost (excluding a deductible per loss), and against public liability in an amount that is reasonable taking into account the market value of the property at the time insurance is obtained. However, we cannot be certain that Baron Properties' property interest would not sustain losses in excess of its applicable insurance coverage, and it could sustain losses as a result of risks which are uninsurable. There are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) which may be either uninsurable or not economically insurable. Should such a loss occur, Baron Properties could lose its invested capital in the property interest. In that case, the shareholders and unitholders could suffer a complete loss of their investment in Baron Trust and Baron Properties.

         Pending the commitment of Baron Trust and Baron Properties funds for the purposes described in this prospectus, for distributions to shareholders and unitholders or for application of reserve funds to their purposes, Baron Advisors has full authority and discretion to make short-term investments in:
(i) obligations of banks or savings and loan associations that either have assets in excess of $5 billion or are insured in their entirety by the United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments would be expected to earn rates of return which are lower than those earned in respect of properties in which Baron Properties may invest.

         Baron Trust and Baron Properties intends to make investments in such a manner that it will not be treated as an investment company under the Investment Company Act of 1940, as amended.

         DISPOSITION POLICIES

         Baron Advisors will periodically review the portfolio of assets which Baron Properties acquires. Baron Properties has no current intention to dispose of any property interests it may acquire, although it reserves the right to do so. Disposition decisions relating to a particular property will be made based on (but not limited to) the following factors: (i) potential to continue to increase cash flow and value; (ii) the sale price; (iii) strategic fit of the property with the rest of Baron Properties portfolio; (iv) potential for, or the existence of, any environmental or regulatory problems; (v) alternative uses of capital; and (vi) maintaining qualification as a REIT. Any decision to dispose of a property will be made by Baron Advisors. The prohibitions in the Code and related regulations on a REIT holding property for sale may affect Baron Properties' ability to sell properties without adversely affecting distributions to shareholders and unitholders. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of Baron Trust."

         FINANCING POLICIES

         Baron Properties will have the right to borrow funds, and use available assets as security for any such loan, if Baron Properties' cash requirements exceed its available cash. Under the Trust Declaration, the aggregate borrowings of Baron Trust or Baron Properties in relation to their aggregate net assets may not exceed 300%, except where Baron Trust determines that a higher level of borrowing is appropriate. It is expected that each property in which Baron Properties invests will secure a senior mortgage loan. The principal balance of any such first mortgage loan typically would represent a substantial percentage of Baron Properties' basis in any property in which Baron Properties owns an equity interest.

         To the extent that Baron Advisors desires that Baron Trust or Baron Properties obtain additional capital, Baron Trust or Baron Properties may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying Baron Trust's distribution requirements under the REIT rules) or a combination of these methods. Baron Trust may determine to issue securities senior to the common shares, including preferred shares and debt securities (either of which may be convertible into common shares or be accompanied by warrants to purchase common shares). Baron Trust and Baron Properties may also finance acquisitions of properties or interests in properties through the exchange of properties, the issuance of shares, or the issuance of units of limited partnership interest in Baron Properties and any other partnerships Baron Trust or Baron Properties may form or acquire an equity interest in to conduct all or a portion of its real estate operations.

         The proceeds from any borrowings by Baron Trust may be used to pay distributions, to provide working capital, to purchase additional interests in Baron Properties, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties.

         CONFLICT OF INTEREST POLICIES

         Baron Trust has adopted certain policies designed to eliminate or minimize potential conflicts of interest, as described below. However, we cannot be certain that these policies always will be successful in eliminating the influences of such conflicts, and if they are not successful, decisions could be made that might fail to reflect the interests of all shareholders and unitholders.

         Baron Advisors (wholly owned and controlled, along with the corporate general partner of each Exchange Partnership, by Mr. McGrath) will have discretion in day to day management and control of the affairs of Baron Trust, subject to (i) general supervision and review by the independent trustees and Baron Advisors acting together as the Board of Baron Trust and (ii) prior approval authority of a majority of the Board and/or of a majority of the independent trustees in respect of certain actions of Baron Trust and Baron Properties. Because Baron Trust is the general partner of Baron Properties, Baron Advisors will also control the day to day management of Baron Properties. The Trust Declaration requires that a majority of the Board of Baron Trust be comprised of independent trustees not affiliated with Baron Advisors or its affiliates.

         Actions of Baron Trust and Baron Properties requiring approval of the Board and/or the independent trustees include, without limitation, the payment of compensation to Baron Advisors, a Trustee, or any of their respective affiliates in amounts in excess of certain specified limits for services performed for Baron Trust, and the acquisition of properties from, or the sale of properties to, any such parties. For example, Baron Properties may not purchase property from Baron Advisors, a Trustee, or any of their respective affiliates unless a majority of the members of the Board and, in addition, a majority of the independent trustees who have no other interest in the particular proposed transaction (beyond their role on the Board or as independent trustees) review the proposed transaction and determine that it is fair and reasonable to Baron Properties and that the purchase price to Baron Properties for such property is no greater than the cost of the property to such proposed seller, or if the purchase price to Baron Properties is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property exceed its then current appraised value. As of the date of this Prospectus, other than as described herein, Baron Properties does not contemplate using any substantial portion of the net proceeds of this offering received by it from Baron Trust to acquire property interests from Baron Advisors, any Trustee, or any of their respective affiliates.

         The Board of Baron Trust has adopted a policy designed to eliminate or minimize potential conflicts of interests which may arise in respect of investment opportunities suitable for Baron Trust and Baron Properties which may be presented to Baron Advisors, an independent trustee, an original investor, or any of their respective affiliates. Under the policy, such parties may pursue for their own account a residential apartment property investment opportunity which may be suitable for Baron Trust and Baron Properties (I.E., in accordance with the purposes for which they were organized) only upon fulfillment of the following conditions. First, the requesting party or parties must deliver to the Board of Baron Trust, at least 60 days prior to the consummation of any such transaction, a written investment proposal identifying the parties to be involved in such transaction, specifying in reasonable detail the proposed terms and conditions of the particular investment opportunity intended to be pursued and granting Baron Trust and Baron Properties a right of first refusal, exercisable within 30 days following the delivery of such proposal, to participate in the proposed transaction in the place of the requesting party or parties, on the terms and conditions specified in the written proposal.

         In addition, the requesting party or parties either (i) must receive written notice from a majority of the disinterested members of the Board (I.E., those persons who have no other interest in any such transaction beyond their role on the Board), or an authorized representative acting on their behalf, which specifies that Baron Trust and Baron Properties have determined not to participate in the proposed transaction or (y) must have not received from the disinterested members of the Board, or an authorized representative acting on their behalf, written notice, within 30 days following the receipt of such written proposal, which notifies the requesting party or parties that Baron Trust or Baron Properties elect to exercise their right of first refusal to participate in the proposed transaction on the terms and conditions specified in the written proposal. The Board of Baron Trust and the independent trustees are responsible for overseeing the conflicts policy under the circumstances described above to insure that it is applied fairly to Baron Trust. However, we cannot be certain that the policies of Baron Trust and Baron Properties will always be successful in eliminating or minimizing the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders and unitholders.

         For a more detailed description of Baron Trust and Baron Properties actions requiring approval of the Board and/or the independent trustees, see "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

                        INITIAL REAL ESTATE INVESTMENTS

GENERAL

         Net proceeds of this offering will be contributed to Baron Properties. A portion of the net proceeds contributed to date have been used by Baron Properties to make acquisitions as described below. Although

Baron Advisors has several additional investment opportunities under review for the application of the proceeds, none of such potential opportunities has developed beyond the negotiating stage. Baron Trust may direct a substantial portion of the proceeds to investment opportunities that have not been designated in this prospectus, as it may be amended or supplemented from time to time, and Baron Trust may be unable to or may decline to apply the proceeds to any specific investments that may be described in this prospectus or any amendments or supplements thereto. Therefore, prospective investors may not be able to evaluate any properties in which Baron Trust may apply the net cash proceeds of the offering before they purchase common shares. In addition, prospective investors will not have any vote in the selection of property investments after they purchase common shares. Consequently, investors will be relying upon the judgment of Baron Advisors and the independent trustees for such decisions.

         Concurrently with this offering, Baron Properties proposes to make an exchange offering using units of Baron Properties to acquire interests in residential apartment properties and/or subordinated mortgage loans on similar properties. In the exchange offering, Baron Properties will offer to issue units to sellers of interests in residential apartment properties or subordinated mortgage loans in exchange for such property interests or mortgages. As its initial acquisition candidates of the exchange offering, Baron Properties anticipates that it will offer to acquire equity and/or subordinated mortgage or other debt interests in 26 residential apartment properties, directly or indirectly owned by 23 real estate limited partnerships managed by affiliates of Baron Advisors (such limited partnerships are collectively referred to herein as "Exchange Partnerships," and individually as an "Exchange Partnership"). Baron Properties intends to acquire interests in a particular property by exchanging units of Baron Properties for limited partnership interests in the Exchange Partnerships owned by its limited partners ("Exchange Limited Partners").

EXCHANGE OFFERING BY BARON PROPERTIES

         In the initial transactions of the exchange offering, Baron Properties will offer to issue units of Baron Properties to each Exchange Limited Partner in exchange for the individual's respective limited partnership interest in the Exchange Partnership. The number of units of Baron Properties to be offered to each Exchange Limited Partner for his interest in a given Exchange Partnership have been assigned an initial value in the range of 103% to 169% of the amount of an Exchange Limited Partner's original investment in the partnership. For such purpose, each unit of Baron Properties will be initially valued at $10, the same offering price of each common share offered in this offering. As described below, holders of units of Baron Properties may exchange their units into an equivalent number of common shares at any time, subject to certain conditions. Any Exchange Limited Partner that does not desire to participate in the exchange offering would be entitled to retain the limited partnership interest in the partnership on generally the same terms as currently exist. As part of the transaction, Baron Trust would assume the corporate general partner's interest or be granted a management proxy in each of the Exchange Partnerships involved and manage the partnerships on an ongoing basis. The Exchange Offering is conditioned upon the acceptance of at least $6,000,000 of units of Baron Properties by Exchange Limited Partners. In addition, at least 90% of the limited partnership interests of an Exchange Partnership must elect to accept the exchange offering or none of the limited partners will be permitted to participate.

         Each Exchange Property in which Baron Properties intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance. The appraisal reports to be relied upon by Baron Properties are based on the three traditional property valuation methods: the cost approach, the direct sales comparison approach, and the income approach. The "cost approach" is based on the principle that an informed purchaser would pay no more than the cost of building a comparable property. This approach involves the estimation of the current market value of the land and the replacement cost of improvements. Accrued depreciation of the improvements is then calculated and deducted from such estimation to indicate the value of the property. Generally, the land value is determined using the direct sales comparison approach described below. The replacement cost of improvements is estimated based on current prices for building materials, less depreciation, after analyzing the disadvantages or deficiencies of the existing building compared to a new building.

         The "income approach" is based on the principle that value is created by the expectation of economic benefits to be derived in the future. This approach to valuation takes into account the amount of income a property is expected to earn in the future and its present value. Under this approach, net income before payment of debt service obligations is first estimated. That amount is then converted into present value through a process called capitalization, which involves dividing the net income by a capitalization rate. Factors such as risk, time, interest on the capital investment and the recapture of the depreciating assets are taken into account to determine the capitalization rate. The selection of an appropriate capitalization rate is one of the most important factors to be analyzed under the income approach of valuation. One important method to determine the capitalization rate is to extract the rate based on comparable residential apartment properties.

         The "direct sales comparison" approach is based on the principle that an informed purchaser will pay no more for a property than the cost of acquiring an existing property with the same characteristics. The appraiser first gathers data relating to sales of comparable properties and then analyzes the nature and condition of each comparable sale, making adjustments for dissimilar characteristics. To determine land value, the price per acre or price per unit is the common denominator. For improvements, the common denominator may be price per square foot, price per unit or room, or a gross rent multiplier (I.E., a comprehensive unit of comparison based on the relationship between gross potential rental income and value).

         The final step in the appraisal process is the reconciliation of the values estimated under the three approaches, taking into account the relative applicability of each approach, the range between the estimated values and the approach that appears to produce the most reliable estimate. According to the appraisers retained by Baron Properties to appraise the Exchange Properties, the income and direct sales comparison approaches are considered by most purchasers and sellers to be the most relevant when valuing income-producing properties such as the Exchange Properties. The appraisers give the least consideration to the cost approach because purchasers and sellers are more responsive to acquiring income-producing properties based on attractive overall capitalization rates.

         Subject to certain exceptions, Baron Trust and Baron Properties are authorized to provide or acquire mortgage loans as long as, among other things, the aggregate amount of all mortgage loans outstanding on any particular underlying property, including the loan of Baron Trust or Baron Properties, as applicable, would not exceed an amount equal to 80% of the appraised replacement cost new of the property. Replacement cost new refers to the estimated cost new of the improvements on a property (estimated on the basis of current prices for the component parts of a building) without taking into account the deficiencies of the existing building compared to a new building, plus the estimated current market value of the underlying land (generally determined using the direct sales comparison approach).

         To facilitate the proposed exchange offering, Baron Properties will register with the Commission 2,500,000 units. Sellers of property interests who receive units as consideration in connection with the proposed exchange offering will be entitled to exchange all or a portion of the units held by them for an equivalent number of common shares at any time and from time to time, so long as the exchange would not cause the seller to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding shares, subject to Baron Trust's right to cash out any holder of units who requests an exchange. Therefore, in conjunction with the registration of the common shares being offered hereby, Baron Trust registered 2,500,000 common shares (in addition to the 2,500,000 common shares being offered in this offering) for issuance to holders of units who request Baron Trust to exchange units for common shares. A registration statement relating to the proposed exchange offering was filed with the Commission in June 1998 but has not yet been declared effective. A pre-effective amendment to the registration statement is expected to be filed in June 1999.

         Baron Trust intends to investigate making an additional public or private offering of common shares or units following the commencement of this offering if Baron Advisors determines that suitable property acquisition opportunities are available to Baron Trust at attractive prices and that such an offering would fulfill its cost of funds requirements. The issuance by Baron Trust and Baron Properties of additional common shares and units subsequent to the completion of this offering and the proposed exchange offering could have a dilutive effect on investors which acquire common shares in the offering.

         Each Exchange Partnership directly or indirectly owns all or a portion of the equity interest in a residential apartment property, the entire or an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests), or a combination of the foregoing. Baron Properties would acquire interests in a particular property by acquiring from Exchange Limited Partners their limited partnership interests in the respective partnership (the "Exchange Partnership Units"). In connection with the exchange offering, the corporate general partners of each of the Exchange Partnerships have agreed to waive all but a one percent economic interest (retained for federal income tax purposes), including back end interests and administrative fees, attributable to such corporate general partners.

THE EXCHANGE PROPERTIES

         As its initial investment targets in the exchange offering, Baron Properties is offering to acquire limited partnership interests from Exchange Limited Partners in 23 Exchange Partnerships which directly or indirectly own equity and/or subordinated mortgage interests in 26 residential apartment properties (collectively, the "Exchange Properties" and individually an "Exchange Property"). Baron Properties will acquire a beneficial ownership interest in all or a portion of the Exchange Properties by acquiring from Exchange Limited Partners of participating Exchange Partnerships their limited partnership interests ("Exchange Partnership Units") in the respective partnership. The Exchange Partnerships are managed by corporate general partners affiliated with Baron Advisors (wholly owned and controlled, along with the corporate general partner of each Exchange Partnership, by Mr. McGrath).

         Certain of the Exchange Partnerships own direct or indirect equity interests in 16 Exchange Properties which consist of an aggregate of 1,012 residential units (comprised of studio and one, two, and three bedroom units). Certain of the Exchange Partnerships own direct or indirect mortgage interests in 10 Exchange Properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, three properties in Ohio, and one property each in Georgia and Indiana.

         The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns record title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage

Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests).

         The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) was approximately $16,515,480 at March 31, 1999. The aggregate balance due (including current aggregate principal balances of subordinated mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties was approximately $7,437,727 at March 31, 1999.

         The book value of the 23 Exchange Partnerships was approximately $13,518,420 at March 31, 1999. If exchanges are consummated in respect of all Exchange Partnership Units in the exchange offering, the partnership interests acquired will have a purchase price totaling approximately $24,980,606, comprised of units of Baron Properties to be issued. The interests to be acquired with the balance of Baron Properties units being offered in the exchange offering have not yet been finally determined.

         Upon the completion of the exchange offering in respect of each Participating Exchange Partnership, (i) Gregory K. McGrath, a founder of Baron Trust and Baron Properties, the Chief Executive Officer of Baron Trust, Baron Properties, and Baron Advisors, and the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, will either grant the Board of Trustees of Baron Trust a management proxy coupled with an interest to vote the shares of the corporate general partner of the Exchange Partnership or contract to assign all of the stock in the corporate general partner to Baron Trust for $100 per partnership; (ii) the corporate general partner will assign to Baron Properties all of its residual economic interest in the partnership; and (iii) Mr. McGrath will cause the corporate general partner to waive its right to receive from the partnership any ongoing fees, effective at the time of exchange.

         The number of units of Baron Properties to be offered to each Exchange Limited Partner for his interest in a given Exchange Partnership have been assigned an initial value in the range of 103% to 169% of the amount of an Exchange Limited Partner's original investment in the partnership. For such purposes, each unit of Baron Properties will be initially valued at $10, the offering price of each common share offered in this offering. The value of Baron Properties units and the common shares are substantially identical because recipients of units of Baron Properties in the exchange offering may exchange their units into an equivalent number of common shares at any time, subject to certain conditions.

         The number of units being offered by Baron Properties in the exchange offering in respect of each Exchange Equity Partnership and each Exchange Hybrid Partnership (to the extent of its direct or indirect equity interest in the property) differs based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which Baron Advisors believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the exchange offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants.

         The number of units being offered in respect of each of the Exchange Mortgage Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired plus the current principal balance of first mortgage and other indebtedness to which the property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which Baron Advisors believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the exchange offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. Each Exchange Property in which Baron Properties intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance.

         Assuming the exchange offering is accepted by all Exchange Limited Partners in all Exchange Partnerships, the aggregate purchase price for the Exchange Partnership Units would be approximately $24,980,606, comprised of units of Baron Properties to be issued with an initial assigned value of that amount. Baron Trust and Baron Properties will investigate other investment opportunities for the exchange offering, including property interests held by unaffiliated owners and by certain other limited partnerships managed by affiliates of Baron Advisors.

                            EQUITY PROPERTY INTERESTS

         The table set forth below summarizes certain information relating to each of the 16 properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships involved in the exchange offering directly or indirectly own an equity interest, including (i) the name of the respective partnership and its general partner, (ii) the name and location of each property, (iii) the year each property was completed, (iv) the number of units, acreage, rentable area, average unit size and average rental rate per unit and per square feet of rentable area as of April 1, 1999, and (v) physical occupancy of each property as of April 1, 1999. In the exchange offering, Baron Properties will offer to issue its units to limited partners in those partnerships in exchange for their limited partnership interests in the partnerships and thereby indirectly acquire such property interests.

                                          NAME OF
                                        RESIDENTIAL
                                         APARTMENT                                                               APPROX.
                                       PROPERTY (AND                                                             RENTABLE
                                           TYPE                       YEAR                           APPROX.        AREA
  PARTNERSHIP          GP              OF INTEREST)     LOCATION      COMPLETED    NO. OF UNITS       ACRES      (SQ. FT.)*
  -----------          --              ------------     --------      ---------    ------------       -----      ---------
  EXCHANGE EQUITY
  PARTNERSHIPS:
  Baron Strategic      Baron         Steeplechase       Anderson,        1977      Total       72      3.20        47,280
  Investment Fund      Capital       Apartments  (1)    Indiana                     1 BR       12
  II, Ltd.             XXXI, Inc.                                                   2 BR       60

  Central Florida      Baron         Laurel Oaks        Deland,          1986      Total       56      6.21        45,216
  Income               Capital of    Apartments  (1)    Florida                     1 BR       11
  Appreciation Fund,   Ohio III,                                                    2 BR       45
  Ltd.                 Inc.

  Florida Capital      Baron         Eagle Lake         Port             1987      Total       77      4.68        45,504
  Income Fund, Ltd.    Capital II,   Apartments  (1)    Orange,                     1 BR       73
                       Inc.                             Florida                     2 BR        4

  Florida Capital      Baron         Forest Glen        Daytona          1985      Total       52      6.85        62,692
  Income Fund II,      Capital IV,   Apartments         Beach,                      2 BR       28
  Ltd.                 Inc.          (Phase I)  (2)     Florida                     3 BR       24

  Florida Capital      Baron         Bridge Point       Jacksonville,    1986      Total       48      3.39        27,360
  Income Fund III,     Capital       Apartments         Florida                    Studio       6
  Ltd.                 VII, Inc.     (Phase II)  (1)                                1 BR       37
                                                                                    2 BR        5

  Florida Capital      Baron         Glen Lake          St.              1986      Total      144      7.16        79,200
  Income Fund IV,      Capital V,    Apartments  (1)    Petersburg,                 1 BR      144
  Ltd.                 Inc.                             Florida

  Florida Income       Baron         Forest Glen        Daytona          1985      Total       26      6.85        29,931
  Advantage Fund I,    Capital IV,   Apartments         Beach,                      2 BR       19
  Ltd.                 Inc.          (Phase III)  (2)   Florida                     3 BR        7

  Florida Income       Baron         Forest Glen        Daytona          1985      Total        8      6.85        9,166
  Appreciation Fund    Capital IV,   Apartments         Beach,                      2 BR        6
  I, Ltd.              Inc.          (Phase IV)  (2)    Florida                     3 BR        2



                                         NAME OF
                                       RESIDENTIAL
                                        APARTMENT                                4/1/99                          PHYSICAL
                                      PROPERTY (AND                          AVERAGE RENTAL RATES/MONTH         OCCUPANCY
                                          TYPE        AVG. UNIT SIZE         --------------------------           AS OF
  PARTNERSHIP         GP              OF INTEREST)      (SQ. FT.)           (PER UNIT) (PER SQ. FT.)              4/1/99
  -----------         --              ------------      ---------           ---------- -------------              ------
  EXCHANGE EQUITY
  PARTNERSHIPS:
  Baron Strategic     Baron         Steeplechase       Avg.     657          $433         $0.66                     86%
  Investment Fund     Capital       Apartments  (1)    1 BR     550
  II, Ltd.            XXXI, Inc.                       2 BR     678

  Central Florida     Baron         Laurel Oaks        Avg.     807          $531        $$0.66                     93%
  Income              Capital of    Apartments  (1)    1 BR     576
  Appreciation Fund,  Ohio III,                        2 BR     864
  Ltd.                Inc.

  Florida Capital     Baron         Eagle Lake         Avg.     591          $465         $0.78                    100%
  Income Fund, Ltd.   Capital II,   Apartments   (1)   1 BR     576
                      Inc.                             2 BR     864

  Florida Capital     Baron         Forest Glen        Avg.   1,205          $673         $0.56                     98%
  Income Fund II,     Capital IV,   Apartments         2 BR   1,075
  Ltd.                Inc.          (Phase I)    (2)   3 BR   1,358

  Florida Capital     Baron         Bridge Point       Avg.     570          $455         $0.80                     94%
  Income Fund III,    Capital       Apartments        Studio    288
  Ltd.                VII, Inc.     (Phase II)   (1)   1 BR     576
                                                       2 BR     864

  Florida Capital     Baron         Glen Lake          Avg.     550          $674         $1.23                     76%
  Income Fund IV,     Capital V,    Apartments   (1)   1 BR     550
  Ltd.                Inc.

  Florida Income      Baron         Forest Glen        Avg.   1,151          $656         $0.57                     92%
  Advantage Fund I,   Capital IV,   Apartments         2 BR   1,075
  Ltd.                Inc.          (Phase III)  (2)   3 BR   1,358

  Florida Income      Baron         Forest Glen        Avg.   1,146          $655         $0.57                    100%
  Appreciation Fund   Capital IV,   Apartments         2 BR   1,075
  I, Ltd.             Inc.          (Phase IV)   (2)   3 BR   1,358

                                          NAME OF
                                        RESIDENTIAL
                                         APARTMENT                                                               APPROX.
                                       PROPERTY (AND                                                             RENTABLE
                                           TYPE                       YEAR                           APPROX.        AREA
  PARTNERSHIP          GP              OF INTEREST)     LOCATION      COMPLETED    NO. OF UNITS       ACRES      (SQ. FT.)*
  -----------          --              ------------     --------      ---------    ------------       -----      ---------


  EXCHANGE EQUITY
  PARTNERSHIPS,
  CONT.:
  Florida Income       Baron         Blossom Corners    Orlando,         1980       Total         70    3.67       39,300
  Growth Fund V, Ltd.  Capital XI,   Apartments         Florida                    Studio         15
                       Inc.          (Phase I)  (1)                                 1 BR          49
                                                                                    2 BR           6

  Florida              Baron         Camellia Court     Daytona          1982       Total         60    5.15       34,848
  Opportunity Income   Capital       Apartments  (1)    Beach,                      1 BR          59
  Partners, Ltd.       III, Inc.                        Florida                     2 BR           1

  GSU Stadium          Baron         Stadium Club       Statesboro,      1987       Total         60    3.50       50,736
  Student              Capital X,    Apartments  (1)    Georgia                    Studio          2
  Apartments, Ltd.     Inc.                                                         3 BR           3
                                                                                    4 BR          55

  Midwest Income       [Baron        Brookwood Way      Mansfield,       1974       Total         66    3.92       38,016
  Growth Fund VI,      Capital of    Apartments  (1)    Ohio                       Studio          3
  Ltd.                 Ohio III,                                                    1 BR          60
                       Inc.]                                                        2 BR           3

  Realty Opportunity   Baron         Forest Glen        Daytona          1985       Total         30    6.85       34,231
  Income Fund VIII,    Capital IV,   Apartments         Beach,                      2 BR          23
  Ltd.                 Inc.          (Phase II)  (2)    Florida                     3 BR           7

  EXCHANGE HYBRID
  PARTNERSHIPS:
  Baron Strategic      Baron         Pineview           Orlando,         1988       Total         91    4.38       46,656
  Investment Fund      Capital       Apartments (3)     Florida                    Studio         26
  VI, Ltd.             XXXI, Inc.                                                   1 BR          59
                                                                                    2 BR           6

  Baron Strategic      Baron         Crystal Court      Lakeland,        1982       Total         72     4.5       43,776
  Investment Fund      Capital       Phase I (4)        Florida                     1 BR          64
  IX, Ltd.             XLII, Inc.                                                   2 BR           8

  Baron Strategic      Baron         Crystal Court      Lakeland,        1982       Total         72     4.5       43,776
  Investment Fund X,   Capital       Phase I (5)        Florida                     1 BR          64
  Ltd.                 XLII, Inc.                                                   2 BR           8

                                     Pineview           Orlando,         1988       Total         91    4.38       46,656
                                     Apartments (6)     Florida                    Studio         26
                                                                                    1 BR          59
                                                                                    2 BR           6




                                           NAME OF
                                         RESIDENTIAL
                                          APARTMENT                                    4/1/99                         PHYSICAL
                                        PROPERTY (AND                              AVERAGE RENTAL RATES/MONTH         OCCUPANCY
                                            TYPE            AVG. UNIT SIZE         --------------------------           AS OF
  PARTNERSHIP           GP              OF INTEREST)          (SQ. FT.)           (PER UNIT) (PER SQ. FT.)              4/1/99
  -----------           --              ------------          ---------           ---------- -------------              ------
  EXCHANGE EQUITY
  PARTNERSHIPS,
  CONT.:
  Florida Income        Baron         Blossom Corners        Avg.     561         $481         $0.86                     93%
  Growth Fund V, Ltd.   Capital XI,   Apartments            Studio    300
                        Inc.          (Phase I)  (1)         1 BR     600
                                                             2 BR     900

 Florida                Baron         Camellia Court         Avg.     581         $435         $0.75                     95%
  Opportunity Income    Capital       Apartments  (1)        1 BR     576
  Partners, Ltd.        III, Inc.                            2 BR     864

  GSU Stadium           Baron         Stadium Club           Avg.     860         $963         $1.13                     70%
  Student               Capital X,    Apartments  (1)       Studio    288
  Apartments, Ltd.      Inc.                                 3 BR     880
                                                             4 BR     880

  Midwest Income        [Baron        Brookwood Way          Avg.     576         $376         $0.65                     89%
  Growth Fund VI,       Capital of    Apartments  (1)       Studio    288
  Ltd.                  Ohio III,                            1 BR     576
                        Inc.]                                2 BR     864

  Realty Opportunity    Baron         Forest Glen            Avg.   1,141         $662         $0.58                     96%
  Income Fund VIII,     Capital IV,   Apartments             2 BR   1,075
  Ltd.                  Inc.          (Phase II)  (2)        3 BR   1,358

  EXCHANGE HYBRID
  PARTNERSHIPS:
  Baron Strategic       Baron         Pineview               Avg.     513         $461         $0.90                     98%
  Investment Fund       Capital       Apartments (3)        Studio    288
  VI, Ltd.              XXXI, Inc.                           1 BR     576
                                                             2 BR     864

  Baron Strategic       Baron         Crystal Court          Avg.     608         $401         $0.66                     94%
  Investment Fund       Capital       Phase I (4)            1 BR     576
  IX, Ltd.              XLII, Inc.                           2 BR     864

  Baron Strategic       Baron         Crystal Court          Avg.     608         $401         $0.66                     94%
  Investment Fund X,    Capital       Phase I (5)            1 BR     576
  Ltd.                  XLII, Inc.                           2 BR     864

                                      Pineview               Avg.     513         $461         $0.90                     98%
                                      Apartments (6)         1 BR     288
                                                             2 BR     576
                                                                      864

                                          NAME OF
                                        RESIDENTIAL
                                         APARTMENT                                                               APPROX.
                                       PROPERTY (AND                                                             RENTABLE
                                           TYPE                       YEAR                           APPROX.        AREA
  PARTNERSHIP          GP              OF INTEREST)     LOCATION      COMPLETED    NO. OF UNITS       ACRES      (SQ. FT.)*
  -----------          --              ------------     --------      ---------    ------------       -----      ---------
  Lamplight Court of   Baron         Lamplight          Bellefontaine,   1973      Total   80           6.00       46,944
  Bellefontaine        Capital IX,   Apartments (7)     Ohio                       Studio  12
  Apartments, Ltd.     Inc.                                                         1BR    53
                                                                                    2 BR   15
                                                                                     ---------        ---------- -----------
                                     TOTAL
                                     PROPERTIES:                                      1,012**           83.16     680,856
                                                                                     ---------        ---------- -----------
                                                                                     ---------        ---------- -----------




                                          NAME OF                                  4/1/99                         PHYSICAL
                                        RESIDENTIAL                            AVERAGE RENTAL RATES/MONTH         OCCUPANCY
                                         APARTMENT      AVG. UNIT SIZE         --------------------------           AS OF
  PARTNERSHIP                          PROPERTY (AND      (SQ. FT.)           (PER UNIT) (PER SQ. FT.)              4/1/99
  -----------                              TYPE           ---------           ---------- -------------              ------
                       GP              OF INTEREST)
                       --              ------------
  Lamplight Court of                                     Avg.     587          $394         $0.67                    93%
  Bellefontaine        Baron         Lamplight          Studio    288
  Apartments, Ltd.     Capital IX,   Apartments (7)      1 BR     576
                       Inc.                              2 BR     864
                                                                -------       ---------- -------------              ------


                                                                  673          $531         $0.80                    87%
                                                                -------       ---------- -------------             ------
                                                                -------       ---------- -------------             ------







--------------------
*        Includes only residential apartment units and excludes common areas.

** Properties in which more than one partnership has an interest are counted only once.

(1) Partnership owns the entire limited partnership interest in a limited partnership which holds fee simple title to the property.

(2) Partnership owns beneficial interest in an unrecorded land trust which holds fee simple title to the property.

(3) Partnership owns (i) a 52.44% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information - Mortgage Properties" table.

(4) Partnership owns (i) a 39.56% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information Mortgage Properties" table.

(5) Partnership owns (i) a 47.59% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information Mortgage Properties" table.

(6) Partnership owns (i) a 39.59% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information Mortgage Properties" table.

(7) Partnership owns (i) a 31.7% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) a debt interest in the property described below in "Mortgage Information
         - Mortgage Properties" table.

                             DEBT PROPERTY INTERESTS

         The table set forth below summarizes certain information relating to each of the 11 properties in which Exchange Mortgage Partnerships and Exchange Hybrid Partnerships involved in the exchange offering own a mortgage interest, including (i) the name of the respective partnership and its general partner,
(ii) the name and location of each property, (iii) the year each property was completed, (iv) the number of units, acreage, rentable area, average unit size and average rental rate per unit and per square feet of rentable area as of April 1, 1999, and (v) physical occupancy of each property as of April 1, 1999. In the exchange offering, Baron Properties will offer to issue its units to limited partners in those partnerships in exchange for their limited partnership interests in the partnerships and thereby indirectly acquire such property interests.

                                          NAME OF
                                        RESIDENTIAL
                                         APARTMENT                                                               APPROX.
                                       PROPERTY (AND                                                             RENTABLE
                                           TYPE                       YEAR                           APPROX.        AREA
  PARTNERSHIP          GP              OF INTEREST)     LOCATION      COMPLETED    NO. OF UNITS       ACRES      (SQ. FT.)*
  -----------          --              ------------     --------      ---------    ------------       -----      ---------
EXCHANGE MORTGAGE
PARTNERSHIPS:
Baron Strategic       Baron         Blossom Corners    Orlando,         1981       Total      68      3.51         38,100
Investment Fund,      Capital       Apartments         Florida                    Studio      16
Ltd.                  XXXII, Inc.   (Phase II)  (1)                                1 BR       45
                                                                                   2 BR        7

                                    Villas at Lake     Cincinnati,   Est. 4th      Total     164      20.2        217,300
                                    Sycamore (1)       Ohio          quarter       2 BR
                                                                        2003       3 BR

Baron Strategic       Baron         Country Square     Tampa,           1981       Total      73      4.56         40,032
Investment Fund IV,   Capital       Apartments         Florida                    Studio      14
Ltd.                  XVII, Inc.    (Phase I) (1)                                  1 BR       52
                                                                                   2 BR        7

Baron Strategic       Baron         Candlewood         Tampa,           1984       Total      33      2.75         17,568
Investment Fund V,    Capital XL,   Apartments         Florida                    Studio       6
Ltd.                  Inc.          (Phase II) (1)                                 1 BR       26
                                                                                   2 BR        1

                                    Curiosity Creek    Tampa,           1982       Total      81      4.51         43,776
                                    Apartments  (1)    Florida                    Studio      16
                                                                                   1 BR       59
                                                                                   2 BR        6


Baron Strategic       Baron         Heatherwood        Kissimmee,       1982       Total      41      2.26         22,176
Investment Fund       Capital       Apartments         Florida                    Studio      10
VIII, Ltd.            XLIV, Inc.    (Phase II)  (2)                               1 BR/1B     26
                                                                                  2 BR/1B      4
                                                                                  2 BR/2B      1



                                       NAME OF
                                     RESIDENTIAL
                                      APARTMENT                                                    PHYSICAL
                                    PROPERTY (AND                                4/1/99            OCCUPANCY
                                        TYPE                           AVERAGE RENTAL RATES/MONTH    AS OF
PARTNERSHIP         GP              OF INTEREST)                          (PER UNIT) (PER SQ. FT.)  4/1/99
-----------         --              ------------                          ---------- -------------  ------



EXCHANGE MORTGAGE
PARTNERSHIPS:
Baron Strategic    Baron         Blossom Corners      Avg.        557      $512          $0.92        88%
Investment Fund,   Capital       Apartments          Studio       300
Ltd.               XXXII, Inc.   (Phase II)  (1)      1 BR        600
                                                      2 BR        864

                                 Villas at Lake       Avg.      1,325        -             -           -
                                 Sycamore (1)         2 BR
                                                      3 BR

Baron Strategic    Baron         Country Square       Avg.        548      $439          $0.80        95%
Investment Fund IV Capital       Apartments          Studio       288
Ltd.               XVII, Inc.    (Phase I) (1)        1 BR        576
                                                      2 BR        864

Baron Strategic    Baron         Candlewood           Avg.        532      $433          $0.81        82%
Investment Fund V, Capital XL,   Apartments          Studio       288
Ltd.               Inc.          (Phase II) (1)       1 BR        576
                                                      2 BR        864

                                 Curiosity Creek      Avg.        540      $442          $0.82        95%
                                 Apartments  (1)     Studio       288
                                                      1 BR        576
                                                      2 BR        864


Baron Strategic    Baron         Heatherwood          Avg.        541      $505          $0.94        95%
Investment Fund    Capital       Apartments          Studio       288
VIII, Ltd.         XLIV, Inc.    (Phase II)  (2)     1 BR/1B      576
                                                     2 BR/1B      864
                                                     2 BR/2B      864

                                          NAME OF
                                        RESIDENTIAL
                                         APARTMENT                                                               APPROX.
                                       PROPERTY (AND                                                             RENTABLE
                                           TYPE                       YEAR                           APPROX.        AREA
  PARTNERSHIP          GP              OF INTEREST)     LOCATION      COMPLETED    NO. OF UNITS       ACRES      (SQ. FT.)*
  -----------          --              ------------     --------      ---------    ------------       -----      ---------
                                    Longwood           Cocoa,           1981       Total      59      4.00         36,288
                                    Apartments         Florida                     1 BR       51
                                    (Phase I)  (1)                                 2 BR        8

                                    Villas at Lake     Cincinnati,   Est. 4th      Total     164      20.2        217,300
                                    Sycamore (1)       Ohio          quarter       2 BR
                                                                        2003       3 BR

Baron Strategic       Baron         Curiosity Creek    Tampa,           1982       Total      81      4.51         43,776
Vulture Fund I, Ltd.  Capital       Apartments  (1)    Florida                    Studio      16
                      XXVI, Inc.                                                   1 BR       59
                                                                                   2 BR        6

Brevard Mortgage      Baron         Meadowdale         Melbourne,       1984       Total      64      4.81         39,168
Program, Ltd.         Capital       Apartments  (1)    Florida                     1 BR       56
                      XII, Inc.                                                    2 BR        8

EXCHANGE HYBRID
PARTNERSHIPS
Baron Strategic       Baron         Candlewood         Tampa,           1988       Total      33      2.75         17,568
Investment Fund VI,   Capital       Apartments         Florida                    Studio       6
Ltd.                  XXXI, Inc.    (Phase II) (3)                                 1 BR       26
                                                                                   2 BR        1

                                    Country Square                      1981       Total      73      4.56         40,032
                                    Apartments         Tampa,                     Studio      14
                                    (Phase I)  (3)     Florida                     1 BR       52
                                                                                   2 BR        7

                                    Garden Terrace     Tampa,           1983       Total      91      6.00         54,720
                                    Apartments         Florida                    Studio       8
                                    (Phase III)  (3)                               1 BR       67
                                                                                   2 BR       16



Baron Strategic       Baron         Candlewood         Tampa,           1984       Total      33      2.75         17,568
Investment Fund IX,   Capital       Apartments         Florida                    Studio       6
Ltd.                  XLII, Inc.    (Phase II) (3)                                 1 BR       26
                                                                                   2 BR        1

                                    Garden Terrace     Tampa,           1983       Total      91      6.00         54,720
                                    Apartments         Florida                    Studio       8
                                    (Phase III)  (3)                               1 BR       67
                                                                                   2 BR       16


                                         NAME OF
                                       RESIDENTIAL
                                        APARTMENT                                                        PHYSICAL
                                      PROPERTY (AND                                    4/1/99            OCCUPANCY
                                          TYPE                               AVERAGE RENTAL RATES/MONTH    AS OF
PARTNERSHIP           GP              OF INTEREST)                              (PER UNIT) (PER SQ. FT.)  4/1/99
-----------           --              ------------                              ---------- -------------  ------
                                    Longwood              Avg.         615          $433            $0.70     100%
                                    Apartments            1 BR         576
                                    (Phase I)  (1)        2 BR         864

                                    Villas at Lake        Avg.       1,325           -               -           -
                                    Sycamore (1)          2 BR
                                                          3 BR

Baron Strategic       Baron         Curiosity Creek       Avg.         540          $442            $0.82      95%
Vulture Fund I,       Capital       Apartments  (1) Ltd. Studio        288
                      XXVI, Inc.                          1 BR         576
                                                          2 BR         864

Brevard Mortgage      Baron         Meadowdale            Avg.         612          $412            $0.67      97%
Program, Ltd.         Capital       Apartments  (1)       1 BR         576
                      XII, Inc.                           2 BR         864

EXCHANGE HYBRID
PARTNERSHIPS
Baron Strategic       Baron         Candlewood            Avg.         532           $433           $0.81      82%
Investment Fund VI,   Capital       Apartments           Studio        288
Ltd.                  XXXI, Inc.    (Phase II) (3)        1 BR         576
                                                          2 BR         864

                                    Country Square        Avg.         548           $439           $0.80      95%
                                    Apartments           Studio        288
                                    (Phase I)  (3)        1 BR         576
                                                          2 BR         864

                                    Garden Terrace        Avg.         601           $417           $0.69      90%
                                    Apartments           Studio        288
                                    (Phase III)  (3)      1 BR         576
                                                          2 BR         864



Baron Strategic       Baron         Candlewood            Avg.         532           $433           $0.81      82%
Investment Fund IX,   Capital       Apartments           Studio        288
Ltd.                  XLII, Inc.    (Phase II) (3)        1 BR         576
                                                          2 BR         864

                                    Garden Terrace        Avg.         601           $417           $0.69      90%
                                    Apartments           Studio        288
                                    (Phase III)  (3)      1 BR         576
                                                          2 BR         864

                                          NAME OF
                                        RESIDENTIAL
                                         APARTMENT                                                               APPROX.
                                       PROPERTY (AND                                                             RENTABLE
                                           TYPE                       YEAR                           APPROX.        AREA
  PARTNERSHIP          GP              OF INTEREST)     LOCATION      COMPLETED    NO. OF UNITS       ACRES      (SQ. FT.)*
  -----------          --              ------------     --------      ---------    ------------       -----      ---------

                                    Villas at Lake     Cincinnati,   est. 4th      Total     164      20.2        217,300
                                    Sycamore  (3)      Ohio          quarter
                                                                        2003

Baron Strategic       Baron         Garden Terrace     Tampa,           1983       Total      91      6.00         54,720
Investment Fund X,    Capital       Apartments         Florida                    Studio       8
Ltd.                  XLIV, Inc.    (Phase III)  (3)                               1 BR       67
                                                                                   2 BR       16

                                    Heatherwood        Kissimmee,       1982       Total      41      2.26         22,176
                                    Apartments         Florida                    Studio      10
                                    (Phase II)  (2)                                1 BR       26
                                                                                  2 BR/1B      4
                                                                                  2 BR/2B      1

Lamplight Court of    Baron         Lamplight          Bellefontaine,   1973       Total      80      6.00         46,944
Bellefontaine         Capital IX,   Apartments (4)     Ohio                       Studio      12
Apartments, Ltd.      Inc.                                                         1 BR       53
                                                                                   2 BR       15
                                                                                            ----- -------------- -----------
                                    TOTAL
                                    PROPERTIES(5):                                           650      42.48       375,060
---------------------                                                                       ----- -------------- -----------
                                                                                            ----- -------------- -----------


                                   NAME OF
                                 RESIDENTIAL
                                  APARTMENT                                                         PHYSICAL
                                PROPERTY (AND                                     4/1/99            OCCUPANCY
                                    TYPE                                AVERAGE RENTAL RATES/MONTH    AS OF
PARTNERSHIP     GP              OF INTEREST)                               (PER UNIT) (PER SQ. FT.)  4/1/99
-----------     --              ------------                               ---------- -------------  ------



                                      Villas at Lake   Avg.      1,325        -             -           -
                                      Sycamore  (3)


Baron Strategic         Baron         Garden Terrace   Avg.        601      $417          $0.69        90%
Investment Fund X,      Capital       Apartments       Studio      288
Ltd.                    XLIV, Inc.    (Phase III)  (3) 1 BR        576
                                                       2 BR        864

                                      Heatherwood      Avg.        541      $505          $0.94        95%
                                      Apartments       Studio      288
                                      (Phase II)  (2)  1 BR        576
                                                       2 BR/1B     864
                                                       2 BR/2B     864

Lamplight Court of      Baron         Lamplight        Avg.        587      $394          $0.67        95%
Bellefontaine           Capital IX,   Apartments (4)   Studio      288
Apartments, Ltd.        Inc.                           1 BR        576
                                                       2 BR        864
                                                                ------- -------------- ------------ -----------
                                                                   569      $434          $0.76        84%
                                                                ------- -------------- ------------ -----------

--------------------------
*       Includes only residential apartment units and excludes common areas.

(1) The Partnership's sole real estate assets consist of an undivided subordinated mortgage interest in the property or properties described in this table. The subordinated mortgage interests are described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership.

(2) The Partnership owns an undivided subordinated mortgage interest in the property and unsecured indebtedness associated therewith. The indebtedness is described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership.

(3) The Partnership owns (i) an undivided subordinated mortgage interest in the property or properties described in this table and (ii) a direct or indirect equity interest in one or more properties. The subordinated mortgage interests are described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership and the equity interest is described above at "Property Information-Equity Property Interests" and in such Exhibit B table.

(4) The Partnership owns (i) an undivided subordinated mortgage interest in the property described in this table and (ii) an undivided limited partnership interest in the limited partnership which owns fee simple title to the property. The subordinated mortgage interest is described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership, and the equity interest is described above at "Property Information-Equity Property Interests" and in such Exhibit B table.

(5) Does not include information for Lake Sycamore, which is under development.

                            EQUITY PROPERTY INTERESTS

         The table below sets forth certain information relating to the senior mortgage (and in one case, subordinated mortgage) indebtedness secured by or associated with the 16 properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships involved in the exchange offering directly or indirectly own an equity interest, including (i) name of partnership and its general partner, (ii) name and location of the properties, (iii) principal balances as of April 1, 1999, (iv) interest rates, (v) annual debt service, (vi) amortization term, (vii) maturity dates, (viii) balances due on maturity, (ix) monthly payments, and (x) name of lending institution. In the exchange offering, Baron Properties will offer to issue its units to limited partners in those partnerships in exchange for their limited partnership interests in the partnerships and thereby indirectly acquire such property interests.


                                                                    4/1/99                  ANNUAL
                                                                   PRINCIPAL    INTEREST     DEBT        MONTHLY     AMORTIZATION
PARTNERSHIP        GP              PROPERTY         LOCATION       BALANCE      RATE        PAYMENT      PAYMENT         TERM
-----------        --              --------         --------       -------      ----        --------      -------         ----



EXCHANGE
EQUITY
PARTNERSHIPS

Baron Strategic    Baron Capital   Steeplechase     Anderson,      $1,260,000  Yrs. 1-2:     $97,644     $8,138       30 years
Investment Fund    XXXI, Inc.      Apartments       Indiana
II, Ltd.                                                                           7.25%
                                                                               Yrs. 3-4:
                                                                                   7.75%
                                                                               Yrs. 5-10:
                                                                                   8.25%

Central Florida    Baron Capital   Laurel Oaks      Deland,         1,592,583      6.54%     121,863     10,155       30 years
Income             of Ohio III,    Apartments       Florida
Appreciation       Inc.
Fund, Ltd.

Florida Capital    Baron Capital   Eagle Lake       Port            1,433,616      8.56%     145,669     12,139       25 years
Income Fund, Ltd.  II, Inc.        Apartments       Orange,
                                                    Florida

Florida Capital    Baron Capital   Forest Glen      Daytona         1,778,043      7.01%     125,696     10,475       30 years
Income Fund II,    IV, Inc.        Apartments       Beach,
Ltd.                               (Phase I)        Florida

Florida Capital    Baron Capital   Bridge Point     Jacksonville,     713,208      9.52%      77,183     6,431        25 years
Income Fund III,   VII, Inc.       Apartments       Florida
Ltd.                               (Phase II)

Florida Capital    Baron Capital   Glen Lake        St.             2,690,614      9.55%     296,046     24,670       25 years
Income Fund IV,    V, Inc.         Apartments       Petersburg,       353,854      8.00%      34,728     2,894        25 years
Ltd.                                                Florida      (subordinated
                                                                    mortgage)

Florida Income     Baron Capital   Forest Glen      Daytona           273,545      7.01%  19,337        1,611         30 years
Appreciation       IV, Inc.        Apartments       Beach,
Fund I, Ltd.                       (Phase IV)       Florida

                                                           BALANCE
                                              MATURITY      DUE ON
PARTNERSHIP       GP              PROPERTY      DATE       MATURITY              LENDER
-----------       --              --------    --------      --------             ------


EXCHANGE
EQUITY
PARTNERSHIPS

Baron Strategic                                  10/1/06    $1,099,557  Crown Bank
Investment Fund   Baron Capital   Steeplechase
II, Ltd.          XXXI, Inc.      Apartments


Central Florida   Baron Capital   Laurel Oaks    01/01/07             0  Prudential
Income            of Ohio III,    Apartments
Appreciation      Inc.
Fund, Ltd.

Florida Capital   Baron Capital   Eagle Lake      11/1/05     1,244,562  Column Financial, Inc.
Income Fund, Ltd. II, Inc.        Apartments


Florida Capital   Baron Capital   Forest Glen      3/05       1,681,926  Prudential Mortgage
Income Fund II,   IV, Inc.        Apartments                             Capital
Ltd.                              (Phase I)

Florida Capital   Baron Capital   Bridge Point    7/1/06        625,327  Huntington Mortgage Co.
Income Fund III,  VII, Inc.       Apartments
Ltd.                              (Phase II)

Florida Capital   Baron Capital   Glen Lake       5/18/00     2,652,341  Republic Bank
Income Fund IV,   V, Inc.         Apartments      5/1/05        343,772  Glen Lake Arms
Ltd.                                                                     Joint Venture

Florida Income    Baron Capital   Forest Glen      3/05         216,712  Prudential Mortgage
Appreciation      IV, Inc.        Apartments                             Capital
Fund I, Ltd.                      (Phase IV)

                                                                    4/1/99                  ANNUAL
                                                                   PRINCIPAL    INTEREST     DEBT        MONTHLY     AMORTIZATION
PARTNERSHIP        GP              PROPERTY         LOCATION       BALANCE      RATE        PAYMENT      PAYMENT         TERM
-----------        --              --------         --------       -------      ----        --------      -------         ----



EXCHANGE
EQUITY
PARTNERSHIPS
Florida Income     Baron           Blossom Corners  Orlando,        1,020,990      9.04%     106,084     8,840        25 years
Growth Fund V,     Capital  XI,    Apartments       Florida
Ltd.               Inc.            (Phase I)

Florida            Baron Capital   Camellia Court   Daytona         1,069,633      9.04%     111,132     9,261        30 years
Opportunity        III, Inc.       Apartments       Beach,
Income Partners,                                    Florida
Ltd.

GSU Stadium        Baron Capital   Stadium Club     Statesboro,     1,718,457      7.87%     160,346     13,362       30 years
Student            X, Inc.         Apartments       Georgia
Apartments, Ltd.

Midwest Income     Baron Capital   Brookwood Way    Mansfield,      1,046,599      9.04%     108,612     9,051        25 years
Growth Fund VI,    of Ohio III,    Apartments       Ohio
Ltd.               Inc.

Realty             Baron Capital   Forest Glen      Daytona         1,025,794      7.01%      72,517     6,043        30 years
Opportunity        IV, Inc.        Apartments       Beach,
Income Fund                        (Phase II)       Florida
VIII, Ltd.

EXCHANGE HYBRID
PARTNERSHIPS

Baron Strategic    Baron Capital   Pineview         Orlando,        1,599,549      7.75%     139,271     11,606       30 years
Investment Fund    XXXI, Inc.      Apartments       Florida
VI, Ltd.

Baron Strategic    Baron Capital   Crystal Court    Lakeland,       1,205,806      7.50%     102,533     8,544        30 years
Investment Fund    XLII, Inc.      Apartments       Florida
IX, Ltd.                           (Phase I)

Baron Strategic    Baron Capital   Crystal Court    Lakeland,       1,205,806      7.50%     102,533     8,544        30 years
Investment Fund    XLIV, Inc.      Apartments       Florida
X, Ltd.                            (Phase I)

                                   Pineview         Orlando,        1,599,549      7.75%     139,271     11,606       30 years
                                   Apartments       Florida

Lamplight Court    Baron Capital   Lamplight Court  Bellefontaine   1,363,062      9.04%     135,660     11,305       25 years
of Bellefontaine   IX, Inc.                         Ohio
Apts., Ltd.
                                                                 ------------             ----------- -------------
                                   TOTAL
                                   PROPERTIES:                   $21,034,374              $1,917,169      $159,761
                                                                 ------------             ----------- -------------
                                                                 ------------             ----------- -------------

                                                               BALANCE
                                                   MATURITY     DUE ON
PARTNERSHIP         GP              PROPERTY         DATE      MATURITY             LENDER
-----------         --              --------          ----      --------             ------

EXCHANGE
EQUITY
PARTNERSHIPS

Florida Income     Baron           Blossom Corners  11/1/06       882,430  Column Financial, Inc.
Growth Fund V,     Capital  XI,    Apartments
Ltd.               Inc.            (Phase I)

Florida            Baron Capital   Camellia Court   11/1/06       984,430  Column Financial, Inc.
Opportunity        III, Inc.       Apartments
Income Partners,
Ltd.

GSU Stadium        Baron Capital   Stadium Club     10/1/05     1,615,458  GMAC
Student            X, Inc.         Apartments
Apartments, Ltd.

Midwest Income     Baron Capital   Brookwood Way    12/1/06       890,263  Mellon Bank
Growth Fund VI,    of Ohio III,    Apartments
Ltd.               Inc.

Realty             Baron Capital   Forest Glen       3/05         981,813  Prudential Mortgage
Opportunity        IV, Inc.        Apartments                              Capital
Income Fund                        (Phase II)
VIII, Ltd.

EXCHANGE HYBRID
PARTNERSHIPS

Baron Strategic    Baron Capital   Pineview          11/04      1,493,008  GMAC
Investment Fund    XXXI, Inc.      Apartments
VI, Ltd.

Baron Strategic    Baron Capital   Crystal Court     11/04      1,126,207  GMAC
Investment Fund    XLII, Inc.      Apartments
IX, Ltd.                           (Phase I)

Baron Strategic    Baron Capital   Crystal Court     11/04      1,126,207  GMAC
Investment Fund    XLIV, Inc.      Apartments
X, Ltd.                            (Phase I)

                                   Pineview          11/04      1,493,008  GMAC
                                   Apartments

Lamplight Court    Baron Capital   Lamplight Court  11/1/06     1,158,349  Column Financial
of Bellefontaine   IX, Inc.
Apts., Ltd.
                                                                ------------

                                                               $17,778,899

                                                                ------------
                                                                ------------

                              Mortgage Information
                               Mortgage Properties

      The table below sets forth certain information relating to the second mortgage loans (and in one case other debt interests) owned by each of the six Exchange Mortgage Partnerships and the four Exchange Hybrid Partnerships whose limited partnership interests the Operating Partnership will offer to acquire in connection with the Exchange Offering, including (i) the name of the lending Exchange Partnership, (ii) the name, location and number of units of the underlying residential apartment property securing the first and second mortgages, (iii) the name of the debtor, (iv) the original principal amount of the second mortgage loan(s) held by the Exchange Partnership and the principal balance as of March 31, 1999 and due at maturity, (v) the undivided interests of other Exchange Partnerships in the second mortgage loans or the principal balance as of March 31, 1999 of other second mortgage loans secured by the property and owned by other Exchange Partnerships, (vi) the appraised replacement cost new and the appraised value of the property determined under the income method, (vii) the second mortgage loan interest rate, maturity date, annual and monthly interest payable and participation features, if any, and
(viii) the principal balance of the institutional first mortgage loan secured by the property as of April 30, 1999 and the terms thereof.

      Additional information relating to the underlying residential apartment property securing each second mortgage loan described and the first mortgage loan with a senior position ahead of the second mortgage loan is set forth above at "--Property Information Debt Property Interests." The debtors of substantially all of the second mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships are limited partnerships which own fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of the debtor partnerships and in such capacity own a minority economic interest (2%-20%) in such partnerships which is subordinate to the preferred returns of the limited partners in such partnerships. Each second mortgage note described is non-recourse beyond the property and/or other assets owned by the debtors.

                         EXCHANGE MORTGAGE PARTNERSHIPS

                      Baron Strategic Investment Fund, Ltd.
                         (GP: Baron Capital XXXII, Inc.)

      This Exchange Partnership owns (i) three unrecorded second mortgage loans secured by the Blossom Corners Property-Phase II and (ii) an unrecorded second mortgage loan secured by the Lake Sycamore Property. The interest of the Exchange Partnership in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

1. Blossom Corners Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):            Blossom Corners Apartments - Phase II
                                  (68 units) Orlando, Florida
Debtor:                           Blossom Corners Apartments II, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:              $977,645
3/31/99 principal balance
  (accrued unpaid interest):      $850,966  ($43,113)
Balance due at maturity:          $850,966
Appraised replacement cost new
  of property:                    $3,390,187
Appraised value of property -
  income approach:                $2,322,000
Mortgage interest and
  amortization provisions:        (i) Fixed interest rate of 6% as to $622,103
                                  of principal (plus non-cumulative
                                  participation interest at the rate of 3% on
                                  the unpaid principal balance to the extent of
                                  any available cash flow during the year and
                                  additional non-cumulative participation
                                  interest equal to 30% of any remaining
                                  available cash flow during the year), (ii)
                                  adjustable interest rate of 1% over the prime
                                  rate (current adjustable rate of 8.75%) as to
                                  $68,861 of principal, and (iii) fixed interest
                                  rate of 12% as to $160,002 of principal. The
                                  loans require payments of interest only until
                                  maturity.
Maturity date:                    4/02
Annual interest payable:          $62,552 (plus any participation interest
                                  payable)
Monthly interest payable:         $5,213
Prepayment provisions:            Prepayable without penalty.
4/30/99 principal balance of
  first mortgage loan secured by
  property and other terms:       $1,098,951; the loan matures in 3/02, has a
                                  balance due at maturity of $1,050,024, bears
                                  interest at a fixed annual rate of 8.24%, has
                                  annual and monthly debt service requirements
                                  of $106,824 and $8,902, respectively,
                                  amortizes on a 25-year basis, and is
                                  prepayable subject to a prepayment penalty
                                  equal to 1% of amount prepaid prior to third
                                  anniversary of loan.
Other matters:                    Prior to 12/15/98, the second mortgage loans
                                  consisted of an unrecorded second mortgage note with a principal balance of $622,103, an unsecured promissory note with a principal balance of $68,861, an unsecured demand note with a principal balance of $130,270 and advances of $29,732. On 12/15/98, the debtor restated and amended the $622,103 second mortgage note and the $68,861 unsecured promissory note and made a new promissory note in favor of the Exchange Partnership in the original principal amount of $160,002 (to consolidate the $130,270 demand note and advances of $29,732). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the unsecured notes at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes with a second mortgage on the property.

                      Baron Strategic Investment Fund, Ltd.
                                    (cont'd)

2. Lake Sycamore Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):              Villas at Lake Sycamore (164 townhomes under
                                    development) Cincinnati, Ohio
Debtor:                             Sycamore Real Estate Development, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                 $230,000
3/31/99 principal balance of
  Exchange Partnership's 100%
  interest in loan (accrued
  unpaid interest):                 $230,000  ($20,415)
Balance due at maturity:            $230,000
3/31/99 aggregate principal
  balance of other second mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid
  interest):                        $341,500  ($9,887)
Appraised replacement cost new
  of property (under development):  $9,376,039
Appraised value of property -
  "As is" value:                    $1,080,000
  Prospective market value:         $14,312,000 (assuming completion of project
                                    as planned, full rent up and satisfactory
                                    environmental-quality test)
Mortgage interest and
  amortization provisions:          Fixed interest rate of 12%; requires
                                    quarterly payments of interest only until
                                    maturity.
Maturity date:                      12/03
Annual interest payable:            $27,600
Monthly interest payable:           $2,300
Prepayment provisions:              Prepayable without penalty
4/30/99 principal balance of first
  mortgage loan secured by
  property and other terms:         $1,021,362; approved maximum $2,000,000; the
                                    loan matures in 11/01, bears interest at an
                                    annual adjustable rate equal to lender's
                                    prime rate plus 1% (currently 8.75%), has
                                    current annual and monthly debt service
                                    requirements of $89,369 and $7,447,
                                    respectively, requires payments of interest
                                    only until maturity and is prepayable
                                    without penalty.
Other matters:                      Two other Exchange Partnerships, Baron
                                    Strategic Investment Fund VIII, Ltd. and
                                    Baron Strategic Investment Fund IX, Ltd., own separate second mortgage notes secured by the property with the same terms except that they are in the principal amounts of $98,000 and $243,500 (with accrued unpaid interest in the amounts of $2,683 and $7,204), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

                    Baron Strategic Investment Fund IV, Ltd.
                         (GP: Baron Capital XVII, Inc.)

      This Exchange Partnership owns two unrecorded second mortgage loans secured by the Country Square Property-Phase I described below. The Exchange Partnership's interest in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

Country Square Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Country Square Apartments - Phase I
                                    (73 units) Tampa, Florida
Debtor:                             Country Square Apartments, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                $1,372,237
3/31/99 principal balance
  (accrued unpaid interest):        $1,364,549  ($166,140)
Balance due at maturity:            $1,364,549
Second mortgage loan interests of
  another Exchange Partnership:     In 3/97, the Exchange Partnership received a
                                    loan with a current principal balance of
                                    $259,639 (with accrued unpaid interest of
                                    $46,934) from Baron Strategic Investment
                                    Fund VI, Ltd. ("Baron Fund VI"). The
                                    Exchange Partnership, in turn, lent the loan
                                    proceeds to the debtor as part of the
                                    Country Square Second Mortgage Loans. The
                                    loan from Baron Fund VI bears interest at
                                    the rate of 15%, payable monthly, matures in
                                    9/02 and is secured by the Exchange
                                    Partnership's interest in two second
                                    mortgage notes and a second mortgage.
Appraised replacement cost new
  of property:                      $3,554,776
Appraised value of property -
  income approach:                  $2,281,000
Mortgage interest and
  amortization provisions:          Fixed interest rate of 12%; requires
                                    payments of interest only until maturity.
Maturity date:                      4/08
Annual interest payable:            $163,746
Monthly interest payable:           $13,645
Prepayment provisions:              Prepayable without penalty.
4/30/99 principal balance of first
  mortgage loan secured by
  property and other terms:         $1,584,989; the loan matures in 3/08, has a
                                    balance due at maturity of $1,385,953, bears
                                    interest at a fixed annual rate of 7.41%,
                                    has annual and monthly debt service
                                    requirements of $133,068 and $11,089,
                                    respectively, amortizes on a 30-year basis
                                    and is prepayable after the fourth
                                    anniversary of the loan, subject to yield
                                    maintenance until the sixth month prior to
                                    maturity, when it can be prepaid at par.
Other matters:                      Prior to 12/15/98, the second mortgage loans
                                    consisted of a second mortgage note with a principal balance of $1,192,987 and an unsecured demand note with a principal balance of $179,250. On 12/15/98, the debtor restated and amended the notes and the debtor and the Exchange Partnership entered into a mortgage modification agreement.
                                    Pursuant to the arrangement, the Exchange
                                    Partnership agreed to set the maturity date on the demand note at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligation on the demand note with a second mortgage on the Country Square
                                    Property.

                     Baron Strategic Investment Fund V, Ltd.
                          (GP: Baron Capital XL, Inc.)

      The Exchange Partnership owns (i) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (ii) an undivided interest in three unrecorded second mortgage loans and a 100% interest in an unrecorded second mortgage loan secured by the Curiosity Creek Property and (iii) four unrecorded second mortgage loans secured by the Sunrise Property-Phase I. The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by the properties, and other information are described below.

1. Candlewood Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):              Candlewood Apartments - Phase II (33 units)
                                    Tampa, Florida
Debtor:                             Baron Strategic Investment Fund III, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                 $21,000
3/31/99 principal balance
  (accrued unpaid interest):        $21,000  ($2,472)
Balance due at maturity:            $21,000
3/31/99 aggregate principal
  balance of other second mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid
  interest):                        $143,500  ($16,283)
Second mortgage interests of other
  Exchange Partnerships in
  property:                         Baron Strategic Investment Fund VI, Ltd.
                                    ("Baron Fund VI") and Baron Strategic
                                    Investment Fund IX, Ltd. ("Baron Fund IX") own separate second mortgage loans secured by the Candlewood Property. The original principal balance, aggregate 3/31/99 principal balance, and balance due at maturity in respect of Baron Fund VI's and Baron Fund IX's second mortgage loans are $68,000 (accrued unpaid interest of $7,926) and $75,500 (accrued unpaid interest of $8,357), respectively; the annual (and monthly) payments due them are $8,160 ($680) and $9,060 ($755), respectively. The other terms relating to Baron Fund VI's and Baron
                                    Fund IX's second mortgage loans are the same as stated herein in respect of the Exchange
                                    Partnership's loan.

Appraised replacement cost new
  of property (12.8% of amount,
  representing the percentage of
  the current principal balance of
  the Exchange Partnership's
  second mortgage loan in relation
  to the aggregate current
  principal balance of all second
  mortgage loans secured by the
  property):                        $1,590,447  ($203,577);
Appraised value of property -
  income approach (12.8% of
  amount):                          $  922,000  ($118,016)
Mortgage interest and
  amortization provisions:          Fixed interest rate of 12%; requires
                                    payments of interest only until maturity.
Maturity date:                      3/03
Annual interest payable:            $2,520
Monthly interest payable:           $210
Prepayment provisions:              Prepayable without penalty.

                     Baron Strategic Investment Fund V, Ltd.
                                    (cont'd)

4/30/99 principal balance of
  first mortgage loan secured by
  property (12.8% of amount)
  and other terms:                      $589,671 ($75,478); the loan matures in
                                        2/03, has a balance due at maturity of
                                        $533,678, bears interest at a fixed
                                        annual rate of 7.79%, payable quarterly, has annual and monthly debt service requirements of $56,153 and $4,679, respectively, amortizes on a 25-year basis and is prepayable without penalty.

Other matters:                          Prior to 12/15/98, the Candlewood Second
                                        Mortgage Loan consisted of an unsecured
                                        demand note with a principal balance of
                                        $21,000. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood
                                        Property. At the same time, the debtor
                                        agreed to secure the loans in favor of
                                        Baron Fund VI and Baron Fund IX with
                                        separate second mortgages on the
                                        property. The lending parties have
                                        agreed to share the benefits of the
                                        second mortgages on a pari passu basis.

2. Curiosity Creek Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                  Curiosity Creek Apartments (81 units)
                                        Tampa, Florida
Debtor:                                 Curiosity Creek Apartments, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided
  26.3% interest in three loans and     $474,703
  a 100% interest in one loan:
3/31/99 principal balance
  (accrued unpaid interest):            $474,703 ($22,837)
Balance due at maturity:                $474,703
3/31/99 principal balance of other
  Exchange Partnership's
  undivided
  73.7% in three loans and a 100%
  interest in one loan                  $1,243,847 ($108,473)
  (accrued unpaid interest):
Interests of other Exchange
  Partnerships in second mortgage
  loans:                                Baron Strategic Vulture Fund I, Ltd.
                                        ("Baron Vulture Fund") owns the
                                        remaining undivided 73.7% interest in
                                        three second mortgage loans and a 100%
                                        interest in one second mortgage loan
                                        secured by the Curiosity Creek Property
                                        ("Curiosity Creek Second Mortgage
                                        Loans"). The aggregate original
                                        principal balance, aggregate 3/31/99
                                        principal balance, and aggregate balance due at maturity in respect of Baron
                                        Vulture Fund's interest in the loans is
                                        $1,243,847 (accrued unpaid interest of
                                        $103,664); the aggregate annual and
                                        monthly payments due it are $105,149 and $8,762, respectively. The other terms relating to Baron Vulture Fund's interest in the loans are the same as stated herein.

Appraised replacement cost new
  of property (26.3% of amount):        $3,941,164  ($1,036,526)
Appraised value of property -
  income approach (26.3% of
  amount):                              $2,552,000  ($ 671,176)

                     Baron Strategic Investment Fund V, Ltd.
                                    (cont'd)

Mortgage interest and
  amortization provisions:              (i) Fixed interest rate of 6% as to
                                        $212,227 of principal (plus
                                        non-cumulative participation interest at
                                        the rate of 3% on the unpaid principal
                                        to the extent of available cash flow,
                                        plus additional non-cumulative
                                        participation interest equal to 30% of
                                        any remaining available cash flow), (ii)
                                        adjustable interest rate of prime plus
                                        1% (currently 8.75%) as to $108,899 of
                                        principal, (iii) fixed interest rate of
                                        12.5% as to $109,325 of principal and
                                        (iv) fixed interest rate of 12% as to
                                        $44,253 of principal. The loans require
                                        payments of interest only until
                                        maturity.
Maturity date:                          4/07
Annual interest payable:                $41,238 (plus any participation interest
                                        payable)
Monthly interest payable:               $3,437
Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of first
  mortgage loan secured by
  property (26.3% of amount)
  and other terms:                      $1,288,568 ($338,893); the loan matures
                                        in 4/08, has a balance due at maturity
                                        of $1,122,800, bears interest at the
                                        fixed annual rate of 7.28%, has annual
                                        and monthly debt service requirements of $106,737 and $8,895, respectively, amortizes on a 30-year basis, and is
                                        prepayable after the fourth anniversary
                                        of the loan, subject to yield
                                        maintenance until the sixth month prior
                                        to maturity, when it may be prepaid at
                                        par.

Other matters:                          Prior to 12/15/98, the Curiosity Creek
                                        Second Mortgage Loans consisted of a
                                        second mortgage note with a principal
                                        balance of $807,560, two unsecured
                                        demand notes with a an aggregate
                                        principal balance of $830,360 and
                                        advances in the amount of $66,171. On
                                        12/15/98, the debtor, the Exchange
                                        Partnership and Baron Vulture Fund
                                        entered into a mortgage modification
                                        agreement pursuant to which the Exchange
                                        Partnership and Baron Vulture Fund
                                        agreed to set the maturity date on the
                                        demand notes and the advances at the
                                        same maturity date as the second
                                        mortgage note, in exchange for the
                                        debtor's agreement to secure its
                                        repayment obligations on the unsecured
                                        notes and advances with a second
                                        mortgage on the Curiosity Creek
                                        Property.

3. Sunrise Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                  Sunrise Apartments - Phase I (60 units)
                                        Titusville, Florida
Debtor:                                 Sunrise Apartments I, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                    $1,036,450
3/31/99 principal balance
  (accrued unpaid interest):            $1,031,801 ($15,893)
Balance due at maturity:                $1,031,801
Appraised replacement cost new
  of property:                          $2,700,611
Appraised value of property -
  income approach:                      $1,424,000
Mortgage interest and                   (i) Fixed interest rate of 6% as to
  amortization provisions:              $335,000 of principal (plus
                                        non-cumulative participation interest at
                                        the rate of 3% on the unpaid principal
                                        to the extent of available cash flow
                                        plus additional non-cumulative
                                        participation interest equal to 20% of
                                        any remaining available cash flow), (ii)
                                        fixed interest rate of 4% as to $621,515
                                        of principal, and (iii) fixed interest
                                        rate of 12% as to $16,000 of principal.
                                        The loans require payments of interest
                                        only until maturity.
Maturity date:                          10/07
Annual interest payable:                $53,995 (plus any participation interest
                                        payable)
Monthly interest payable:               $4,500

                     Baron Strategic Investment Fund V, Ltd.
                                    (cont'd)

Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of
  first mortgage loan secured by        $1,024,937; the loan matures in 1/05,
  property and other terms:             has a balance due at maturity of
                                        $932,217, bears interest at a fixed
                                        annual rate of 7.5%, has annual and
                                        monthly debt service requirements of
                                        $174,020 and $14,502, respectively,
                                        amortizes on a 30-year basis, and is
                                        payable after the fourth anniversary of
                                        the loan, subject to yield maintenance
                                        until the sixth month prior to maturity, when it can be prepaid at par.

Other matters:                          Prior to 12/15/98, the second mortgage
                                        loans secured by the Sunrise Property
                                        (the "Sunrise Second Mortgage Loans")
                                        consisted of a second mortgage note with a principal balance of $335,000, two unsecured demand notes with an aggregate principal balance of $622,982 and advances in the amount of $73,819. On
                                        12/15/98, the debtor restated and
                                        amended the second mortgage note and the demand notes and created a new promissory note in favor of the Exchange
                                        Partnership in the original principal
                                        amount of $16,000 (to cover prior
                                        advances). The debtor and the
                                        Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Sunrise Property.

                   Baron Strategic Investment Fund VIII, Ltd.
                         (GP: Baron Capital XLIV, Inc.)

      The Exchange Partnership owns (i) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II, and three unsecured loans associated with such property, (ii) three unrecorded second mortgage loans secured by the Longwood Property-Phase I and (iii) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by each property, and other information are described below.

1. Heatherwood Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                  Heatherwood Apartments - Phase II (41
                                        units) Kissimmee, Florida
Debtor:                                 Heatherwood Apartments II, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided                             $206,260
  58% interest in loans:
3/31/99 principal balance
  (accrued unpaid interest):            $206,260 ($1,955)
Balance due at maturity:                $206,260
3/31/99 principal balance of other
  Exchange Partnership's
  undivided
  42% in loans (accrued unpaid          $155,787 ($5,645)
  interest):
Interests of other Exchange
  Partnership in second mortgage        Baron Strategic Investment Fund X, Ltd.
  loans:                                ("Baron Fund X") owns the remaining
                                        undivided 42% interest in the second
                                        mortgage loans secured by the
                                        Heatherwood Property and in the
                                        unsecured loans associated with the
                                        property ("Heatherwood Loans"). The
                                        aggregate original principal balance,
                                        aggregate 3/31/99 principal balance, and
                                        aggregate balance due at maturity in
                                        respect of Baron Fund X's interest in
                                        the Heatherwood Loans is $155,787
                                        (accrued unpaid interest of $5,645); the
                                        aggregate annual (and monthly) payments
                                        due it are $9,710 ($809). The other
                                        terms relating to Baron Fund X's
                                        interest in the Heatherwood Loans are
                                        the same as stated herein.
Appraised replacement cost new
  of property (58% of amount):          $1,862,475 ($1,080,236)
Appraised value of property -
  income approach (58% of
  amount):                              $1,259,000 ($730,220)
Mortgage interest and
  amortization provisions:              (i) Fixed interest rate of 6% as to
                                        $188,500 of principal (plus
                                        non-cumulative participation interest at
                                        the rate of 3% on the unpaid principal
                                        to the extent of available cash flow
                                        plus additional non-cumulative
                                        participation interest equal to 30% of
                                        any remaining available cash flow), (ii)
                                        adjustable interest rate of 1% over
                                        prime rate (currently 8.75%) as to
                                        $1,010 of principal, and (iii) fixed
                                        interest rate of 12% as to $16,749 of
                                        principal. The loans require payments of
                                        interest only until maturity.
Maturity date:                          10/04
Annual interest payable:                $13,408 (plus any participation interest
                                        payable)
Monthly interest payable:               $1,117

                   Baron Strategic Investment Fund VIII, Ltd.
                                    (cont'd)

Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of first
  mortgage loan secured by              $701,026 ($406,595); the loan matures in
  property (58% of amount) and          11/04, has a balance due at maturity of
  other terms:                          $655,856, bears interest at a fixed
                                        annual rate of 7.75%, has annual and
                                        monthly debt service requirements of
                                        $61,038 and $5,087, respectively,
                                        amortizes on a 30-year basis, and is
                                        prepayable after the fourth anniversary
                                        of the loan, subject to yield
                                        maintenance until the sixth month prior
                                        to maturity, when it can be prepaid at
                                        par.

2. Longwood Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                  Longwood Apartments - Phase I (59 units)
                                        Cocoa, Florida
Debtor:                                 Longwood Apartments I, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                    $969,268
3/31/99 principal balance
  (accrued unpaid interest ):           $969,268 ($43,432)
Balance due at maturity:                $969,268
Appraised replacement cost new
  of property:                          $2,666,862
Appraised value of property -
  income approach:                      $1,788,000
Mortgage interest and
  amortization provisions:              (i) Fixed interest rate of 6% as to
                                        $368,558 of principal (plus
                                        non-cumulative participation interest at
                                        the rate of 3% on the unpaid principal
                                        to the extent of available cash flow
                                        plus additional non-cumulative
                                        participation interest equal to 30% of
                                        any remaining available cash flow), (ii)
                                        adjustable interest rate of 1% over
                                        prime rate (currently 8.75%) as to
                                        $526,465 of principal, and (iii) fixed
                                        interest rate of 12% as to $74,245 of
                                        principal. The loans require payments of
                                        interest only until maturity.
Maturity date:                          10/07
Annual interest payable:                $77,088 (plus any participation interest
                                        payable)
Monthly interest payable:               $6,424
Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of first
  mortgage loan secured by
  property and other terms:             $1,023,894; the loan matures in 11/04,
                                        has a balance due at maturity of
                                        $1,204,545, bears interest at a fixed
                                        annual rate of 7.75%, has annual and
                                        monthly debt service requirements of
                                        $89,150 and $7,429, respectively,
                                        amortizes on a 30-year basis, and is
                                        prepayable after the fourth anniversary
                                        of the loan, subject to yield
                                        maintenance until the sixth month prior
                                        to maturity, when it can be prepaid at
                                        par.

Other matters:                          Prior to 12/15/98, the Longwood Second
                                        Mortgage Loans consisted of a second
                                        mortgage note with a principal balance
                                        of $368,558, an unsecured demand note
                                        with a principal balance of $526,465,
                                        and advances of $74,245. On 12/15/98,
                                        the debtor restated and amended the
                                        second mortgage note and the demand note and created a new promissory note in the original principal amount of $74,245 (to cover prior advances). The debtor and the Exchange Partnership also entered into a mortgage modification agreement.
                                        Pursuant to the arrangement, the
                                        Exchange Partnership agreed to set the
                                        maturity date on the demand note and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the demand note and advances with a second mortgage on the Longwood Property.

                   Baron Strategic Investment Fund VIII, Ltd.
                                    (cont'd)

3. Lake Sycamore Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):                  Villas at Lake Sycamore (164 townhomes
                                        under development) Cincinnati, Ohio
Debtor:                                 Sycamore Real Estate Development, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                     $98,000
3/31/99 principal balance
  (accrued unpaid interest):            $98,000 ($2,683)
Balance due at maturity:                $98,000
3/31/99 aggregate principal
  balance of other second
mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid
  interest):                            $473,500 ($27,619)
Appraised replacement cost new
  of property (under
  development):                         $9,376,039
Appraised value of property -
  "As is" value:                        $1,080,000
  Prospective market value:             $14,312,000 (assuming completion of
                                        project as planned, full rent up and
                                        satisfactory environmental-quality test)
Mortgage interest and
  amortization provisions:              Fixed interest rate of 12%; requires
                                        quarterly payments of interest only
                                        until maturity.
Maturity date:                          12/03
Annual interest payable:                $11,760
Monthly interest payable:               $980
Prepayment provisions:                  Prepayable without penalty
4/30/99 principal balance of first
  mortgage loan secured by
  property and other terms:             $1,021,362; approved maximum $2,000,000;
                                        the loan matures in 11/01, bears
                                        interest at an annual adjustable rate
                                        equal to lender's prime rate plus 1%
                                        (currently 8.75%), has current annual
                                        and monthly debt service requirements of $89,369 and $7,447, respectively, requires payments of interest only until maturity and is prepayable without penalty.

Other matters:                          Two other Exchange Partnerships, Baron
                                        Strategic Investment Fund, Ltd. and
                                        Baron Strategic Investment Fund IX,
                                        Ltd., own separate second mortgage notes secured by the property with the same terms except that they have principal amounts of $230,000 and $243,500 (and accrued unpaid interest of $20,415 and
                                        $7,204), respectively. The lending
                                        parties have agreed to share the
                                        benefits of the second mortgage on a
                                        pari passu basis.

                      Baron Strategic Vulture Fund I, Ltd.
                         (GP: Baron Capital XXVI, Inc.)

      The Exchange Partnership owns an undivided interest in three unrecorded second mortgage loans and a 100% interest in one second mortgage loan secured by the Curiosity Creek Property described below. The interest of the Exchange Partnership and a separate Exchange Partnership in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

Curiosity Creek Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                  Curiosity Creek Apartments (81 units)
                                        Tampa, Florida
Debtor:                                 Curiosity Creek Apartments, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided 73.7% interest in
  three loans and 100%
  interest in one loan:                 $1,243,847
3/31/99 principal balance
  (accrued unpaid interest):            $1,243,847 ($108,473)
Balance due at maturity:                $1,243,847
3/31/99 principal balance of other
  Exchange Partnership's
  undivided 26.3% in three
  loans and 100% interest in
  one loan (accrued unpaid
  interest):                            $474,703  ($22,837)
Interests of other Exchange
  Partnership in second                 Baron Strategic Investment Fund V, Ltd.
  mortgage loans:                       ( "Baron Fund V") owns the remaining
                                        undivided 26.3% interest in three second
                                        mortgage loans and a 100% interest in
                                        one second mortgage loan secured by the
                                        Curiosity Creek Property ("Curiosity
                                        Creek Second Mortgage Loans"). The
                                        aggregate original principal balance,
                                        aggregate 3/31/99 principal balance, and
                                        aggregate balance due at maturity in
                                        respect of Baron Fund V's interest in
                                        the Curiosity Creek Second Mortgage
                                        Loans is $474,703 (accrued unpaid
                                        interest of $22,837); the aggregate
                                        annual and monthly payments due it are
                                        $41,238 and $3,437, respectively. The
                                        other terms relating to Baron Fund V's
                                        interest in the Curiosity Creek Second
                                        Mortgage Loans are the same as stated
                                        herein.
Appraised replacement cost new
  of property (73.7% of amount):        $3,941,164 ($2,904,638)
Appraised value of property -
  income approach (73.7% of
  amount):                              $2,552,000 ($1,880,824)
Mortgage interest and
  amortization provisions:              (i) Fixed interest rate of 6% as to
                                        $595,333 of principal (plus
                                        non-cumulative participation interest at
                                        the rate of 3% on the unpaid principal
                                        to the extent of available cash flow
                                        plus additional non-cumulative
                                        participation interest equal to 30% of
                                        any remaining available cash flow), (ii)
                                        adjustable interest rate of prime plus
                                        1% (currently 8.75%) as to $305,407 of
                                        principal, (iv) fixed interest rate of
                                        12.5% as to $306,675 of principal, and
                                        (iii) fixed interest rate of 12% as to
                                        $36,431 of principal. The loans require
                                        payments of interest only until
                                        maturity.
Maturity date:                          4/07
Annual interest payable:                $105,149 (plus any participation
                                        interest payable)
Monthly interest payable:               $8,762

                      Baron Strategic Vulture Fund I, Ltd.
                                    (cont'd)

Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of first
  mortgage loan secured by              $1,288,568 ($949,675); the loan matures
  property (73.7% of amount)            in 4/08, has a balance due at maturity
  and other terms:                      of $1,122,800, bears interest at the
                                        fixed annual rate of 7.28%, has annual
                                        and monthly debt service requirements of $106,737 and $8,895, respectively, amortizes on a 30-year basis, and is
                                        prepayable after the fourth anniversary
                                        of the loan, subject to yield
                                        maintenance until the sixth month prior
                                        to maturity, when it may be prepaid at
                                        par.

Other matters:                          Prior to 12/15/98, the Curiosity Creek
                                        Second Mortgage Loans consisted of a
                                        second mortgage note with a principal
                                        balance of $807,560, two unsecured
                                        demand notes with an aggregate principal balance of $830,360 and advances in the amount of $66,171. On 12/15/98, the debtor, the Exchange Partnership and
                                        Baron Fund V entered into a mortgage
                                        modification agreement pursuant to which the Exchange Partnership and Baron Fund
                                        V agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Curiosity Creek
                                        Property.

                         Brevard Mortgage Program, Ltd.
                          (GP: Baron Capital XII, Inc.)

      The Exchange Partnership owns three unrecorded second mortgage loans secured by the Meadowdale Property described below. The Exchange Partnership's interest in the Second Mortgage Loans, terms of the first mortgage loan secured by the property, and other information are described below.

Meadowdale Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                  Meadowdale Apartments (64 units)
                                        Melbourne, Florida
Debtor:                                 Florida Opportunity Income Fund III,
                                        Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                    $1,048,861
3/31/99 principal balance
  (accrued unpaid interest):            $1,048,861 ($107,151)
Balance due at maturity:                $1,048,861
Appraised replacement cost new
  of property:                          $3,084,043
Appraised value of property -
  income approach:                      $1,629,000
Mortgage interest and
  amortization provisions:              (i) Fixed interest rate of 6% as to
                                        $752,747 of principal (plus
                                        non-cumulative participation interest at
                                        the rate of 3% on the unpaid principal
                                        to the extent of available cash flow
                                        plus additional non-cumulative
                                        participation interest equal to 20% of
                                        any remaining available cash flow), (ii)
                                        adjustable interest rate of 1% over
                                        prime rate (currently 8.75%) as to
                                        $271,923 of principal and (iii) fixed
                                        rate of 12% as to $24,191 of principal.
Maturity date:                          10/07
Annual interest payable:                $71,861 (plus any participation interest
                                        payable)
Monthly interest payable:               $ 5,988
Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of first
  mortgage loan secured by
  property and other terms:             $947,936; the loan matures in 7/01, has
                                        a balance due at maturity of $905,918,
                                        bears interest at a fixed annual rate of 8.75%, has annual and monthly debt service requirements of $93,935 and
                                        $7,828, respectively, amortizes on a
                                        22-year basis, and is prepayable without penalty.

Other matters:                          Prior to 12/15/98, the second mortgage
                                        loans consisted of a second mortgage
                                        note with a principal balance of
                                        $752,747, an unsecured demand note with
                                        a principal balance of $271,923 and
                                        advances of $24,191. On 12/15/98, the
                                        debtor restated and amended the second
                                        mortgage note and the demand note and
                                        created a new promissory note in favor
                                        of the Exchange Partnership in the
                                        original principal amount of $24,191 (to cover the prior advances). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the demand note and the advances with a second mortgage on the Meadowdale Property.

                          EXCHANGE HYBRID PARTNERSHIPS

                    Baron Strategic Investment Fund VI, Ltd.
                         (GP: Baron Capital XXXI, Inc.)

      The Exchange Partnership owns (1) a 52.44% limited partnership interest in a limited partnership which holds fee simple title to the Pineview Property, (2) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) a note receivable from another Exchange Partnership which is secured by two unrecorded second mortgage notes and a second mortgage on the Country Square Property-Phase I. Information concerning the Pineview Property and the first mortgage indebtedness secured by it is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information - Equity Property Interests." The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, the note payable to the Exchange Partnership from another Exchange Partnership, terms of the respective first mortgage loan and the Exchange Partnership's second mortgage loans secured by the three properties described below, and other information are described below.

1. Candlewood Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):                  Candlewood Apartments - Phase II (33
                                        units) Tampa, Florida
Debtor:                                 Baron Strategic Investment Fund III,
                                        Ltd.
Original principal amount of
  Exchange Partnership's interest
  in loan:                              $68,000
3/31/99 principal balance
  (accrued unpaid interest):            $68,000 ($7,927)
Balance due at maturity:                $68,000
3/31/99 principal balance of other
  second mortgage loans secured by
  the property and owned by other
  Exchange Partnerships (accrued
  unpaid interest):                     $96,500 ($10,829)
Second mortgage interests of other
  Exchange Partnerships in the
  property:                             Baron Strategic Investment Fund V, Ltd.
                                        ("Baron Fund V") and Baron Strategic
                                        Investment Fund IX, Ltd. ("Baron Fund
                                        IX") own separate second mortgage loans
                                        secured by the Candlewood Property. The
                                        original principal balance, aggregate
                                        3/31/99 principal balance, and balance
                                        due at maturity in respect of Baron Fund
                                        V's and Baron Fund IX's loans are
                                        $21,000 (accrued unpaid interest of
                                        $2,472) and $75,500 (accrued unpaid
                                        interest of $8,357), respectively; the
                                        annual (and monthly) payments due them
                                        are $2,520 ($210) and $9,060 ($755),
                                        respectively. The other terms relating
                                        to Baron Fund V's and Baron Fund IX's
                                        loans are the same as stated herein in
                                        respect of the Exchange Partnership's
                                        loan.
Appraised replacement cost new
  of property (41.3% of amount,
  representing the percentage of the
  current principal balance of the
  Exchange Partnership's second
  mortgage loan in relation to the
  aggregate current principal
  balance of all second mortgage
  loans secured by the property):       $1,590,447 ($656,855)

Appraised value of property -
  income approach (41.3% of
  amount):                              $   922,000  ($380,786)

                    Baron Strategic Investment Fund VI, Ltd.
                                    (cont'd)

Mortgage interest and
  amortization provisions:              Fixed interest rate of 12%; requires
                                        payments of interest only until
                                        maturity.
Maturity date:                          3/03
Annual interest payable:                $8,160
Monthly interest payable:               $680
Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of first
  mortgage loan secured by
  property (41.3% of amount) and
  other terms:                          $589,671 ($243,534); the loan matures in
                                        2/03, has a balance due at maturity of
                                        $533,678, bears interest at a fixed
                                        annual rate of 7.79%, payable quarterly, has annual and monthly debt service requirements of $56,153 and $4,679, respectively, amortizes on a 25-year basis and is prepayable without penalty.

Other matters:                          Prior to 12/15/98, the Candlewood Second
                                        Mortgage Loan consisted of an unsecured
                                        demand note with a principal balance of
                                        $68,000. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood
                                        Property. At the same time, the debtor
                                        agreed to secure the loans in favor of
                                        Baron Fund V and Baron Fund IX with
                                        separate mortgages on the property. The
                                        lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

2. Garden Terrace Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                  Garden Terrace Apartments - Phase III
                                        (91 units) Tampa, Florida
Debtor:                                 Garden Terrace Apartments III, Ltd.
Original principal amount of
  Exchange Partnership's undivided
  20% interest in loan:                 $248,353
3/31/99 principal balance
  (accrued unpaid interest):            $248,353 ($5,607)
Balance due at maturity:                $248,353
3/31/99 principal balance of other
  Exchange Partnerships' undivided
  80% in loan (accrued unpaid
  interest):                            $993,414 ($23,378)
Interests of other Exchange
  Partnerships in second mortgage
  loans:                                Baron Strategic Investment Fund IX, Ltd.
                                        ("Baron Fund IX") and Baron Strategic
                                        Investment Fund X, Ltd. ("Baron Fund X")
                                        own the remaining undivided 80% interest
                                        in the second mortgage loans secured by
                                        the Garden Terrace Property ("Garden
                                        Terrace Second Mortgage Loans"). The
                                        original principal balance, 3/31/99
                                        principal balance, and balance due at
                                        maturity in respect of Baron Fund IX's
                                        and Baron Fund X's interest in the
                                        Garden Terrace Second Mortgage Loans is
                                        $310,442 (accrued unpaid interest of
                                        $7,246) and $682,972 (accrued unpaid
                                        interest of $16,132), respectively; the
                                        annual (and monthly) payments due them
                                        are $27,940 ($2,328) and $61,467
                                        ($5,122), respectively. The other terms
                                        relating to Baron Fund IX's and Baron
                                        Fund X's interest in the Garden Terrace
                                        Second Mortgage Loans are the same as
                                        stated herein.
Appraised replacement cost new
  of property (20% of amount):          $4,297,897 ($859,579)
Appraised value of property -
  income approach (20% of
  amount):                              $1,782,000 ($356,400)

                    Baron Strategic Investment Fund VI, Ltd.
                                    (cont'd)

Mortgage interest and
  amortization provisions:              (i) Fixed interest rate of 2% as to
                                        $147,000 of principal if cash flow
                                        available (plus non-cumulative
                                        participation interest at the rate of 7%
                                        on the unpaid principal to the extent of
                                        available cash flow, plus additional
                                        participation interest equal to 30% of
                                        any remaining cash flow (payable only to
                                        holders of note referred to in (ii)
                                        below) and (ii) fixed interest rate of
                                        9% as to $101,353 of principal, payable
                                        only from excess cash flow after payment
                                        of 2% minimum interest and 7%
                                        participation interest due on the note
                                        referred to in (i) above. The loans
                                        require payments of interest only until
                                        maturity.
Maturity date:                          1/07
Annual interest payable:                $22,353 (plus any additional
                                        participation interest)
Monthly interest payable:               $1,863
Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of first      $967,012 ($193,402); the loan matures in
  mortgage loan secured by              5/05, has a balance due at maturity of
  property (20% of amount) and          $822,063, bears interest at the fixed
  other terms:                          annual rate of 8.31%, has annual and
                                        monthly debt service requirements of
                                        $96,047 and $8,004, respectively,
                                        amortizes on a 25-year basis and may be
                                        prepaid beginning 4/99 with a 5%
                                        prepayment fee, which decreases 1% per
                                        year until maturity.

3. Note Payable by Baron Strategic Investment
   Fund IV, Ltd. ("Baron Fund IV"):
3/31/99 principal balance owed to
  Exchange Partnership
  collateralized by security interest
  in Baron Fund IV's second
  mortgage on Country Square
  Property - Phase I- see above
  under table for "Baron Strategic
  Investment Fund IV, Ltd.")
  (accrued unpaid interest payable to
  Exchange Partnership):                $259,639 ($46,934)
3/31/99 principal balance of Baron
  Fund IV's second mortgage loans
  secured by property
    (accrued unpaid interest ):         $1,364,549 ($166,140)
Appraised replacement cost new
  of property:                          $3,554,776
Appraised value of property -
  income approach:                      $2,281,000
4/30/99 principal balance of
  first mortgage loan                   $1,584,989; the loan matures in 3/08,
  secured by property:                  has a balance due at maturity of
                                        $1,385,953, bears interest at a fixed
                                        annual rate of 7.41%, has annual and
                                        monthly debt service requirements of
                                        $133,068 and $11,089, respectively,
                                        amortizes on a 30-year basis, and is
                                        prepayable after the fourth anniversary
                                        of the loan, subject to yield
                                        maintenance until the sixth month prior
                                        to maturity, when it can be prepaid at
                                        par.

Other matters:                          In 3/97, the Exchange Partnership
                                        provided a loan with a current principal balance of $259,639 to another Exchange
                                        Partnership, Baron Strategic Investment
                                        Fund IV, Ltd. ("Baron Fund IV"). Baron
                                        Fund IV, in turn, lent the loan proceeds to the borrower as part of the Country
                                        Square Second Mortgage Loans. The loan
                                        from Baron Fund VI to Baron Fund IV
                                        bears interest at the annual rate of
                                        15%, payable monthly, matures in 9/02
                                        and is secured by Baron Fund IV's
                                        interest in the second mortgage note and second mortgage.

                    Baron Strategic Investment Fund IX, Ltd.
                         (GP: Baron Capital LXII, Inc.)

      The Partnership owns (i) a 44.96% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (ii) an undivided interest in an unrecorded second mortgage loan secured by the Candlewood Property, (iii) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (iv) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). Information concerning the Crystal Court Property and the first mortgage indebtedness secured by it is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information - Equity Property Interests." The interest of the Exchange Partnership and other Exchange Partnerships in the respective second mortgage loans, terms of the respective first mortgage loan secured by the Candlewood Property, the Garden Terrace Property and the Lake Sycamore Property, and other information are described below.

1. Candlewood Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):                  Candlewood Apartments - Phase II (33
                                        units) Tampa, Florida
Debtor:                                 Baron Strategic Investment Fund III,
                                        Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                     $75,500
3/31/99 principal balance
  (accrued unpaid interest):            $75,500 ($8,357)
Balance due at maturity:                $75,500
3/31/99 aggregate principal
  balance of other second mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid
  Interest):                            $89,000 ($10,399)
Second mortgage interests of other
  Exchange Partnerships in
  property:                             Baron Strategic Investment Fund V, Ltd.
                                        ("Baron Fund V") and Baron Strategic
                                        Investment Fund VI, Ltd. ("Baron Fund
                                        VI") own separate second mortgage loans
                                        secured by the Candlewood Property. The
                                        original principal balance, aggregate
                                        3/31/99 principal balance, and balance
                                        due at maturity in respect of Baron Fund
                                        V's and Baron Fund VI's loans are
                                        $21,000 (accrued unpaid interest of
                                        $2,472) and $68,000 (accrued unpaid
                                        interest of $7,927), respectively; the
                                        annual (and monthly) payments due them
                                        are $2,520 ($210) and $8,160 ($680),
                                        respectively. The other terms relating
                                        to Baron Fund V's and Baron Fund VI's
                                        loans are the same as stated herein in
                                        respect of the Exchange Partnership's
                                        loan.
Appraised replacement cost new
  of property (45.9% of amount,
  representing the percentage of the
  current principal balance of the
  Exchange Partnership's second
  mortgage loan in relation to the
  aggregate current principal
  balance of all second mortgage
  loans secured by the property):       $1,590,447 ($730,015)
Appraised value of property -
  income approach (45.9% of
  amount):                              $   922,000 ($423,198)
Mortgage interest and
  amortization provisions:              Fixed interest rate of 12%; requires
                                        payments of interest only until
                                        maturity.
Maturity date:                          3/03
Annual interest payable:                $9,060

                    Baron Strategic Investment Fund IX, Ltd.
                                    (cont'd)

Monthly interest payable:               $755
Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of first
  mortgage loan secured by
  property (45.9% of amount)
  and other items:                      $589,671 ($270,659); the loan matures in
                                        2/03, has a balance due at maturity of
                                        $533,678, bears interest at a fixed
                                        annual rate of 7.79%, payable quarterly, has annual and monthly debt service requirements of $56,153 and $4,679, respectively, amortizes on a 25-year basis and is prepayable without penalty.

Other matters:                          Prior to 12/15/98, the Candlewood Second
                                        Mortgage Loan consisted of an unsecured
                                        demand note with a principal balance of
                                        $75,500. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood
                                        Property. At the same time, the debtor
                                        agreed to secure the loans in favor of
                                        Baron Fund V and Baron Fund VI with
                                        separate second mortgages on the
                                        property. The lending parties have
                                        agreed to share the benefits of the
                                        second mortgages on a pari passu basis.

2. Garden Terrace Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                  Garden Terrace Apartments - Phase III
                                        (91 units) Tampa, Florida
Debtor:                                 Garden Terrace Apartments III, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided 25% interest in             $310,442
  loans:
3/31/99 principal balance
  (accrued unpaid interest):            $310,442 ($7,246)
Balance due at maturity:                $310,442
3/31/99 principal balance of other
  Exchange Partnerships'
  undivided 75% interest in loans
  (accrued unpaid interest):            $931,325 ($21,739)
Interests of other Exchange
  Partnerships in second mortgage
  loans:                                Baron Strategic Investment Fund VI, Ltd.
                                        ("Baron Fund VI") and Baron Strategic
                                        Investment Fund X, Ltd. ("Baron Fund X")
                                        own the remaining undivided 75% interest
                                        in the second mortgage loans secured by
                                        the Garden Terrace Property ("Garden
                                        Terrace Second Mortgage Loans"). The
                                        original principal balance, 3/31/99
                                        principal balance, and balance due at
                                        maturity in respect of Baron Fund VI's
                                        and Baron Fund X's interest in the
                                        Garden Terrace Second Mortgage Loans is
                                        $248,353 (accrued unpaid interest of
                                        $5,607) and $682,972 (accrued unpaid
                                        interest of $16,132), respectively, the
                                        annual (and monthly) payments due them
                                        are $22,352 ($1,863) and $61,467
                                        ($5,122), respectively. The other terms
                                        relating to Baron Fund VI's and Baron
                                        Fund X's interest in the Garden Terrace
                                        Second Mortgage Loan are the same as
                                        stated herein.
Appraised replacement cost new
  of property (25% of amount):          $4,297,897 ($1,074,474)
Appraised value of property -
  income approach (25% of
  amount):                              $1,782,000 ($445,500)

                    Baron Strategic Investment Fund IX, Ltd.
                                    (cont'd)

Mortgage interest and
  amortization provisions:              (i) Fixed interest rate of 2% as to
                                        $183,750 of principal if cash flow
                                        available (plus non-cumulative
                                        participation interest at the rate of 7%
                                        on the unpaid principal to the extent of
                                        available cash flow plus additional
                                        participation interest equal to 30% of
                                        any remaining cash flow (payable only to
                                        holders of note referred to in (ii)
                                        below) and (ii) fixed interest rate of
                                        9% as to $126,692 of principal, payable
                                        only from excess cash flow after payment
                                        of 2% minimum interest and 7%
                                        participation interest due on the note
                                        referred to in (i) above. The loan
                                        requires payments of interest only until
                                        maturity.
Maturity date:                          1/07
Annual interest payable:                $27,940 (plus any additional
                                        participation interest)
Monthly interest payable:               $2,328
Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of first
  mortgage loan secured by              $967,012 ($241,753); the loan matures in
  property (25% of amount) and          5/05, has a balance due at maturity of
  other terms:                          $822,063, bears interest at the fixed
                                        annual rate of 8.31%, has annual and
                                        monthly debt service requirements of
                                        $96,047 and $8,004, respectively,
                                        amortizes on a 25-year basis and may be
                                        prepaid beginning 4/99 with a 5%
                                        prepayment fee, which decreases 1% per
                                        year until maturity.

3. Lake Sycamore Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):                  Villas at Lake Sycamore (164 townhomes
                                        under development) Cincinnati, Ohio
Debtor:                                 Sycamore Real Estate Development, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                     $243,500
3/31/99 principal balance
  (accrued unpaid interest):            $243,500 ($7,204))
Balance due at maturity:                $243,500
3/31/99 aggregate principal
  balance of other second mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid          $328,000 ($23,098)
  interest):
Appraised replacement cost new
  of property (under development):      $9,376,039
Appraised value of property -
  "As is" value:                        $1,080,000
  Prospective market value:             $14,312,000 (assuming completion of
                                        project as planned, full rent up and
                                        satisfactory environmental-quality test)
Mortgage interest and
  amortization provisions:              Fixed interest rate of 12%; requires
                                        quarterly payments of interest only
                                        until maturity.
Maturity date:                          12/03
Annual interest payable:                $29,220
Monthly interest payable:               $2,435
Prepayment provisions:                  Prepayable without penalty
4/30/99 principal balance of first
  mortgage loan secured by
  property and other items:             $1,021,362; approved maximum $2,000,000;
                                        the loan matures in 11/01, bears
                                        interest at the annual adjustable rate
                                        equal to lender's prime rate plus 1%
                                        (currently 8.75%), has current annual
                                        and monthly debt service requirements of $89,369 and $7,447, respectively, requires payments of interest only until maturity and is prepayable without penalty.

                    Baron Strategic Investment Fund IX, Ltd.
                                    (cont'd)

Other matters:                          Two other Exchange Partnerships, Baron
                                        Strategic Investment Fund, Ltd. and
                                        Baron Strategic Investment Fund VIII,
                                        Ltd., own separate second mortgage notes secured by the property with the same terms except that they have principal amounts of $230,000 and $98,000 (accrued unpaid interest of $20,415 and $2,683), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

                     Baron Strategic Investment Fund X, Ltd.
                         (GP: Baron Capital LXIV, Inc.)

      The Partnership owns (i) a 47.59% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (2) a 39.56% limited partnership interest in a limited partnership which holds fee simple title to the Pineview Property, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II and in three unsecured loans associated with such property. Information concerning the Crystal Court Property and the Pineview Property and the first mortgage indebtedness secured respectively by them is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information - Equity Property Interests." The interest of the Exchange Partnership and other Exchange Partnerships in the respective second mortgage loans, terms of the respective first mortgage loans secured by the Garden Terrace Property and the Heatherwood Property, and other information are described below.

1. Heatherwood Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                  Heatherwood Apartments - Phase II (41
                                        units) Kissimmee, Florida
Debtor:                                 Heatherwood Apartments II, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided 42% interest in loans:      $149,361
3/31/99  principal balance
  (accrued unpaid interest):            $149,361 ($5,645)
Balance due at maturity:                $149,361
3/31/99 principal balance of other
  Exchange Partnership's
  undivided 58% in loans (accrued
  unpaid interest):                     $206,260 ($1,955)
Interests of other Exchange
  Partnership in second mortgage
  loans:                                Baron Strategic Investment Fund VIII,
                                        Ltd. ("Baron Fund VIII") owns the
                                        remaining undivided 58% interest in the
                                        second mortgage loans secured by the
                                        Heatherwood Property and in the
                                        unsecured loans associated with the
                                        property ("Heatherwood Loans"). The
                                        aggregate original principal balance,
                                        aggregate 3/31/99 principal balance, and
                                        aggregate balance due at maturity in
                                        respect of Baron Fund VIII's interest in
                                        the Heatherwood Loans is $206,260 (no
                                        accrued unpaid interest); the aggregate
                                        annual (and monthly) payments due it are
                                        $13,408 ($1,117). The other terms
                                        relating to Baron Fund VIII's interest
                                        in the Heatherwood Loans are the same as
                                        stated herein.
Appraised replacement cost new
  of property (42% of amount):          $1,862,475 ($782,240)
Appraised value of property -
  income approach (42% of
  amount):                              $1,259,000 ($528,780)
Mortgage interest and
  amortization provisions:              (i) Fixed interest rate of 6% as to
                                        $136,500 of principal (plus
                                        non-cumulative participation interest at
                                        the rate of 3% on the unpaid principal
                                        to the extent of available cash flow
                                        plus additional non-cumulative
                                        participation interest equal to 30% of
                                        any remaining available cash flow), (ii)
                                        adjustable interest rate of 1% over
                                        prime rate (currently 8.75%) as to $732
                                        of principal, and (iii) fixed interest
                                        rate of 12% as to $12,130 of principal.
                                        The loans require payments of interest
                                        only until maturity.
Maturity date:                          10/04
Annual interest payable:                $9,710 (plus any participation interest
                                        payable)
Monthly interest payable:               $809
Prepayment provisions:                  Prepayable without penalty.

                     Baron Strategic Investment Fund X, Ltd.
                                    (cont'd)

4/30/99 principal balance of first
  mortgage loan secured by
  property (42% of amount) and
  other terms:                          $701,026 ($294,431); the loan matures in
                                        11/04, has a balance due at maturity of
                                        $655,856, bears interest at a fixed
                                        annual rate of 7.75%, has annual and
                                        monthly debt service requirements of
                                        $61,038 and $5,087, respectively,
                                        amortizes on a 30-year basis, and is
                                        prepayable after the fourth anniversary
                                        of the loan, subject to yield
                                        maintenance until the sixth month prior
                                        to maturity, when it can be prepaid at
                                        par.

Other matters:                          The Heatherwood Loans consist of a
                                        second mortgage note secured by the
                                        Heatherwood Property with a principal
                                        balance $325,000 and unsecured loans in
                                        the aggregate principal amount of
                                        $24,121.

2. Garden Terrace Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                  Garden Terrace Apartments - Phase III
                                        (91 units) Orlando, Florida
Debtor:                                 Garden Terrace Apartments III, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided 55% interest in loan:       $682,972
3/31/99 principal balance
  (accrued unpaid interest):            $682,972 ($16,132)
Balance due at maturity:                $682,972
3/31/99 principal balance of other
  Exchange Partnerships'
  undivided 45% in loan (accrued
  unpaid interest):                     $558,795  ($12,853)
Interests of other Exchange
  Partnerships in second                Baron Strategic Investment Fund VI, Ltd.
  mortgage loans:                       ("Baron Fund VI") and Baron Strategic
                                        Investment Fund IX, Ltd. ("Baron Fund
                                        IX") own the remaining undivided 45%
                                        interest in the second mortgage loans
                                        secured by the Garden Terrace Property
                                        ("Garden Terrace Second Mortgage
                                        Loans"). The original principal balance,
                                        3/31/99 principal balance, and balance
                                        due at maturity in respect of Baron Fund
                                        VI's and Baron Fund IX's interest in the
                                        Garden Terrace Second Mortgage Loans is
                                        $248,353 (accrued unpaid interest of
                                        $5,607) and $310,442, (accrued unpaid
                                        interest of $7,246), respectively; the
                                        annual (and monthly) payments due them
                                        are $22,352 ($1,863) and $27,940
                                        ($2,328), respectively. The other terms
                                        relating to Baron Fund VI's and Baron
                                        Fund IX's interest in the Garden Terrace
                                        Second Mortgage Loans are the same as
                                        stated herein.
Appraised replacement cost new
  of property (55% of amount):          $4,297,897 ($2,363,843)
Appraised value of property -
  income approach (55% of
  amount):                              $1,782,000 ($980,100)
Mortgage interest and
  amortization provisions:              (i) Fixed interest rate of 2% as to
                                        $404,250 of principal if cash flow
                                        available (plus non-cumulative
                                        participation interest at the rate of 7%
                                        on the unpaid principal to the extent of
                                        available cash flow, (plus additional
                                        participation interest equal to 30% of
                                        any remaining cash flow (payable only to
                                        holders of note referred to in (ii)
                                        below) and (ii) fixed interest rate of
                                        9% as to $278,222 of principal, payable
                                        only from excess cash flow after payment
                                        of 2% minimum interest and 7%
                                        participation interest due on the note
                                        referred to in (i) above. The loans
                                        require payments of interest only until
                                        maturity.
Maturity date:                          1/07
Annual interest payable:                $61,467 (plus any additional
                                        participation interest)

                     Baron Strategic Investment Fund X, Ltd.
                                    (cont'd)

Monthly interest payable:               $5,122
Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of first
  mortgage loan secured by              $967,012 ($531,857); the loan matures in
  property (55% of amount)              5/05, has a balance due at maturity of
  and other items:                      $822,063, bears interest at the fixed
                                        annual rate of 8.31%, has annual and
                                        monthly debt service requirements of
                                        $96,047 and $8,004, respectively,
                                        amortizes on a 25-year basis and may be
                                        prepaid beginning 4/99 with a 5%
                                        prepayment fee, which decreases 1% per
                                        year until maturity.

Other matters:                          The Exchange Partnership paid a note
                                        (the "Note") with a current principal
                                        balance of $400,000 to the seller in
                                        connection with its acquisition of an
                                        undivided 75% interest in the Garden
                                        Terrace Second Mortgage Loans. The
                                        partnership in turn sold an undivided
                                        20% interest (and retained a 55%
                                        interest) in the loans. The Note bears
                                        an annual interest rate of 10%, has a
                                        maturity date of 1/1/07 and is secured
                                        by a collateral assignment of the
                                        partnership's interest in the loans and
                                        a second mortgage on the property.

                Lamplight Court of Bellefontaine Apartments, Ltd.
                          (GP: Baron Capital IX, Inc.)

      The Exchange Partnership owns (1) a 31.7% limited partnership interest in a limited partnership which holds fee simple title to the Lamplight Property and (2) two unrecorded second mortgage loans secured by the Lamplight Property. Additional information concerning the Lamplight Property and the first mortgage indebtedness secured by it is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information - Equity Property Interests." The interest of the Exchange Partnership in the second mortgage loans and other information are described below.

Lamplight Court Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                  Lamplight Court Apartments (80 units)
                                        Bellefontaine, Ohio
Debtor:                                 Independence Village, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                    $678,302
3/31/99 principal balance
  (accrued unpaid interest):            $678,302 ($125,554)
Balance due at maturity:                $678,302
Appraised replacement cost new
  of property:                          $3,727,599
Appraised value of property -
  income approach:                      $2,214,000
Mortgage interest and
  amortization provisions:              (i) Adjustable interest rate of 1% over
                                        prime rate (currently 8.75%) as to
                                        $585,000 of principal, and (ii) fixed
                                        interest rate of 12% as to $93,302 of
                                        principal. The loans require payments of
                                        interest only until maturity.
Maturity date:                          12/06
Annual interest payable:                $60,634
Monthly interest payable:               $5,053
Prepayment provisions:                  Prepayable without penalty.
4/30/99 principal balance of first
  mortgage loan secured by
  property and other terms:             $1,359,962; the loan matures in 11/06,
                                        has a balance due at maturity of
                                        $1,158,349, bears interest at a fixed
                                        annual rate of 9.04%, has annual and
                                        monthly debt service requirements of
                                        $141,445 and $11,787, respectively,
                                        amortizes on a 25-year basis, and is
                                        prepayable after the fifth anniversary
                                        of the loan, provided that in the sixth
                                        and seventh years prepayment requires a
                                        fee equal to the greater of 1% of the
                                        prepaid amount or yield maintenance.

Other matters:                          Prior to 12/15/98, the Lamplight Court
                                        Second Mortgage Loans consisted of a
                                        second mortgage note with a principal
                                        balance of $585,000 and an unsecured
                                        demand note with a principal balance of
                                        $93,302. On 12/15/98, the debtor and the Exchange Partnership entered into a mortgage modification agreement under which the Exchange Partnership agreed to set the maturity date on the demand note at 12/06, the same maturity date as the second mortgage note, in exchange for the agreement of the debtor to secure its repayment obligations on the demand note with a second mortgage on the Lamplight Court Property.

         Audited statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to this prospectus. Those for the Acquired Properties are included in Exhibit C to this prospectus. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the prospectus. The foregoing statements should be reviewed by the offerees prior to making a decision whether or not to accept the exchange offering.

         All expenses incurred in connection with the proposed exchange offering to produce, file, print and distribute the prospectus will be paid out of net proceeds of this offering contributed to Baron Properties. No special fees or commissions were or will be paid to Baron Advisors, any corporate general partner of an Exchange Partnership, or any of their respective affiliates, in connection with the exchange offering. Broker-dealers who assist Baron Properties in consummating the exchange offering with individual offerees who accept the offering will be paid as a commission a number of unregistered common shares of Baron Trust equal to 5% of the units issued to offerees as a result of their efforts.

ACQUIRED PROPERTIES

         Set forth below is a description of Baron Properties' acquisition between June 1998 and May 1999 of beneficial ownership of 67-unit, 80-unit, and 50-unit residential apartment properties located in Kissimmee, Lakeland and New Smyrna Beach, Florida, respectively; a 37.2% interest in a 168-unit residential apartment property located in Alexandria, Kentucky; and a limited partnership interest in 13 real estate partnerships managed by affiliates of Baron Advisors of Baron Trust, including certain of the Exchange Partnerships. Also described is a purchase agreement entered into by Baron Properties under which Baron Properties, subject to certain conditions, will acquire two residential apartment properties (totaling 652 units) under development in Burlington and Louisville, Kentucky upon completion of construction.

         HEATHERWOOD I APARTMENTS

         In June 1998, Baron Properties acquired the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership (the "Heatherwood Partnership") which owns fee simple title to a 67-unit residential apartment property referred to as the Heatherwood Apartments - Phase I (the "Heatherwood Property") located at 1005 Airport Road in Kissimmee, Florida 32741. Set forth below is certain information describing the property, senior mortgage financing to which the property is subject and the acquisition by Baron Properties of beneficial ownership of the property.

         The Heatherwood Property, completed in 1981, consists of 17 studio/one bathroom units, 45 one bedroom/one bathroom units, and five two bedroom/one bathroom units. The property is situated on approximately 2.26 acres and has approximately 35,136 square feet of rentable area. The average unit size of the studio, one bedroom and two bedroom units is approximately 288, 576 and 864 square feet, respectively. The average monthly rental rate as of April 1, 1999 for each type of unit is approximately $395, $495, and $625, respectively, or $1.37, $0.86, and $0.72 per square foot, respectively. The units were approximately 94% occupied as of March 31, 1999. The average monthly occupancy rates for 1994, 1995, 1996, 1997, and 1998 were approximately 91%, 88%, 93%,
97%, and 94%, respectively.

         Baron Properties acquired the entire limited partnership interest in the Heatherwood Partnership from an unaffiliated third party, Rylex Capital, L.L.C., a Florida limited liability company, for a purchase price of $830,000. The purchase price was determined by the parties in an arm's-length negotiation. The Heatherwood Property is subject to senior mortgage financing with a principal balance of approximately $1,239,000 at March 31, 1999. The mortgage is held by GMAC Commercial Mortgage Corp. The maturity date of the senior mortgage loan is December 2004. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,083,553. The monthly debt service payments are $8,847, or an annual amount of $106,164. The loan bears a fixed interest rate of 7.625% and amortizes on a 30-year basis. The loan is prepayable with a prepayment fee equal to 1% of the then outstanding principal balance.

         CRYSTAL COURT II APARTMENTS

         In July 1998, Baron Properties acquired the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership (the "Crystal Court Partnership") which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II (the "Crystal Court Property") located in Lakeland, Florida. Set forth below is certain information describing the property, senior mortgage financing to which the property is subject and the acquisition by Baron Properties of beneficial ownership of the property.

         The Crystal Court Property, completed in 1986, consists of 20 studio/one bathroom units, 54 one bedroom/one bathroom units, and six two bedroom/one bathroom units. The property is situated on approximately 6.8 acres and has approximately 42,048 square feet of rentable area. The average unit size of the studio, one bedroom and two bedroom units is approximately 288, 576 and 864 square feet, respectively. The average monthly rental rate as of March 31, 1999 for each type of unit is approximately $309, $389, and $504, respectively, or $1.07, $0.68, and $0.58 per square foot, respectively. The units were approximately 96% occupied as of March 31, 1999. The average monthly occupancy rates for 1994, 1995, 1996, 1997, and 1998 were approximately 91%, 91%, 90%,
95%, and 91%, respectively.

         Baron Properties acquired the entire limited partnership interest in the Crystal Court Partnership from an unaffiliated third party, Rylex Capital, L.L.C., a Florida limited liability company, for a purchase price of approximately $704,000. The purchase price was determined by the parties in an arm's-length negotiation. The Crystal Court Property is subject to senior mortgage financing with a principal balance of approximately $1,494,000 at March 31, 1999. The mortgage is held by GMAC Commercial Mortgage Corp. The maturity date of the senior mortgage loan is October 2004. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,366,490. The monthly debt service payments are $10,446, or an annual amount of $125,352. The loan bears a fixed interest rate of 7.5% and amortizes on a 30-year basis. The loan is prepayable with a prepayment fee equal to 1% of the then outstanding principal balance.

         RIVERWALK APARTMENTS

         In September 1998, Baron Properties acquired the entire limited partnership interest in Riverwalk Enterprises, Ltd., a Florida limited partnership ("Riverwalk"), which owns fee simple title to a 50-unit residential apartment property located at 47 Jacaranda Cay Court, New Smyrna Beach, Florida 32169 (the "Riverwalk Property"). Simultaneously, an affiliate of Baron Properties, Riverwalk, LC, a Florida limited liability company, acquired the general partnership interest in Riverwalk. Riverwalk, LC was organized for the express purpose of acquiring such general partnership interest. Gregory K. McGrath, the Chief Executive Officer of Baron Properties and Baron Trust, is the manager of Riverwalk, LC. Baron

Properties owns 99% of the membership interests in Riverwalk, LC. The remaining 1% membership interest is nominally held by Baron Advisors of Baron Trust, as agent for Baron Properties.

         The Riverwalk Property, completed in 1986, consists of 50 two bedroom units. Forty-five units have two bathrooms and five have one bathroom. The property is located directly on the intracoastal waterway and was originally built for condominium sale. Baron Properties will operate the property as a rental community for the indefinite future. As of April 1999, the property was 96% occupied. The average year to date occupancy has been 98%. The average monthly rental rate as of April 1, 1999 was approximately $565 for a one bath unit and $605 for a two bath unit. The average monthly occupancy for 1998 was 98%. The property has 51,024 square feet of rentable space, or approximately 1,020 square feet per unit. The rent per square foot as of March 31, 1999 was approximately $0.55. The average monthly rental rate for the year ended December 31, 1998 was approximately $565 per unit.

         Baron Properties acquired the Riverwalk limited partnership interests from 12 unaffiliated individuals. Riverwalk, LC acquired the Riverwalk general partnership interest for a purchase price of approximately $700,000 from Riverwalk Enterprises, Inc., whose principal was Michael Green. Mr. Green is not affiliated with Baron Trust or Baron Properties. The sale was subject to a senior mortgage of approximately $1,330,000, held by TMG Life Insurance Company. The principal balance of the mortgage was approximately $1,323,000 at March 31, 1999. The mortgage matures in October 2004 and has a current interest rate of 8.75%. The holder of the senior mortgage has a right to adjust the rate in October 1999 for the remaining five years of the loan, to a rate equal to 200 basis points above the then current rate for five-year treasury notes. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,151,636. The monthly debt service payments are $11,626, or an annual amount of $139,510. Prepayment is permitted at any time, subject however to a yield maintenance termination fee calculated in accordance with the terms of the loan.

         The total cost of the acquisition to Baron Properties was approximately $655,000 above the then current principal balance of the underlying first mortgage loan, which includes costs of the transaction, including a $200,000 commission paid to Prime One Realty Inc. An affiliate of Mr. McGrath received one-half of the commission from Prime One Realty Inc. Baron Properties borrowed $575,000 from I. Stanley Levine, Trustee, of Miami, Florida, in order to complete the acquisition. The Levine loan matured in December. The principal amount of $200,000 was paid and payment of the remaining principal balance of $375,000 was extended until June 1, 1999. This loan requires current interest payments only at the annual rate of 18%, and is secured by a pledge of the general and limited partnership interests acquired in the transaction. Baron Properties funded the acquisition and will satisfy the Levine loan from the net proceeds of this offering. The purchase price was determined by the parties in an arms-length negotiation. Baron Properties relied upon an appraisal of the Riverwalk Property updated as of July 17, 1998 prepared by Rex-McGill, Inc., an independent appraisal firm, which valued the property at $2,200,000. The transaction was unanimously approved by the Independent Trustees of Baron Trust prior to closing of the acquisition.

         ALEXANDRIA PROPERTY

         In October 1998, the Operating Partnership acquired an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Ninety eight of the 168 residential units (approximately 58%) have been completed as of May 1, 1999 and are in the rent-up stage. As of May 1, 1999, 32 units of the 98 completed (approximately 32.7%) have been rented at an average monthly rental rate of $682. Baron Properties paid $400,000 for the initial acquisition of its partnership interest. Subsequently, Baron Properties acquired



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additional limited partnership units for $810,000 and as of May 15, 1999, Baron
Properties owns approximately 37.2% of the limited partnership units. Baron Properties retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $2,440,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to Baron Properties and also serves as its managing general partner. During the construction stage of the apartment property, Baron Properties' limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

         ACQUISITION OF LIMITED PARTNERSHIP INTERESTS

         In July 1998, Baron Properties also was admitted as a limited partner in 13 real estate limited partnerships managed by affiliates of Baron Advisors of Baron Trust, including certain of the Exchange Partnerships. Baron Properties acquired the interests in consideration of a capital contribution ranging from approximately $2,900 to $83,300 in each such partnership. The aggregate contribution made by Baron Properties was approximately $341,000. The percentage interest acquired by Baron Properties (less than 4% in each case) was calculated at fair market value. In each instance, Baron Properties agreed that its right to receive distributions from cash flow or from a capital event would be subordinate to the right of the existing limited partners to receive any preferred return described in the partnership agreement of the respective partnership.

         CONTRACT TO PURCHASE TWO ADDITIONAL PROPERTIES

         In September 1998, Baron Trust entered in an agreement with three real estate development companies to acquire two luxury residential apartment properties in the development stage upon the completion of construction. The development companies (Brentwood at Southgate, Ltd., Burlington Residential, Ltd. and The Shoppes at Burlington, Ltd.) are controlled by Gregory K. McGrath, one of the founders of Baron Properties. The properties are scheduled to have a total of 652 units, comprised of studios and one, two, and three bedroom/one or two bathroom apartments. Construction of one of the properties, located in Louisville, Kentucky, is expected to be completed by the end of 2000, and construction of the other property, located in Burlington, Kentucky (part of the Cincinnati metropolitan area), is expected to be completed by the end of 2001. The aggregate purchase price for the two properties is in the range of approximately $41,000,000 to $43,000,000. The closing of each acquisition, which is expected to occur shortly following the completion of construction, is conditioned on, among other things, the completion of the respective apartment property, the availability of senior mortgage financing and Baron Trust's raising the balance of the funds necessary for the acquisition in this offering or otherwise having funds available to make the acquisition.

         In connection with the transaction and in exchange for certain benefits described below, Baron Trust agreed to co-guarantee (along with Mr. McGrath), up to 35% (or approximately $12,500,000) of the development portion of long-term construction loans with an aggregate principal amount of up to $36,000,000 to be provided by a bank to the development companies. As of December 31, 1998, approximately $4,600,000 of the loan had been drawn upon, resulting in outstanding guarantees of approximately $1,600,000. Subject to the fulfillment of certain closing and funding conditions, the construction loans will be made to the development companies in connection with the development and construction of the two apartment properties and of an 111,000 square foot shopping center being developed in Burlington, Kentucky. The interest rates on the construction loans range from 7.36% to 7.52%. Baron Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it



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will either buy out the Bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility.

         Baron Trust expects to receive significant benefits from the transaction in addition to the acquisition of two large luxury apartment properties located in attractive communities. First, in exchange for the guarantee of the development portion of the construction loans, Baron Trust will receive a discount of approximately $212,500 (representing a one-half of one percent reduction) on the purchase price of the properties. Baron Trust and the development companies are negotiating a further price reduction which would apply if the development portion of the loans is not repaid prior to the expiration of the guarantee period and Baron Trust is required to buy out or arrange for the buyout of the lender's position on the loans.

                        FEDERAL INCOME TAX CONSIDERATIONS

         As of December 31, 1998, Baron Trust was operated in a manner that permitted Baron Trust to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. Baron Trust elected REIT status for the taxable year ending December 31, 1998. However, we cannot be certain that such requirements will be met for future tax years. The following is a summary of the federal income tax considerations for Baron Trust and its shareholders with respect to the treatment of Baron Trust as a REIT. Because these provisions are highly technical and complex, each prospective purchaser of Baron Trust's common shares is urged to consult his or her own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common shares.

         In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as Baron Trust, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (I.E., at both the corporate and shareholder levels) that generally results from the use of corporations.

         If Baron Trust fails to qualify as a REIT in any year, however, it will be subject to federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, Baron Trust could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

         The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective investor in light of his particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

TAXATION OF BARON TRUST

         GENERAL. In any year in which Baron Trust qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. Baron Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.


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

         Notwithstanding its qualifications as a REIT, Baron Trust may also be subject to taxation in certain other circumstances. If Baron Trust should fail to satisfy either the 75% of the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the REIT fails the 75% test or 95% test, multiplied by a fraction intended to reflect Baron Trust's profitability. Baron Trust will also be subject to a tax of 100% on net income from any "prohibited transaction" as described below, and if Baron Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if Baron Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, Baron Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. If Baron Trust acquires any asset from a C corporation (I.E., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in Baron Trust's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and Baron Trust subsequently recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which the asset was acquired by Baron Trust (or Baron Trust first qualified as a REIT), then pursuant to guidelines issued by the IRS, the excess of (1) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (2) Baron Trust's adjusted tax basis in such asset as of the beginning of such Recognition Period, will be subject to tax at the highest regular corporate rate. Baron Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that
(i) Baron Trust is required to pay the tax on such gains within 30 days after the close of Baron Trust's taxable year, (ii) shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by Baron Trust, and (iii) the tax basis of a shareholder's beneficial interest in Baron Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by Baron Trust) included in the shareholder's long-term capital gain. To designate amounts as undistributed capital gains, the designation must be made in a written notice to shareholders and mailed at any time prior to the expiration of 60 days after the close of Baron Trust's taxable year or mailed with its annual report related to the taxable year. Baron Trust may also be subject to the corporate alternative minimum tax, as well as tax in certain situations, not presently contemplated. Baron Trust will use the calendar year both for federal income tax purposes, as is required of a newly organized REIT, and for financial reporting purposes.

         In order to qualify as a REIT, Baron Trust must meet, among others, the following requirements:

         STOCK OWNERSHIP TESTS. Baron Trust's shares must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the shares of Baron Trust may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. For purposes of this test, in general, any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These stock ownership requirements need not be met until the second taxable year of Baron Trust for which a REIT election is made.

         In order to ensure compliance with the foregoing stock ownership tests, Baron Trust has placed certain restrictions on the transfer of its shares to prevent additional concentration of the share ownership. Moreover, to evidence compliance with these requirements, under Treasury Regulations Baron Trust must


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maintain records which disclose the actual ownership of its outstanding shares.
In fulfilling its obligations to maintain records, Baron Trust must and will demand written statements each year from the record holders of designated percentages of its shares disclosing the actual owners of such shares (as prescribed by Treasury Regulations). If Baron Trust complies with the Treasury Regulations for ascertaining its actual ownership and did not know, or the exercise of reasonable diligence would not have provided reason to know, that more than 50% in value of its outstanding shares were held, actually or constructively, by five or fewer individuals, then Baron Trust will be treated as meeting such requirements. A list of those persons failing or refusing to comply with such demand must be maintained as a part of Baron Trust's records. A shareholder failing or refusing to comply with Baron Trust's written demand must submit with his tax return a similar statement disclosing the actual ownership of shares and certain other information. In addition, the Trust Declaration for Baron Trust provides restrictions regarding the transfer of its shares that are intended to assist Baron Trust in continuing to satisfy the stock ownership requirements.

         ASSET TESTS. At the close of each quarter of Baron Trust's taxable year, Baron Trust must satisfy three tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of Baron Trust's total assets must be represented by real estate assets (which for this purpose includes (i) its allocable share of real estate assets held by partnerships in which Baron Trust owns an interest;
(ii) stock or debt instruments purchased with the proceeds of a stock offering and held for not more than one year from the date Baron Trust received such proceeds, cash, cash items and government securities and (iii) stock in other real estate investment trusts). Second, not more than 25% of Baron Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of Baron Trust's total assets or (ii) 10% of the outstanding voting securities of any one such issuer. Baron Trust's investment in any properties through its interest in one or more partnerships would be intended to constitute an investment in qualified assets for purposes of the 75% assets test.

         GROSS INCOME TESTS. There are currently two separate percentage tests relating to the sources of Baron Trust's gross income which must be satisfied for each taxable year. For purposes of these tests, if Baron Trust invests in one or more partnerships, Baron Trust will be treated as receiving its share of the income and loss of such partnerships, and the gross income of the partnerships will retain the same character in the hands of Baron Trust as it has in the hands of the respective partnerships. The two tests are as follows:

                  1. THE 75% TEST. At least 75% of Baron Trust's gross income for the taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as described below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of Baron Trust's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property");
         (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and
         (viii) qualified temporary investment income.

                  Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if Baron Trust, or an owner of 10% or more of Baron Trust, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property



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         is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, Baron Trust generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom Baron Trust derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by Baron Trust are "usually or customarily rendered" in connection with the rental of space for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." A REIT is permitted to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real estate.

                  The amount received or accrued by Baron Trust during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by Baron Trust directly or indirectly from the property. The amount received for any service (or management operation) for this purpose shall be deemed to be not less than 150% of the direct cost of Baron Trust in furnishing or rendering the service (or providing the management or operation).

                  2. THE 95% TEST. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of Baron Trust's gross income for the taxable year must be derived from the above-described qualifying income, and from dividends, interests, or gains from the sale or other disposition of shares or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

                  For purposes of determining whether Baron Trust complies with the 75% and 95% gross income test, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of property if such property is held by Baron Trust for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. Baron Trust and Baron Advisors intend that neither Baron Trust nor Baron Properties will enter into transactions for the sale of dealer property.

                  Baron Trust believes that, for purposes of both the 75% and 95% gross income test, its investment in properties directly or through one or more partnerships will in major part give rise to qualifying income in the form of rents, and that gains on sales of properties, or of Baron Trust's interest in a partnership, generally will also constitute qualifying income. Baron Trust intends to closely monitor its non-qualifying income and anticipates that any non-qualifying income on its investments and activities will not result in Baron Trust failing either the 75% or 95% gross income test.

                  Even if Baron Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if:
         (i) Baron Trust's failure to comply was due to reasonable cause and not to willful neglect; (ii) Baron Trust reports



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         the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, Baron Trust will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect Baron Trust's profitability.

         ANNUAL DISTRIBUTION REQUIREMENTS. In order to qualify as a REIT, Baron Trust is required to distribute dividends (other than capital gain dividends) to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of Baron Trust's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Baron Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that Baron Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. Baron Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) Baron Trust is required to pay the tax on such gains within 30 days after the close of Baron Trust's taxable year, (ii) shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by Baron Trust, and (iii) the tax basis of a shareholder's beneficial interest in Baron Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by Baron Trust) included in the shareholder's long-term capital gains. To designate amounts as undistributed capital gains, the designation must be made in a written notice to shareholders and mailed at any time prior to the expiration of 60 days after the close of Baron Trust's taxable year or mailed with its annual report for the taxable year.

         Baron Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the preceding paragraph. In this regard, the Trust Declaration authorizes Baron Advisors of Baron Trust to take such steps as may be necessary to cause any partnership in which Baron Trust may own an interest to distribute to its partners an amount sufficient to permit Baron Trust to meet these distribution requirements. It is possible that Baron Trust may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses, on the one hand, and the inclusion of such income and deduction of such expenses in computing Baron Trust's REIT taxable income, on the other hand, or due to a partnership's inability to control cash distributions with respect to those properties as to which it does not have decision making control; or for other reasons. To avoid any problem with the 95% distribution requirement, Baron Trust will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause any applicable partnership or other affiliate to borrow funds) in order to satisfy the distribution requirement. However, we cannot be certain that such borrowing would be available at such time.

         If Baron Trust fails to meet the 95% distribution requirement as a result of an adjustment to Baron Trust's tax return by the Internal Revenue Service, Baron Trust may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

         FAILURE TO QUALIFY. If Baron Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, Baron Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Baron Trust fails to qualify as a REIT will not be deductible by Baron Trust, nor generally will they




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be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distribution to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Baron Trust's failure to qualify as a REIT could substantially reduce the cash available for distribution. Unless entitled to relief under specific statutory provisions, Baron Trust also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF BARON TRUST'S INVESTMENT IN BARON PROPERTIES

         An increase in Baron Trust's REIT taxable income from its interest in a partnership (whether or not a corresponding cash distribution is also received from the partnership) will increase its distribution requirements, but will not be subject to federal income tax in the hands of Baron Trust provided that an amount equal to such income is distributed by Baron Trust to its shareholders. Moreover, for purposes of the REIT asset tests, Baron Trust will include its proportionate share of assets held by a partnership.

         ENTITY CLASSIFICATION. Baron Trust's investment in one or more partnerships raises special tax considerations, including the possibility of a challenge by the Service of the status of such entities as a partnership (as opposed to an association taxable as a corporation for federal income tax purposes). Special tax counsel has issued an opinion that Baron Capital Properties, L.P., will be classified as a partnership for federal income tax purposes. If a partnership were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of Baron Trust's assets and items of gross income would change, which would preclude Baron Trust from satisfying the REIT asset tests and the REIT gross income tests, which in turn would prevent Baron Trust from qualifying as a REIT.

         SALE OF TRUST PROPERTIES. Baron Trust's share of any gain realized by a partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Any partnership utilized by Baron Trust for its real estate operations would be expected to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the properties, and to make such occasional sales of the properties as are consistent with Baron Trust's investment objectives. Based upon Baron Trust's investment objectives, Baron Trust believes that properties acquired by it or a partnership utilized by it should not be considered dealer property and that the amount of income from prohibited transactions, if any, would not be material.

TAXATION OF SHAREHOLDERS

         TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS. As long as Baron Trust qualifies as a REIT, distributions made to Baron Trust's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed Baron Trust's actual net capital gain for the taxable year) without regard to the period from which the shareholder has held its common shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that Baron Trust makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholders, reducing the tax basis of a shareholder's common shares by the amount of such excess distribution (but not below zero), with distributions in excess of the shareholder's tax basis being taxed as capital gains (if the common shares are held as a capital asset). In




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addition, any dividend declared by Baron Trust in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by Baron Trust and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by Baron Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of Baron Trust. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to shareholders.

         Baron Trust may elect to retain and pay income tax on any net long-term capital gain, in which case domestic shareholders of Baron Trust will include in their income as long-term capital gain their proportionate shares of such net long-term capital gain. A domestic shareholder will also receive a refundable tax credit in such case for such shareholder's proportionate share of the tax paid by Baron Trust on such retained capital gains and an increase in its basis in the stock of Baron Trust in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax paid by Baron Trust.

         In general, domestic shareholders will realize capital gain or less on the disposition of Trust shares equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition and (2) the shareholder's basis for the shares. Generally, capital gain or loss is long-term if the shares have been held for more than one year. Any loss upon a sale or exchange of common shares by a shareholders who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from Baron Trust required to be treated by such shareholder as long-term capital gains.

         For individuals, trusts, and estates, the maximum marginal individual income tax rate is 39.6%. The maximum federal tax rate on net capital gains applicable to individuals, trusts, and estates from the sale or exchange of capital assets held for more than one year is 20%, and the maximum rate is reduced to 18% for assets acquired after December 31, 2000 and held for more than five years. For individuals, trusts, and estates who would be subject to a maximum federal tax rate of 15%, the rate on net capital gains is reduced to 10%, and effective for taxable years commencing after December 31, 2000, the rate is reduced to 8% for assets held for more than five years. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the deductions for depreciation (other than certain depreciation recapture taxable as ordinary income) with respect to such property. Accordingly, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

         BACKUP WITHHOLDING. Baron Trust will report to its domestic shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide Baron Trust with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the shareholder's income tax liability. U.S. shareholders should consult their own tax advisors regarding their



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qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Baron Trust may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status on Baron Trust. See "- Taxation of Foreign Shareholders" below.

         TAXATION OF TAX-EXEMPT SHAREHOLDERS. The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by Baron Trust to a shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its common shares with "acquisition indebtedness" within the meaning of the Code, and the common shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that Baron Trust, consistent with its present intent, does not hold a residual interest in a "real estate mortgage investment conduit" ("REMIC").

         However, if any pension or other retirement trust that qualifies under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

         TAXATION OF FOREIGN SHAREHOLDERS. The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex and the following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in common shares, including any reporting requirements. Baron Trust will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares is held by foreign persons (I.E., non-resident aliens, and foreign corporations, partnerships, trusts and estates). Baron Trust currently anticipates that it will qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of common shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding Baron Trust's current anticipation that Baron Trust will qualify as a domestically controlled REIT, because the common shares will be freely tradable by shareholders, we cannot be certain that Baron Trust will continue to so qualify.

         Distributions of cash generated by Baron Trust's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign shareholder files with Baron Trust the required form evidencing such lower rate, or (ii) the foreign shareholder files an IRS Form 4224 with Baron Trust claiming that the distribution is "effectively connected" income.

         Distributions of proceeds attributable to the sale or exchange of United States real property interests of Baron Trust are subject to income and withholding taxes pursuant to the Foreign Investment in



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Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief for exemption. Baron Trust is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by Baron Trust as a capital gain dividend; this amount is creditable against the foreign shareholder's FIRPTA tax liability.

         The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in Baron Trust should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investments in Baron Trust.

OTHER TAX CONSIDERATIONS

         POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES. Prospective shareholders should recognize that the present federal income tax treatment of investment in Baron Trust may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. We cannot be certain as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in Baron Trust.

         STATE AND LOCAL TAXES. Baron Trust and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Baron Trust and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in common shares.

         EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND SALE OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                         SUMMARY OF DECLARATION OF TRUST

         Shareholders of Baron Trust will have the rights and obligations under the Trust Declaration for Baron Trust. The Trust Declaration also contains certain additional limitations on Baron Trust's activities which will affect the operation of Baron Properties. The following briefly summarizes material provisions of the Trust Declaration not described elsewhere in this prospectus and is qualified in its entirety by express reference to the provisions of the agreement. Baron Trust will deliver a copy of the Trust Declaration to each requesting offeree without charge.

TERM

         The term of Baron Trust commenced on July 31, 1997 and will end on the earliest to occur of (a) December 31, 2098, (b) the determination of the holders of at least a majority of the shares of Baron Trust then outstanding to dissolve Baron Trust; (c) the sale of all or substantially all of Baron Trust's Property,


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(d) the withdrawal of this offering by Baron Advisors prior to the Termination
Date of this offering, and (e) the occurrence of any other event which, by law, would require Baron Trust to terminate. Upon dissolution, Baron Advisors or a liquidity receiver or trustee selected by Baron Advisors or the investors will liquidate Baron Trust's assets. (See Recitals and Article 9 of the Trust Declaration.)

CONTROL OF OPERATIONS

         Baron Advisors (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) will manage and control the day to day affairs of Baron Trust and Baron Properties, subject to general supervision and review by the independent trustees and Baron Advisors acting together as the Board of Trustees of Baron Trust and to prior approval authority of the Board and/or the independent trustees in respect of certain actions. The Trust Declaration requires that a majority of the Board of Trustees of Baron Trust be comprised of independent trustees not affiliated with Baron Advisors or its affiliates. Baron Advisors will be obligated to devote to Baron Trust such time as may be reasonably necessary to conduct Baron Trust's business. The investors will have no participation in or control over the management of Baron Trust or Baron Properties, except the right to propose and vote on certain matters under the Trust Declaration. Baron Advisors and the other members of the Board, including the independent trustees, are obligated to manage Baron Trust in the best interest of its Partners. (See Article 7 of the Trust Declaration.)

         The following discussion describes certain actions of Baron Trust and Baron Properties, as applicable, which require approval and/or supervision of the Board and/or the independent trustees and certain other provisions, restrictions and limitations affecting the operations of Baron Trust and Baron Properties. (See Section 1.9 of the Trust Declaration.)

- At, or prior to, the initial meeting of the Board of Trustees of Baron Trust, the Trust Declaration and the Trust Management Agreement must be reviewed and ratified by a majority vote of the Board and of the independent trustees. (See Section 1.9(b) of the Trust Declaration.)

- The Board must establish written policies on investments and any borrowing to be made by Baron Trust and Baron Properties and monitor the administrative procedures, investment operations and performance of Baron Trust, Baron Properties and Baron Advisors to ensure that such policies are being carried out. (See Section 1.9(c) of the Trust Declaration.)

- The Board must evaluate the performance of Baron Advisors (and any successor advisor of Baron Trust) prior to entering into or renewing a management agreement relating to the administration and management of Baron Trust (other than the initial term of the Trust Management Agreement which is described in this prospectus (see "MANAGEMENT - Trust Management Agreement"), which agreement is deemed to have been approved by investors who acquire common shares in this offering, by a majority of the Board and a majority of the independent trustees). Any such management agreement may not have a term of more than one year and must be terminable by a majority of the independent trustees or Baron Advisors (or any successor advisor, as the case may be) on at least 60 days prior written notice without cause or penalty. The Board must determine that any successor to Baron Advisors (or any successor advisor) possesses sufficient qualifications to perform the advisory function for Baron Trust and justify the compensation provided for in the applicable management agreement. (See Section 1.9(d) of the Trust Declaration.)

- The independent trustees must determine, at least annually, that the total fees and expenses of Baron Trust and Baron Properties are reasonable in light of their investment performance, their net assets,



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     their net income, and the fees and expenses of other comparable unaffiliated REITs. (See Section 1.9(f) of the Trust Declaration.)

- The independent trustees must determine that organizational and offering expenses payable by Baron Trust and Baron Properties in connection with the formation of Baron Trust and Baron Properties and any offerings of shares or units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. (See Section 1.9(g) of the Trust Declaration.)

- The independent trustees must determine that the total amount of any acquisition fee and expenses payable by Baron Trust or Baron Properties in connection with acquiring its investments is reasonable and in no event exceeds an amount equal to 6% of the purchase price of the subject property (including the amount actually paid for or allocated to the purchase, development, construction or improvement of a property, exclusive of acquisition fees and acquisition expenses), or in the case of a mortgage loan made or acquired by Baron Trust or Baron Properties, 6% of the funds advanced, unless a majority of the disinterested members of the Board and a majority of the disinterested independent trustees approve payment of an acquisition fee in excess of such amounts based upon their determination that such excess fee is commercially competitive, fair and reasonable to Baron Trust and Baron Properties. (See Section 1.9(h) of the Trust Declaration.)

- The independent trustees have the fiduciary responsibility of limiting the total operating expenses (less certain items described below) of each of Baron Trust and Baron Properties in any fiscal year to the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year unless the independent trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. Within 60 days after the end of each fiscal year in which Baron Trust or Baron Properties incurs operating expenses in excess of such amount, Baron Trust or Baron Properties, as the case may be, must send to the shareholders and unitholders written disclosure of such fact, together with an explanation of the factors the independent trustees considered in arriving at their finding that such higher operating expenses were justified. If the independent trustees do not determine such excess expenses are justified, Baron Advisors must reimburse Baron Trust or Baron Properties, as applicable, at the end of such fiscal year the amount by which the total operating expenses paid or incurred by Baron Trust or Baron Properties exceed the limitations herein provided. For purposes of determining "total operating expenses" the following items are excluded: (i) the expenses of raising capital, including without limitation organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing, if any, of Baron Trust's shares and Baron Properties' units; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive compensation paid which is based on the gain from the sale of Trust or Operating Partnership assets; and (vi) acquisition fees and expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property. (See Section 1.9(i) of the Trust Declaration.)

- A majority of the independent trustees must determine that any real estate commission paid to Baron Advisors, a Trustee, or any of their respective affiliates in connection with the resale of any Baron Trust or Baron Properties asset is reasonable, customary and competitive in light of the size, type and location of such property and in no event exceeds 3% of the sale price, and that the amount of such commissions payable when added to the commissions payable to unaffiliated real estate brokers does not exceed the lesser of such competitive real estate commission or an amount equal to 6% of the sale price. (See Section 1.9(j) of the Trust Declaration.)


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-    The independent trustees must determine, at least annually, that the compensation which Baron Trust contracts to pay to Baron Advisors (or any successor advisor) is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed in the fourth bullet point in this section. The independent trustees must also supervise the performance of Baron Advisors (and any successor advisor) and the compensation payable to it by Baron Trust to determine that the terms and conditions of the contract are being carried out. (See Section 1.9(k) of the Trust Declaration.)

- Neither Baron Trust nor Baron Properties may purchase property or any equity interest in any entity owning one or more properties from Baron Advisors, a Trustee, or any of their respective affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested independent trustees review the proposed transaction and determine that it is fair and reasonable to Baron Trust and Baron Properties and that the purchase price to Baron Trust or Baron Properties, as applicable, for such property or equity interest is no greater than the cost of the property or equity interest to such proposed seller, or if the purchase price to Baron Trust or Baron Properties is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property exceed its current appraised value. (See Section 1.9(l) of the Trust Declaration.)

- Neither Baron Advisors, any Trustee, nor any of their respective affiliates may acquire or lease any assets from Baron Trust or Baron Properties unless a majority of the disinterested members of the Board and a majority of the disinterested independent trustees determine that the proposed transaction is fair and reasonable to Baron Trust and Baron Properties. (See Section 1.9(m) of the Trust Declaration.)

- No loans may be made by Baron Trust or Baron Properties to Baron Advisors, a Trustee, or any of their respective affiliates except as provided below or to any wholly owned subsidiary of Baron Trust or Baron Properties. (See
     Section 1.9(n) of the Trust Declaration.)

- Neither Baron Trust nor Baron Properties may borrow money from or invest in joint ventures with Baron Advisors, a Trustee, or any of their respective affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested independent trustees determine that such proposed transaction is fair, competitive, and commercially reasonable and no less favorable to Baron Trust and Baron Properties than such transactions between unaffiliated parties under the same circumstances. (See Section 1.9(o) of the Trust Declaration.)

- Neither Baron Trust nor Baron Properties may invest in equity securities unless a majority of the disinterested members of the Board and a majority of the disinterested independent trustees determine that such proposed transaction is fair, competitive, and commercially reasonable. (See Section 1.9(q) of the Trust Declaration.)

- The independent trustees must review the investment policies of Baron Trust at least annually to determine that the policies being followed by Baron Trust at any time are in the best interests of the shareholders and the unitholders. (See "INVESTMENT OBJECTIVES AND POLICIES" above and Section 1.9(r) of the Trust Declaration.)

- In the event that Baron Trust or Baron Properties and one or more other investment programs sponsored by Baron Advisors or an affiliate of Baron Advisors (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) seek to acquire

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

     similar types of properties, the Board (including the independent trustees) must review the method described in "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Investment Policies" for allocating the acquisition of properties among Baron Trust or Baron Properties, as applicable, and such other programs in order to determine that such method is applied fairly to Baron Trust and Baron Properties. (See Section 1.9(s) of the Trust Declaration.)

- Any other transaction not described in this section between Baron Trust or Baron Properties and Baron Advisors, a Trustee, or any of their respective affiliates requires the determination of a majority of the disinterested members of the Board and a majority of the disinterested independent trustees that the proposed transaction is fair and reasonable to Baron Trust and Baron Properties and on terms and conditions no less favorable to Baron Trust and Baron Properties than those available from unaffiliated parties. (See Section 1.9(t) of the Trust Declaration.)

- The purchase price payable for property to be acquired by Baron Trust and Baron Properties must be based on the fair market value of the property as determined by a majority of the members of the Board, provided, however, in cases in which a majority of the independent trustees in their sole discretion determine, and in all cases in which Baron Trust or Baron Properties proposes to acquire property from Baron Advisors, a Trustee, or any of their respective affiliates, such fair market value must be determined by a qualified independent appraiser selected by the independent trustees. (See Section 1.9(u) of the Trust Declaration.)

- In connection with a proposed roll-up (as defined below) involving the assets of Baron Trust or Baron Properties, an appraisal of all such assets must be obtained from a qualified independent appraiser and delivered to the shareholders and unitholders in connection with the proposed transaction. The sponsor of the transaction must offer to shareholders and unitholders who vote against the proposal the choice of: (i) accepting the securities of the roll-up entity (I.E., the entity surviving the roll-up) or (ii) either (x) remaining as shareholders in Baron Trust or unitholders in Baron Properties, as applicable, and preserving their interests therein on the same terms and conditions as existed previously or (y) receiving cash in an amount equal to their respective pro rata share of the appraised value of the net assets of Baron Trust or Baron Properties, as applicable. Baron Trust is prohibited from participating in certain types of roll-ups specified in the Trust Declaration. Generally, a "roll-up" is a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of Baron Trust or Baron Properties and the issuance of securities of a roll-up entity. (See Section 1.9(v) of the Trust Declaration.)

- The aggregate borrowings of each of Baron Trust and Baron Properties, secured and unsecured, must be reasonable in relation to their respective net assets and must be reviewed at least quarterly by the Board. The maximum amount of such borrowings in relation to such net assets may not exceed 300%, in the absence of a satisfactory showing that higher level of borrowing is appropriate. Any borrowing in excess of such amount requires the approval of a majority of the independent trustees and must be disclosed to shareholders and the unitholders in the next quarterly report of Baron Trust, along with an explanation of the justification of such excess. (See Section 1.9(w) of the Trust Declaration.)

- Neither Baron Trust nor Baron Properties may invest more than 10% of its total assets in unimproved real property or mortgage loans on such type of property. (See Section 1.9(x) of the Trust Declaration.)

- Neither Baron Trust nor Baron Properties may invest in commodities or commodity future contracts, excluding future contracts used solely for hedging purposes in connection with Baron Trust's or Baron Properties' ordinary business of investing in real estate assets and mortgages. (See
     Section 1.9(y) of the Trust Declaration.)

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-    Neither Baron Trust nor Baron Properties may invest in or make mortgage loans (other than loans insured or guaranteed by a government or government agency) unless an appraisal of replacement cost new is obtained concerning the underlying property. In cases in which a majority of the independent trustees in their sole discretion determine, and in all cases in which the proposed transaction is with Baron Advisors, a Trustee, or any of their respective affiliates, the appraisal must be obtained from a qualified independent appraiser. The appraisal must be maintained in Baron Trust's records for at least five years, and must be available for inspection and duplication by any shareholder or unitholder at the shareholder's or unitholder's own expense. In addition to the appraisal, Baron Trust or Baron Properties, as applicable, must also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Baron Trust and Baron Properties are prohibited from (i) investing in real estate contracts of sale (I.E., land sale contracts), unless such contracts are in recordable form and appropriately recorded in the chain of title; (ii) investing in or making any mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of Baron Trust or Baron Properties, as applicable, would exceed an amount equal to 80% of the replacement cost new of the property as determined by appraisal unless substantial justification exists; and (iii) making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of Baron Advisors, Trustees, or any of their respective affiliates. (See
     Section 1.9(z) of the Trust Declaration.)

- Baron Trust and Baron Properties may not issue options or warrants to purchase shares or units to Baron Advisors, Baron Trustees, or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public. Baron Trust and Baron Properties may issue options or warrants to persons not so connected with Baron Trust or Baron Properties but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the independent trustees has a market value less than the value of such option on the date of grant. Options or warrants issuable to Baron Advisors, Baron Trustees, or any of their respective affiliates must not exceed an amount equal to 10% of the outstanding common shares or other securities of Baron Trust or of the units or other securities of Baron Properties on the date of grant of any options or warrants. (See Section 1.9(cc) of the Trust Declaration.)

- The payment by Baron Trust and Baron Properties of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, is allowed provided the amount or percentage of such interest is reasonable. Such an interest is considered reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to shareholders or unitholders (as applicable), in the aggregate, of an amount equal to 100% of the original issue price of their shares or units, plus an amount equal to 6% of the original issue price of their shares or units, per annum cumulative. For purposes of this calculation, the original issue price of shares and units may be reduced by prior cash distributions to shareholders and unitholders, as applicable. (See Section 1.9(ee) of the Trust Declaration.)

LIABILITY AND INDEMNIFICATION

         Neither Baron Advisors , Baron Trustees, nor any of their respective affiliates are liable to Baron Trust or to any shareholder for any loss suffered by Baron Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in Baron Trust's best interest and such course of conduct was within the scope of the Trust Declaration and did not constitute negligence or misconduct in the case of a person who is not an independent trustee, or gross



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negligence or willful misconduct, in the case of any such person who is an independent trustee. (See Section 3.5 of the Trust Declaration.)

         Baron Trust will indemnify Baron Advisors, the independent trustees, and each of their respective affiliates, officers, directors, shareholders, partners, agents and employees (provided such persons act within the scope of the Trust Declaration) against any loss, liability or damage (including costs of litigation and attorneys' fees) incurred by such person arising out of or incidental to this offering and the management of Baron Trust's affairs within the scope of the Trust Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. Notwithstanding the foregoing, the exculpatory provisions do not include indemnification for liabilities arising under the Securities Act unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for liabilities arising from or out of intentional or criminal wrongdoing. See
Section 3.7(b) of the Trust Declaration. It is the position of the Securities and Exchange Commission and certain state securities administrators that any attempt to limit the liability of a managing shareholder or persons controlling an issuer under the federal securities laws or state securities laws is contrary to public policy and, therefore, is unenforceable. (See Sections 3.7 and 3.8 of the Trust Declaration.)

         Assuming compliance with the Trust Declaration and applicable formative and qualifying requirements in Delaware and any other jurisdiction in which Baron Trust conducts its business, a shareholder will not be personally liable under Delaware law for any obligations of Baron Trust, except for indemnification liabilities arising from any misrepresentation made by him in the investor subscription documents submitted to Baron Trust in connection with the acquisition of common shares in the offering. Baron Trust will, to the extent practicable, endeavor to limit the liability of the shareholders in each jurisdiction in which Baron Trust operates. (See Section 3.4 of the Trust Declaration.)

         The law governing whether a jurisdiction other than Delaware will honor the limitation of liability extended under Delaware law to the shareholders is uncertain. Many states have enacted legislation recognizing the limited liability provisions of the Delaware business trust. In other states, there has been no authoritative legislative or judicial determination as to whether the limitation of liability would be honored. Baron Trust will make all equity investments in properties through Baron Properties, a Delaware limited partnership, which may provide Baron Trust a limited degree of limited liability. Therefore, regardless of the local treatment of business trusts, Baron Trust believes that the shareholders will not be subject to personal liability for property liabilities and that with regard to the operation of Baron Trust itself, the limitation of shareholders' liability under Delaware law will govern.

         Under certain federal and state environmental laws of general application, entities that own or operate properties contaminated with hazardous substances may be liable for cleanup liabilities regardless of other limitations of liability. Baron Trust is not aware of any case where such environmental liabilities were imposed on non-management participants in a business trust. See "BUSINESS OF THE TRUST - Regulations."

         The Delaware Act does not contain any provision imposing liability on a shareholder for participation in the control of Baron Trust, although no shareholder has any rights to do so except through the rights to propose and vote on matters described below. The Delaware Act does not require a shareholder who receives distributions that are made when Baron Trust is or would be rendered insolvent to return those distributions under equitable principles enforced by courts. Under Delaware decisions, a trust



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beneficiary who receives overpayments from a trust is obligated to return those payments, with interest, subject to equitable defenses. The application of these cases to beneficiaries of a business trust is uncertain. the Trust Declaration has been signed by the Corporate Trustee, and Baron Advisors was the formative beneficial interest holder of Baron Trust.

DISTRIBUTIONS

         Baron Trust presently intends to make quarterly pro rata distributions of available funds, if any, to its shareholders. In order to maintain its qualification as a REIT under the Code, Baron Trust must make annual distributions to shareholders of at least 95% of its taxable income, determined without regard to the deduction for dividends paid and by excluding any net capital gains. Under certain circumstances, Baron Trust may be required to make distributions in excess of cash flow available for distribution to meet such distribution requirements. Shareholders will be entitled to receive any distributions declared on a pro rata basis for each outstanding class of shares taking into account the relative rights of priority of each class entitled to distributions. (See Section 6.7 of the Trust Declaration.)

         The Board of Trustees of Baron Trust is expected to adopt a distribution reinvestment program. Upon the adoption of the plan, Baron Trust will provide material information to shareholders regarding the plan and the effect of reinvesting distributions from Baron Trust, including the tax consequences thereof. Baron Trust will provide shareholders updated information at least annually. (See Section 2.8 of the Trust Declaration.)

QUARTERLY AND ANNUAL REPORTS

         Baron Trust will provide each shareholder with quarterly and annual reports as described below at "REPORTS TO SHAREHOLDERS." (See also Section 5.3 of the Trust Declaration.)

ACCOUNTING

         The accounting period of Baron Trust will end on December 31 of each year. Baron Trust will utilize the accrual method of accounting for Baron Trust's operations on the basis used in preparing Baron Trust's federal income tax returns with such adjustments as may be in Baron Trust's best interest. (See
Section 5.1 of the Trust Declaration.)

BOOKS AND RECORDS; TAX INFORMATION

         Baron Trust will keep appropriate records relating to its activities. All books, records and files of Baron Trust will be kept at its principal offices at Cincinnati, Ohio or Wilmington, Delaware. An independent certified public accounting firm will prepare Baron Trust's federal income tax returns as soon as practicable after the conclusion of each year. Baron Trust will use its reasonable best efforts to obtain the information for those returns as soon as possible and to cause the resulting accounting and tax information to be transmitted to the shareholders as soon as possible after receipt from the accounting firm. Shareholders have the right under the terms of the Trust Declaration to obtain other information about Baron Trust and may, at their expense, obtain a list of the names and addresses of the shareholders. (See Sections 5.2, 5.3(c), and 6.4 of the Trust Declaration.)

GOVERNING LAW

         All provisions of the Trust Declaration will be construed according to the laws of the State of Delaware except as may otherwise be required by law in any other state. (See Section 9.2 of the Trust Declaration.)

AMENDMENTS AND VOTING RIGHTS

         Baron Advisors (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) may amend the Trust Declaration without notice to or approval of the shareholders for the following purposes: to maintain the federal income tax status of Baron Trust as a REIT (unless Baron Advisors determines that it is in the best interests of the shareholders to disqualify Baron Trust's REIT status and a majority of common shares entitled to vote approve such determination); or to comply with law. (See
Section 9.6(a) of the Trust Declaration.)

         Other amendments to the Trust Declaration may be proposed either by Baron Advisors or holders of at least 10% of the common shares, either by calling a meeting of the shareholders or by soliciting written consents. The procedure for such meetings or solicitations is found at Section 6.5 of the Trust Declaration. Such proposed amendments require the approval of a majority in interest of the shareholders entitled to vote given at a meeting of shareholders or by written consents. (See Section 9.6(b) of the Trust Declaration.) Other voting rights of shareholders are described below at "-Meeting and Voting Rights."

DISSOLUTION OF TRUST

         The term of Baron Trust will end on the earliest to occur of (a) December 31, 2098, (b) the vote of a majority in interest of the shareholders,
(c) the sale of all or substantially all of Baron Properties' property, (d) the withdrawal of this offering by Baron Advisors prior to the Termination Date of the offering, (e) any other event requiring dissolution by law. Baron Trust will wind up its business after dissolution unless (i) any remaining managing shareholder and a majority in interest of the shareholders (calculated without regard to common shares held by Baron Advisors) or (ii) if there is no remaining managing shareholder or its affiliates, a majority in interest of the shareholders, elects to continue Baron Trust. Baron Advisors (or in the absence thereof, a liquidating trustee chosen by the shareholders) will liquidate Baron Trust's assets if it is not continued. (See Article 8 of the Trust Declaration.)

REMOVAL AND RESIGNATION OF THE BARON ADVISORS

         The holders of at least 10% of the common shares may propose the removal of Baron Advisors, either by calling a meeting or soliciting consents in accordance with the terms of the Trust Declaration. Removal of Baron Advisors requires either the affirmative vote of a majority of the common shares (excluding common shares held by Baron Advisors which is the subject of the vote or by its affiliates) or the affirmative vote of a majority of the independent trustees. The shareholders entitled to vote thereon may replace a removed managing shareholder or fill a vacancy by vote of a majority in interest of such shareholders. (See Section 7.11 of the Trust Declaration.)

         Baron Advisors or a majority of the independent trustees may terminate the Trust Management Agreement and Baron Advisors may resign as managing shareholder without cause or penalty by giving Baron Trust at least 60 days prior written notice. Upon the termination of the Trust Management Agreement, Baron Advisors must cooperate with Baron Trust and take all reasonable steps requested to assist the Board in making an orderly transition of the management, administrative and advisory function. (See Section 7.3(d) of the Trust Declaration and Article VI of the Trust Management Agreement.)

TRANSFERABILITY OF SHAREHOLDERS' INTERESTS

         The common shares are freely transferable by the shareholders, subject to certain restrictions on transfer which Baron Advisors deems necessary to comply with the REIT provisions of the Code. (See Section 2.5 and Article 2A of the Trust Declaration.) Such limitations are described at "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer."

INDEPENDENT ACTIVITIES

         Provided that they comply with any fiduciary obligation to Baron Trust and with the conflicts of interest policies of Baron Trust and Baron Properties, Baron Advisors and each shareholder may engage in whatever activities they choose, whether or not such activities are competitive with Baron Trust, without any obligation to offer any interest in such activities to Baron Trust or to any other shareholders. (See Sections 6.2 and 7.9 of the Trust Declaration.)

POWER OF ATTORNEY

         In the Trust Declaration, the shareholders acknowledge that Baron Advisors has been granted an irrevocable power of attorney to execute and file
(i) all amendments, alterations or changes in the Trust Declaration which comply with the terms of the Trust Declaration; (ii) all other instruments which Baron Advisors believes to be in the best interest of Baron Trust to file; (iii) all certificates or other instruments necessary to qualify or maintain Baron Trust as a REIT or as a business trust in which the shareholders have limited liability in the jurisdictions where Baron Trust may conduct business; and (iv) all instruments necessary to effect a dissolution, termination, liquidation, cancellation or continuation of Baron Trust when such dissolution, termination, liquidation, cancellation or continuation is called for under the Trust Declaration. (See Section 9.3 of the Trust Declaration.)

MEETINGS AND VOTING RIGHTS

         Baron Trust will conduct an annual meeting of shareholders at which all members of the Board (including all independent trustees) (except where Baron Advisors and a majority in interest of the shareholders entitled to vote on such matter approve staggered elections for such positions, in which case only the class up for election) will be elected or reelected and any other proper business may be conducted. Each common share entitles the holder to one vote on all matters requiring a vote of shareholders, including the election of members of the Board. The shareholders meeting will be held upon reasonable notice and within 30 days after the delivery of Baron Trust's annual report to shareholders, but in any event no later than the end of the sixth month following the end of the prior full fiscal year. Special meetings of the shareholders may be called at any time, either by Baron Advisors, a majority of the independent trustees, any officer of Baron Trust, or shareholders who hold 10% or more of the common shares then outstanding, for any matter on which such shareholders may vote. Baron Trust may not take any of the following actions without approval of the holders of at least a majority of the shares entitled to vote:

         (1) Sell, exchange, lease, mortgage, pledge or transfer all or substantially all of Baron Trust's assets if not in the ordinary course of operation of Trust property or in connection with liquidation and dissolution.

         (2) Merge or otherwise reorganize Baron Trust.

         (3) Dissolve or liquidate Baron Trust, other than before its initial investment in property.

         (4) Amend the Trust Declaration; provided, however, the Trust Declaration may be amended by Baron Advisors without notice or approval of the shareholders for the following purposes: (i) to maintain the federal income tax status of Baron Trust (unless Baron Advisors determines (with the concurrence of a majority of the shareholders entitled to vote on such matter) that it is in the best interest of shareholders to change Baron Trust's tax status); and (ii) to comply with law. (See Sections 1.9(ff), 6.5, 6.6 and 7.3(b) of the Trust Declaration.)

         In addition to any other actions of Baron Trust requiring the approval of shareholders under the Trust Declaration, a majority of the shareholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Trust Declaration, terminate Baron Trust, and elect and/or remove one or more members of the Board. (See Section 6.6(b) of the Trust Declaration.)

ADDITIONAL OFFERINGS OF SHARES

         There will be no mandatory assessments of shareholders in respect of the common shares or any additional shares Baron Trust may issue in the future. To the extent that the Board desires to obtain additional capital, Baron Trust may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying Baron Trust's distribution requirements under the REIT rules) or a combination of these methods. Baron Trust may determine to issue securities senior to the common shares, including preferred shares, debt securities, or units of limited partnership interest in Baron Properties (either of which may be convertible into common shares or be accompanied by warrants to purchase common shares). Baron Trust may also finance acquisitions of properties or interests in properties through the exchange of properties or interests in properties or through the issuance of shares or debt securities or the issuance of units of limited partnership interest in Baron Properties in which it will conduct all of its real estate operations. (See Article 2 of the Trust Declaration.)

         The proceeds from any borrowings by Baron Trust may be used to pay distributions, to provide working capital, to purchase additional interests in Baron Properties, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties or property interests. (See Section 1.8(a) of the Trust Declaration.)

TEMPORARY INVESTMENTS

         Pending the commitment of Trust funds for the purposes described in this prospectus, for distributions to shareholders or for application of reserve funds to their purposes, Baron Advisors has full authority and discretion to make short-term investments in: (i) obligations of banks or savings and loan associations that either have assets in excess of $5 billion or are insured in their entirety by the United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments would be expected to earn rates of return which are lower than those earned in respect of properties in which Baron Trust may invest. (See Sections 1.2(a) and 5.5 of the Trust Declaration.)

                             REPORTS TO SHAREHOLDERS

         Baron Trust intends to keep each investor currently advised as to activities of Baron Trust by reports furnished at least quarterly. Each quarterly report will contain a condensed statement of "cash flow from operations" for the year to date as determined by Baron Advisors in conformity with generally accepted accounting principles on a basis consistent with that of the annual financial statements and showing its derivation from net income. (See Section 5.3(a) of the Trust Declaration.)

         Within 120 days after the end of each fiscal year following the completion of this offering, the Trust Declaration requires Baron Trust to prepare and mail to each shareholder as of a record date determined by Baron Advisors, an annual report which includes the following:

         (1) Financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by Baron Trust's independent certified public accountants;

         (2) The ratio of the costs of raising capital during the period to the capital raised;

         (3) The aggregate amount of advisory fees and the aggregate amount of other fees paid to Baron Advisors and any of its affiliates during the period by Baron Trust and including fees or charges paid to them by third parties doing business with Baron Trust;

         (4) The total operating expenses (as defined in Section 1.9(i) of the Trust Declaration), stated as a percentage of the book amount of Baron Trust's investments and as a percentage of its net income;

         (5) A report from the independent trustees that the policies being followed by Trust are in the best interests of its shareholders and the basis for such determination; and

         (6) Full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving Baron Trust, Baron Advisors, Baron Trustees, and any of their respective affiliates occurring in the year for which the annual report is made. (See Section 5.3(b) of the Trust Declaration.)

         The common shares being sold in the offering have been registered under the Securities Act. Baron Trust has not registered the common shares under the Exchange Act or listed them on any securities exchange as of the date of this prospectus. Baron Trust intends to apply for listing on a national securities exchange of the common shares being offered in this offering and common shares into which units are exchangeable. However, we cannot be certain whether Baron Trust will qualify for such listing on a national securities exchange and, if so, of the timing of the effectiveness of any such listing.

         Although the common shares acquired by investors in the offering will be freely tradable securities, we cannot be certain that an active trading market will be established or maintained for the common shares. Baron Trust will be required to file periodic reports (Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports and Form 8-K current reports) under the Exchange Act for the fiscal year in which its Securities Act registration statement becomes effective and for any subsequent fiscal year in which it has more than 300 shareholders in any such year or it is otherwise required by applicable law to do so. As of March 31, 1999, Baron Trust had at least 300 shareholders and accordingly will be required to file such reports on a continuing basis.

                           CAPITAL STOCK OF THE TRUST

GENERAL


The Trust Declaration authorizes Baron Trust to issue up to 25,000,000 shares of beneficial interest, no par value per share, consisting of common shares and of preferred shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as Baron Advisors may create and authorize from time to time in accordance with Delaware law and the Trust Declaration, provided, however, that Baron Trust may not issue redeemable equity securities. Prior to this offering, which began in May 1998, there were no shares of beneficial interest outstanding. Baron Trust is offering for sale up to 2,500,000 common shares in this offering. If the exchange offering is completed as contemplated, offerees would receive up to 2,500,000 units in Baron Properties which would be exchangeable into 2,500,000 additional common shares.

         The following description summarizes the material terms and provisions of the common shares. The common shares when paid for and issued will be fully paid and non-assessable. Each common share is equal in all respects to every other common share and entitles the holder to one vote on all matters requiring a vote of shareholders, including the election of members of the Board. Holders of common shares do not have the right to cumulate their votes in the election of members of the Board, which means that the holders of a majority of the outstanding common shares can elect all of the nominees for Board positions then standing for election. Shareholders are entitled to such distributions as may be declared from time to time by Baron Advisors out of funds legally available therefor. Shareholders will be entitled to receive any distributions declared by Baron Advisors on a pro rata basis for each outstanding class of shares taking into account the relative rights of priority of each class entitled to distributions. Holders of common shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by Baron Trust in the future. In the event of a liquidation, dissolution or winding up of the affairs of Baron Trust, the shareholders are entitled to share ratably in the assets of Baron Trust remaining after provision for payment of all liabilities to creditors and payment of liquidation preferences and accrued dividends, if any, on any series of preferred shares that may have been issued.

TRANSFER AGENT

         American Stock Transfer & Trust Company ("ASTTC"), New York, New York, will serve as the escrow agent for the exchange offering, and the transfer agent and registrar for the common shares and the units. In the exchange offering, ASTTC will act as the exchange agent, holding in escrow Baron Properties units being offered and Exchange Partnership Units tendered by offerees who elect to accept the offering. ASTTC will also hold in an escrow account the units acquired by the original investors in connection with the formation of Baron Trust and Baron Properties.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

         The Trust Declaration contains certain restrictions on the number of shares of Baron Trust that individual shareholders may own. For Baron Trust to qualify as a REIT under the Code, no more than 50% in value of its shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a shorter taxable year. The common shares must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of each taxable year or during a proportionate part of a shorter taxable year. Because Baron Trust expects to qualify as a REIT, the Trust Declaration contains restrictions on the acquisition of shares intended to ensure compliance with these requirements.

         Subject to certain exceptions specified in the Trust Declaration, no shareholder (other than the original investors) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% of Baron Trust's shares. Baron Advisors (upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to Baron Advisors and upon such other conditions as Baron Advisors may require) may in its discretion waive the Ownership Limit depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity of the party requesting such waiver, the number and extent of Share ownership of other shareholders, the aggregate number of outstanding shares and the extent of any contractual restrictions (other than that contained in the Trust Declaration) on any shareholders relating to transfer of their shares. See Section 2A.12 of the Trust Declaration. As a condition of such exemption, the intended transferee must give written notice to Baron Trust of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit. Baron Advisors (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure Baron Trust's status as a REIT. Any transfer of the shares that would (i) create a direct or indirect ownership of the shares in excess of the Ownership Limit, (ii) result in the shares being owned by fewer than 100 persons or (iii) result in Baron Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares. The foregoing restrictions on transferability and ownership will not apply if Baron Advisors determines, which determination must be approved by the shareholders, that it is no longer in the best interests of Baron Trust to attempt to qualify, or to continue to qualify, as a REIT.

         Any purported transfer of shares that would result in a person owning shares in excess of the Ownership Limit or cause Baron Trust to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred by operation of law to Baron Trust as trustee for the exclusive benefit of the person or persons to whom the Excess Shares are ultimately transferred, until such time as the intended transferee re-transfers the Excess Shares. While these Excess Shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions. Subject to the Ownership Limit, the Excess Shares may be transferred by the intended transferee to any person (if the Excess Shares would not be Excess Shares in the hands of such person) at a price not to exceed the price paid by the intended transferee (or, if no consideration was paid, fair market value), at which point the Excess Shares will automatically be exchanged for the shares to which the Excess Shares are attributable. In addition, such Excess Shares held in trust are subject to purchase by Baron Trust at a purchase price equal to the lesser of the price paid for the shares by the intended transferee (or, if no consideration was paid, fair market value) as reflected in the last reported sales price reported on the New York Stock Exchange ("NYSE") on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of such shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such shares may be traded, or if not then traded over any exchange or quotation system, then the market price of such shares on the relevant date as determined in good faith by Baron Advisors of Baron Trust.

         From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price of the shares on the retransfer of shares as provided above. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by Baron Trust that such shares have been transferred in violation of the provisions of Baron Trust's Declaration shall be repaid to Baron Trust upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of Baron Trust, to have acted as an agent on behalf of Baron Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of Baron Trust.

         All certificates representing shares will bear a legend referring to the restrictions described above.

         All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding shares of Baron Trust must give a written notice to Baron Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to Baron Trust in writing such information with respect to the direct, indirect and constructive ownership of shares as Baron Advisors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                                 CAPITALIZATION

         The following table sets forth the capitalization of Baron Trust on a pro forma basis, assuming the completion of the sale of 2,500,000 common shares being offered in this offering (614,110 shares have been sold as of May 15, 1999). As described above at "BUSINESS OF THE TRUST - Baron Properties," Baron Trust will contribute net proceeds from this offering in exchange for a number of units equivalent to the number of common shares sold by Baron Trust in this offering. The subscription price for each common share being offered in this offering is $10.00, and is payable in full in cash upon subscription. For purposes of determining capitalization, such amount has been calculated after deducting commissions and reimbursable offering expenses, estimated to be approximately $1.00 per common share to be paid out of the proceeds of this offering, but does not take into account the reimbursable investment expenses currently estimated at $100,000. The capitalization of Baron Trust set forth below does not take into account any proposed acquisitions of property interests by Baron Properties in exchange for units registered or the subsequent exchange by unitholders of such units issued in the exchange offering for common shares.


                                                        Maximum Common Shares
                                               Sold in this Offering (2,500,000)
Shareholders' equity:
     Common shares                                        $22,500,000
                                                          ------------
Total Capitalization                                      $22,500,000
                                                          ------------
                                                          ------------


                              TERMS OF THE OFFERING

         Baron Trust is offering in this offering a maximum of 2,500,000 common shares of beneficial interest in Baron Trust at $10.00 per common share ($25,000,000 in the aggregate). As of May 15, 1999, Baron Trust has sold 614,110 common shares in this offering resulting in gross proceeds of $6,141,100. All of the common shares to be issued or sold by Baron Trust in this offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit Baron Trust to qualify and maintain its REIT status under the Code for federal income tax purposes.

         After payment of commissions and reimbursable expenses related to the offering, Baron Trust is required to contribute the remaining funds to Baron Properties to be used to fund investments or to pay expenses other than those associated with this offering, as determined by Baron Trust in its discretion.

         The common shares will be offered and sold in this offering on a non-exclusive best efforts basis through Sigma Financial Corporation. Sigma Financial Corporation, which is not affiliated with Baron

Advisors or any of its affiliates, has acted as dealer manager for certain private offerings of limited partner interests in real estate investment limited partnerships sponsored by affiliates of Baron Advisors and is expected to act as dealer manager in certain future programs sponsored by affiliates of Baron Advisors. Sigma may select other NASD member firms as co-manager or selected broker-dealers to participate in this offering. Asset Allocation Securities Corp., Calton & Associates, Inc., Oakbrook Investment Brokers Inc., Strategic Assets, Inc., and Stuart Stone & Company, LLC, each a member of the NASD, have entered into selling agreements with Sigma and will participate in the sale of common shares in connection with this offering.

         Sigma and participating broker-dealers have entered into an Underwriting Agreement with Baron Trust. Sigma and participating broker-dealers will receive selling commissions in an amount equal to 8% of the subscription price for all common shares sold by them. Sigma may reallocate all or a portion of its commission. Baron Trust reserves the right to waive the payment of all or a part of a commission by one or more investors in the offering, in which case the cost of the common shares acquired by such investors will be less than the cost of equivalent common shares to an investor paying a commission, provided, however, Baron Trust will exercise such waiver right on a case by case basis according to the facts and circumstances involved.

         In addition, Sigma and the participating broker-dealers will be entitled to receive a warrant ("Warrant") to acquire a number of common shares in an amount equal to 8.5% of the number of common shares sold in the offering by Sigma or participating broker-dealers selected by it, at a purchase price equal to $13.00 per common share. The Warrant will be exercisable for a period of four years following the first anniversary of the grant of the Warrant. For a period of six years following the grant of the Warrant, any registered holder of the Warrant or common shares issued upon exercise of the Warrant may request that Baron Trust include such securities as well as any common shares underlying any unexercised portion of the Warrant in any registration statement that Baron Trust determines to file under the Securities Act. Such registration would be at Baron Trust's expense, excluding underwriter's compensation and expense allowance relating to the requesting holder's securities to be registered and fees and expenses of such holder's counsel.

         Pursuant to the Underwriting Agreement, Sigma and participating broker-dealers will not be obligated to purchase any common shares, but will only be required to use their best efforts to sell common shares to suitable offerees. The agreement may be terminated by either party in certain circumstances. Baron Trust and Sigma have agreed to indemnify each other against or to contribute to losses arising out of certain liabilities, including liabilities arising under the Securities Act. Baron Trust has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Nevertheless, the parties may seek to enforce such indemnification and rights to contribution which are expressly provided under the agreement.

         Baron Trust will reimburse Baron Advisors for distribution, due diligence and organizational expenses incurred in connection with the formation of Baron Trust and Baron Properties and with the offering, in an amount not to exceed 1% of the aggregate subscription price paid for common shares in the offering. To the extent the distribution, due diligence and organizational expenses exceed 1% of gross proceeds of the offering, those expenses will not be reimbursed. Baron Trust will also reimburse Baron Advisors for legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses incurred in connection with the offering, in an amount not to exceed 1% of the aggregate subscription price paid for common shares in the offering. Any such expenses of Baron Advisors in excess of 1% of the aggregate subscription price paid for common shares in the offering will be paid by Baron Advisors. Such reimbursements will be payable out of the gross proceeds of the offering.

         In addition, Baron Trust will reimburse Baron Advisors for expenses incurred prior to and during the offering for investigating and evaluating investment opportunities for Baron Trust and Baron Properties and assisting them in effecting their investments, in an amount not to exceed 4% of the aggregate subscription price paid for common shares in this offering. Such reimbursements will be payable from available net proceeds of this offering or as cash flow permits as determined by the Board of Trustees of Baron Trust.

         The termination date of this offering (the "Termination Date") is scheduled to be November 30, 1999 or an earlier date determined by Baron Advisors as specified below. Baron Advisors may in its sole discretion terminate the offering at any time before the scheduled Termination Date.

         Baron Advisors will have the right to withdraw the offering of common shares at any time prior to the Termination Date, in which case Baron Trust will be immediately dissolved at the expense of Baron Advisors and all subscription funds will be returned promptly to the subscribers. If Baron Advisors withdraws the offering, any person that has received fees or other payments from the proceeds of the offering will be required to return such fees or payments to Baron Trust upon the demand of Baron Advisors.

                                OTHER INFORMATION

GENERAL

         Baron Trust undertakes to make available to each prospective Investor or his representative, or both, during the course of the offering and prior to the investor's purchase of common shares, the opportunity to ask questions of and receive answers from Baron Trust or any person acting on its behalf relating to the terms and conditions of the offering and the proposed exchange offering and to obtain any additional information necessary to verify the accuracy of information made available to such purchaser.

         Prior to making an investment decision respecting the common shares, a prospective Investor should carefully review and consider this entire prospectus and any Exhibits hereto. Prospective investors are urged to make arrangements with Baron Trust to inspect any books, records, contracts, or instruments referred to in this prospectus and other data relating thereto. Baron Trust is available to discuss with prospective investors any matter set forth in this prospectus or any other matter relating to the common shares, so that investors and their advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision.

AUTHORIZED SALES MATERIAL

         Sales material may be used in connection with this offering of the common shares only when accompanied or preceded by the delivery of this prospectus. Only sales material that indicates that it is distributed by Baron Trust or Sigma may be distributed to prospective investors. Currently, Baron Trust and Sigma intend to distribute to prospective investors (i) a sales brochure or other written or graphic communications depicting certain information regarding Baron Advisors, Baron Trust and the residential real estate industry, and (ii) summaries of material aspects of properties which become probable investments for Baron Trust during the offering period. In addition, Baron Trust or Sigma may distribute a summary of this offering containing highlights or other summary information concerning this offering, information regarding Baron Advisors, Baron Trust, Baron Properties or previous real estate investment programs sponsored by affiliates of Baron Advisors, or information regarding the residential apartment real estate industry. All such additional sales material will be signed by or otherwise identified as authorized by Baron Trust. Any other sales material or information has not been authorized for use by Baron Trust or

Sigma and must be disregarded by investors.

         In certain jurisdictions, some or all of this sales material may not be distributed pursuant to securities law requirements, and in all jurisdictions, this offering is made only by this prospectus.

         All authorized sales material will be consistent with this prospectus, as supplemented. Nevertheless, sales material by its nature does not purport to be a complete description of this offering and investors must review this prospectus and supplements carefully for a complete description of this offering. Authorized sales material should not be considered to be the basis for this offering of common shares or an investor's decision to purchase common shares. Sales material is not a part of this prospectus and is not incorporated by reference into this prospectus unless expressly stated in this prospectus or supplements hereto.

FINANCIAL STATEMENTS

         Set forth in Exhibit C are (i) the consolidated audited balance sheet of Baron Trust as of December 31, 1998, the audited balance sheet of Baron Advisors as of December 31, 1998, and their respective statements of operations, statements of shareholders' equity, and statements of cash flows for the 12-month period ending December 31, 1998 and (ii) the Form 10-QSB filed by Baron Trust with the Commission for the three months ended March 31, 1999.

         As described below, Exhibit D to this Prospectus sets forth certain financial statements relating to the 23 Exchange Partnerships involved in the Exchange Offering. Set forth in Exhibit D are audited statements of revenues and certain expenses for each of the 13 Exchange Equity Partnerships for the 12 month periods ended December 31, 1997 and 1998, and unaudited statements of revenues and certain expenses for the three months ended March 31, 1999. The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization, and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties.

         Also set forth in Exhibit D are the audited financial statements for each of the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships for the 12 month period ended December 31, 1998 and the unaudited financial statements for the three months ended March 31, 1999.

         Set forth at the end of Exhibit D are the consolidated pro forma balance sheet as of December 31, 1998 and consolidated statement of operations for the 12 month period ended December 31, 1998 and the three months ended March 31, 19999, for each of Baron Trust and Baron Properties, giving effect to the acquisition by Baron Properties of 100% of the Exchange Partnership Units of the Exchange Partnerships in connection with the exchange offering and the already completed acquisition of three acquired properties which have historical operating results. Pro forma financial statements for the two entities have also been included in Exhibit D which were prepared assuming only the minimum participation of offerees (I.E., acceptance by offerees of units with an assigned value of $6,000,000).

         Set forth in Exhibit E to this prospectus is a combined statement which sets forth the estimated taxable operating results and funds available from operations (unaudited) for Baron Properties, for the four properties already beneficially owned by Baron Properties, and for the Exchange Partnerships involved in the exchange offering. The statement is based on the most recent 12 month period and assumes that Baron Properties has acquired all of the limited partnership interests in the Exchange Partnerships owning interests in the Exchange Properties in connection with the exchange offering. The statement also assumes the anticipated increase or reduction of revenue, operating expenses, and debt service requirements in certain cases, where appropriate. The statement does not purport to forecast actual operating results for any period in the future.

                                   LITIGATION

         There are no pending legal proceedings to which Baron Trust, Baron Properties or Baron Advisors is a party which are material to the operations of Baron Trust, and Baron Advisors has no knowledge that any such legal proceedings are contemplated or threatened by any third party.

                                     EXPERTS

         The audited consolidated financial statements of Baron Trust as of December 31, 1998 and for the year then ended have been included herein and in the Registration Statement in reliance upon the reports of Rachlin Cohen & Holtz LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

         The statements of revenue and certain expenses for each of the 13 Exchange Properties in which Exchange Equity Partnerships directly or indirectly own an equity interest for the 12 month periods ended December 31, 1998 and December 31, 1997 and the three months ended March 31, 1999 (unaudited) (set forth in Exhibit D hereto) have been included herein and in the Registration Statement in reliance upon the reports of Elroy D. Miedima, an independent certified public accountant, appearing herein, and upon the authority of said independent certified public accountant as an expert in accounting and auditing.

         The balance sheets, statements of operations, statements of partners' capital and statements of cash flow for each of the ten Exchange Hybrid Partnerships for the year ended December 31, 1998 (set forth in Exhibit D hereto) have been included herein and in the Registration Statement in reliance upon the reports of Rachlin Cohen & Holtz LLP, independent certified public accountants, appearing herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The authority of Baron Trust to issue the common shares offered hereby was passed upon for Baron Trust by Schoeman, Marsh & Updike, LLP, New York, New York, counsel to Baron Advisors. Copies of the opinion letter of counsel as to Baron Trust's authority to issue the common shares may be obtained by writing to Baron Trust.

         Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, has passed on certain tax matters as described under "FEDERAL INCOME TAX CONSIDERATIONS." The tax opinion has been filed with the Commission as an exhibit to Baron Trust's registration statement. Upon receipt of a written request made to Sharon Studt at Baron Capital Trust, 7826 Cooper Road, Cincinnati, Ohio 45242, by an offeree or his representative who has been so designated in writing, Baron Trust will transmit promptly a copy of the tax opinion, without charge. Counsel to Baron Trust and Baron Advisors will not represent or advise any offeree in connection with the exchange offering. THEREFORE, EACH OFFEREE SHOULD CONSULT THE INVESTOR'S OWN LEGAL, TAX AND INVESTMENT COUNSEL.

         The representation of counsel to Baron Trust has been limited to matters specifically addressed to it. No offeree should assume that counsel to Baron Trust has in any manner investigated the merits of an investment in the units or the common shares, or undertaken any role other than assisting in, and reviewing items specifically referred to it with regard to, the preparation of this prospectus and the issuance of the opinions referred to above. In assisting in the preparation of this prospectus, counsel to Baron Trust has relied upon the representations and statements of (i) Baron Trust and Baron Advisors as to facts regarding Baron Properties, Baron Trust and Baron Advisors and their respective affiliates and their proposed activities and (ii) the corporate general partners of the Exchange Partnerships as to facts regarding the Exchange Partnerships and their respective affiliates. Counsel to Baron Trust has not independently verified such representations and statements.

                             ADDITIONAL INFORMATION

         Neither Baron Trust nor Baron Properties is a reporting company under the Exchange Act. Baron Trust and Baron Properties have filed with the Commission a Registration Statement (of which this prospectus is a part) on Form SB-2 under the Securities Act with respect to the common shares offered hereby. This prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding Baron Trust, Baron Properties, and the common shares offered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto.

         Baron Trust and Baron Properties have also filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to Baron Properties units proposed to be offered in the exchange offering and the common shares for which such units may be exchanged. For further information regarding the proposed exchange offering and the Exchange Partnerships, and the units of Baron Properties and common shares proposed to be issued thereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto.

         The Registration Statement, the exhibits and schedules forming a part thereof filed by Baron Trust with the Commission can be inspected and copies obtained from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site containing information filed electronically by Baron Trust at http://www.sec.gov.

         Baron Trust will furnish its shareholders with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                    GLOSSARY

         Because of the complex nature of the transactions we are involved in, the following glossary has been provided to assist you. Words or phrases used in this prospectus have the meanings set forth below unless the context indicates otherwise. When reading this prospectus, please note that the singular use of a word includes the plural and the use of a word in the masculine gender shall include the feminine, as the context requires. In addition, the term "person" and its pronouns "he," "she," "him," "her," and "it" as used in this prospectus shall include natural persons of the masculine and feminine gender and entities, including, without limitation, corporations, partnerships, limited liability companies and trusts, unless the context indicates otherwise.

         "ADMISSION DATE" means the date that an investor is admitted as an investor into Baron Trust. Unless a subscription is rejected, Baron Advisors will admit a prospective investor into Baron Trust on the later of the date on which Baron Advisors of the offering has received from the investor (i) payment in cash and (ii) properly executed and dated subscription documents.

         "AFFILIATE" An "affiliate" of, or person "affiliated" with, a specified person includes any of the following:

         (a) Any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         (b) Any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person.

         (c) Any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person.

         (d) Any executive officer, director, trustee or general partner of such other person.

         (e) Any legal entity for which such person acts as an executive officer, director, trustee or general partner.

         "BARON ADVISORS" means Baron Advisors, Inc., a Delaware corporation which is the initial managing shareholder of Baron Trust.

         "BARON PROPERTIES" means Baron Capital Properties, L.P., a Delaware limited partnership which is the operating partnership of Baron Trust, with its principal place of business located at 7826 Cooper Road, Cincinati, Ohio 45242.

         "BOARD" OR "BOARD OF TRUSTEES" refers to Baron Advisors and the independent trustees, acting together as the Board of Trustees of Baron Trust in accordance with the terms of the Trust Declaration, and their successors.

         "CERTIFICATE" means the Certificate of Trust of Baron Trust, as amended from time to time.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations promulgated thereunder.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON SHARE" means a beneficial interest in Baron Trust designated as a common share by Baron Trust in accordance with Sections 1.6 and 2.1 of the Trust Declaration.

         "CORPORATE GENERAL PARTNER" means the respective corporation which is the sole general partner of one of the 23 Exchange Partnerships whose limited partners will be offered the opportunity to participate in the exchange offering. All of the corporate general partners are controlled by Gregory K. McGrath.

         "CORPORATE TRUSTEE" means Baron Capital Properties, Inc., a Delaware corporation which is the trustee of Baron Trust under the Trust Declaration, and its successors. The Corporate Trustee acts as legal holder of Baron Trust property, subject to the terms of the Trust Declaration. Its address is 1105 North Market Street, Wilmington, Delaware 19899.

         "DEALER MANAGER" refers to Sigma Financial Corporation, a Michigan corporation which is the broker-dealer selected by Baron Advisors to be the dealer manager of the offering.

         "DECLARATION" means the Amended and Restated Declaration of Trust for Baron Trust made as of August 11, 1998 by the Corporate Trustee that establishes Baron Trust and the rights and obligations of Baron Advisors, Baron Trustees, other members of the Board of Trustees of Baron Trust and the shareholders.

         "DELAWARE ACT" means the Delaware Business Trust Act, as amended, currently codified as Chapter 38 of Title 12, Delaware Code.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" refers to the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

         "EXCHANGE LIMITED PARTNERS" refers to the individual limited partners to which Baron Properties anticipates it will make the proposed exchange offering in connection with the initial transactions thereunder, including the limited partners in 23 real estate limited partnerships managed by affiliates of Baron Advisors.

         "EXCHANGE EQUITY PARTNERSHIP" refers to each of the 13 Exchange Partnerships involved in the exchange offering whose sole real estate asset is record title to a residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns record title to a property.

         "EXCHANGE HYBRID PARTNERSHIP" refers to each of four Exchange Partnerships involved in the exchange offering which own a combination of (i) all or a portion of the direct or indirect equity interest in one or more residential apartment properties and (ii) an undivided subordinated mortgage interest in one or more properties, or an unsecured debt interest.

         "EXCHANGE LIMITED PARTNERS" refers to individual limited partners to which Baron Properties will make the exchange offering in connection with the initial transactions of the exchange offering, including the Exchange Partnerships.

         "EXCHANGE MORTGAGE PARTNERSHIPS" refers to each of the six Exchange Partnerships involved in the Exchange Offering whose only real estate assets are the entire or an undivided subordinated mortgage interest in one or more residential apartment properties or unsecured debt.

         "EXCHANGE OFFERING" refers to the proposed offering, pursuant to a separate prospectus, of registered units by Baron Properties in exchange for property interests. See "BUSINESS OF THE TRUST."

         "EXCHANGE PARTNERSHIPS" refers to the 23 real estate limited partnerships whose limited partners will be offered the opportunity by Baron Properties to exchange their limited partnership interests in the limited partnership for units of Baron Properties. Each Exchange Partnership is managed by a corporate general partners which is an affiliates of Baron Advisors.

         "EXCHANGE PROPERTIES" refers to the 26 residential apartment properties in which the Exchange Partnerships directly or indirectly own an equity and/or debt interest.

         "FISCAL PERIOD" means a quarter ending on March 31, June 30, September 30 or December 31 of each Fiscal Year.

         "FISCAL YEAR" means a year ending on December 31. Baron Trust's first Fiscal Year may begin after January 1 and consequently have a duration of less than 12 months. Baron Trust's last Fiscal Year may end before December 31 and consequently have a duration of less than 12 months.

         "INDEPENDENT TRUSTEE" means a Trustee of Baron Trust who meets certain qualifications described herein at "MANAGEMENT - Trustees and Executive Officers" who becomes an independent trustee of Baron Trust under the terms of the Trust Declaration. See Section 7.5 of Trust Declaration.

         "INVESTORS" means purchasers of common shares in this offering or of any other shares which Baron Trust may issue.

         "IRAS" means individual retirement accounts.

         "IRS" OR "SERVICE" means the Internal Revenue Service.

         "LIMITED PARTNER" OR "UNITHOLDER" means an owner of units in Baron Properties (which will include without limitation Baron Trust).

         "MANAGING SHAREHOLDER" refers to Baron Advisors, Inc. or such substitute or different managing shareholder as may subsequently be admitted to Baron Trust pursuant to the terms of the Trust Declaration, which will have all of the powers and obligations of Baron Advisors to operate Baron Trust as described in this prospectus.

         "MANAGING PERSON" means any of the following: (a) Baron Trust or Baron Properties officers, agents, or affiliates; Baron Advisors; a Trustee; an affiliates of Baron Advisors or a Trustee and (b) any directors, officers or agents of any organizations named in (a) above when acting for Baron Advisors, a Trustee, or any of their respective affiliates on behalf of Baron Trust.

         "MORTGAGE" refers to a mortgage, deed of trust or other security interest in real property or in rights or interests in real property.

         "MORTGAGE LOAN" refers to a note, bond or other evidence of indebtedness or obligation which is secured or collateralized by a Mortgage.

         "NASD" refers to the National Association of Securities Dealers, Inc.

         "OFFERING" means the offering of common shares of beneficial interest in Baron Trust pursuant to and as described in this prospectus.

         "OPERATING PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of Baron Capital Properties, L.P. dated as of May 15, 1998, as amended August 11, 1998.

         "ORIGINAL INVESTORS" refers to Gregory K. McGrath and Robert S. Geiger, the founders of Baron Trust and Baron Properties.

         "PERSON" refers to any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

         "PLANS" means employee benefit plans and IRAs.

         "PREFERRED SHARE" refers to a share of beneficial interest with such preferences and rights (in relation to other shares authorized and issued by Baron Trust) as Baron Advisors may designate under Section 2.1(c) of the Trust Declaration for sale or issuance subsequent to completion of the offering.

         "PROPERTY" means all real or personal property owned or acquired by Baron Trust, which is expected to include but not be limited to (i) the land, buildings and improvements comprising one or more existing residential apartment properties in which Baron Trust may make an equity investment, and (ii) its rights in connection with Mortgage Loans it may make or acquire which are secured by Mortgages on the land, buildings and improvements comprising residential apartment properties.

         "PROSPECTUS" means this prospectus of Baron Trust dated as of the date that appears on the cover, as the same may be amended or supplemented from time to time.

         "REGULATIONS" means the applicable Treasury Regulations promulgated or proposed under the Code.

         "REIT" means a real estate investment trust as defined in Section 856 of the Code which meets the requirements for qualification as a REIT described in Sections 856 through 860 of the Code.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

         "SENIOR MORTGAGE" refers to a mortgage which takes priority or precedence over liens of subordinated mortgages on a particular property.

         "SENIOR MORTGAGE LOAN" means a mortgage loan secured or collateralized by a senior mortgage.

         "SERVICE" OR "IRS" means the Internal Revenue Service.

         "SHARE" means a beneficial interest in Baron Trust which is either a common share or a preferred share authorized for issuance and designated as such by Baron Advisors in accordance with the Trust Declaration.

         "SHAREHOLDER" means an owner of shares in Baron Trust.

         "SUBORDINATED MORTGAGE" means a mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a senior mortgage except that it is subject to the priority of a senior mortgage and (ii) must be satisfied before such other charges or encumbrances (other than the senior mortgage) are entitled to participate in the proceeds of any sale.

         "SUBORDINATED MORTGAGE LOAN" means a mortgage loan secured or collateralized by a subordinated mortgage.

         "SUBSCRIPTION DOCUMENTS" means the subscription documents which each prospective investor must fully complete, date and sign in order to subscribe for common shares in this offering. The subscription documents include both the investor questionnaire and the subscription agreement.

         "TERMINATION DATE" means the date upon which Baron Trust terminates this offering of common shares. The Termination Date is scheduled to be November 30, 1999 but may be an earlier date or later date (determined by Baron Advisors in accordance with the Trust Declaration) which is no later than the date by which all 2,500,000 common shares being offered have been sold.

         "TRUSTEE" AND "TRUSTEES" "Trustee" means a person serving as a corporate trustee or an independent trustee of Baron Trust; the term "Trustees" refers to the corporate trustee and the independent trustees collectively.

         "TRUST MANAGEMENT AGREEMENT" means the Trust Management Agreement dated as of May 15, 1998 between Baron Trust and Baron Advisors, under which Baron Advisors will perform certain management, administrative services and investment advisory services for Baron Trust.

         "TRUST PROPERTY" means all property owned or acquired by Baron Trust or Baron Properties or on its behalf as part of the trust estate established under the Trust Declaration.

         "UNITHOLDER" OR "LIMITED PARTNER" means an owner of units in Baron Properties (which will include without limitation Baron Trust).

         "UNITS" refer to units of limited partnership interest in Baron Properties.

         "WARRANT" refers to the warrant to be issued to Sigma in connection with this offering to acquire a number of common shares in an amount equal to 8.5% of the number of common shares sold in the offering by it or participating broker-dealers selected by it, at a purchase price equal to $13.00 per common share.

                                   EXHIBIT A

                        PRIOR PERFORMANCE OF AFFILIATES
                                       OF
                              MANAGING SHAREHOLDER

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                         IN RAISING AND INVESTING FUNDS

      The following table summarizes the experience of Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., in organizing 41 investment programs whose offerings closed in the most recent three years. The 41 programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).

                                     Florida Income Advantage      Realty Opportunity Income       Florida Income
                                     Fund I, Ltd.  (Baron          Fund VIII, Ltd. (Baron          Appreciation Fund I, Ltd.
                                     Capital IV, Inc., general     Capital IV, Inc., general       (Baron Capital IV, Inc.,
                                     partner)                      partner)                        general partner)
                                     ---------------------------------------------------------------------------------------
Dollar amount offered:                   $   940,000                    $ 1,020,000                    $   840,000
Dollar amount raised:                        940,000                      1,020,000                        205,000
(percent relative to                            (100%)                         (100%)                          (24%)
amount offered):


Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                  94,000                         94,400                         20,500
                                                 (10%)                           (9%)                          (10%)

                                                   0                              0                              0
Cash reserve accounts:
Amount raised available for
investment (percentage):                     846,000                        925,600                        184,500
                                                 (90%)                          (91%)                          (90%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                  846,000(1)                     925,600(1)                     184,500(1)
                                                 (90%)                          (91%)                          (90%)

  Investment fee:                                  0                              0                              0

Percent leverage (mortgage
financing divided by total
acquisition cost):                                42%                            46%                            48%

Date offering began:                            2/94                           3/94                           4/94
Length of offering (in months):                    3                              3                              2

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                            3                              3                              2
----------------------------------------------------------------------------------------------------------------------------

(1) Net proceeds from the original private offering of the partnership were invested to acquire a beneficial interest in an unrecorded land trust which owns fee simple title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THIS OFFERING WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE TABLES ABOVE AND BELOW. INVESTORS SHOULD NOTE THAT THE INVESTMENT OBJECTIVES OF ALL OF THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES DIFFERED AT LEAST IN PART FROM THE INVESTMENT OBJECTIVES OF THE TRUST AND THE OPERATING PARTNERSHIP AND THAT INVESTORS WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS AS A RESULT OF THE ACQUISITION OF OPERATING PARTNERSHIP UNITS OR TRUST COMMON SHARES, EXCEPT AS OTHERWISE INDICATED IN THE PROSPECTUS. [010499]

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                                                   Baron First Time Home Buyer     Clearwater First Time
                                     Baron First Time Home Buyer   Mortgage Fund IV, Ltd. (Baron   Homebuyer Program, Ltd.
                                     Fund V, Ltd. (Baron Capital   Capital XXVIII, Inc., general   (Baron Capital XVI, Inc.,
                                     XXIX, Inc., general partner)  partner)                        general partner)
                                     ---------------------------------------------------------------------------------------
Dollar amount offered:                        $ 500,000                      $ 500,000                     $ 750,000
Dollar amount raised:                           500,000                        500,000                       750,000
(percent relative to                               (100%)                         (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                     50,000                         45,000                        77,500
                                                    (10%)                           (9%)                         (10%)

Cash reserve accounts:                           25,000                              0                             0

Amount raised available for
investment (percentage):                        425,000                        455,000                       672,500
                                                    (85%)                          (91%)                         (90%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                     425,000(2)                     430,000(3)                    672,500(2)
                                                    (85%)                          (86%)                         (90%)

  Investment fee:                                     0                         25,000                             0
                                                                                    (5%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                  N/A                            N/A                           N/A

Date offering began:                               5/96                           6/96                          2/96
Length of offering (in months):                       4                              5                             7

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                               3                              4                             6
----------------------------------------------------------------------------------------------------------------------------

(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                                                   Lamplight Court of              Baron Strategic Vulture
                                     Florida Income Growth Fund    Bellefontaine Apartments,       Fund I, Inc. (Baron
                                     V, Ltd.  (Baron Capital XI,   Ltd. (Baron Capital IX, Inc.,   Capital XXVI, Inc.,
                                     Inc., general partner)        general partner)                general partner)
                                     -------------------------------------------------------------------------------------
Dollar amount offered:                        $ 1,150,000                    $   700,000                  $   900,000
Dollar amount raised:                           1,150,000                        700,000                      900,000
(percent relative to                                 (100%)                         (100%)                       (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                      125,000                         80,000                      119,000
                                                      (11%)                          (11%)                        (13%)

Cash reserve accounts:                            142,000                              0                       90,000
                                                      (12%)

Amount raised available for
investment (percentage):                          883,000                        620,000                      691,000
                                                      (77%)                          (89%)                        (77%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                       825,500(4)                     580,000(5)                   601,000(6)
                                                      (72%)                          (83%)                        (67%)

  Investment fee:                                  57,500                         40,000                       90,000
                                                       (5%)                           (6%)                        (10%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                     56%                            71%                          67%

Date offering began:                                10/95                           4/96                         5/96
Length of offering (in months):                        16                              6                            5

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                 6                              4                            4
--------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(5) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by a residential apartment property and a limited partnership interest in the limited partnership which owns record title to the property.

(6) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Baron Strategic Investment                                    Baron Strategic
                                     Fund, Ltd. (Baron Capital     Baron Strategic Investment      Investment Fund VI, Inc.
                                     XXXII, Inc., general          Fund II, Ltd. (Baron Capital    (Baron Capital XXXI,
                                     partner)                      XXXI, Inc., general partner)    Inc., general partner)
                                     --------------------------------------------------------------------------------------
Dollar amount offered:                      $ 1,200,000                    $   800,000                   $ 1,200,000
Dollar amount raised:                         1,200,000                        800,000                     1,200,000
(percent relative to                               (100%)                         (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                    140,000                        100,000                       130,000
                                                    (12%)                          (12%)                         (11%)

Cash reserve accounts:                          120,000                         80,000                       120,000
                                                    (10%)                          (10%)                         (10%)

Amount raised available for
investment (percentage):                        940,000                        620,000                       950,000
                                                    (78%)                          (78%)                         (79%)
Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                     796,000(6)                     524,000(4)                    806,000(13)
                                                    (66%)                          (66%)                         (67%)

  Investment fee:                               144,000                         96,000                       144,000
                                                    (12%)                          (12%)                         (12%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                   56%                            71%                           67%

Date offering began:                               6/96                           7/96                         11/96
Length of offering (in months):                       6                              3                             5

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                               5                              2                             4
---------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(6) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by two residential apartment properties.

(13) Net proceeds from the private offering of the partnership were invested to acquire a limited partnership interest in a limited partnership which owns a residential apartment property and to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                                                                                   Florida Capital Income
                                     Florida Capital Income        Tampa Capital Income Fund,      Fund II, Ltd. (Baron
                                     Fund, Ltd.  (Baron Capital    Ltd. (Baron Capital I, Inc.,    Capital IV, Inc., general
                                     II, Inc., general partner)    general partner)                partner)
                                     ---------------------------------------------------------------------------------------
Dollar amount offered:                      $   807,000                    $ 1,050,000                  $   920,000
Dollar amount raised:                           807,000                      1,050,000                      920,000
(percent relative to                               (100%)                         (100%)                       (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                     90,700                        115,000                      102,000
                                                    (11%)                          (11%)                        (11%)

Cash reserve accounts:                                0                        165,500                      199,000
                                                                                   (16%)                        (22%)

Amount raised available for
investment (percentage):                        716,300                        769,500                      619,000
                                                    (89%)                          (73%)                        (67%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                     656,300(4)                     589,500(7)                   548,000(1)
                                                    (81%)                          (56%)                        (60%)

  Investment fee:                                60,000                        180,000                       71,000
                                                     (7%)                          (17%)                         (8%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                   69%                            72%                          71%

Date offering began:                              11/94                          12/94                         2/95
Length of offering (in months):                       6                              8                            6

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                               3                              7                            4
----------------------------------------------------------------------------------------------------------------------------

(1) Net proceeds from the private offering of the partnership were invested to acquire a beneficial interest in an unrecorded land trust which owns fee simple title to a residential apartment property.

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Florida Opportunity Income
                                     Partners, Ltd. (Baron         Florida Capital Income Fund     Florida Tax Credit Fund,
                                     Capital III, Inc., general    III, Ltd. (Baron Capital VII,   Ltd. (Baron Capital VI,
                                     partner)                      Inc., general partner)          Inc., general partner)
                                     --------------------------------------------------------------------------------------
Dollar amount offered:                               $ 800,000                    $ 800,000                    $ 626,000
Dollar amount raised:                                  800,000                      800,000                      626,000
(percent relative to                                      (100%)                       (100%)                       (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                            90,000                       90,000                       80,000
                                                           (11%)                        (11%)                        (13%)

Cash reserve accounts:                                 143,000                      121,000                            0
                                                           (18%)                        (15%)

Amount raised available for
investment (percentage):                               567,000                      589,000                      546,000
                                                           (71%)                        (74%)                        (87%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                            543,000(7)                   549,000(7)                   546,000(4)
                                                           (68%)                        (69%)                        (87%)

  Investment fee:                                       24,000                       40,000                            0
                                                            (3%)                         (5%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                          62%                          56%                          51%

Date offering began:                                      8/95                         6/95                         5/95
Length of offering (in months):                              3                            5                           11

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                      3                            4                            9
---------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     GSU Stadium Student
                                     Apartments, Ltd. (Baron       Florida Capital Income Fund     Brevard Mortgage Program,
                                     Capital X, Inc., general      IV, Ltd. (Baron Capital V,      Ltd. (Baron Capital XII,
                                     partner)                      Inc., general partner)          Inc., general partner)
                                     ---------------------------------------------------------------------------------------
Dollar amount offered:                     $ 1,000,000                    $ 1,820,000                    $   575,000
Dollar amount raised:                        1,000,000                      1,820,000                        575,000
(percent relative to                              (100%)                         (100%)                         (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                   110,000                        202,000                         67,500
                                                   (11%)                          (11%)                          (12%)

Cash reserve accounts:                         100,000                        305,200                         57,500
                                                   (10%)                          (17%)                          (10%)

Amount raised available for
investment (percentage):                       790,000                      1,312,800                        450,000
                                                   (79%)                          (72%)                          (78%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                    690,000(4)                   1,212,800(7)                     450,000(8)
                                                   (69%)                          (67%)                          (78%)

  Investment fee:                              100,000                        100,000                              0
                                                   (10%)                           (5%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                  67%                            70%                           N/A

Date offering began:                             11/95                           1/95                           1/96
Length of offering (in months):                      4                             16                              4

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                              3                             10                              3
----------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a subordinated mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Baron First Time Home Buyer   Baron First Time Home Buyer     Baron First Time Home
                                     Mortgage Fund II, Ltd.        Mortgage Fund III, Ltd.         Buyer Mortgage Fund, Ltd.
                                     (Baron Capital XV, Inc.,      (Baron Capital XXVII, Inc.,     (Baron Capital VIII,
                                     general partner)              general partner)                Inc., general partner)
                                     ---------------------------------------------------------------------------------------
Dollar amount offered:                       $ 500,000                    $ 500,000                    $ 500,000
Dollar amount raised:                          500,000                      500,000                      500,000
(percent relative to                              (100%)                       (100%)                       (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                    45,000                       50,000                       50,000
                                                    (9%)                        (10%)                        (10%)

Cash reserve accounts:                               0                            0                            0

Amount raised available for
investment (percentage):                       455,000                      450,000                      450,000
                                                   (91%)                        (90%)                        (90%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                    455,000(3)                   450,000(2)                   450,000(3)
                                                   (91%)                        (90%)                        (90%)

  Investment fee:                                    0                            0                            0

Percent leverage (mortgage
financing divided by total
acquisition cost):                                 N/A                          N/A                          N/A

Date offering began:                              1/96                         4/96                        12/95
Length of offering (in months):                      6                            4                            4

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                              4                            3                            3
----------------------------------------------------------------------------------------------------------------------------

(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                                                   Baron Income Property           Baron Mortgage
                                     Baron Development Fund IX,    Mortgage Fund VI, Ltd. (Baron   Development Fund VII Ltd.
                                     Ltd. (Baron Capital XLII,     Capital XXIX, Inc., general     (Baron Capital XXXVII,
                                     Inc., general partner)        partner)                        Inc., general partner)
                                     ---------------------------------------------------------------------------------------
Dollar amount offered:                               $ 800,000                    $ 750,000                    $ 700,000
Dollar amount raised:                                  800,000                      750,000                      700,000
(percent relative to                                      (100%)                       (100%)                       (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                           122,000                      105,000                      115,000
                                                           (15%)                        (14%)                        (16%)

Cash reserve accounts:                                       0                            0                            0

Amount raised available for
investment (percentage):                               678,000                      645,000                      585,000
                                                           (85%)                        (86%)                        (84%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                            678,000(3)                   645,000(8)                   585,000(8)
                                                           (85%)                        (86%)                        (84%)

  Investment fee:                                            0                            0                            0

Percent leverage (mortgage
financing divided by total
acquisition cost):                                         N/A                          N/A                          N/A

Date offering began:                                      1/97                         8/96                        11/96
Length of offering (in months):                              8                           16                            8

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                      4                            9                            6
----------------------------------------------------------------------------------------------------------------------------

(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                 Baron Mortgage Development Fund   Baron Mortgage Development Fund XI,  Baron Mortgage Development
                                 X, Ltd. (Baron Capital XLIII,     Ltd. (Baron Capital XXXIII, Inc.,    Fund XVIII LP (Baron Capital
                                 Inc., general partner)            general partner)                     LXV, Inc., general partner)
                                 ---------------------------------------------------------------------------------------------------
Dollar amount offered:                     $  800,000                         $  800,000                    $  800,000
Dollar amount raised:                         800,000                            800,000                       800,000
(percent relative to                             (100%)                             (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                  122,000                            122,000                       132,000
                                                  (15%)                              (15%)                         (16%)

Cash reserve accounts:                              0                                  0                             0

Amount raised available for
investment (percentage):                      678,000                            678,000                       668,000
                                                  (85%)                              (85%)                         (84%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                   678,000(2)                         678,000(2)                    668,000(8)
                                                  (85%)                              (85%)                         (84%)

  Investment fee:                                   0                                  0                             0

Percent leverage (mortgage
financing divided by total
acquisition cost):                                N/A                                N/A                           N/A

Date offering began:                            11/96                               3/97                          7/97
Length of offering (in months):                    16                                  5                             4

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                             8                                  2                             2
------------------------------------------------------------------------------------------------------------------------------------

(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                               Baron Strategic Investment Fund   Baron Strategic Investment Fund      Baron Mortgage Development
                               V, Ltd. (Baron Capital XL,        VII, Ltd. (Baron Capital XLI, Inc.,  Fund XV,  Ltd. (Baron Capital
                               Inc., general partner)            general partner)                     XLVIII, Inc., general partner)
                               -----------------------------------------------------------------------------------------------------
Dollar amount offered:                   $   1,200,000                  $     1,900,000                    $     700,000
Dollar amount raised:                        1,200,000                        1,900,000                          700,000
(percent relative to                              (100%)                           (100%)                           (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                   142,000                          229,000                          125,000
                                                   (12%)                            (12%)                            (18%)

Cash reserve accounts:                         120,000                          190,000                                0
                                                   (10%)                            (10%)
Amount raised available for
investment (percentage):                       938,000                        1,481,000                          575,000
                                                   (78%)                            (78%)                            (82%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                    818,000(10)                    1,253,000(10)                      575,000(8)
                                                   (68%)                            (66%)                            (82%)

  Investment fee:                              120,000                          228,000                                0
                                                   (10%)                            (12%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                  69%                              60%                             N/A

Date offering began:                             11/96                             1/97                             6/97
Length of offering (in months):                      7                               11                                8

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                              6                                6                                7
------------------------------------------------------------------------------------------------------------------------------------

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a subordinated mortgage loan secured by a residential apartment property.

(10) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                  Baron Strategic Investment Fund  Baron Strategic Investment Fund    Baron Mortgage Development
                                  X, Ltd. (Baron Capital LXIV,     VIII, Ltd. (Baron Capital XLIV,    Fund XIV,  Ltd. (Baron Capital
                                  Inc., general partner)           Inc., general partner)             XLVII, Inc., general partner)
                                  --------------------------------------------------------------------------------------------------
Dollar amount offered:                    $   1,200,000                   $     1,200,000                     $  1,000,000
Dollar amount raised:                         1,200,000                         1,200,000                        1,000,000
(percent relative to                               (100%)                            (100%)                           (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                    140,000                           152,000                          160,000
                                                    (12%)                             (13%)                            (16%)

Cash reserve accounts:                                0                           120,000                                0
                                                                                      (10%)
Amount raised available for
investment (percentage):                      1,060,000                           928,000                          840,000
                                                    (88%)                             (77%)                            (84%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                     916,000(11)                       784,000(10)                      840,000(8)
                                                    (76%)                             (65%)                            (84%)

  Investment fee:                               144,000                           144,000                                0
                                                    (12%)                             (12%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                  N/A                               79%                              N/A

Date offering began:                               7/97                              5/97                             5/97
Length of offering (in months):                       8                                 9                               10

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                               5                                 3                                4
------------------------------------------------------------------------------------------------------------------------------------

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

(10) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

(11) Net proceeds from the private offering of the partnership were invested to acquire limited partnership interests in two limited partnerships which own record title to separate residential apartment properties and to provide or acquire subordinated mortgage financing secured by two residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                  Florida Tax Credit Fund II,    Baron Strategic Investment Fund IV,   Baron Strategic Investment
                                  Ltd. (Baron Capital XXXIV,     Ltd. (Baron Capital XVII, Inc.,       Fund IX, Ltd. (Baron Capital
                                  Inc., general partner)         general partner)                      LXII, Inc., general partner)
                                  -------------------------------------------------------------------------------------------------
Dollar amount offered:                    $     310,000                  $     1,000,000                     $  1,200,000
Dollar amount raised:                           310,000                        1,000,000                        1,200,000
(percent relative to                               (100%)                           (100%)                           (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                     41,000                          210,000                          152,000
                                                    (13%)                            (21%)                            (13%)

Cash reserve accounts:                                0                          100,000                          120,000
                                                                                     (10%)                            (10%)
Amount raised available for
investment (percentage):                        259,000                          690,000                          808,000
                                                    (84%)                            (69%)                            (67%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                     259,000(7)                       690,000(8)                       674,000(12)
                                                    (84%)                            (69%)                            (56%)

  Investment fee:                                10,000                                0                           20,000
                                                     (3%)                                                              (2%)
Percent leverage (mortgage
financing divided by
total acquisition cost):                                                              70%                              N/A

Date offering began:                               9/96                            11/96                             6/97
Length of offering (in months):                      20                               16                               11

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                               9                               14                               10
------------------------------------------------------------------------------------------------------------------------------------

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by a residential apartment property.

(12) Net proceeds from the private offering of the partnership were invested to acquire limited partnership interests in a limited partnership which owns record title to a residential apartment property and to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                           Central Florida Income            Midwest Income Growth Fund
                                           Appreciation Fund, Ltd. (Baron    VI, Ltd. (Baron Capital of
                                           Capital of Florida, Inc.,         Ohio III, Inc., general partner)
                                           general partner)
-------------------------------------------------------------------------------------------------------------
Dollar amount offered:                            $   1,050,000                       $       300,000
Dollar amount raised:                                 1,050,000                               300,000
(percent relative to                                       (100%)                                (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                            133,000                                33,000
                                                            (13%)                                 (11%)

Cash reserve accounts:                                  159,000                                33,000
                                                            (15%)                                 (11%)
Amount raised available for
investment (percentage):                                725,000                               219,000
                                                            (69%)                                 (73%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                             725,000(7)                            219,000(7)
                                                            (69%)                                 (73%)

  Investment fee:                                        28,000                                15,000
                                                             (3%)                                  (5%)
Percent leverage (mortgage
financing divided by
total acquisition cost):                                     62%                                   64%

Date offering began:                                       8/94                                  4/96
Length of offering (in months):                              14                                     6

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                      10                                     4
-------------------------------------------------------------------------------------------------------------

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                                FROM PRIOR FUNDS

                The following table summarizes the payments made to Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., by 41 real estate investment programs sponsored by Affiliates of the Managing Shareholder from their inception through March 31, 1999. The prior programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).

                                       Florida Income Advantage     Realty Opportunity Income       Florida Income
                                       Fund I, Ltd.                 Fund VIII, Ltd.                 Appreciation Fund I, Ltd.
                                       -----------------------------------------------------------------------------------------
Date offering began:                              2/94                           3/94                           4/94

Dollar amount raised:                         $940,000                       $944,000                       $205,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                $ 94,000                       $ 94,400                       $ 20,500

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                  $151,497                       $123,179                       $ 39,726

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

     Property Management
     and Administrative Fees:                 $ 37,910                       $ 44,716                       $ 20,826

     Reimbursements:                                 0                              0                              0
--------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancing by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Florida Capital Income       Tampa Capital Income Fund,      Florida Capital Income
                                       Fund, Ltd.                   Ltd.                            Fund II, Ltd.
                                       -----------------------------------------------------------------------------------
Date offering began:                               11/94                         9/94                         1/95

Dollar amount raised:                         $  807,000                   $1,050,000                   $  920,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                $   90,700                   $  115,000                   $  102,000

  Acquisition fees:                           $   60,000                   $  136,500                   $   71,000

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                  $   75,948                   $  147,631                   $   98,206

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

     Property Management
     and Administrative Fees:                 $   58,073                   $   47,729                   $   54,076

     Reimbursements:                                   0                            0                            0
--------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Florida Opportunity Income   Florida Capital Income Fund     Florida Tax Credit Fund,
                                       Partners, Ltd.               III, Ltd.                       Ltd.
                                       -----------------------------------------------------------------------------------------
Date offering began:                              8/95                           6/95                           6/95

Dollar amount raised:                         $800,000                       $800,000                       $626,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence and legal
     expenses:                                $ 90,000                       $ 90,000                       $ 80,000

  Acquisition fees:                           $ 24,000                              0                              0

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                  $116,374                       $157,575                       $ 16,988

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:

     Property Management
     And Administrative Fees:                 $ 47,377                       $ 29,041                       $ 40,788

     Reimbursements:                                 0                              0                              0
-------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Baron First Time Homebuyer   Florida Capital Income Fund     GSU Student Stadium
                                       Mortgage Fund, Ltd.          IV, Ltd.                        Apartments, Ltd.
                                       --------------------------------------------------------------------------------
Date offering began:                                1/96                          1/95                        11/95

Dollar amount raised:                        $   500,000                   $ 1,820,000                  $ 1,000,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
     Selling commissions and
     due diligence and legal
     expenses:                               $    50,000                   $   202,000                  $   110,000

  Acquisition fees:                                    0                             0                  $   100,000

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                 $   175,727                   $  (303,546)                 $    94,640

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

     Property Management
     and Administrative Fees:                          0                   $    79,685                  $    56,359

     Reimbursements:                                   0                             0                            0
-----------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Brevard Mortgage Program,    Baron First Time Homebuyer      Clearwater First Time Home
                                       Ltd.                         Mortgage Fund II, Ltd.          Buyer Program, Ltd.
                                       ---------------------------------------------------------------------------------------
Date offering began:                                  1/96                       2/96                       3/96

Dollar amount raised:                             $575,000                   $500,000                   $750,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence and legal
     expenses:                                    $ 67,500                   $ 45,000                   $ 77,500

  Acquisition fees:                                      0                          0                          0

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                      $195,029                   $168,527                   $224,954

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

     Property Management
     and Administrative Fees:                            0                          0                          0

     Reimbursements:                                     0                          0                          0
--------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Baron First Time Homebuyer   Baron First Time Homebuyer      Baron First Time Homebuyer
                                       Mortgage Fund III, Ltd.      Mortgage Fund V, Ltd.           Mortgage Fund IV, Ltd.

                                       ---------------------------------------------------------------------------------------
Date offering began:                                  5/96                       1/96                       6/96

Dollar amount raised:                             $500,000                   $500,000                   $500,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence and legal
     expenses:                                    $ 50,500                   $ 50,000                   $ 45,000

Acquisition fees:                                        0                          0                          0

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                      $158,393                   $160,536                   $147,879

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

     Property Management
     and Administrative Fees:                            0                          0                          0

     Reimbursements:                                     0                          0                          0
------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Florida Income Growth Fund   Lamplight Court of              Baron Strategic Vulture
                                       V, Ltd.                      Bellefontaine Apartments, Ltd.  Fund I, Ltd.

                                       ------------------------------------------------------------------------------------
Date offering began:                                10/95                         4/96                         5/96

Dollar amount raised:                          $1,150,000                   $  700,000                   $  900,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence and legal
     expenses:                                 $  125,500                   $   80,000                   $  119,000

  Acquisition fees:                            $   57,500                   $   40,000                   $   90,000

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999 before
  deducting payments to
  Baron Advisors Affiliates:                   $   67,906                   $   61,874                   $  130,931

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:

     Property Management
     and Administrative Fees:                  $   36,296                   $   27,145                            0

     Reimbursements:                                    0                            0                            0
---------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Baron Strategic Investment   Baron Strategic Investment      Baron Strategic Investment
                                       Fund, Ltd.                   Fund II, Ltd.                   Fund VI, Ltd.
                                       ---------------------------------------------------------------------------------------
Date offering began:                                    6/96                         7/96                         11/96

Dollar amount raised:                             $1,200,000                   $  800,000                    $1,200,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                    $  140,000                   $  100,000                    $  130,000

  Acquisition fees:                               $  144,000                   $   96,000                    $  144,000
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                      $  102,639                   $  (13,707)                   $  129,367

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                              0                            0                             0

     Property Management
     and Administrative Fees:                              0                            0                             0

     Reimbursements:                                       0                            0                             0
------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Baron Development Fund IX,   Baron Income Property     Baron Mortgage Development
                                       Ltd.                         Mortgage Fund VI, Ltd.    Fund VII, Ltd.
                                       ---------------------------------------------------------------------------------
Date offering began:                               1/97                       8/96                      11/96

Dollar amount raised:                          $800,000                   $750,000                   $700,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                 $ 80,000                   $ 75,000                   $ 70,000

  Acquisition fees:                                   0                          0                          0

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                   $154,401                   $168,147                   $149,389

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                         0                          0                          0

     Property Management
     and Administrative Fees:                         0                          0                          0

     Reimbursements:                                  0                          0                          0
------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Baron Mortgage Development   Baron Mortgage Development   Baron Mortgage Development
                                       Fund X, Ltd.                 Fund XI, Ltd.                Fund XVIII, LP
                                       -------------------------------------------------------------------------------------
Date offering began:                                 11/96                       3/97                       7/97

Dollar amount raised:                             $800,000                   $800,000                   $800,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                    $ 80,000                   $ 80,000                   $ 80,000

  Acquisition fees:                                      0                          0                          0

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                      $163,196                   $156,946                   $107,459

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                            0                          0                          0

     Property Management
     and Administrative Fees:                            0                          0                          0

     Reimbursements:                                     0                          0                          0
----------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Baron Strategic Investment   Baron Strategic Investment      Baron Mortgage Development
                                       Fund V, Ltd.                 Fund VII, Ltd.                  Fund XV, Ltd.
                                       ---------------------------------------------------------------------------------------
Date offering began:                               11/96                         1/97                          6/97

Dollar amount raised:                         $1,200,000                   $1,900,000                    $  700,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                $  120,000                   $  190,000                    $   70,000

  Acquisition fees:                                    0                            0                             0

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                  $  123,367                   $   75,914                    $   91,928

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                          0                            0                             0

     Property Management
     and Administrative Fees:                          0                            0                             0

     Reimbursements:                                   0                            0                             0
-----------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Baron Strategic Investment   Baron Strategic Investment    Baron Mortgage Development
                                       Fund X, Ltd.                 Fund VIII, Ltd.               Fund XIV, Ltd.
                                       -------------------------------------------------------------------------------------
Date offering began:                                7/97                         5/97                          5/97

Dollar amount raised:                         $1,200,000                   $1,200,000                    $1,000,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                $  120,000                   $  108,000                    $   90,000

  Acquisition fees:                                    0                            0                             0

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                  $   67,041                   $   86,891                    $  147,535

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                          0                            0                             0

     Property Management
     and Administrative Fees:                          0                            0                             0

     Reimbursements:                                   0                            0                             0
----------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Baron Strategic Investment   Baron Strategic Investment      Florida Tax Credit Fund
                                       Fund IV, Ltd.                Fund IX, Ltd.                   II, Ltd.
                                       ------------------------------------------------------------------------------------
Date offering began:                                 11/96                         7/97                         9/96

Dollar amount raised:                           $1,000,000                   $1,200,000                   $  310,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                  $   90,000                   $  120,000                   $   31,000

  Acquisition fees:                                      0                            0                            0

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                    $  109,932                   $   33,106                   $   41,605

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                            0                            0                            0

     Property Management
     and Administrative Fees:                            0                            0                            0

     Reimbursements:                                     0                            0                            0
---------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                       Central Florida Income       Midwest Income Growth Fund
                                       Appreciation Fund, Ltd.      VI, Ltd.
                                       -------------------------------------------------------
Date offering began:                               8/94                           4/96

Dollar amount raised:                       $ 1,050,000                    $   300,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
     Selling commissions and
     due diligence and legal
     expenses:                              $   133,000                    $    33,000

  Acquisition fees:                         $    28,000                    $    15,000

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through March 31, 1999
  before deducting payments to
  Baron Advisors Affiliates:                $  (112,643)                   $   130,837

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                         0                              0

     Property Management
     and Administrative Fees:               $    53,853                    $    37,169

     Reimbursements:                                  0                              0
----------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                   TABLE III:
                       OPERATING RESULTS OF PRIOR PROGRAMS

           The following table includes operating results for the periods indicated of 41 programs sponsored by Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., which closed in the most recent five years. The prior programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).

                        Florida Capital Income Fund, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  94,139         $ 399,818         $ 346,154         $ 348,348
Other:                                                   3,447             7,423            21,065            32,140

Less:
Operating Expenses:                                    (46,617)         (245,900)         (182,429)         (169,938)
Interest Expenses:                                     (30,723)         (127,820)         (158,727)         (159,163)
Depreciation and Amortization:                         (19,434)          (77,088)          (64,402)          (63,327)
Other:  Major Maintenance:                                (586)          (16,233)          (19,712)                0

Net Income (Loss) - Tax Basis:                             226           (59,800)          (58,051)          (11,940)

Cash generated from operations:                         16,213             9,865           (14,714)           19,247

Less:  Cash distributions:                               5,000            10,000            80,700            80,700

Cash generated after cash distributions:                11,213               (35)          (95,414)          (61,453)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                          1               (74)              (72)              (15)
     Cash distributions to investors:                        6                12               100               100
Annualized cash on cash
yield to investors:                                          2%                2%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $16,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-1

                                   TABLE III:

                      Florida Income Advantage Fund I, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  47,548         $ 177,807         $ 170,175         $ 180,549
Other:                                                   1,197             8,548             7,031             5,721

Less:
Operating Expenses:                                    (21,170)         (119,750)          (79,292)          (73,049)
Interest Expenses:                                     (15,725)          (56,304)          (49,070)          (49,964)
Depreciation and Amortization:                         (13,338)          (70,922)          (70,922)          (50,446)
Other:  Major Maintenance:                                (965)                0           (18,353)                0

Net Income (Loss) - Tax Basis:                          (2,453)          (60,621)          (40,431)           12,811

Cash generated from operations:                          9,688             1,753            23,460            57,536

Less:  Cash distributions:                               2,000            20,900                 0            82,500

Cash generated after cash distributions:                 7,688           (19,147)           23,460           (24,964)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                          8               (20)              (43)               14
     Cash distributions to investors:                        2                22                 0                88
Annualized cash on cash
yield to investors:                                          1%                2%                0%                9%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $40,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-2

                                   TABLE III:

                    Realty Opportunity Income Fund VIII, Ltd.

                                                        1/1/99 -
                                                        3/31/99            1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  49,592           204,670         $ 159,093         $ 181,587
Other:                                                   5,466             7,233             6,252             3,616

Less:
Operating Expenses:                                    (23,752)         (130,635)          (93,216)          (89,343)
Interest Expenses:                                     (18,584)          (66,541)          (60,222)          (59,048)
Depreciation and                                       (14,700)          (56,180)          (56,180)          (55,941)
Amortization:                                           (1,213)          (22,613)          (21,967)                0
Other:  Major Maintenance:

Net Income (Loss) - Tax Basis:                          (3,191)          (64,066)          (66,240)          (19,129)

Cash generated from operations:                          6,043           (15,119)          (16,312)           33,196

Less:  Cash distributions:                               1,000            16,000                 0            80,800

Cash generated after cash distributions:                 5,043           (31,119)          (16,312)          (47,604)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         (3)              (16)              (65)              (19)
     Cash distributions to investors:                        1                17                 0                86
Annualized cash on cash
yield to investors:                                          1%                2%                0%                8%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $24,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-3

                                   TABLE III:

                    Florida Income Appreciation Fund I, Ltd.

                                                       1/1/99 -
                                                       3/31/99            1998            1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                      $ 15,282         $ 52,759         $ 56,139         $ 57,348
Other:                                                     80            3,851            2,437            2,565

Less:
Operating Expenses:                                    (7,855)         (48,541)         (26,488)         (26,417)
Interest Expenses:                                     (5,003)         (17,915)         (17,843)         (15,898)
Depreciation and Amortization:                         (4,224)         (16,264)         (16,264)         (16,172)
Other:  Major Maintenance:                                  0           (7,895)          (6,317)               0

Net Income (Loss) - Tax Basis:                         (1,720)         (34,005)          (8,336)           1,426

Cash generated from operations:                         2,424          (21,592)           5,491           15,033

Less:  Cash distributions:                                  0            8,160                0           19,375

Cash generated after cash distributions:                2,424          (29,752)           5,491           (4,342)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         8             (166)             (41)               7
     Cash distributions to investors:                       0               40                0               95
Annualized cash on cash
yield to investors:                                         0%               4%               0                9%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $4,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-4

                                   TABLE III:

                         Tampa Capital Income Fund, Ltd.

                                                        1996               1995
                                                     ----------------------------
Gross Revenues:                                      $ 409,146         $ 404,384
Other:                                                       0                 0

Less:
Operating Expenses:                                   (207,313)         (213,327)
Interest Expenses:                                    (131,405)          (88,632)
Depreciation and Amortization:                         (77,185)          (69,040)
Other:  Major Maintenance:                                   0           (25,157)

Net Income (Loss) - Tax Basis:                          (6,757)            8,228

Cash generated from operations:                         70,428            77,268

Less:  Cash distributions:                             105,000            58,328

Cash generated after cash distributions:               (34,572)           18,940

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         (6)                8
     Cash distributions to investors:                      100                56
Annualized cash on cash
yield to investors:                                         10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%
---------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $60,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

In January 1997, the partnership sold the asset acquired with the net proceeds of its offering. See Tables IV and V below.


                                     III-5

                                   TABLE III:

                      Florida Capital Income Fund II, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  94,877         $ 360,482         $ 379,763         $ 319,640
Other:                                                   1,321            13,259             7,968            16,405

Less:
Operating Expenses:                                    (35,269)         (172,182)         (158,953)         (154,720)
Interest Expenses:                                     (30,966)         (116,663)         (149,908)         (130,820)
Depreciation and Amortization:                         (19,094)          (79,077)          (79,077)          (78,505)
Other:  Major Maintenance:                                   0           (42,542)          (86,899)                0

Net Income (Loss) - Tax Basis:                          10,869           (36,723)          (87,106)          (28,000)

Cash generated from operations:                         28,642            29,095           (15,997)           34,100

Less:  Cash distributions:                               5,000            25,369                 0            92,000

Cash generated after cash distributions:                22,445             3,726           (15,997)          (57,900)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         11               (40)              (95)              (30)
     Cash distributions to investors:                        5                28                 0               100
Annualized cash on cash
yield to investors:                                          2%                3%                0                10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $6,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-6

                                   TABLE III:

                      Florida Opportunity Income Fund, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  72,811         $ 264,267         $ 218,018         $ 311,719
Other:                                                   5,850            25,858                 0                 0

Less:
Operating Expenses:                                    (39,156)         (204,938)         (153,765)         (149,572)
Interest Expenses:                                     (24,118)          (98,620)          (98,851)          (78,273)
Depreciation and Amortization:                         (12,388)          (48,414)          (44,069)          (47,371)
Other:  Major Maintenance:                                (130)          (15,068)          (22,392)                0

Net Income (Loss) - Tax Basis:                           2,999           (76,555)         (101,059)           36,503

Cash generated from operations:                          9,537           (53,999)          (56,990)           83,874

Less:  Cash distributions:                                   0            80,000            80,000            77,441

Cash generated after cash distributions:                 9,537          (133,999)         (136,990)            6,433

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                          4                96              (126)               46
     Cash distributions to investors:                        0               100               100                97
Annualized cash on cash
yield to investors:                                          0%               10%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $13,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-7

                                   TABLE III:

                      Florida Capital Income Fund III, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  58,461         $ 237,292         $ 212,608         $ 228,451
Other:                                                   7,274            14,340             6,605             7,884

Less:
Operating Expenses:                                    (32,164)         (151,710)         (116,044)         (112,640)
Interest Expenses:                                     (17,011)          (68,574)          (69,345)          (68,759)
Depreciation and Amortization:                          (9,847)          (38,590)          (36,890)          (37,979)
Other:  Major Maintenance:                              (1,438)           (7,490)          (13,630)                0

Net Income (Loss) - Tax Basis:                           5,275           (14,732)          (16,696)           16,957

Cash generated from operations:                          7,848             9,518            13,589            47,052

Less:  Cash distributions:                               1,980            11,790            80,000            79,867

Cash generated after cash distributions:                 6,848            (2,272)          (66,411)          (32,815)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                          7                18               (21)               10
     Cash distributions to investors:                        2                15               100               100
Annualized cash on cash
yield to investors:                                          1%                1%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $10,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-8

                                   TABLE III:

                          Florida Tax Credit Fund, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  66,053         $ 275,306         $ 282,587         $ 266,240
Other:                                                   3,280            19,220                 0                 0

Less:
Operating Expenses:                                    (46,329)         (192,793)         (191,445)         (172,489)
Interest Expenses:                                     (10,618)          (66,429)          (67,422)          (69,122)
Depreciation and Amortization:                          (9,356)          (51,408)          (51,408)          (47,236)
Other:  Major Maintenance:                              (2,898)          (19,681)          (28,357)          (20,067)

Net Income (Loss) - Tax Basis:                             132           (35,786)          (56,045)          (42,674)

Cash generated from operations:                          6,208            (3,598)           (4,637)            4,562

Less:  Cash distributions:                               3,130             9,390                 0            25,194

Cash generated after cash distributions:                 3,078           (12,988)           (4,637)          (20,632)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                          1               (57)              (90)              (68)
     Cash distributions to investors:                        5                15                 0                40
Annualized cash on cash                                      2%                2%                1%                4%
yield to investors:

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $ (4,000).

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-9

                                   TABLE III:

                 Baron First Time Homebuyer Mortgage Fund, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                      $ 15,002         $ 60,163         $ 70,341         $ 46,970
Other:                                                      0                0                0                0

Less:
Operating Expenses:                                       (32)            (203)            (774)            (674)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0

Net Income (Loss) - Tax Basis:                         14,470           59,960           69,567           46,296

Cash generated from operations:                        14,470           59,960           69,567           46,296

Less:  Cash distributions:                             15,000           60,000           60,000           45,536

Cash generated after cash distributions:                 (530)             (40)           9,567              760

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        29              119              139               93
     Cash distributions to investors:                      30              120              120               91
Annualized cash on cash
yield to investors:                                        12%              12%              12%              12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-10

                                   TABLE III:

                      Florida Capital Income Fund IV, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $ 226,756         $ 703,101         $ 745,649         $ 695,308
Other:                                                       0            26,874            22,536            60,265

Less:
Operating Expenses:                                   (149,607)         (744,965)         (469,088)         (435,005)
Interest Expenses:                                     (53,000)         (305,281)         (310,603)         (312,704)
Depreciation and Amortization:                         (32,141)         (138,503)         (132,061)         (137,316)
Other:  Major Maintenance:                                   0           (45,464)          (36,903)                0

Net Income (Loss) - Tax Basis:                          (7,992)         (504,238)         (180,470)         (129,452)

Cash generated from operations:                         24,149          (392,609)          (70,945)          (52,401)

Less:  Cash distributions:                                   0            96,506           180,233           149,240

Cash generated after cash distributions:                24,149          (489,115)         (251,178)         (201,641)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         (4)             (277)              (99)              (71)
     Cash distributions to investors:                        0                53                99                82
Annualized cash on cash
yield to investors:                                          0%                5%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $17,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-11

                                   TABLE III:

                      GSU Stadium Student Apartments, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $ 104,712         $ 420,783         $ 458,687         $ 427,919
Other:                                                   1,756            21,097            27,710            21,809

Less:
Operating Expenses:                                    (38,766)         (312,009)         (242,603)         (212,984)
Interest Expenses:                                     (33,913)         (141,387)         (146,120)         (122,433)
Depreciation and Amortization:                         (22,715)          (77,378)          (65,135)          (66,830)
Other:  Major Maintenance:                                   0           (25,003)          (35,113)          (54,112)

Net Income (Loss) - Tax Basis:                          11,074          (113,897)           (2,574)           (6,631)

Cash generated from operations:                         32,033           (57,616)           34,851            38,390

Less:  Cash distributions:                              10,000            74,828           203,105(1)         84,961

Cash generated after cash distributions:                22,033          (132,444)         (168,254)          (46,571)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         11              (114)               (3)               (7)
     Cash distributions to investors:                       10                75               203                85
     Annualized cash on cash
     yield to investors:                                     4%                7%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $20,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

(1) $100,000 of such amount represents a return of capital attributable to net proceeds in connection with a first mortgage refinancing with an initial principal balance higher than the principal balance at the time of refinancing.


                                     III-12

                                   TABLE III:

                         Brevard Mortgage Program, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                        17,719           73,533         $ 64,380         $ 73,267
Other:                                                                      35                0                0

Less:
Operating Expenses:                                    (2,236)         (12,554)          (2,119)            (874)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0


Net Income (Loss) - Tax Basis:                         15,483           60,979           62,261           72,393


Cash generated from operations:                        15,483           60,979           62,261           72,393

Less:  Cash distributions:                             14,375           57,500           57,500           34,572

Cash generated after cash distributions:                1,108            3,479            4,761           37,821

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        27              106              108              126
     Cash distributions to investors:                      25              100              100               60
     Annualized cash on cash
     yield to investors:                                   10%              10%              10%              10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-13

                                   TABLE III:

                Baron First Time Homebuyer Mortgage Fund II, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                      $ 15,005         $ 59,631         $ 69,051         $ 41,748
Other:                                                      0                0               45                0

Less:
Operating Expenses:                                       (41)            (363)            (938)            (611)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0

Net Income (Loss) - Tax Basis:                         14,964           59,268           68,158           41,137

Cash generated from operations:                        14,964           59,268           68,113           41,137

Less:  Cash distributions:                             15,110           60,710           60,300           42,619

Cash generated after cash distributions:                 (146)          (1,442)           7,813           (1,482)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        30              119              136               82
     Cash distributions to investors:                      30              121              121               85
     Annualized cash on cash
     yield to investors:                                   12%              12%              12%              12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-14

                                   TABLE III:

                  Clearwater First Time Homebuyer Program, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                      $ 22,500         $ 90,250         $ 88,149         $ 46,999
     Other:                                                 0                0                0                0

Less:
Operating Expenses:                                       (26)            (126)            (132)             (93)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0

Net Income (Loss) - Tax Basis:                         22,474           90,124           88,017           46,906

Cash generated from operations:                        22,474           90,124           88,017           46,906

Less:  Cash distributions:                             22,500           90,000           90,000           43,377

Cash generated after cash distributions:                  (26)             124           (1,983)           3,529

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        30              120              117               62
     Cash distributions to investors:                      30              120              120               58
     Annualized cash on cash
     yield to investors:                                   12%              12%              12%              12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-15

                                   TABLE III:

               Baron First Time Homebuyer Mortgage Fund III, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                      $ 15,003         $ 60,016         $ 70,425         $ 29,006
Other:                                                      0                0                0                0

Less:
Operating Expenses:                                       (37)            (337)            (315)            (408)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0

Net Income (Loss) - Tax Basis:                         14,966           59,679           70,110           28,598

Cash generated from operations:                        14,966           59,679           70,110           28,598

Less:  Cash distributions:                             15,000           60,000           60,000           27,846

Cash generated after cash distributions:                  (34)            (321)          10,110              752

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        30              119              140               57
     Cash distributions to investors:                      30              120              120               56
     Annualized cash on cash
     yield to investors:                                   12%              12%              12%              12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-16

                                   TABLE III:

                Baron First Time Homebuyer Mortgage Fund V, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                      $ 15,004         $ 55,000         $ 75,400         $ 26,198
Other:                                                      0                0                0                0

Less:
Operating Expenses:                                       (39)            (204)            (713)            (245)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0

Net Income (Loss) - Tax Basis:                         14,965           54,796           74,687           25,953

Cash generated from operations:                        14,965           54,796           74,687           25,953

Less:  Cash distributions:                             15,000           60,000           60,000           25,140

Cash generated after cash distributions:                  (35)          (5,204)          14,687              813

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        30              110              149               52
     Cash distributions to investors:                      30              120              120               50
     Annualized cash on cash
     yield to investors:                                   12%              12%              12%              12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-17

                                   TABLE III:

                Baron First Time Homebuyer Mortgage Fund IV, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                      $ 15,004         $ 60,061         $ 74,020         $ 14,529
Other:                                                      0                0                0                0

Less:
Operating Expenses:                                       (39)            (194)            (164)            (377)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0

Net Income (Loss) - Tax Basis:                         14,965           59,867           73,856           14,152

Cash generated from operations:                        14,965           59,867           73,856           14,152

Less:  Cash distributions:                             15,000           60,000           60,000           13,900

Cash generated after cash distributions:                  (35)            (133)          13,856              252

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        30              120              147               28
     Cash distributions to investors:                      30              120              120               28
     Annualized cash on cash
     yield to investors:                                   12%              12%              12%              10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-18

                                   TABLE III:

                       Florida Income Growth Fund V, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  78,458         $ 333,761         $ 273,596         $ 278,590
Other:                                                   1,440            20,828            20,987            26,698

Less:
Operating Expenses:                                    (36,647)         (178,425)         (163,172)         (172,943)
Interest Expenses:                                     (22,999)          (93,696)          (94,358)          (98,805)
Depreciation and Amortization:                         (17,624)          (70,494)          (52,504)          (56,381)
Other:  Major Maintenance:                              (1,855)          (21,970)          (16,416)          (27,704)

Net Income (Loss) - Tax Basis:                             773            (9,996)          (31,867)          (45,963)

Cash generated from operations:                         16,957            39,670              (350)          (20,862)

Less:  Cash distributions:                              12,000            48,608           114,988            77,039

Cash generated after cash distributions:                 4,957            (8,938)         (115,338)          (97,901)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                          1                (9)              (28)              (40)
     Cash distributions to investors:                       10                43               100                67
     Annualized cash on cash
     yield to investors:                                     4%                4%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $19,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-19

                                   TABLE III:

                Lamplight Court of Bellefontaine Apartments, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $ 15,413         $ 20,500         $(12,535)        $(37,785)
Other:                                                     --              158            9,973              733

Less:
Operating Expenses:                                    (1,525)         (11,349)          (1,262)            (231)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0

Net Income (Loss) - Tax Basis:                         13,888            9,309           (3,824)         (37,283)

Cash generated from operations:                        13,888            9,309            8,711              502

Less:  Cash distributions:                              4,000           60,100           69,525           16,593

Cash generated after cash distributions:                9,888          (50,791)         (60,814)         (16,091)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        20               13               (5)              (1)
     Cash distributions to investors:                       6               86              100               24
     Annualized cash on cash
     yield to investors:                                    3%               9%              10%               3%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income
(loss) determined on a GAAP basis was approximately $________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-20

                                   TABLE III:

                      Baron Strategic Vulture Fund I, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  25,980         $ 108,204         $  78,996         $   3,731
Other:                                                       0               447                 0                 0

Less:
Operating Expenses:                                     (3,339)          (16,445)          (16,705)             (464)
Interest Expenses:                                           0            (6,451)                0                 0
Depreciation and Amortization:                               0                 0                 0                 0
Other:  Major Maintenance:                                   0                 0                 0                 0

Net Income (Loss) - Tax Basis:                          22,641            85,755            62,291             3,267

Cash generated from operations:                         22,641            85,308            62,291             3,267

Less:  Cash distributions:                              22,500            90,000            89,894            14,044

Cash generated after cash distributions:                   141            (4,692)          (27,603)          (10,777)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         25                95                69                 4
     Cash distributions to investors:                       25               100               100                16
     Annualized cash on cash
     yield to investors:                                    10%               10%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-21

                                   TABLE III:

                      Baron Strategic Investment Fund, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997               1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  21,353         $ 105,368         $  61,000         $   2,479
Other:                                                       0               365             1,906                 0

Less:
Operating Expenses:                                     (1,934)          (29,981)          (25,685)             (403)
Interest Expenses:                                           0                 0                 0                 0
Depreciation and Amortization:                               0                 0                 0                 0
Other:  Major Maintenance:                                   0                 0                 0                 0

Net Income (Loss) - Tax Basis:                          19,419            75,752            37,221             2,076

Cash generated from operations:                         19,419            75,752            35,315             2,076

Less:  Cash distributions:                              20,000            56,700           112,664             8,884


Cash generated after cash distributions:               (11,171)           19,052           (77,349)           (6,808)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         16                63                31                 2
     Cash distributions to investors:                       16                47                94                 7
     Annualized cash on cash
     yield to investors:                                     5%                5%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-22

                                   TABLE III:

                    Baron Strategic Investment Fund II, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997               1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  69,727         $ 280,018         $ 261,513         $  79,630
Other:                                                  19,056            21,085            53,534             1,666

Less:
Operating Expenses:                                    (36,954)         (243,709)         (205,243)          (60,041)
Interest Expenses:                                     (24,593)          (91,982)          (92,514)                0
Depreciation and Amortization:                         (13,546)          (57,889)          (38,465)           (7,552)
Other:  Major Maintenance:                                (560)          (19,766)          (70,103)                0

Net Income (Loss) - Tax Basis:                          13,130          (112,243)          (91,278)           13,703

Cash generated from operations:                          7,620           (75,439)          (52,813)           21,255

Less:  Cash distributions:                               2,000            13,600            79,601             2,942


Cash generated after cash distributions:                 5,620           (89,039)         (132,414)           18,313

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         16              (140)             (114)               17
     Cash distributions to investors:                        3                17               100                 4
     Annualized cash on cash
     yield to investors:                                     1%                2%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income
(loss) determined on a GAAP basis was approximately $________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-23

                                   TABLE III:

                    Baron Strategic Investment Fund VI, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                      $ 20,075         $ 91,973         $ 67,699         $    400
Other:                                                      0              644            4,500                0

Less:
Operating Expenses:                                    (3,039)         (17,023)         (17,974)            (218)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0

Net Income (Loss) - Tax Basis:                         17,036           75,594           49,725              182

Cash generated from operations:                        17,036           75,594           49,725              182

Less:  Cash distributions:                              8,702           95,000           85,003                0

Cash generated after cash distributions:                8,334          (19,406)         (39,778)             182

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        14               63               41                0
     Cash distributions to investors:                       7               79               71                0
     Annualized cash on cash
     yield to investors:                                    3%              10%              10%              10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income
(loss) determined on a GAAP basis was approximately $_________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-24

                                   TABLE III:

                         Baron Development Fund IX, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997
                                                     -------------------------------------------
Gross Revenues:                                      $ 24,005         $ 96,138         $ 69,804
Other:                                                      0                0              749

Less:
Operating Expenses:                                       (42)            (210)         (11,234)
Interest Expenses:                                          0                0                0
Depreciation and Amortization:                              0                0                0
Other:  Major Maintenance:                                  0                0                0

Net Income (Loss) - Tax Basis:                         23,963           95,928           59,319

Cash generated from operations:                        23,963           95,928           58,570

Less:  Cash distributions:                             24,142           95,970           58,397

Cash generated after cash distributions:                  821              (42)             173

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        30              120               56
     Cash distributions to investors:                      30              120               73
     Annualized cash on cash
     yield to investors:                                   12%              12%              12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%
------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income
(loss) determined on a GAAP basis was approximately $________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-25

                                   TABLE III:

                  Baron Income Property Mortgage Fund VI, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                      $ 22,500         $ 90,100         $ 66,807         $  5,740
Other:                                                      5               35              389               85

Less:
Operating Expenses:                                       (40)            (204)          (1,479)            (260)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0

Net Income (Loss) - Tax Basis:                         22,465           89,931           65,717            5,565

Cash generated from operations:                        22,465           89,931           65,328            5,480

Less:  Cash distributions:                             22,500           90,000           65,250            6,334

Cash generated after cash distributions:                  (35)             (69)              78             (854)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        30              120               80                7
     Cash distributions to investors:                      30              120               87                8
     Annualized cash on cash
     yield to investors:                                   12%              12%              12%              12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-26

                                   TABLE III:

                    Baron Mortgage Development Fund VII, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                      $ 21,000         $ 84,200         $ 66,692         $ 10,012
Other:                                                      3               33              542                2

Less:
Operating Expenses:                                       (46)            (286)          (1,703)         (10,079)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0

Net Income (Loss) - Tax Basis:                         20,957           83,947           65,531              (65)

Cash generated from operations:                        62,968           83,947           65,531              (67)

Less:  Cash distributions:                             63,000           84,000           65,075               27

Cash generated after cash distributions:                  (32)             (53)             456              (94)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        90              120               93               (2)
     Cash distributions to investors:                      90              120               93                0
     Annualized cash on cash
     yield to investors:                                   12%              12%              12%              12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-27

                                   TABLE III:

                     Baron Mortgage Development Fund X, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997             1996
                                                     ------------------------------------------------------------
Gross Revenues:                                      $ 24,000         $ 86,600         $ 77,526         $  9,998
Other:                                                      5               31            1,789               23

Less:
Operating Expenses:                                       (43)            (222)            (584)         (10,033)
Interest Expenses:                                          0                0                0                0
Depreciation and Amortization:                              0                0                0                0
Other:  Major Maintenance:                                  0                0                0                0

Net Income (Loss) - Tax Basis:                         23,962           86,409           78,731              (12)

Cash generated from operations:                        23,962           86,409           76,942              (35)

Less:  Cash distributions:                             24,000           95,826           76,878              200

Cash generated after cash distributions:                  (38)          (9,417)              64             (235)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        30              108               79              (13)
     Cash distributions to investors:                      30              120               96                0
     Annualized cash on cash
     yield to investors:                                   12%              12%              12%              12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%             100%
-----------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-28

                                   TABLE III:

                    Baron Mortgage Development Fund XI, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997
                                                     -------------------------------------------
Gross Revenues:                                      $ 24,050         $ 95,855         $ 61,200
Other:                                                      3               23                0

Less:
Operating Expenses:                                       (39)            (184)               0
Interest Expenses:                                          0                0                0
Depreciation and Amortization:                              0                0                0
Other:  Major Maintenance:                                  0                0                0

Net Income (Loss) - Tax Basis:                         24,014           95,694           61,200

Cash generated from operations:                        24,014           95,694           61,200

Less:  Cash distributions:                             24,000           96,000           61,109

Cash generated after cash distributions:                   14             (306)              91

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        30              120                0
     Cash distributions to investors:                      30              120               76
     Annualized cash on cash
     yield to investors:                                   12%              12%              12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%
------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-29

                                   TABLE III:

                   Baron Mortgage Development Fund XVIII, L.P.

                                                       1/1/99 -
                                                       3/31/99           1998             1997
                                                     -------------------------------------------
Gross Revenues:                                      $ 24,000         $ 81,226         $ 46,473
Other:                                                      3               68              759

Less:
Operating Expenses:                                       (41)            (233)         (20,279)
Interest Expenses:                                          0                0                0
Depreciation and Amortization:                              0                0                0
Other:  Major Maintenance:                                  0                0                0

Net Income (Loss) - Tax Basis:                         23,962           81,061           26,953

Cash generated from operations:                        23,962           81,061           26,194

Less:  Cash distributions:                             24,000           96,000           26,135

Cash generated after cash distributions:                  (38)         (14,939)              59

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        30              101               17
     Cash distributions to investors:                      30              120               33
     Annualized cash on cash
     yield to investors:                                   12%              12%              12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%
------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-30

                                   TABLE III:

                     Baron Strategic Investment Fund V, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  25,134         $  93,797         $  69,423         $  10,145
Other:                                                       0               493                 0               109

Less:
Operating Expenses:                                     (3,041)          (19,512)           (5,117)          (10,125)
Interest Expenses:                                           0                 0                 0                 0
Depreciation and Amortization:                               0                 0                 0                 0
Other:  Major Maintenance:                                   0                 0                 0                 0

Net Income (Loss) - Tax Basis:                          22,093            74,778            64,306               129

Cash generated from operations:                         22,093            74,285            64,306                20

Less:  Cash distributions:                              30,000           120,000            62,868                 0

Cash generated after cash distributions:                (7,907)          (45,715)            1,438                20

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         18                62                54                 1
     Cash distributions to investors:                       25               100                53                 0
     Annualized cash on cash
     yield to investors:                                    10%               10%                5%                0

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-31

                                   TABLE III:

                    Baron Strategic Investment Fund VII, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998               1997
                                                     ----------------------------------------------
Gross Revenues:                                      $   9,803         $ 168,784         $   3,050
Other:                                                       0                 0                 0

Less:
Operating Expenses:                                       (120)          (35,602)          (13,606)
Interest Expenses:                                           0                 0                 0
Depreciation and Amortization:                               0                 0                 0
Other:  Major Maintenance:                                   0                 0                 0

Net Income (Loss) - Tax Basis:                           9,683           133,182           (10,556)

Cash generated from operations:                          9,683           133,182           (10,556)

Less:  Cash distributions:                              10,000           189,283            77,208

Cash generated after cash distributions:                  (317)          (56,101)          (87,764)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                          5                70                (6)
     Cash distributions to investors:                        5               100                41
     Annualized cash on cash
     yield to investors:                                     2%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%
---------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-32

                                   TABLE III:

                    Baron Strategic Investment Fund IV, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997
                                                     ----------------------------------------------
Gross Revenues:                                      $  41,109         $ 166,018         $  22,431
Other:                                                       0               342                 0

Less:
Operating Expenses:                                    (12,797)          (22,925)          (17,181)
Interest Expenses:                                           0           (40,388)                0
Depreciation and Amortization:                               0                 0                 0
Other:  Major Maintenance:                                   0                 0                 0

Net Income (Loss) - Tax Basis:                          28,312           103,047             5,250

Cash generated from operations:                         28,312           102,705             5,250

Less:  Cash distributions:                              15,000            92,000            27,130

Cash generated after cash distributions:                13,312            10,705           (21,880)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         28               103                 5
     Cash distributions to investors:                       60                92                27
     Annualized cash on cash
     yield to investors:                                     6%                9%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%
---------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-33

                                   TABLE III:

                    Baron Mortgage Development Fund XIV, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997
                                                     ----------------------------------------------
Gross Revenues:                                      $  30,000         $ 103,353         $  44,419
Other:                                                       5               232               631

Less:
Operating Expenses:                                        (40)             (204)             (274)
Interest Expenses:                                           0                 0                 0
Depreciation and Amortization:                               0                 0                 0
Other:  Major Maintenance:                                   0                 0                 0

Net Income (Loss) - Tax Basis:                          29,965           103,381            44,776

Cash generated from operations:                         29,965           103,381            44,145

Less:  Cash distributions:                              30,000           119,281            44,070

Cash generated after cash distributions:                   (35)          (15,900)               75

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         30               103                21
     Cash distributions to investors:                       30               119                44
     Annualized cash on cash
     yield to investors:                                    12%               12%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%
---------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-34

                                   TABLE III:

                     Baron Strategic Investment Fund X, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998               1997
                                                     ----------------------------------------------
Gross Revenues:                                      $  14,811         $  78,605         $   7,264
Other:                                                       0                 0                 0

Less:
Operating Expenses:                                    (12,904)          (67,045)          (10,237)
Interest Expenses:                                           0                 0                 0
Depreciation and Amortization:                               0                 0                 0
Other:  Major Maintenance:                                   0                 0                 0

Net Income (Loss) - Tax Basis:                           1,907            11,560            (2,973)

Cash generated from operations:                          1,907            11,560            (2,973)

Less:  Cash distributions:                               9,147           112,615            13,428

Cash generated after cash distributions:                (7,240)         (101,055)          (16,401)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                          2                10                (2)
     Cash distributions to investors:                        8                94                11
     Annualized cash on cash
     yield to investors:                                     3%                9%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%
---------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income
(loss) determined on a GAAP basis was approximately $________.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-35

                                   TABLE III:

                    Baron Mortgage Development Fund XV, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998             1997
                                                     -------------------------------------------
Gross Revenues:                                      $ 21,000         $ 79,771         $ 12,669
Other:                                                      3               90              190

Less:
Operating Expenses:                                       (48)            (330)            (300)
Interest Expenses:                                          0                0                0
Depreciation and Amortization:                              0                0                0
Other:  Major Maintenance:                                  0                0                0

Net Income (Loss) - Tax Basis:                         20,955           79,441           12,559

Cash generated from operations:                        20,955           79,441           12,369

Less:  Cash distributions:                             21,000           81,643           12,362

Cash generated after cash distributions:                  (45)          (2,202)               7

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        30              113               18
     Cash distributions to investors:                      30              117               18
     Annualized cash on cash
     yield to investors:                                   12%              12%              10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%
------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-36

                                   TABLE III:

                   Baron Strategic Investment Fund VIII, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998               1997
                                                     ----------------------------------------------
Gross Revenues:                                      $  24,097         $ 101,503         $  38,892
Other:                                                       0                 0             1,708

Less:
Operating Expenses:                                     (3,000)          (31,873)          (14,453)
Interest Expenses:                                           0                 0                 0
Depreciation and Amortization:                               0                 0                 0
Other:  Major Maintenance:                                   0                 0

Net Income (Loss) - Tax Basis:                          21,097            69,630            26,147

Cash generated from operations:                         21,097            69,630            24,439

Less:  Cash distributions:                               8,640            92,430            30,450

Cash generated after cash distributions:                12,457           (22,800)           (6,011)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         18                58                22
     Cash distributions to investors:                        7                77                25
     Annualized cash on cash
     yield to investors:                                     3%                8%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%
---------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-37

                                   TABLE III:

                        Florida Tax Credit Fund II, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  45,186           179,855         $ 151,372         $ 193,970
Other:                                                       0                 0                 0                 0

Less:
Operating Expenses:                                    (31,697)         (136,148)         (114,363)         (121,850)
Interest Expenses:                                      (9,944)          (41,463)          (41,317)          (38,995)
Depreciation and Amortization:                          (3,971)          (15,884)          (25,780)          (25,565)
Other:  Major Maintenance:                              (2,232)           (3,394)           (6,265)           (8,135)

Net Income (Loss) - Tax Basis:                          (2,658)          (17,034)          (36,353)             (575)

Cash generated from operations:                          1,313            (1,150)          (10,573)           24,990

Less:  Cash distributions:                               1,550             2,940             2,780                34

Cash generated after cash distributions:                  (237)           (4,090)          (13,353)           24,956

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         (9)              (55)             (117)               (2)
     Cash distributions to investors:                        5                 9                 9                 0
     Annualized cash on cash
     yield to investors:                                     2%                1%                1%                0

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $54,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-38

                                   TABLE III:

                    Baron Strategic Investment Fund IX, Ltd.

                                                       1/1/99 -
                                                       3/31/99           1998              1997
                                                     --------------------------------------------
Gross Revenues:                                      $ 13,766         $ 48,637         $    676
Other:                                                      0                0                0

Less:
Operating Expenses:                                    (3,040)         (21,856)          (4,443)
Interest Expenses:                                          0                0                0
Depreciation and Amortization:                              0                0                0
Other:  Major Maintenance:                                  0                0                0

Net Income (Loss) - Tax Basis:                         10,726           26,781           (3,767)

Cash generated from operations:                        10,726           26,781           (3,767)

Less:  Cash distributions:                              8,249           87,770            3,589

Cash generated after cash distributions:              (31,162)         (60,989)          (7,356)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         4               22               (3)
     Cash distributions to investors:                       7               73                3
     Annualized cash on cash
     yield to investors:                                    3%               7%               1%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                  100%             100%             100%
------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-39

                                   TABLE III:

                 Central Florida Income Appreciation Fund, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  75,469         $ 279,732         $ 228,623         $ 244,496
Other:                                                   2,030             9,255                 0                 0

Less:
Operating Expenses:                                    (43,062)         (158,039)         (112,911)         (127,984)
Interest Expenses:                                     (24,455)         (117,214)         (134,746)         (124,291)
Depreciation and Amortization:                         (19,979)          (78,023)          (76,023)          (74,942)
Other:  Major Maintenance:                              (1,831)          (33,907)          (19,500)           (1,346)

Net Income (Loss) - Tax Basis:                         (10,828)          (98,196)         (114,557)          (84,067)

Cash generated from operations:                          7,121           (29,428)          (38,534)           (9,125)

Less:  Cash distributions:                              10,000             4,114                 0           105,000

Cash generated after cash distributions:                (2,879)          (33,542)          (38,534)         (114,125)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                        (10)              (94)             (109)              (80)
     Cash distributions to investors:                       10                 4                 0               100
     Annualized cash on cash
     yield to investors:                                     4%                1%                0%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $3,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-40

                                   TABLE III:

                       Midwest Income Growth Fund VI, Ltd.

                                                       1/1/99 -
                                                       3/31/99             1998              1997              1996
                                                     ----------------------------------------------------------------
Gross Revenues:                                      $  68,386         $ 273,157         $ 257,567         $  98,226
Other:                                                   1,200              (953)                0                 0

Less:
Operating Expenses:                                    (18,122)         (139,926)          (84,233)          (28,556)
Interest Expenses:                                     (31,110)          (98,286)         (106,684)          (28,631)
Depreciation and Amortization:                         (14,997)          (59,349)          (54,823)          (17,563)
Other:  Major Maintenance:                                   0                 0           (61,985)                0

Net Income (Loss) - Tax Basis:                           5,357           (25,357)          (50,158)           23,476

Cash generated from operations:                         19,154            34,945             4,665            41,039

Less:  Cash distributions:                               4,000            30,000            29,799             5,547

Cash generated after cash distributions:                15,154             4,945           (25,134)           35,492

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         18               116              (167)               78
     Cash distributions to investors:                       13               100                99                18
     Annualized cash on cash
     yield to investors:                                     5%               10%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%              100%              100%              100%
---------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $(22,000).

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-41

                                    TABLE IV:

                          RESULTS OF COMPLETED PROGRAMS

The following table includes information relating to the financial results of one program sponsored by an affiliate of the Managing Shareholder of the Trust, Baron Advisors, Inc., which completed operations within the last five years. The prior program had investment objectives similar to those of the Trust and the Operating Partnership in that the program provided financing in respect of a residential property for current income and capital appreciation.

                         Tampa Capital Income Fund, Ltd.

Dollar Amount Raised:                                        $     1,050,000

Number of Properties Purchased:                                          one

Date of Closing of Offering:                                            7/95

Date of Acquisition of Property:                                       12/94

Date of Sale of Property:                                               2/97

Tax and Distribution Data per $1,000 Investment through 1996:

          Federal Income Tax Results:

          Ordinary Income (loss):

                    from operations:                                171 est.

                    from recapture:                           Not applicable

          Capital Gain (loss):                                           138

          Deferred Gain(1):

                    Capital:                                             138

                    Ordinary:                                 Not applicable

Cash Distribution to Investors:                                           10%

          Source (on GAAP basis):

                    Investment Income:                        $      180,000

                    Return of capital:                        $      900,000

          Source (on cash basis):

                    Sales:                                    $      900,000

                    Refinancing:                              Not applicable

                    Operations:                               $      180,000

                    Other:                                    Not applicable

Receivable on Net Purchase Money Financing:                    $       6,333(2)
--------------------------------------------------------------------------------

(1) "Deferred Gain" represents the amount of capital gain or ordinary gain that is realized upon receipt of installment payments under the promissory note received in exchange for the property sold.

(2) $295,000 of purchase price was paid with a promissory note payable in 36 equal monthly payments including 9% annual interest rate. As of May 25, 1999, the principal balance owed on the note is approximately $6,333.

                                    TABLE V:

                        SALES OR DISPOSALS OF PROPERTIES

The following table includes certain financial information concerning the sale of a property within the most recent three years by an investment program sponsored by an Affiliate of the Managing Shareholder.

                         Tampa Capital Income Fund, Ltd.

Property:                                                    Lakewood Apartments

Date Acquired:                                                          12/94

Date of Sale:                                                            2/97

Selling Price, Net of Closing Costs and GAAP Adjustments:     $     2,795,000

  Cash Received net of closing costs:                         $       900,000

  Mortgage Balance at time of sale:                           $     1,500,000

  Purchase money mortgage taken back by program:              $       295,000(1)

  Adjustments resulting from application of GAAP:              Not applicable

  Total:                                                      $     2,695,000(2)

Cost of Properties Including Closing and Soft Costs:

  Original Mortgage Financing:                                $     1,500,000

  Total acquisition cost, capital improvements,
  Closing and soft costs:                                     $     1,050,000(3)

  Total:                                                      $     2,550,000

Excess of Property Operating Cash Receipts
Over Cash Expenditures:                                       $       180,000(4)

--------------------------------------------------------------------------------

(1) $295,000 of purchase price was paid with a promissory note payable in 36 equal monthly payments including 9% annual interest rate. The current principal balance owed on the note is approximately $6,333.

(2) The entire gain ($145,000) will be treated as a capital gain for tax purposes.

(3)   Does not include offering costs.

(4)   Estimated.

                           OTHER PROGRAMS SPONSORED BY
                       AFFILIATES OF MANAGING SHAREHOLDER

                   MAXIMUM
DATE               CAPITAL
FORMED             RAISE                  PARTNERSHIP NAME                                         GENERAL PARTNER
------             -----                  ----------------                                         ---------------
10/2/96            $ 650,000            Baron Mortgage Development Fund VIII, Ltd.               Baron Capital XXXVIII, Inc.
4/02/97            1,000,000            Baron Mortgage Development Fund  XII, Ltd.               Baron Capital XLVI, Inc.
5/20/97            1,000,000            Baron First Mortgage Development Fund XVI, Ltd.          Baron Capital LX, Inc.
5/22/97            1,000,000            Baron First Mortgage Development Fund XVII, Ltd.         Baron Capital LXI, Inc.
9/15/97            1,000,000            Baron Mortgage Development Fund XIX, L.P.                Baron Capital LXVI, Inc.
9/10/97            1,000,000            Baron Mortgage Development Fund XX, L.P.                 Baron Capital LXVII, Inc.
11/24/97           1,000,000            Baron Mortgage Development Fund XXI, L.P.                Baron Capital LXVIII, Inc.
1/7/99             1,200,000            Baron Mezzanine Fund XXXVI, Ltd.                         Baron Capital LXXXVII, Inc.
1/7/99             1,200,000            Baron Mezzanine Fund XXXVII, Ltd.                        Baron Capital LXXXVIII, Inc.
4/7/99             1,200,000            Baron Mezannine Fund XXXVIII, Ltd.                       Baron Capital LXXXIX, Inc.

                                   EXHIBIT B

                     SUMMARY OF EXCHANGE PROPERTY, MORTGAGE
                      AND EXCHANGE PARTNERSHIP INFORMATION

                                    EXHIBIT B

In the Exchange Offering, the Operating Partnership will offer to issue its Units to limited partners in the Exchange Partnerships in exchange for their limited partnership interests therein. The tables comprising Exhibit B set forth information relating to each Exchange Partnership.

Exchange Equity Partnerships

The table relating to each of the 13 Exchange Equity Partnerships sets forth the following information: (i) the name of the partnership and its general partner,
(ii) the name and location of the residential apartment property in which it directly or indirectly owns equity, (iii) the year the property was completed,
(iv) the number of units, acreage, rentable area, average unit size and average rental rate per unit and per square feet of rentable area as of April 1, 1999,
(v) physical occupancy of each property as of April 1, 1999 and for each of the five prior years, (vi) the property's estimated appraised value, and (vii) certain property tax information.

The table also sets forth for each partnership certain information relating to the first mortgage (and in one case, second mortgage) indebtedness secured by or associated with the property, including: (i) initial principal balance and balance as of April 30, 1999 and due at maturity, (ii) interest rate, (iii) annual and monthly debt service requirements, (iv) amortization term, (v) maturity date, and (vi) name of lending institution.

In addition, the table for each Exchange Equity Partnership sets forth (i) certain information relating to the partnership's original private offering, including, the offering commencement and termination dates, number of investors, paid in capital, number of units sold, price per unit and the allocations between the limited partners and the general partner of distributable cash and net proceeds from a sale or refinancing of property, (ii) the number of Operating Partnership Units (and their initial assigned value) being offered to each limited partner in the particular partnership per $1,000 of original investment, and (iii) the estimated deferred taxable gain from the Exchange Offering for limited partners electing to accept the offering, per $1,000 of original investment.

Exchange Mortgage Partnerships

The table relating to each of the six Exchange Mortgage Partnerships sets forth the same information as described above relating to the underlying property which secures second mortgage loans held by the partnership, the first mortgage loan which is senior to the partnership's loan interests, the partnership's original offering and the estimated deferred taxable gain resulting from participation in the offering. The table also sets forth the replacement cost new of property securing second mortgage interests of the partnership and information relating to the second mortgage loan and other debt interests held by the partnership, including: (i) initial principal balances and balances as of March 31, 1999 and due at maturity, (ii) interest rates, (iii) annual and monthly debt service requirements, (iv) amortization term, (v) maturity dates,
(vi) annual monthly debt service requirements, and (vii) similar information regarding other Exchange Partnerships which hold second mortgage interests secured by the same property in which the partnership holds a second mortgage interest.

Exchange Hybrid Partnerships

The table relating to each of the four Exchange Hybrid Partnerships sets forth the same information as described above relating to: (i) properties in which the partnership directly or indirectly owns an equity interest and properties which secure second mortgage loans held by the partnership, first mortgage loans which are senior to the partnership's equity interests and second mortgage interests, the partnership's original private offering and the estimated deferred taxable gain resulting from participation in the Exchange Offering and (ii) the second mortgage loan and other debt interests held by the partnership.

                          EXCHANGE EQUITY PARTNERSHIPS

                       FLORIDA INCOME GROWTH FUND V, LTD.
                          (GP: Baron Capital XI, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

            The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:   1980
BLOSSOM CORNERS APARTMENTS-PHASE I        APPROX. ACREAGE:  3.67
2143 Raper Dairy Road
Orlando, Florida  32822

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              15               300                $  419
     --------------------------------------------------------------------
     1 BR                49               600                $  499
     --------------------------------------------------------------------
     2 BR                 6               900                $  650
     --------------------------------------------------------------------
       Total             70            39,300
     --------------------------------------------------

4/1/99 OCCUPANCY %:             93%       ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,195,000
1998 OCCUPANCY %:               97%       APPRAISAL DATE:  1/98
1997 AVG. MONTHLY OCCUPANCY %:  91%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,629,182
1996 AVG. MONTHLY OCCUPANCY %:  89%       DEPRECIATION LIFE CLAIMED:  24.5 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  90%       REALTY TAX RATE (MILLAGE):  21.6657
1994 AVG. MONTHLY OCCUPANCY %:  91%       1997 PROPERTY TAX VALUE:  $1,194,445

================================================================================

                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  11/1/06
Column Financial, Inc.
3414 Peachtree Road N.E., Suite 1140
Atlanta, Georgia  30326-1113

INITIAL PRINCIPAL BALANCE:  $1,050,000    ANNUAL DEBT SERVICE:  $105,288
4/30/99 BALANCE:            $1,020,990    MONTHLY PAYMENT:      $  8,774
BALANCE DUE AT MATURITY:    $  882,430
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.
PREPAYMENT PROVISIONS: Prepayment penalty equal to 1% of prepayment amount if prepaid prior to fifth anniversary of loan; no prepayment penalty thereafter.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  10/95               NUMBER OF UNITS SOLD:       2,300
NUMBER OF INVESTORS:  49                  PRICE PER UNIT:             $500
PAID IN CAPITAL:      $1,150,000          DATE OFFERING TERMINATED:   2/97
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

------------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  114 Units    Short Term Capital Gain (assuming 39% rate):     $118
 valued at $10 per Unit (or $1,140)                            Long Term Capital Gain (assuming 20% rate):      $ 61
------------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

                      FLORIDA CAPITAL INCOME FUND III, LTD.
                          (GP: Baron Capital VII, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:   1986
BRIDGE POINT APARTMENTS - PHASE II        APPROX. ACREAGE:  3.39
1500 Monument Road
Jacksonville, Florida  32225

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio               6                288                 $369-389
     --------------------------------------------------------------------
     1 BR                37                576                   $449
     --------------------------------------------------------------------
     2 BR                 5                864                 $589-599
     --------------------------------------------------------------------
       Total             48               27,360
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             94%       ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,610,000
1998 AVG. MONTHLY OCCUPANCY %:  96%       APPRAISAL DATE:   2/98
1997 AVG. MONTHLY OCCUPANCY %:  93%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,152,374
1996 AVG. MONTHLY OCCUPANCY %:  95%       DEPRECIATION LIFE CLAIMED: 25.5 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  94%       REALTY TAX RATE (MILLAGE):  21.4228
1994 AVG. MONTHLY OCCUPANCY %:  92%       1997 PROPERTY TAX VALUE:  $904,775

================================================================================

                           FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  7/1/06
Huntington Mortgage Co.
41 South High Street, Suite 900
Columbus, Ohio  43215

INITIAL PRINCIPAL BALANCE:  $735,000      ANNUAL DEBT SERVICE:  $76,572
4/30/99 BALANCE:            $713,208      MONTHLY PAYMENT:      $ 6,381
BALANCE DUE AT MATURITY:    $625,327
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.52% and amortizes on a 25-year basis.
PREPAYMENT PROVISIONS:  Prepayment permitted only after 7/1/05.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  6/95                NUMBER OF UNITS SOLD:      1,600
NUMBER OF INVESTORS:  32                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $800,000            DATE OFFERING TERMINATED:  11/95
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                          ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                   (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  117 Units     Short Term Capital Gain (assuming 39% rate):         $  236
 valued at $10 per Unit (or $1,170)                             Long Term Capital Gain (assuming 20% rate):          $  121
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

                       MIDWEST INCOME GROWTH FUND VI, LTD.
                      (GP: Baron Capital of Ohio III, Inc.,
                formerly named Sigma Financial Capital VI, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:    1974
BROOKWOOD WAY APARTMENTS                  APPROX. ACREAGE:   3.92
327 N. Brookwood Way
Mansfield, Ohio  44906

                      UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio               3               288                  $299
     --------------------------------------------------------------------
     1 BR                60               576                  $379
     --------------------------------------------------------------------
     2 BR                 3               864                  $399
     --------------------------------------------------------------------
       Total             66             38,016
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             89%       ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,780,000
1998 AVG. MONTHLY OCCUPANCY %:  99%       APPRAISAL DATE:  9/98
1997 AVG. MONTHLY OCCUPANCY %:  94%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,737,619
1996 AVG. MONTHLY OCCUPANCY %:  97%       DEPRECIATION LIFE CLAIMED:  25 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  95%       REALTY TAX RATE (MILLAGE):  78.13
1994 AVG. MONTHLY OCCUPANCY %:  96%       1997 PROPERTY TAX VALUE:  $349,520

===============================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  12/1/06
Mellon Bank
1422 Euclid #900
Cleveland, Ohio  44115

INITIAL PRINCIPAL BALANCE:  $1,075,000    ANNUAL DEBT SERVICE:  $108,612
4/30/99 BALANCE:            $1,046,599    MONTHLY PAYMENT:      $  9,051
BALANCE DUE AT MATURITY:    $  890,263
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.
PREPAYMENT PROVISIONS: Loan may be prepaid in whole at any time after December 1, 2001 provided written notice of such prepayment is received by lender not more than 60 days and not less than 30 days prior to the date of such payment.
================================================================================

                    INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  4/96                NUMBER OF UNITS SOLD:      600
NUMBER OF INVESTORS:  7                   PRICE PER UNIT:            $500
PAID IN CAPITAL:      $300,000            DATE OFFERING TERMINATED:  10/96
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; any remaining distributable cash during the fiscal year is to be deposited in a cash reserve acount.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  127 Units    Short Term Capital Gain (assuming 39% rate):     $429
 valued at $10 per Unit (or $1,270)                            Long Term Capital Gain (assuming 20% rate):      $220
 -----------------------------------------------------------------------------------------------------------------------------------

            (See Endnotes to Exchange Equity Partnerships)

               FLORIDA OPPORTUNITY INCOME PARTNERS, LTD.
                     (GP: Baron Capital III, Inc.)

                     PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:   1982
CAMELLIA COURT APARTMENTS                 APPROX. ACREAGE:  5.15
1401 S. Clyde Morris Boulevard
Daytona Beach, Florida  32114

                      UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     1 BR               59                 576                  $435
     --------------------------------------------------------------------
     2 BR                1                 864                  $599
     --------------------------------------------------------------------
       Total            60               34,848
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             95%       ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,833,000
1998 AVG. MONTHLY OCCUPANCY %:  98%       APPRAISAL DATE:   8/98:
1997 AVG. MONTHLY OCCUPANCY %:  75%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,384,565
1996 AVG. MONTHLY OCCUPANCY %:  91%       DEPRECIATION LIFE CLAIMED:  24.5 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  91%       REALTY TAX RATE (MILLAGE):  26.77249
1994 AVG. MONTHLY OCCUPANCY %:  78%       1997 PROPERTY TAX VALUE:  $1,100,618

======================================================================

                      FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  11/1/06
Column Financial
6400 Congress Avenue #200
Boca Raton, Florida  33487

INITIAL PRINCIPAL BALANCE:  $1,100,000    ANNUAL DEBT SERVICE:  $111,132
4/30/99 BALANCE:            $1,069,633    MONTHLY PAYMENT:      $  9,261
BALANCE DUE AT MATURITY:    $  984,430
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 30-year basis.
PREPAYMENT PROVISIONS: No prepayment permitted during the first five years of the loan; thereafter, entire principal balance may be prepaid, provided during the sixth and seventh years of the loan lender is paid a prepayment fee equal to the greater of one percent of the outstanding loan balance or yield maintenance.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  8/95                NUMBER OF UNITS SOLD:      800
NUMBER OF INVESTORS:  29                  PRICE PER UNIT:            $1,000
PAID IN CAPITAL:      $800,000            DATE OFFERING TERMINATED:  12/95
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  105 Units    Short Term Capital Gain (assuming 39% rate):      $254
 valued at $10 per Unit (or $1,050)                            Long Term Capital Gain (assuming 20% rate):       $130
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

                        FLORIDA CAPITAL INCOME FUND, LTD.
                          (GP: Baron Capital II, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:       1987
EAGLE LAKE APARTMENTS                     APPROXIMATE ACREAGE:  4.68
1025 Eagle Lake Trail
Port Orange, Florida  32119

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     1 BR                73               576                   $459
     --------------------------------------------------------------------
     2 BR                 4               864                   $579
     --------------------------------------------------------------------
       Total             77             45,504
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             100%      ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,530,000
1998 AVG. MONTHLY OCCUPANCY %:   94%      APPRAISAL DATE:  1/98
1997 AVG. MONTHLY OCCUPANCY %:   94%      11/1/98 FEDERAL INCOME TAX BASIS:  $2,066,071
1996 AVG. MONTHLY OCCUPANCY %:   96%      DEPRECIATION LIFE CLAIMED:  24 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   92%      REALTY TAX RATE (MILLAGE):  24.44549
1994 AVG. MONTHLY OCCUPANCY %:   95%      1997 PROPERTY TAX VALUE:  $1,755,464

================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  11/1/05
Column Financial, Inc.
3414 Peachtree Road N.E., Suite 1140
Atlanta, Georgia  30325-1113

INITIAL PRINCIPAL BALANCE:  $1,500,000    ANNUAL DEBT SERVICE:  $144,636
4/30/99 BALANCE:            $1,433,616    MONTHLY PAYMENT:      $ 12,053
BALANCE DUE AT MATURITY:    $1,244,562
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 8.56% through maturity and amortizes on a 25-year basis.
PREPAYMENT PROVISIONS: May be prepaid after 10/25/00 with prepayment penalty equal to 1% of prepayment amount.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  11/94               NUMBER OF UNITS SOLD:      1,614
NUMBER OF INVESTORS:  31                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $807,000            DATE OFFERING TERMINATED:  6/95
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return (and, in the case of a property sale, after the holders of second mortgage financing have received 10% of the net sale proceeds remaining after the investors have received an aggregate amount equal to their capital contributions), the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter, investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
  NUMBER OF OPERATING PARTNERSHIP UNITS                        ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY
  OFFERED IN EXCHANGE OFFERING                                 FROM EXCHANGE OFFERING (per $1,000 of Investors'
  (per $1,000 of Investors' original investment): 115 Units    original investment):
  valued at $10 per Unit (or $1,150)                           Short Term Capital Gain (assuming 39% rate): $312
                                                               Long Term Capital Gain (assuming 20% rate):  $160
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

                      FLORIDA CAPITAL INCOME FUND II, LTD.
                          (GP: Baron Capital IV, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:       1985
FOREST GLEN APARTMENTS - PHASE I          APPROXIMATE ACREAGE:  6.85 (all 4
300 Forest Glen Boulevard                                             phases)
Daytona Beach, Florida  32114

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     2 BR                28               1,075               $619-649
     --------------------------------------------------------------------
     3 BR                24               1,358                 $719
     --------------------------------------------------------------------
       Total             52              62,692
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             98%       ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,990,820
1998 AVG. MONTHLY OCCUPANCY %:  99%       APPRAISAL DATE:  10/97
1997 AVG. MONTHLY OCCUPANCY %:  82%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,512,371
1996 AVG. MONTHLY OCCUPANCY %:  85%       DEPRECIATION LIFE CLAIMED:  23 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  93%       REALTY TAX RATE (MILLAGE):  26.41256
1994 AVG. MONTHLY OCCUPANCY %:  95%       1997 PROPERTY TAX VALUE:  $1,594,041

================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:  $1,836,576    ANNUAL DEBT SERVICE:  $145,920
4/30/99 BALANCE:            $1,778,043    MONTHLY PAYMENT:      $ 12,160
BALANCE DUE AT MATURITY:    $1,681,926
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.
PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  5/94                NUMBER OF UNITS SOLD:      2,000*
NUMBER OF INVESTORS:  38                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $1,000,000*         DATE OFFERING TERMINATED:  7/95
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  169 Units    Short Term Capital Gain (assuming 39% rate):      $464
 valued at $10 per Unit (or $1,690)                            Long Term Capital Gain (assuming 20% rate):       $238
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

----------
* Includes 1,840 units sold in the program's offering plus 160 units issued to four investors in exchange for property interests acquired by them in an earlier unrelated program which was terminated.

                    REALTY OPPORTUNITY INCOME FUND VIII, LTD.
                          (GP: Baron Capital IV, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:       1985
FOREST GLEN APARTMENTS - PHASE II         APPROXIMATE ACREAGE:  6.85 (all 4
300 Forest Glen Boulevard                                             phases)
Daytona Beach, Florida  32114

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     2 BR                23               1,075               $619-649
     --------------------------------------------------------------------
     3 BR                 7               1,358                 $719
     --------------------------------------------------------------------
       Total             30              34,231
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             96%       ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,173,162
1998 AVG. MONTHLY OCCUPANCY %:  90%       APPRAISAL DATE:  10/97
1997 AVG. MONTHLY OCCUPANCY %:  73%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,460,396
1996 AVG. MONTHLY OCCUPANCY %:  82%       DEPRECIATION LIFE CLAIMED:  23 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  91%       REALTY TAX RATE (MILLAGE):  26.41256
1994 AVG. MONTHLY OCCUPANCY %:  92%       1997 PROPERTY TAX VALUE:  $930,725

================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:  $ 1,072,132   ANNUAL DEBT SERVICE:  $85,188
4/30/99 BALANCE:            $ 1,025,794   MONTHLY PAYMENT:      $ 7,099
BALANCE DUE AT MATURITY:    $   981,813
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.
PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  3/94                NUMBER OF UNITS SOLD:      944
NUMBER OF INVESTORS:  45                  PRICE PER UNIT:            $1,000
PAID IN CAPITAL:      $944,000            DATE OFFERING TERMINATED:  6/94
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.
ALLOCATION OF INTEREST IN NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  105 Units    Short Term Capital Gain (assuming 39% rate):   $128
 valued at $10 per Unit (or $1,050)                            Long Term Capital Gain (assuming 20% rate):    $ 66
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

----------
* The GP became a manager of this program in July 1995, replacing Realty Capital I, Inc., the initial sponsor.

                      FLORIDA INCOME ADVANTAGE FUND I, LTD.
                          (GP: Baron Capital IV, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:       1985
FOREST GLEN APARTMENTS - PHASE III        APPROXIMATE ACREAGE:  6.85 (all 4
300 Forest Glen Boulevard                                             phases)
Daytona Beach, Florida  32114

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     2 BR                19               1,075              $619-649
     --------------------------------------------------------------------
     3 BR                 7               1,358                $719
     --------------------------------------------------------------------
       Total             26              29,931
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             92%       ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,940,339
1998 AVG. MONTHLY OCCUPANCY %:  81%       APPRAISAL DATE:  10/97
1997 AVG. MONTHLY OCCUPANCY %:  88%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,282,871
1996 AVG. MONTHLY OCCUPANCY %:  94%       DEPRECIATION LIFE CLAIMED:  23 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  98%       REALTY TAX RATE (MILLAGE):  26.41256
1994 AVG. MONTHLY OCCUPANCY %:  92%       1997 PROPERTY TAX VALUE:  $743,191

================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:  $   854,708   ANNUAL DEBT SERVICE:  $67,908
4/30/99 BALANCE:            $   889,021   MONTHLY PAYMENT:      $ 5,659
BALANCE DUE AT MATURITY:    $   782,744
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.
PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  2/94                NUMBER OF UNITS SOLD:      940
NUMBER OF INVESTORS:  46                  PRICE PER UNIT:            $1,000
PAID IN CAPITAL:      $940,000            DATE OFFERING TERMINATED:  5/94
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  107 Units    Short Term Capital Gain (assuming 39% rate):    $129
 valued at $10 per Unit (or $1,070)                            Long Term Capital Gain (assuming 20% rate):     $ 66
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

----------
The GP became a manager of this program in July 1995, replacing Realty Capital IV, Inc., the initial sponsor.

                    FLORIDA INCOME APPRECIATION FUND I, LTD.
                          (GP: Baron Capital IV, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:       1985
FOREST GLEN APARTMENTS - PHASE IV         APPROXIMATE ACREAGE:  6.85 (all 4
300 Forest Glen Boulevard                                             phases)
Daytona Beach, Florida  32114

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     2 BR                6                1,075              $619-649
     --------------------------------------------------------------------
     3 BR                2                1,358                $719
     --------------------------------------------------------------------
       Total             8                9,166
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             100%      ESTIMATED APPRAISED PARTNERSHIP VALUE:  $471,679
1998 AVG. MONTHLY OCCUPANCY %:  100%      APPRAISAL DATE:  10/97
1997 AVG. MONTHLY OCCUPANCY %:   91%      11/1/98 FEDERAL INCOME TAX BASIS:  $216,381
1996 AVG. MONTHLY OCCUPANCY %:   91%      DEPRECIATION LIFE CLAIMED:  23 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   88%      REALTY TAX RATE (MILLAGE):  26.41256
1994 AVG. MONTHLY OCCUPANCY %:   91%      1997 PROPERTY TAX VALUE:  $204,899

================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:  $   236,584   ANNUAL DEBT SERVICE:  $18,792
4/30/99 BALANCE:            $   273,545   MONTHLY PAYMENT:      $ 1,566
BALANCE DUE AT MATURITY:    $   216,712
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.
PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  4/94                NUMBER OF UNITS SOLD:      205
NUMBER OF INVESTORS:  13                  PRICE PER UNIT:            $1,000
PAID IN CAPITAL:      $205,000            DATE OFFERING TERMINATED:  9/94
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  124 Units    Short Term Capital Gain (assuming 39% rate):    $434
 valued at $10 per Unit (or $1,240)                            Long Term Capital Gain (assuming 20% rate):     $222
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

----------
The GP became a manager of this program in July 1995, replacing Realty Capital II, Inc., the initial sponsor.

                      FLORIDA CAPITAL INCOME FUND IV, LTD.
                           (GP: Baron Capital V, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:       1986
GLEN LAKE ARMS APARTMENTS                 APPROXIMATE ACREAGE:  7.16
2000 Gandy Boulevard North
St. Petersburg, Florida   33702

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     1 BR               144                550                  $674
     --------------------------------------------------------------------
       Total            144              79,200
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             65%       ESTIMATED APPRAISED PARTNERSHIP VALUE:  $6,483,079
1998 AVG. MONTHLY OCCUPANCY %:  49%       APPRAISAL DATE:  3/98
1997 AVG. MONTHLY OCCUPANCY %:  78%       11/1/98 FEDERAL INCOME TAX BASIS:  $4,110,622
1996 AVG. MONTHLY OCCUPANCY %:  81%       DEPRECIATION LIFE CLAIMED:  25 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  72%       REALTY TAX RATE (MILLAGE):  25.4849
1994 AVG. MONTHLY OCCUPANCY %:  79%       1997 PROPERTY TAX VALUE:  $3,789,000

================================================================================

                              MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:        SECOND MORTGAGE HOLDER AND ADDRESS:
Republic Bank                             Glen Lake Arms Joint Venture
1301 Sixth Avenue West                    10490 Gandy Boulevard North, Suite 2E
Bradenton, Florida  34205                 St. Petersburg, Florida  33702

INITIAL PRINCIPAL BALANCE:  $2,812,500    INITIAL PRINCIPAL BALANCE:  $375,000
4/30/99 BALANCE:            $2,690,614    4/30/99 BALANCE:            $353,854
BALANCE DUE AT MATURITY:    $2,652,341    BALANCE DUE AT MATURITY:    $343,772

MATURITY DATE:              5/18/00       MATURITY DATE:              5/01/05

ANNUAL DEBT SERVICE:        $  293,700    ANNUAL DEBT SERVICE:        $ 34,728
MONTHLY PAYMENT:            $   24,475    MONTHLY PAYMENT:            $  2,894

MORTGAGE INTEREST AND AMORTIZATION        MORTGAGE INTEREST AND AMORTIZATION
PROVISIONS: The loan bears a fixed        PROVISIONS: The loan bears a fixed
interest rate of 9.55% and amortizes      interest rate of 8.0% and amortizes
on a 25-year basis.                       on a 25-year basis.
PREPAYMENT PROVISIONS:Prepayable without  PREPAYMENT PROVISIONS:Prepayable
penalty                                   without penalty
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  1/95                NUMBER OF UNITS SOLD:      3,640
NUMBER OF INVESTORS:  60                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $1,820,000          DATE OFFERING TERMINATED:  6/96
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return (and, in the case of a property sale, after the holder of collateral mortgage financing has received 10% of the net sale proceeds remaining after investors have received an aggregate amount equal to their capital contributions), the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  136 Units    Short Term Capital Gain (assuming 39% rate):         $336
 valued at $10 per Unit (or $1,360)                            Long Term Capital Gain (assuming 20% rate):          $172
 ----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

                 CENTRAL FLORIDA INCOME APPRECIATION FUND, LTD.
                      (GP: Baron Capital of Florida, Inc.,
                formerly named Sigma Financial Capital VI, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:       1986
LAUREL OAKS APARTMENTS                    APPROXIMATE ACREAGE:  6.21
(FORMERLY GROVE HAMLET APARTMENTS
915B Grove Hamlet Way
Deland, Florida  32720

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     1 BR                11                576                  $435
     --------------------------------------------------------------------
     2 BR                45                864                $540-569
     --------------------------------------------------------------------
       Total             56              45,216
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             93%       ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,881,000
1998 AVG. MONTHLY OCCUPANCY %:  96%       APPRAISAL DATE:   9/98
1997 AVG. MONTHLY OCCUPANCY %:  71%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,908,139
1996 AVG. MONTHLY OCCUPANCY %:  75%       DEPRECIATION LIFE CLAIMED:  23 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  92%       REALTY TAX RATE (MILLAGE):  25.17206
1994 AVG. MONTHLY OCCUPANCY %:  95%       1997 PROPERTY TAX VALUE:  $1,240,948

================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  12/1/28
Prudential Mortgage Capital Company, LLC
100 Mulberry Street - 9th Floor
Newark, NJ  07102-4069

INITIAL PRINCIPAL BALANCE:  $1,600,000    ANNUAL DEBT SERVICE:  $ 121,860
4/30/99 BALANCE:            $1,592,583    MONTHLY PAYMENT:      $  10,155
BALANCE DUE AT MATURITY:    $        0
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 6.54% and amortizes on a 30-year basis.
PREPAYMENT PROVISIONS: No prepayment may be made until within six months of maturity date.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  9/94                NUMBER OF UNITS SOLD:      2,100
NUMBER OF INVESTORS:  51                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $1,050,000          DATE OFFERING TERMINATED:  10/95
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  130 Units    Short Term Capital Gain (assuming 39% rate):      $405
 valued at $10 per Unit (or $1,300)                            Long Term Capital Gain (assuming 20% rate):       $208
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

                      GSU STADIUM STUDENT APARTMENTS, LTD.
                           (GP: Baron Capital X, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:       1987
STADIUM CLUB APARTMENTS                   APPROXIMATE ACREAGE:  3.50
210 Lanier Drive
Statesboro, Georgia  30458


                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              2                288                   $345
     --------------------------------------------------------------------
     3 BR                3                880                 $705-750
     --------------------------------------------------------------------
     4 BR               55                880                $940-1,000
     --------------------------------------------------------------------
       Total            60              51,616
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             70%       ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,800,000
1998 AVG. MONTHLY OCCUPANCY %:  64%       APPRAISAL DATE:  12/97
1997 AVG. MONTHLY OCCUPANCY %:  86%       11/1/98 FEDERAL INCOME TAX BASIS:  $2,014,060
1996 AVG. MONTHLY OCCUPANCY %:  90%       DEPRECIATION LIFE CLAIMED:  25 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  74%       REALTY TAX RATE (MILLAGE):  28.93
1994 AVG. MONTHLY OCCUPANCY %:  86%       1997 PROPERTY TAX VALUE:  $1,802,200

================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  10/1/05
GMAC
650 Dresher Road
Horsham, Pennsylvania  19044

INITIAL PRINCIPAL BALANCE:  $1,750,000    ANNUAL DEBT SERVICE:  $151,272
4/30/99 BALANCE:            $1,718,457    MONTHLY PAYMENT:      $ 12,606
BALANCE DUE AT MATURITY:    $1,615,458
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.87% and amortizes on a 30-year basis.
PREPAYMENT PROVISIONS: Prepayable with prepayment fee in an amount equal to 1% of the then outstanding principal balance.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  11/95               NUMBER OF UNITS SOLD:      2,000
NUMBER OF INVESTORS:  38                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $1,000,000          DATE OFFERING TERMINATED:  2/96
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; thereafter, the GP receives all remaining distributable cash during the fiscal year.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  117 Units    Short Term Capital Gain (assuming 39% rate):        $262
 valued at $10 per Unit (or $1,170)                            Long Term Capital Gain (assuming 20% rate):         $135
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

                    BARON STRATEGIC INVESTMENT FUND II, LTD.
                         (GP: Baron Capital XXXI, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

      The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                YEAR COMPLETED:        1977
STEEPLECHASE APARTMENTS                   APPROXIMATE ACREAGE:   3.2
841 W. 53rd Street
Anderson, Indiana  46013

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     1 BR                12                550                  $399
     --------------------------------------------------------------------
     2 BR                60                678               $435-445
     --------------------------------------------------------------------
       Total             72              47,280
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             86%       ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,690,000
1998 AVG. MONTHLY OCCUPANCY %:  76%       APPRAISAL DATE:  8/98
1997 AVG. MONTHLY OCCUPANCY %:  73%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,273,899
1996 AVG. MONTHLY OCCUPANCY %:  70%       DEPRECIATION LIFE CLAIMED:  25 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  82%       REALTY TAX RATE (MILLAGE): 12.3716
1994 AVG. MONTHLY OCCUPANCY %:  78%       1997 PROPERTY TAX VALUE:  $285,170

================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:        MATURITY DATE:  10/1/06
Crown Bank
105 Live Oaks Garden #129
Castleberry, Florida    32707

INITIAL PRINCIPAL BALANCE:  $1,260,000    ANNUAL DEBT SERVICE:  $  91,344
4/30/99 BALANCE:            $1,260,000    MONTHLY PAYMENT:      $   7,612
BALANCE DUE AT MATURITY:    $1,099,557
MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: During loan years 1 and 2, interest rate is 7.25%; during years 3 and 4, interest rate is 7.75%; thereafter, 8.25%. The loan is payable interest only for years 1 - 3 and then amortizes on a 30-year basis.
PREPAYMENT PROVISIONS:  Prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  7/96                NUMBER OF UNITS SOLD:      1,600
NUMBER OF INVESTORS:  16                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $800,000            DATE OFFERING TERMINATED:  10/96
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 12.5% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive 50% of any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP, and the GP the remaining 50%.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 12.5% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 50%/50%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  103 Units    Short Term Capital Gain (assuming 39% rate):      $271
 valued at $10 per Unit (or $1,030)                            Long Term Capital Gain (assuming 20% rate):       $139
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

Endnotes to Exchange Equity Partnerships:

1. The First Mortgage Loan is not insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed.

2. The Property is in good overall condition and is suitable and adequate for the purpose for which it was built.

3. The Property is subject to significant competition from other residential apartment properties in the general vicinity of the Property.

4. In the opinion of the Managing Shareholder, the Property is covered by insurance of the types and amounts which are comparable for similar properties located in the general vicinity of the Property.

5. Each Property is a residential apartment property (other than Glen Lake Arms Apartments, which are short-term corporate residential units) which generally leases units to tenants under lease agreements with terms of one year or less which are common in the industry.

6. The purchase price to be paid by the Operating Partnership in the Exchange Offering for limited partnership interests in each Exchange Equity Partnership and in each Exchange Hybrid Partnership (to the extent of its equity interest in the property) is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon the completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. There can be no assurance that the value of equity interests acquired in properties will reflect their fair market value. See the Prospectus at "THE EXCHANGE OFFERING."

7. The overall depreciable life of the Property is 30 years; depreciation is determined using the straight-line method.

8. Based on certain factual representations made by the Operating Partnership and on certain conditions specified at "FEDERAL INCOME TAX CONSIDERATIONS
      - Exchange of Exchange Partnership Units for Operating Partnership Units," special tax counsel to the Operating Partnership has opined that Offerees who accept the Exchange Offering will generally not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability generally will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" (prepared by the Managing Shareholder and not reviewed by tax or other counsel) indicates the amount of capital gain tax liability each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment.

                         EXCHANGE MORTGAGE PARTNERSHIPS

                      BARON STRATEGIC INVESTMENT FUND, LTD.
                         (GP: Baron Capital XXXII, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      This Exchange Partnership owns (i) three unrecorded second mortgage loans secured by the Blossom Corners Property-Phase II and (ii) an unrecorded second mortgage loan secured by the Lake Sycamore Property under development. The properties, interest of the partnership and other Exchange Partnerships in the second mortgages, terms of the first mortgage loans secured by the properties, and other information are described below.

1.  BLOSSOM CORNERS SECOND MORTGAGE LOANS:

NAME AND ADDRESS OF PROPERTY SECURING MORTGAGE LOANS:

BLOSSOM CORNERS APARTMENTS - PHASE II     YEAR COMPLETED:   1981
("Blossom Corners Property")              APPROX. ACREAGE:  3.51
2143 Raper Dairy Road
Orlando, Florida  32822

                      UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              16               300                  $419
     --------------------------------------------------------------------
     1 BR                45               600                  $499
     --------------------------------------------------------------------
     2 BR                 7               864                  $650
     --------------------------------------------------------------------
       Total             68             38,100
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             97%       APPRAISED VALUE:       $2,250,000
1998 AVG. MONTHLY OCCUPANCY %:  97%         Cost Approach:       $2,239,000
1997 AVG. MONTHLY OCCUPANCY %:  91%         Income Approach:     $2,322,000
1996 AVG. MONTHLY OCCUPANCY %:  81%         Market Approach:     $2,160,000
1995 AVG. MONTHLY OCCUPANCY %:  88%       REPLACEMENT COST NEW:  $3,390,187
1994 AVG. MONTHLY OCCUPANCY %:  91%       APPRAISAL DATE:        1/98

PARTNERSHIP'S BLOSSOM CORNERS SECOND MORTGAGE LOAN INTERESTS:

  DEBTOR:  Blossom Corners Apartments II, Ltd.       PARTNERSHIP'S UNDIVIDED INTEREST IN
  (affiliate of Managing Shareholder)                SECOND MORTGAGE NOTES:               100%
AGGREG. ORIGINAL PRINCIPAL  BALANCE:  $977,645       AGGREG. ANNUAL DEBT SERVICE:        $62,552
AGGREG. 3/31/99 BALANCE:              $850,966        (plus participation interest)
AGGREG. BALANCE DUE AT MATURITY:      $850,966       AGGREG. MONTHLY PAYMENT:            $ 5,213
AGGREG. ACCRUED UNPAID INTEREST:      $ 43,113       MATURITY DATE:                      4/02

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $622,103 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal balance to the extent of any available cash flow during the year and additional non-cumulative participation interest equal to 30% of any remaining available cash flow during the year), (ii) adjustable interest rate of 1% over the prime rate (current adjustable rate of 8.75%) as to $68,861 of principal, and (iii) fixed interest rate of 12% as to $160,002 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: None

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans consisted of an unrecorded second mortgage note with a principal balance of $622,103, an unsecured promissory note with a principal balance of $68,861, an unsecured demand note with a principal balance of $130,270 and advances of $29,732. On 12/15/98, the debtor restated and amended the $622,103 second mortgage note and the $68,861 unsecured promissory note and made a new promissory note in favor of the Exchange Partnership in the original principal amount of $160,002 (to consolidate the $130,270 demand note and advances of $29,732). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the unsecured notes at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes with a second mortgage on the property.

BLOSSOM CORNERS FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                      REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809          First Mortgage on Blossom Corners
Horsham, Pennsylvania  19044-0809           Property

ORIGINAL PRINCIPAL BALANCE:  $1,130,000   ANNUAL DEBT SERVICE:  $106,824
4/30/99 BALANCE:             $1,098,951   MONTHLY PAYMENT:      $  8,902
BALANCE DUE AT MATURITY:     $1,050,024   MATURITY DATE:        3/02

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 8.24% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayment penalty equal to 1% of prepayment amount if prepaid prior to third anniversary of loan; no prepayment penalty thereafter.

2. LAKE SYCAMORE SECOND MORTGAGE LOAN

NAME AND ADDRESS OF  PROPERTY
SECURING MORTGAGE LOAN:

VILLAS AT LAKE SYCAMORE
("Lake Sycamore Property")
1911 Chaucer Drive
Cincinnati, Ohio 45237

PARTNERSHIP'S SECOND MORTGAGE INTEREST:

The Partnership owns an unrecorded second mortgage note with a current principal balance of $230,000. Accrued unpaid interest on the note as of 3/31/99 is $20,415. The debtor is Sycamore Real Estate Development, L.P., an affiliate of the Managing Shareholder. The note bears interest at the fixed rate of 12% (annual interest payable of $27,600 or $2,300 per month) and matures on 12/03. The note is secured by a second mortgage on the Villas at Lake Sycamore, a 164 townhome property under construction on 22.44 acres in Cincinnati, Ohio. Each townhome has a rentable area per unit of approximately 1,325 square feet (or a total area of 217,300 square feet). Construction commenced in December 1997 and is expected to be completed in the last quarter of 2003. Each unit is expected to have an initial monthly rental rate in the range of $889 to $990. In July 1998, an independent Cincinnati appraisal firm estimated the "as is" value of the property at $1,080,000 and the value of the completed property to be $14,312,000 (assuming completion of the project as designed, full rent up and satisfactory environment-quality test).

Two other Exchange Partnerships, Baron Strategic Investment Fund VIII, Ltd. and Baron Strategic Investment Fund IX, Ltd., own separate second mortgage notes secured by the property with the same terms except that they are in the principal amounts of $98,000 and $243,500 (with accrued unpaid interest in the amounts of $2,683 and $7,204), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

LAKE SYCAMORE FIRST MORTGAGE INFORMATION:

 FIRST MORTGAGE HOLDER AND ADDRESS:
 Metropolitan Savings                     REPAYMENT SECURED BY:
 8050 Hosbrook Road, Suite 408            First Mortgage on Lake Sycamore
 Cincinnati, Ohio  45236                     Property

ORIGINAL PRINCIPAL BALANCE:  $2,000,000             CURRENT ANNUAL DEBT SERVICE:  $89,369
                             maximum approved       CURRENT MONTHLY PAYMENT:      $ 7,447
4/30/99 BALANCE:             $1,021,362             MATURITY DATE:                11/01
EXPECTED BALANCE
DUE AT MATURITY:             $2,000,000

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Adjustable interest rate equal to lender's prime rate plus 1% (currently 8.75%); requires payments of interest only until maturity.
PREPAYMENT PROVISIONS: Prepayable without penalty.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  6/96                NUMBER OF UNITS SOLD:      2,400
NUMBER OF INVESTORS:  42                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $1,200,000          DATE OFFERING TERMINATED:  12/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter, investors and the GP share any remaining distributable cash during the fiscal year 50%/50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, the GP is entitled to receive a similar return on its capital contribution; thereafter, investors and the GP share any remaining net proceeds 50%/50%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  111 Units    Short Term Capital Gain (assuming 39% rate):      $90
  valued at $10 per Unit (or $1,110)                           Long Term Capital Gain (assuming 20% rate):       $46
 -----------------------------------------------------------------------------------------------------------------------------------

                (See Endnotes to Exchange Mortgage Partnerships)

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.
                         (GP: Baron Capital XVII, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      This Exchange Partnership owns two unrecorded second mortgage loans secured by the Country Square Property-Phase I described below. The Exchange Partnership's interest in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

COUNTRY SQUARE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF PROPERTY
SECURING MORTGAGE LOANS:

COUNTRY SQUARE APARTMENTS - PHASE I       YEAR COMPLETED:   1981
("Country Square Property")               APPROX. ACREAGE:  4.56
8401 Aiken Court
Tampa, Florida  33615

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              14               288                  $345
     --------------------------------------------------------------------
     1 BR                52               576                  $449
     --------------------------------------------------------------------
     2 BR                 7               864                  $559
     --------------------------------------------------------------------
       Total             73             40,032
     ---------------------------------------------------


4/1/99 OCCUPANCY %:             95%       APPRAISED VALUE:       $2,185,000
1998 AVG. MONTHLY OCCUPANCY %:  95%       Cost Approach:         $2,185,000
1997 AVG. MONTHLY OCCUPANCY %:  83%       Income Approach:       $2,281,000
1996 AVG. MONTHLY OCCUPANCY %:  84%       Market Approach:       $2,090,000
1995 AVG. MONTHLY OCCUPANCY %:  86%       REPLACEMENT COST NEW:  $3,554,776
1994 AVG. MONTHLY OCCUPANCY %:  84%       APPRAISAL DATE:        1/98

--------------------------------------------------------------------------------

PARTNERSHIP'S COUNTRY SQUARE SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:                                   PARTNERSHIP'S UNDIVIDED %
Country Square Apartments, Ltd.           INTEREST IN SECOND
(affiliate of Managing Shareholder)       MORTGAGE NOTES:          100%

AGGREG. ORIGINAL PRINCIPAL  BALANCE:  $1,372,237      AGGREG. ANNUAL DEBT SERVICE:  $163,746
AGGREG. 3/31/99 BALANCE:              $1,364,549      AGGREG. MONTHLY PAYMENT:      $ 13,645
AGGREG. BALANCE DUE AT MATURITY:      $1,364,549      MATURITY DATE:                4/08
AGGREG. ACCRUED UNPAID INTEREST:      $  166,140

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: None.

OTHER MATTERS: In 3/97, the Exchange Partnership received a loan with a current principal balance of $259,639 (with accrued unpaid interest of $46,934) from Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI"). The Exchange Partnership, in turn, lent the loan proceeds to the debtor as part of the Country Square Second Mortgage Loans. The loan from Baron Fund VI bears interest at the rate of 15%, payable monthly, matures in 9/02 and is secured by the Exchange Partnership's interest in two second mortgage notes and a second mortgage.

Prior to 12/15/98, the second mortgage loans consisted of a second mortgage note with a principal balance of $1,192,987 and an unsecured demand note with a principal balance of $179,250. On 12/15/98, the debtor restated and amended the notes and the debtor and the Exchange Partnership entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligation on the demand note with a second mortgage on the Country Square Property.

COUNTRY SQUARE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Prudential Mortgage Capital Company, LLC  REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor           First Mortgage on Country Square
Newark, NJ  07102-4069                       Property

ORIGINAL PRINCIPAL BALANCE:  $1,600,000   ANNUAL DEBT SERVICE:  $133,068
4/30/99 BALANCE:             $1,584,989   MONTHLY PAYMENT:      $ 11,089
BALANCE DUE AT MATURITY:     $1,385,953   MATURITY DATE:         3/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.41% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  11/96               NUMBER OF UNITS SOLD:      2,000
NUMBER OF INVESTORS:  43                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $1,000,000          DATE OFFERING TERMINATED:  3/97
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 12% non-cumulative return on their capital contributions; thereafter, any remaining distributable cash during the fiscal year is to be distributed to the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 18% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  104 Units    Short Term Capital Gain (assuming 39% rate):      $82
  valued at $10 per Unit (or $1,040)                           Long Term Capital Gain (assuming 20% rate):       $42
 -----------------------------------------------------------------------------------------------------------------------------------

                (See Endnotes of Exchange Mortgage Partnerships)

                     BARON STRATEGIC INVESTMENT FUND V, LTD.
                          (GP: Baron Capital XL, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      The Exchange Partnership owns (i) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (ii) an undivided interest in three unrecorded second mortgage loans and a 100% interest in an unrecorded second mortgage loan secured by the Curiosity Creek Property and (iii) four unrecorded second mortgage loans secured by the Sunrise Property-Phase I. The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by the properties, and other information are described below.

1. CANDLEWOOD SECOND MORTGAGE LOAN

NAME AND ADDRESS OF PROPERTY
SECURING MORTGAGE LOAN:

CANDLEWOOD APARTMENTS - PHASE II          YEAR COMPLETED:   1984
("Candlewood Property")                   APPROX. ACREAGE:  2.75
5901 Bryce Lane
Tampa, Florida  33615

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              6                288                   $345
     --------------------------------------------------------------------
     1 BR               26                576                   $449
     --------------------------------------------------------------------
     2 BR                1                864                   $559
     --------------------------------------------------------------------
       Total            33              17,568
     ----------------------------------------------

4/1/99 OCCUPANCY %:             94%       APPRAISED VALUE:        $925,000
1998 AVG. MONTHLY OCCUPANCY %:  94%         Cost Approach:        $926,000
1997 AVG. MONTHLY OCCUPANCY %:  94%         Income Approach:      $922,000
1996 AVG. MONTHLY OCCUPANCY %:  95%         Market Approach:      $932,000
1995 AVG. MONTHLY OCCUPANCY %:  93%       REPLACEMENT COST NEW:   $1,590,447
1994 AVG. MONTHLY OCCUPANCY %:  94%       APPRAISAL DATE:         1/98

PARTNERSHIP'S CANDLEWOOD SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Baron Strategic Investment Fund  PARTNERSHIP'S UNDIVIDED INTEREST
III, Ltd. (affiliate of Managing          IN SECOND MORTGAGE NOTE:          100%
 Shareholder)

ORIGINAL PRINCIPAL BALANCE:  $21,000      ANNUAL DEBT SERVICE:  $2,520
3/31/99 BALANCE:             $21,000      MONTHLY PAYMENT:      $  210
BALANCE DUE AT MATURITY:     $21,000      MATURITY DATE:        3/03
ACCRUED UNPAID INTEREST:     $ 2,472

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") and Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") own separate second mortgage loans secured by the Candlewood Property. The original principal balance, aggregate 3/31/99 principal balance, and balance due at maturity in respect of Baron Fund VI's and Baron Fund IX's second mortgage loans are $68,000 (accrued unpaid interest of $7,927) and $75,500 (accrued unpaid interest of $8,357), respectively; the annual (and monthly) payments due them are $8,160 ($680) and $9,060 ($755), respectively. The other terms relating to Baron Fund VI's and Baron Fund IX's second mortgage loans are the same as stated herein in respect of the Exchange Partnership's loan.

OTHER MATTERS: Prior to 12/15/98, the Candlewood Second Mortgage Loan consisted of an unsecured demand note with a principal balance of $21,000. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund VI and Baron Fund IX with separate second mortgages on the property. The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

CANDLEWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Republic Bank                             REPAYMENT SECURED BY:
P.O. Box 33009                            First Mortgage on Candlewood Property
St. Petersburg, Florida  33733-8009

ORIGINAL PRINCIPAL BALANCE:  $605,000     ANNUAL DEBT SERVICE:  $56,153
4/30/99 BALANCE:             $589,671     MONTHLY PAYMENT:      $ 4,679
BALANCE DUE AT MATURITY:     $533,678     MATURITY DATE:        2/03

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.79%;amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayable without penalty.

2. CURIOSITY CREEK SECOND MORTGAGE LOANS

NAME AND ADDRESS OF  PROPERTY
SECURING MORTGAGE LOANS:

CURIOSITY CREEK APARTMENTS                YEAR COMPLETED:   1982
("Curiosity Creek Property")              APPROX. ACREAGE:  4.51
102 Curiosity Creek Lane
Tampa, Florida  33612

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              16               288                   $370
     --------------------------------------------------------------------
     1 BR/ 1 Bath        59               576                   $450
     --------------------------------------------------------------------
     2 BR/ 1 Bath         6               864                   $565
     --------------------------------------------------------------------
       Total             81             43,776
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             93%       APPRAISED VALUE:       $2,425,000
1998 AVG. MONTHLY OCCUPANCY %:  93%         Cost Approach:       $2,426,000
1997 AVG. MONTHLY OCCUPANCY %:  88%         Income Approach:     $2,552,000
1996 AVG. MONTHLY OCCUPANCY %:  86%         Market Approach:     $2,297,000
1995 AVG. MONTHLY OCCUPANCY %:  92%       REPLACEMENT COST NEW:  $3,941,164
1994 AVG. MONTHLY OCCUPANCY %:  89%       APPRAISAL DATE:        3/98

PARTNERSHIP'S CURIOSITY CREEK SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Curiosity Creek Apartments, Ltd. PARTNERSHIP'S UNDIVIDED 26.3% in three
(affiliate of Managing Shareholder)       % INTEREST IN SECOND    loans and 100%
                                          MORTGAGE NOTES:         in one loan

AGGREG. ORIGINAL PRINCIPAL BALANCE:  $474,703    AGGREG. ANNUAL DEBT SERVICE:       $41,238
AGGREG. 3/31/99 BALANCE:             $474,703      (plus any participation interest)
AGGREG. BALANCE DUE AT MATURITY:     $474,703    AGGREG. MONTHLY PAYMENT:           $ 3,437
AGGREG. ACCRUED UNPAID INTEREST:     $ 22,837    MATURITY DATE:                     4/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $212,227 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow, plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of prime plus 1% (currently 8.75%) as to $108,899 of principal, (iii) fixed interest rate of 12.5% as to $109,325 of principal and (iv) fixed interest rate of 12% as to $44,253 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Vulture Fund I, Ltd. ("Baron Vulture Fund") owns the remaining undivided 73.7% interest in three second mortgage loans and a 100% interest in one second mortgage loan secured by the Curiosity Creek Property ("Curiosity Creek Second Mortgage Loans"). The aggregate original principal balance, aggregate 3/31/99 principal balance, and aggregate balance due at maturity in respect of Baron Vulture Fund's interest in the loans is $1,243,847 (accrued unpaid interest of $108,473); the aggregate annual and monthly payments due it are $105,149 and $8,762, respectively. The other terms relating to Baron Vulture Fund's interest in the loans are the same as stated herein.

OTHER MATTERS: Prior to 12/15/98, the Curiosity Creek Second Mortgage Loans consisted of a second mortgage note with a principal balance of $807,560, two unsecured demand notes with a an aggregate principal balance of $830,360 and advances in the amount of $66,171. On 12/15/98, the debtor, the Exchange Partnership and Baron Vulture Fund entered into a mortgage modification agreement pursuant to which the Exchange Partnership and Baron Vulture Fund agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Curiosity Creek Property.

CURIOSITY CREEK FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Prudential Mortgage Capital Company, LLC  REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor           First Mortgage on Curiosity Creek
Newark, NJ  07102-4069                       Property

ORIGINAL PRINCIPAL BALANCE:  $1,300,000   ANNUAL DEBT SERVICE:  $106,737
4/30/99 BALANCE:             $1,288,568   MONTHLY PAYMENT:      $  8,895
BALANCE DUE AT MATURITY:     $1,122,800   MATURITY DATE:        4/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.28%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

3. SUNRISE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

SUNRISE APARTMENTS - PHASE I              YEAR COMPLETED:   1981
("Sunrise Property")                      APPROX. ACREAGE:  4.08
3805 Hopkins Avenue
Titusville, Florida  32780

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     1 BR/ 1 Bath        54               576                  $380
     --------------------------------------------------------------------
     2 BR/ 1Bath          6               864                  $490
     --------------------------------------------------------------------
       Total             60             36,288
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             88%       APPRAISED VALUE:        $1,510,000
1998 AVG. MONTHLY OCCUPANCY %:  88%         Cost Approach:        $1,361,500
1997 AVG. MONTHLY OCCUPANCY %:  90%         Income Method:        $1,424,000
1996 AVG. MONTHLY OCCUPANCY %:  85%         Market Approach:      $1,591,000
1995 AVG. MONTHLY OCCUPANCY %:  83%       REPLACEMENT COST NEW:   $2,700,611
1994 AVG. MONTHLY OCCUPANCY %:  89%       APPRAISAL DATE:         4/98

PARTNERSHIP'S SUNRISE SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Sunrise Apartments I, Ltd.       PARTNERSHIP'S UNDIVIDED INTEREST
 (affiliate of Managing Shareholder)      IN SECOND MORTGAGE NOTES:        100%

AGGREG. ORIGINAL PRINCIPAL BALANCE:  $1,036,450    AGGREG. ANNUAL DEBT SERVICE:            $53,995
                                                      (plus any participation interest)
AGGREG. 3/31/99 BALANCE:             $1,031,801    AGGREG. MONTHLY PAYMENT:                $ 4,500
AGGREG. BALANCE DUE AT MATURITY:     $1,031,801    MATURITY DATE:                          10/07
AGGREG. ACCRUED UNPAID INTEREST:     $   15,893

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $335,000 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 20% of any remaining available cash flow), (ii) fixed interest rate of 4% as to $621,515 of principal, (iii) fixed interest rate of 12% as to $16,000 of principal and (iv) adjustable rate of 1% over prime rate (currently 8.75%) as to $1,467. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: None

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans secured by the Sunrise Property (the "Sunrise Second Mortgage Loans") consisted of a second mortgage note with a principal balance of $335,000, two unsecured demand notes with an aggregate principal balance of $622,982 and advances in the amount of $73,819. On 12/15/98, the debtor restated and amended the second mortgage note and the demand notes and created a new promissory note in favor of the Exchange Partnership in the original principal amount of $16,000 (to cover prior advances). The debtor and the Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Sunrise Property.

SUNRISE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC Commercial Mortgage Company          REPAYMENT SECURED BY:
650 Dresher Road, P.O. Box 809            First Mortgage on Sunrise Property
Horsham, Pennsylvania  19044-0809

ORIGINAL PRINCIPAL BALANCE:  $1,307,000   ANNUAL DEBT SERVICE:  $174,020
4/30/99 BALANCE:             $1,024,937   MONTHLY PAYMENT:      $ 14,502
BALANCE DUE AT MATURITY:     $  932,217   MATURITY DATE:        1/05

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: Fixed interest rate of 7.5%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  11/96               NUMBER OF UNITS SOLD:      2,400
NUMBER OF INVESTORS:  56                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $1,200,000          DATE OFFERING TERMINATED:  6/97
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 15% non-cumulative return on their capital contributions; thereafter, any remaining distributable cash during the fiscal year is to be distributed to the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 15% yearly cash-on-cash return, the investors and the GP will share any remaining net proceeds 50%/50%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  105 Units    Short Term Capital Gain (assuming 39% rate):        $73
  valued at $10 per Unit (or $1,050)                           Long Term Capital Gain (assuming 20% rate):         $38
 -----------------------------------------------------------------------------------------------------------------------------------

                (See Endnotes of Exchange Mortgage Partnerships)

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.
                         (GP: Baron Capital XLIV, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

          The Exchange Partnership owns (i) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II and three unsecured loans associated with such property, (ii) three unrecorded second mortgage loans secured by the Longwood Property-Phase I and (iii) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by each property, and other information are described below.

1. HEATHERWOOD SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

HEATHERWOOD APARTMENTS - PHASE II         YEAR COMPLETED:   1982
("Heatherwood Property")                  APPROX. ACREAGE:  2.26
1105 North Hoagland Blvd.
Kissimmee, Florida  34741

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              10               288                $395-425
     --------------------------------------------------------------------
     1 BR/1 Bath         26               576                $510-530
     --------------------------------------------------------------------
     2 BR/1 Bath          4               864                  $625
     --------------------------------------------------------------------
     2BR/2 Bath           1               864                  $625
     --------------------------------------------------------------------
         Total           41             22,176
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             98%        APPRAISED VALUE:       $1,285,000
1998 AVG. MONTHLY OCCUPANCY %:  98%        Cost Approach:         $1,188,000
1997 AVG. MONTHLY OCCUPANCY %:  97%        Income Approach:       $1,259,000
1996 AVG. MONTHLY OCCUPANCY %:  93%        Market Approach:       $1,312,000
1995 AVG. MONTHLY OCCUPANCY %:  88%        REPLACEMENT COST NEW:  $1,862,475
1994 AVG. MONTHLY OCCUPANCY %:  91%        APPRAISAL DATE:        3/98

PARTNERSHIP'S HEATHERWOOD SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Heatherwood Apartments II, Ltd.   PARTNERSHIP'S UNDIVIDED
(an affiliate of Managing Shareholder)     % INTEREST IN LOANS:    58%

AGGREG. ORIGINAL PRINCIPAL BALANCE:  $206,260     AGGREG. ANNUAL DEBT SERVICE:          $13,408
AGGREG. 3/31/99 BALANCE:             $206,260       (plus any participation interest)
AGGREG. BALANCE DUE AT MATURITY:     $206,260     AGGREG. MONTHLY PAYMENT:              $ 1,117
AGGREG. ACCRUED UNPAID INTEREST:     $  1,955     AGGREG. MATURITY DATE:                10/04

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $188,500 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $1,010 of principal, and (iii) fixed interest rate of 12% as to $16,749 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund X, Ltd. ("Baron Fund X") owns the remaining undivided 42% interest in the second mortgage loans secured by the Heatherwood Property and in the unsecured loans associated with the property ("Heatherwood Loans"). The aggregate original principal balance, aggregate 3/31/99 principal balance, and aggregate balance due at maturity in respect of Baron Fund X's interest in the Heatherwood Loans is $155,787 (accrued unpaid interest of $5,645); the aggregate annual (and monthly) payments due it are $9,710 ($809). The other terms relating to Baron Fund X's interest in the Heatherwood Loans are the same as stated herein.

OTHER MATTERS: The Heatherwood Loans consist of a second mortgage note secured by the Heatherwood Property with a principal balance at 3/31/99 of $325,000 and unsecured loans in the aggregate principal amount of $37,047.

HEATHERWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                      REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809          First Mortgage on Heatherwood Property
Horsham, Pennsylvania  19044-0809

ORIGINAL PRINCIPAL BALANCE:  $710,000     ANNUAL DEBT SERVICE:  $61,038
4/30/99 BALANCE:             $701,026     MONTHLY PAYMENT:      $ 5,087
BALANCE DUE AT MATURITY:     $655,856     MATURITY DATE:        11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

3. LONGWOOD SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

LONGWOOD APARTMENTS - PHASE I             YEAR COMPLETED:   1981
("Longwood Property")                     APPROX. ACREAGE:  4.00
1524 Clearlake Road
Cocoa, Florida  32922

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     1 BR/1 Bath         51               576                   $419
     --------------------------------------------------------------------
     2 BR/1 Bath          8               864                   $525
     --------------------------------------------------------------------
       Total             59             36,288
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             100%    APPRAISED VALUE:        $1,820,000
1998 AVG. MONTHLY OCCUPANCY %:   99%      Cost Approach:        $1,664,000
1997 AVG. MONTHLY OCCUPANCY %:   86%      Income Approach:      $1,788,000
1996 AVG. MONTHLY OCCUPANCY %:   93%      Market Approach:      $1,844,000
1995 AVG. MONTHLY OCCUPANCY %:   93%    REPLACEMENT COST NEW:   $2,666,862
1994 AVG. MONTHLY OCCUPANCY %:   95%    APPRAISAL DATE:         3/98

PARTNERSHIP'S LONGWOOD SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Longwood Apartments I, Ltd.    PARTNERSHIP'S UNDIVIDED
(an affiliate of Managing Shareholder)  % INTEREST IN SECOND
                                        MORTGAGE NOTES:           100%

AGGREG. ORIGINAL PRINCIPAL  BALANCE:  $969,268     AGGREG. ANNUAL DEBT SERVICE:             $77,088
AGGREG. 3/31/99 BALANCE:              $969,268         (plus any participation interest)
AGGREG. BALANCE DUE AT MATURITY:      $969,268     AGGREG. MONTHLY PAYMENT:                 $6,424
AGGREG. ACCRUED UNPAID INTEREST:      $ 43,432     MATURITY DATE:                           10/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $368,558 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $526,465 of principal, and (iii) fixed interest rate of 12% as to $74,245 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: None

OTHER MATTERS: Prior to 12/15/98, the Longwood Second Mortgage Loans consisted of a second mortgage note with a principal balance of $368,558, an unsecured demand note with a principal balance of $526,465, and advances of $74,245. On 12/15/98, the debtor restated and amended the second mortgage note and the demand note and created a new promissory note in the original principal amount of $74,245 (to cover prior advances). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the demand note and advances with a second mortgage on the Longwood Property.

LONGWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                      REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809          First Mortgage on Longwood Property
Horsham, Pennsylvania  19044-0809

ORIGINAL PRINCIPAL BALANCE:  $1,307,000   ANNUAL DEBT SERVICE:  $89,150
4/30/99 BALANCE:             $1,023,894   MONTHLY PAYMENT:      $ 7,429
BALANCE DUE AT MATURITY:     $1,204,545   MATURITY DATE:        11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

3. LAKE SYCAMORE SECOND MORTGAGE LOAN:

NAME AND ADDRESS
OF PROPERTY SECURING
MORTGAGE:

VILLAS AT LAKE SYCAMORE
("Lake Sycamore Property")
1911 Chaucer Drive
Cincinnati, Ohio 45237

PARTNERSHIP'S SECOND MORTGAGE INTEREST:

The Partnership owns an unrecorded second mortgage note with a current principal balance of $98,000. Accrued unpaid interest on the note as of 3/31/99 is $2,683. The debtor is Sycamore Real Estate Development, L.P., an affiliate of the Managing Shareholder. The note bears interest at the fixed rate of 12% (annual interest payable of $11,760 or $980 per month) and matures on 12/03. The note is secured by a second mortgage on the Villas at Lake Sycamore, a 164 townhome property under construction on 22.44 acres in Cincinnati, Ohio. Each townhome has a rentable area per unit of approximately 1,325 square feet (or a total area of 217,300 square feet). Construction commenced in December 1997 and is expected to be completed in the last quarter of 2003. Each unit is expected to have an initial monthly rental rate in the range of $889 to $990. In July 1998, an independent Cincinnati appraisal firm estimated the "as is" value of the property at $1,080,000 and the value of the completed property to be $14,312,000 (assuming completion of the project as designed, full rent up and satisfactory environment-quality test).

Two other Exchange Partnerships, Baron Strategic Investment Fund, Ltd. and Baron Strategic Investment Fund IX, Ltd., own separate second mortgage notes secured by the property with the same terms except that they are in the principal amounts of $230,000 and $243,500 (with accrued unpaid interest in the amounts of $20,415 and $7,204), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

LAKE SYCAMORE FIRST MORTGAGE INFORMATION:

 FIRST MORTGAGE HOLDER AND ADDRESS:
 Metropolitan Savings                     REPAYMENT SECURED BY:
 8050 Hosbrook Road, Suite 408            First Mortgage on Lake Sycamore
 Cincinnati, Ohio  45236                    Property

ORIGINAL PRINCIPAL BALANCE:  $2,000,000           CURRENT ANNUAL DEBT SERVICE:  $89,369
                             maximum approved     CURRENT MONTHLY PAYMENT:      $ 7,447
4/30/99 BALANCE:             $1,021,362           MATURITY DATE:                11/01
EXPECTED BALANCE
DUE AT MATURITY:             $2,000,000

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: Adjustable interest rate equal to lender's prime rate plus 1% (currently 8.75%); requires payments of interest only until maturity.
PREPAYMENT PROVISIONS: Prepayable without penalty.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  4/97                NUMBER OF UNITS SOLD:      2,400
NUMBER OF INVESTORS:  43                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $1,200,000          DATE OFFERING TERMINATED:  2/98
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter, investors and the GP share any remaining distributable cash during the fiscal year 50%/50%.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                          ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                   (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  105 Units     Short Term Capital Gain (assuming 39% rate):        $73
  valued at $10 per Unit (or $1,050)                            Long Term Capital Gain (assuming 20% rate):         $37
 -----------------------------------------------------------------------------------------------------------------------------------

                (See Endnotes to Exchange Mortgage Partnerships)

                      BARON STRATEGIC VULTURE FUND I, LTD.
                         (GP: Baron Capital XXVI, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      The Exchange Partnership owns an undivided interest in three unrecorded second mortgage loans and a 100% interest in one loan secured by the Curiosity Creek Property described below. The interest of the Exchange Partnership and a separate Exchange Partnership in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

CURIOSITY CREEK  SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

CURIOSITY CREEK APARTMENTS
("Curiosity Creek Property")              YEAR COMPLETED:   1982
102 Curiosity Creek Lane                  APPROX. ACREAGE:  4.51
Tampa, Florida  33612

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              16                288                  $370
     --------------------------------------------------------------------
     1 BR/ 1 Bath        59                576                  $450
     --------------------------------------------------------------------
     2 BR/ 1 Bath         6                864                  $565
     --------------------------------------------------------------------
       Total             81              43,776
     ----------------------------------------------------

4/1/99 OCCUPANCY %:             93%       APPRAISED VALUE:       $2,425,000
1998 AVG. MONTHLY OCCUPANCY %:  93%         Cost Approach:       $2,426,000
1997 AVG. MONTHLY OCCUPANCY %:  88%         Income Approach:     $2,552,000
1996 AVG. MONTHLY OCCUPANCY %:  86%         Market Approach:     $2,297,000
1995 AVG. MONTHLY OCCUPANCY %:  92%       REPLACEMENT COST NEW:  $3,941,164
1994 AVG. MONTHLY OCCUPANCY %:  89%       APPRAISAL DATE:        3/98

PARTNERSHIP'S CURIOSITY CREEK SECOND MORTGAGE LOAN INTERESTS:

DEBTOR: Curiosity Creek Apartments, Ltd.  PARTNERSHIP'S UNDIVIDED 73.7% in three
(an affiliate of Managing Shareholder)    % INTEREST IN SECOND    loans and 100%
                                          MORTGAGE NOTES:         in one loan

AGGREG. ORIGINAL PRINCIPAL  BALANCE:  $1,243,847     AGGREG. ANNUAL DEBT SERVICE:        $105,149
AGGREG. 3/31/99 BALANCE:              $1,243,847          (plus participation interest)
AGGREG. BALANCE DUE AT MATURITY:      $1,243,847     AGGREG. MONTHLY PAYMENT:            $  8,762
AGGREG. ACCRUED UNPAID INTEREST:      $  108,473     MATURITY DATE:                      4/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $595,333 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of prime plus 1% (currently 8.75%) as to $305,407 of principal, (iv) fixed interest rate of 12.5% as to $306,675 of principal, and (iii) fixed interest rate of 12% as to $36,431 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund V, Ltd. ( "Baron Fund V") owns the remaining undivided 26.3% interest in three second mortgage loans and a 100% interest in one second mortgage loan secured by the Curiosity Creek Property ("Curiosity Creek Second Mortgage Loans"). The aggregate original principal balance, aggregate 3/31/99 principal balance, and aggregate balance due at maturity in respect of Baron Fund V's interest in the Curiosity Creek Second Mortgage Loans is $474,703 (accrued unpaid interest of $22,837); the aggregate annual and monthly payments due it are $41,238 and $3,437, respectively. The other terms relating to Baron Fund V's interest in the Curiosity Creek Second Mortgage Loans are the same as stated herein.

OTHER MATTERS: Prior to 12/15/98, the Curiosity Creek Second Mortgage Loans consisted of a second mortgage note with a principal balance of $807,560, two unsecured demand notes with an aggregate principal balance of $830,360 and advances in the amount of $66,171. On 12/15/98, the debtor, the Exchange Partnership and Baron Fund V entered into a mortgage modification agreement pursuant to which the Exchange Partnership and Baron Fund V agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Curiosity Creek Property.

CURIOSITY CREEK FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Prudential Mortgage Capital Company, LLC  REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor           First Mortgage on Curiosity Creek
Newark, NJ  07102-4069                      Property

ORIGINAL PRINCIPAL BALANCE:  $1,300,000   ANNUAL DEBT SERVICE:  $106,737
4/30/99 BALANCE:             $1,288,568   MONTHLY PAYMENT:      $8,895
BALANCE DUE AT MATURITY:     $1,122,800   MATURITY DATE:        4/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.28%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  5/96                NUMBER OF UNITS SOLD:       1,800
NUMBER OF INVESTORS:  42                  PRICE PER UNIT:             $500
PAID IN CAPITAL:      $900,000            DATE OFFERING TERMINATED:   10/96
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 15% non-cumulative return on their capital contributions; thereafter, any remaining distributable cash during the fiscal year is to be distributed to the GP.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have first received an aggregate amount (including prior distributions) equal to the amount of their capital contributions plus a 10% yearly cash-on-cash return and the GP has then received a similar return on the amount of its capital contribution, investors and the GP share any remaining net proceeds 50%/50%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  110 Units    Short Term Capital Gain (assuming 39% rate):        $175
  valued at $10 per Unit (or $1,100)                           Long Term Capital Gain (assuming 20% rate):         $ 90
 -----------------------------------------------------------------------------------------------------------------------------------

                (See Endnotes to Exchange Mortgage Partnerships)

                         BREVARD MORTGAGE PROGRAM, LTD.
                          (GP: Baron Capital XII, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

             The Exchange Partnership owns three unrecorded second mortgage loans secured by the Meadowdale Property described below. The Exchange Partnership's interest in the Second Mortgage Loans, terms of the first mortgage loan secured by the property, and other information are described below.

MEADOWDALE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

MEADOWDALE APARTMENTS
("Meadowdale Property")                   YEAR COMPLETED:   1984
248 E. University Boulevard               APPROX. ACREAGE:  4.81
Melbourne, Florida  32901

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     1 BR                56              576                     $399
     --------------------------------------------------------------------
     2 BR                 8              864                     $499
     --------------------------------------------------------------------
       Total             64             39,168
     ----------------------------------------------------

4/1/99 OCCUPANCY %:             70%       APPRAISED VALUE:         $1,717,000
1998 AVG. MONTHLY OCCUPANCY %:  70%         Cost Approach:         $1,636,000
1997 AVG. MONTHLY OCCUPANCY %:  89%         Income Approach:       $1,629,000
1996 AVG. MONTHLY OCCUPANCY %:  90%         Market Approach:       $1,643,000
1995 AVG. MONTHLY OCCUPANCY %:  92%       REPLACEMENT COST NEW:    $3,084,043
1994 AVG. MONTHLY OCCUPANCY %:  91%       APPRAISAL DATE:          8/98

PARTNERSHIP'S MEADOWDALE SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Florida Opportunity Income Fund III, Ltd.  PARTNERSHIP'S UNDIVIDED
(affiliate of Managing Shareholder)                 % INTEREST IN SECOND
                                                    MORTGAGE NOTES:        100%

AGGREG. ORIGINAL PRINCIPAL BALANCE:  $1,048,861     AGGREG. ANNUAL DEBT SERVICE:          $71,861
AGGREG. 3/31/99 BALANCE:             $1,048,861        (plus any participation interest)
AGGREG. BALANCE DUE AT MATURITY:     $1,048,861     AGGREG. MONTHLY PAYMENT:              $ 5,988
AGGREG. ACCRUED UNPAID INTEREST:     $  107,151     MATURITY DATE:                        10/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $752,747 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 20% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $271,923 of principal and (iii) fixed rate of 12% as to $24,191 of principal.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: None

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans consisted of a second mortgage note with a principal balance of $752,747, an unsecured demand note with a principal balance of $271,923 and advances of $24,191. On 12/15/98, the debtor restated and amended the second mortgage note and the demand note and created a new promissory note in favor of the Exchange Partnership in the original principal amount of $24,191 (to cover the prior advances). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the demand note and the advances with a second mortgage on the Meadowdale Property.

MEADOWDALE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Republic Bank                             REPAYMENT SECURED BY:
P.O. Box 33009                            First Mortgage on Meadowdale Property
St. Petersburg, Florida  33733-8009

ORIGINAL PRINCIPAL BALANCE:  $1,000,000   ANNUAL DEBT SERVICE:  $93,935
4/30/99 BALANCE:             $  947,936   MONTHLY PAYMENT:      $ 7,828
BALANCE DUE AT MATURITY:     $  905,918   MATURITY DATE:        7/01

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: Fixed interest rate of 8.75%; amortizes on a 22-year basis.

PREPAYMENT PROVISIONS: Prepayable without penalty.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  1/96                NUMBER OF UNITS SOLD:      575
NUMBER OF INVESTORS:  23                  PRICE PER UNIT:            $1,000
PAID IN CAPITAL:      $575,000            DATE OFFERING TERMINATED:  4/96
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, investors and the GP share distributable cash 99%/1%.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: Investors are entitled to 100% of net proceeds until the entire amount of the Partnership's Second Mortgage Loans have been repaid and the GP is entitled to receive any remaining net proceeds.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                         ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                  (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  109 Units    Short Term Capital Gain (assuming 39% rate):        $210
  valued at $10 per Unit (or $1,090)                           Long Term Capital Gain (assuming 20% rate):         $108
 -----------------------------------------------------------------------------------------------------------------------------------

                (See Endnotes on Exchange Mortgage Partnerships)

Endnotes to Exchange Mortgage Partnerships:

1. The second mortgage interests held by the Exchange Partnership and the first mortgage loans identified are not insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed. Repayment of each of the loans indicated is non-recourse beyond the underlying property and /or other assets of the particular debtor.

2. In the opinion of the Managing Shareholder, each residential apartment property identified is in good overall condition and is suitable and adequate for the purpose for which it was built.

3. Each property is subject to significant competition from other residential apartment properties in its general vicinity.

4. In the opinion of the Managing Shareholder, each property is covered by insurance of the types and amounts which are comparable for similar properties located in its general vicinity.

5. The purchase price to be paid by the Operating Partnership in the Exchange Offering for limited partnership interests in each Exchange Mortgage Partnership and in each Exchange Hybrid Partnership (to the extent of its mortgage interest in the property) is based upon the following factors:
      (a) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (b) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (c) the operating history of the property; (d) the amount of distributable cash flow currently being generated by the property; plus
      (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon the completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. There can be no assurance that the value of mortgage interests acquired in properties will reflect their fair market value. See the Prospectus at "THE EXCHANGE OFFERING."

6. Each property is a residential apartment property (other than Glen Lake Arms Apartments, which are short-term corporate residential units) which generally leases units to tenants under lease agreements with terms of one year or less which are common in the industry.

7. The overall depreciable life of each property is 30 years; depreciation is determined using the straight-line method.

8. Based on certain factual representations made by the Operating Partnership and on certain conditions specified at "FEDERAL INCOME TAX CONSIDERATIONS
      - Exchange of Exchange Partnership Units for Operating Partnership Units," special tax counsel to the Operating Partnership has opined that Offerees who accept the Exchange Offering generally will not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" (prepared by the Managing Shareholder and not reviewed by tax or other counsel) indicates the amount of capital gain tax liability each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment.

                          EXCHANGE HYBRID PARTNERSHIPS

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.
                         (GP: Baron Capital XXXI, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

          The Exchange Partnership owns (1) a 52.44% limited partnership interest in a limited partnership which holds fee simple title to the Pineview Property, (2) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) a note receivable from another Exchange Partnership which is secured by two unrecorded second mortgage notes and a second mortgage on the Country Square Property-Phase I. The interest of the Exchange Partnership and other Exchange Partnerships in the Pineview Property and the second mortgage loans, the note payable to the Exchange Partnership from another Exchange Partnership, terms of the respective first mortgage loan and the Exchange Partnership's second mortgage loans secured by the three properties described below, and other information are described below.

1. EQUITY INTEREST IN PINEVIEW PROPERTY

NAME AND ADDRESS OF PROPERTY:

PINEVIEW APARTMENTS
("Pineview Property")                     YEAR COMPLETED:   1988
4731 Pine Hills Road                      APPROX. ACREAGE:  4.38
Orlando, Florida  32808

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              26              288                    $409
     --------------------------------------------------------------------
     1 BR                59              576                    $469
     --------------------------------------------------------------------
     2 BR                 6              864                  $600-625
     --------------------------------------------------------------------
       Total             91            46,656
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             98%       ESTIMATED APPRAISED VALUE:   $2,848,000
1998 AVG. MONTHLY OCCUPANCY %:  95%       APPRAISAL DATE:  3/98
1997 AVG. MONTHLY OCCUPANCY %:  92%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,747,499
1996 AVG. MONTHLY OCCUPANCY %:  93%       DEPRECIATION LIFE CLAIMED:  30 years
1995 AVG. MONTHLY OCCUPANCY %:  90%       REALTY TAX RATE (MILLAGE):  21.4657
1994 AVG. MONTHLY OCCUPANCY %:  92%       1997 PROPERTY TAX VALUE:  $1,384,273

PINEVIEW FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                      REPAYMENT SECURED BY:
650 Dresher Road, P.O. Box 809            First Mortgage on Pineview Property
Horsham, Pennsylvania  19044-0809

ORIGINAL PRINCIPAL BALANCE:  $1,620,000   ANNUAL DEBT SERVICE:  $139,271
4/30/99 BALANCE:             $1,599,549   MONTHLY PAYMENT:      $ 11,606
BALANCE DUE AT MATURITY:     $1,493,008   MATURITY DATE:        11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to May 1, 2004; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.

2. CANDLEWOOD SECOND MORTGAGE LOAN

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

CANDLEWOOD APARTMENTS - PHASE II          YEAR COMPLETED:   1984
("Candlewood Property")                   APPROX. ACREAGE:  2.75
5901 Bryce Lane
Tampa, Florida  33615

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              6                288                  $345
     --------------------------------------------------------------------
     1 BR               26                576                  $449
     --------------------------------------------------------------------
     2 BR                1                864                  $559
     --------------------------------------------------------------------
       Total            33               17,568
     ----------------------------------------------------

4/1/99 OCCUPANCY %:             94%       APPRAISED VALUE:       $  925,000
1998 AVG. MONTHLY OCCUPANCY %:  94%       Cost Approach:         $  926,000
1997 AVG. MONTHLY OCCUPANCY %:  94%       Income Approach:       $  922,000
1996 AVG. MONTHLY OCCUPANCY %:  95%       Market Approach:       $  932,000
1995 AVG. MONTHLY OCCUPANCY %:  93%       REPLACEMENT COST NEW:  $1,590,447
1994 AVG. MONTHLY OCCUPANCY %:  94%       APPRAISAL DATE:        1/98

PARTNERSHIP'S CANDLEWOOD SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Baron Strategic Investment Fund III, Ltd.    PARTNERSHIP'S UNDIVIDED
(affiliate of Managing Shareholder)                   % INTEREST IN SECOND
                                                      MORTGAGE NOTE:        100%

ORIGINAL PRINCIPAL BALANCE:  $68,000      ANNUAL DEBT SERVICE:  $8,160
3/31/99 BALANCE:             $68,000      MONTHLY PAYMENT:      $  680
BALANCE DUE AT MATURITY:     $68,000      MATURITY DATE:        3/03
ACCRUED UNPAID INTEREST:     $ 7,927

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund V, Ltd. ("Baron Fund V") and Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") own separate second mortgage loans secured by the Candlewood Property. The original principal balance, aggregate 3/31/99 principal balance, and balance due at maturity in respect of Baron Fund V's and Baron Fund IX's loans are $21,000 (accrued unpaid interest of $2,472) and $75,500 (accrued unpaid interest of $8,357), respectively; the annual (and monthly) payments due them are $2,520 ($210) and $9,060 ($755), respectively. The other terms relating to Baron Fund V's and Baron Fund IX's loans are the same as stated herein in respect of the Exchange Partnership's loan.

OTHER MATTERS: Prior to 12/15/98, the Candlewood Second Mortgage Loan consisted of an unsecured demand note with a principal balance of $68,000. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund V and Baron Fund IX with separate mortgages on the property. The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

CANDLEWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Republic Bank                             REPAYMENT SECURED BY:
P.O. Box 33009                            First Mortgage on Candlewood Property
St. Petersburg, Florida  33733-8009

ORIGINAL PRINCIPAL BALANCE:  $605,000     ANNUAL DEBT SERVICE:  $56,153
4/1/99 BALANCE:              $589,671     MONTHLY PAYMENT:      $ 4,679
BALANCE DUE AT MATURITY:     $533,678     MATURITY DATE:        2/03

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.79%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayable without penalty.

3. GARDEN TERRACE SECOND MORTGAGE LOAN

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

GARDEN TERRACE APARTMENTS - PHASE III
("Garden Terrace Property")               YEAR COMPLETED:   1983
8725 Del Ray Court                        APPROX. ACREAGE:  5.16
Tampa, Florida  33617
Orlando, Florida  32822

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio               8               288                   $344
     --------------------------------------------------------------------
     1 BR                67               576                   $399
     --------------------------------------------------------------------
     2 BR                16               864                   $530
     --------------------------------------------------------------------
       Total             91             54,720
     ----------------------------------------------------

4/1/99 OCCUPANCY %:             91%       APPRAISED VALUE:       $1,850,000
1998 AVG. MONTHLY OCCUPANCY %:  90%       Cost Approach:         $1,835,000
1997 AVG. MONTHLY OCCUPANCY %:  78%       Income Approach:       $1,782,000
1996 AVG. MONTHLY OCCUPANCY %:  81%       Market Approach:       $1,901,000
1995 AVG. MONTHLY OCCUPANCY %:  86%       REPLACEMENT COST NEW:  $4,297,897
1994 AVG. MONTHLY OCCUPANCY %:  90%       APPRAISAL DATE:        6/98

PARTNERSHIP'S GARDEN TERRACE SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Garden Terrace Apartments III, Ltd.   PARTNERSHIP'S UNDIVIDED INTEREST
                                               IN SECOND MORTGAGE LOANS:     20%
ORIGINAL PRINCIPAL BALANCE:  $248,353     ANNUAL DEBT SERVICE:   $22,353
3/31/99 BALANCE:             $248,353     MONTHLY PAYMENT:       $ 1,863
BALANCE DUE AT MATURITY:     $248,353     MATURITY DATE:         1/07
ACCRUED UNPAID INTEREST:     $  5,607

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 2% as to $147,000 of principal if cash flow available (plus non-cumulative participation interest at the rate of 7% on the unpaid principal to the extent of available cash flow, plus additional participation interest equal to 30% of any remaining cash flow (payable only to holders of note referred to in (ii) below) and (ii) fixed interest rate of 9% as to $101,353 of principal, payable only from excess cash flow after payment of 2% minimum interest and 7% participation interest due on the note referred to in (i) above. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") and Baron Strategic Investment Fund X, Ltd. ("Baron Fund X") own the remaining undivided 80% interest in the second mortgage loans secured by the Garden Terrace Property ("Garden Terrace Second Mortgage Loans"). The original principal balance, 3/31/99 principal balance, and balance due at maturity in respect of Baron Fund IX's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans is $310,442 (accrued unpaid interest of $7,246) and $682,972 (accrued unpaid interest of $16,132), respectively; the annual (and monthly) payments due them are $27,940 ($2,328) and $61,467 ($5,122), respectively. The other terms relating to Baron Fund IX's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans are the same as stated herein.

GARDEN TERRACE FIRST MORTGAGE INFORMATION:
FIRST MORTGAGE HOLDER AND ADDRESS:

Mellon Mortgage Company                   REPAYMENT SECURED BY:
1422 Euclid Ave., Suite 900               First Mortgage Garden Terrace Property
Cleveland, Ohio  44115-2092

ORIGINAL PRINCIPAL BALANCE:  $1,010,000   ANNUAL DEBT SERVICE:  $96,047
4/30/99 BALANCE:             $  967,012   MONTHLY PAYMENT:      $ 8,004
BALANCE DUE AT MATURITY:     $  822,063   MATURITY DATE:        5/05

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 8.31%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid beginning 4/99 with a 5% prepayment fee; the fee decreases 1% per year until maturity.

4. NOTE PAYABLE BY BARON STRATEGIC INVESTMENT FUND IV, LTD.:

In 3/97, the Exchange Partnership provided a loan with a current principal balance of $259,639 (with accrued and unpaid interest of $46,934) to another Exchange Partnership, Baron Strategic Investment Fund IV, Ltd. ("Baron Fund IV"). Baron Fund IV, in turn, lent the loan proceeds to the borrower as part of the Country Square Second Mortgage Loans. (See the table for Baron Fund IV above.) The loan from Baron Fund VI to Baron Fund IV bears interest at the annual rate of 15%, payable monthly, matures in 9/02 and is secured by Baron Fund IV's interest in the second mortgage note and second mortgage. Set forth below is information relating to the Country Square Property and the Country Second Mortgage Loans.

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
COUNTRY SQUARE APARTMENTS - PHASE I
("Country Square Property")               YEAR COMPLETED:   1981
8401 Aiken Court                          APPROX. ACREAGE:  4.56
Tampa, Florida  33615

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              14               288                   $345
     --------------------------------------------------------------------
     1 BR                52               576                   $449
     --------------------------------------------------------------------
     2 BR                 7               864                   $559
     --------------------------------------------------------------------
       Total             73             40,032
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             95%       APPRAISED VALUE:       $2,185,000
1998 AVG. MONTHLY OCCUPANCY %:  95%       Cost Approach:         $2,185,000
1997 AVG. MONTHLY OCCUPANCY %:  83%       Income Approach:       $2,281,000
1996 AVG. MONTHLY OCCUPANCY %:  84%       Market Approach:       $2,090,000
1995 AVG. MONTHLY OCCUPANCY %:  86%       REPLACEMENT COST NEW:  $3,554,776
1994 AVG. MONTHLY OCCUPANCY %:  84%       APPRAISAL DATE:        1/98

BARON FUND IV'S SECOND MORTGAGE LOAN INTEREST IN COUNTRY SQUARE PROPERTY:

DEBTOR:  Country Square Apartments, Ltd.  BARON FUND IV'S UNDIVIDED %
(affiliate of Managing Shareholder)       INTEREST IN SECOND MORTGAGE
                                          LOANS:                          100%

ORIGINAL PRINCIPAL BALANCE:  $1,372,237   ANNUAL DEBT SERVICE:  $163,746
3/31/99 BALANCE:             $1,364,549   MONTHLY PAYMENT:      $ 13,645
BALANCE DUE AT MATURITY:     $1,364,549   MATURITY DATE:        4/08
ACCRUED UNPAID INTEREST:     $  166,140

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans consisted of a second mortgage note with a principal balance of $1,192,987 and an unsecured demand note with a principal balance of $179,250. On 12/15/98, the debtor restated and amended the notes and the debtor and the Exchange Partnership entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligation on the demand note with a second mortgage on the Country Square Property.

COUNTRY SQUARE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

Prudential Mortgage Capital Company, LLC  REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor           First Mortgage on Country Square
Newark, NJ  07102-4069                      Property

ORIGINAL PRINCIPAL BALANCE:  $1,600,000   ANNUAL DEBT SERVICE:  $133,068
4/30/99 BALANCE:             $1,584,989   MONTHLY PAYMENT:      $ 11,089
BALANCE DUE AT MATURITY:     $1,385,953   MATURITY DATE:         3/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.41%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  11/96               NUMBER OF UNITS SOLD:      2,400
NUMBER OF INVESTORS:  43                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $1,200,000          DATE OFFERING TERMINATED:  4/97
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter, investors and the GP share any remaining distributable cash during the fiscal year 50%/50%.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                          ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                   (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  107 Units     Short Term Capital Gain (assuming 39% rate):        $95
  valued at $10 per Unit (or $1,070)                            Long Term Capital Gain (assuming 20% rate):         $49
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes on Exchange Hybrid Partnerships)

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.
                         (GP: Baron Capital LXII, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

          The Partnership owns (i) a 44.96% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (ii) an undivided interest in an unrecorded second mortgage loan secured by the Candlewood Property - Phase II, (iii) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (iv) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). The interest of the Exchange Partnership and other Exchange Partnerships in the Crystal Court Property and the respective second mortgage loans, terms of the respective first mortgage loan secured by the Candlewood Property, the Garden Terrace Property and the Lake Sycamore Property, and other information are described below.

1. EQUITY INTEREST IN CRYSTAL COURT PROPERTY

NAME AND ADDRESS OF PROPERTY:

CRYSTAL COURT APARTMENTS - PHASE I        YEAR COMPLETED:   1982
("Crystal Court Property")                APPROX. ACREAGE:   4.5
1969 Crystal Court Drive
Lakeland, Florida  33801

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     1 BR                64                576                  $389
     --------------------------------------------------------------------
     2 BR                 8                864                $499-509
     --------------------------------------------------------------------
       Total             72              43,776
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             94%       APPRAISED VALUE:                    $2,040,000
1998 AVG. MONTHLY OCCUPANCY %:  94%       APPRAISAL DATE:                     6/98
1997 AVG. MONTHLY OCCUPANCY %:  95%       11/1/98 FEDERAL INCOME TAX BASIS:   $1,673,788
1996 AVG. MONTHLY OCCUPANCY %:  90%       DEPRECIATION LIFE CLAIMED:          28 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  91%       REALTY TAX RATE (MILLAGE            21.508
1994 AVG. MONTHLY OCCUPANCY %:  91%       1997 PROPERTY TAX VALUE:            $1,240,680

CRYSTAL COURT FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                      REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809          First Mortgage on Crystal Court
Horsham, Pennsylvania  19044-0809           Property

ORIGINAL PRINCIPAL BALANCE:  $1,222,000   ANNUAL DEBT SERVICE:  $102,533
4/30/99 BALANCE:             $1,205,806   MONTHLY PAYMENT:      $  8,544
BALANCE DUE AT MATURITY:     $1,126,207   MATURITY DATE:         11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.50%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to 5/04; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.

2. CANDLEWOOD SECOND MORTGAGE LOAN

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
CANDLEWOOD APARTMENTS - PHASE II          YEAR COMPLETED:   1984
("Candlewood Property")                   APPROX. ACREAGE:  2.75
5901 Bryce Lane
Tampa, Florida  33615

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio               6               288                   $345
     --------------------------------------------------------------------
     1 BR                26               576                   $449
     --------------------------------------------------------------------
     2 BR                 1               864                   $559
     --------------------------------------------------------------------
       Total             33             17,568
     ----------------------------------------------------

4/1/99 OCCUPANCY %              94%       APPRAISED VALUE:       $  925,000
1998 AVG. MONTHLY OCCUPANCY %:  94%         Cost Approach:       $  926,000
1997 AVG. MONTHLY OCCUPANCY %:  94%         Income Approach:     $  922,000
1996 AVG. MONTHLY OCCUPANCY %:  95%         Market Approach:     $  932,000
1995 AVG. MONTHLY OCCUPANCY %:  93%       REPLACEMENT COST NEW:  $1,590,447
1994 AVG. MONTHLY OCCUPANCY %:  94%       APPRAISAL DATE:        1/98

PARTNERSHIP'S CANDLEWOOD SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Baron Strategic Investment Fund III, Ltd.     PARTNERSHIP'S UNDIVIDED
(affiliate of Managing Shareholder)                    % INTEREST IN SECOND
                                                       MORTGAGE NOTE:       100%

ORIGINAL PRINCIPAL  BALANCE:  $75,500     ANNUAL DEBT SERVICE:  $9,060
3/31/99 BALANCE:              $75,500     MONTHLY PAYMENT:      $  755
BALANCE DUE AT MATURITY:      $75,500     MATURITY DATE:        3/03
ACCRUED UNPAID INTEREST:      $ 8,357

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund V, Ltd. ("Baron Fund V") and Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") own separate second mortgage loans secured by the Candlewood Property. The original principal balance, aggregate 3/31/99 principal balance, and balance due at maturity in respect of Baron Fund V's and Baron Fund VI's loans are $21,000 (accrued unpaid interest of $2,472) and $68,000 (accrued unpaid interest of $7,927), respectively; the annual (and monthly) payments due them are $2,520 ($210) and $8,160 ($680), respectively. The other terms relating to Baron Fund V's and Baron Fund VI's loans are the same as stated herein in respect of the Exchange Partnership's loan.

OTHER MATTERS: Prior to 12/15/98, the Candlewood Second Mortgage Loan consisted of an unsecured demand note with a principal balance of $75,500. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund V and Baron Fund VI with separate mortgages on the property. The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

CANDLEWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Republic Bank                             REPAYMENT SECURED BY:
P.O. Box 33009                            First Mortgage on Candlewood Property
St. Petersburg, Florida  33733-8009

ORIGINAL PRINCIPAL BALANCE:  $605,000     ANNUAL DEBT SERVICE:  $56,153
4/30/99 BALANCE:             $589,671     MONTHLY PAYMENT:      $ 4,679
BALANCE DUE AT MATURITY:     $533,678     MATURITY DATE:        2/03

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: Fixed interest rate of 7.79%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayable without penalty.

3. GARDEN TERRACE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
GARDEN TERRACE APARTMENTS - PHASE III
("Garden Terrace Property")               YEAR COMPLETED:   1983
8725 Del Ray Court                        APPROX. ACREAGE:  5.16
Tampa, Florida  33617
Orlando, Florida  32822

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              8               288                   $344
     --------------------------------------------------------------------
     1 BR               67               576                   $399
     --------------------------------------------------------------------
     2 BR               16               864                   $530
     --------------------------------------------------------------------
       Total            91             54,720
     ----------------------------------------------------

4/1/99 OCCUPANCY %:             91%       APPRAISED VALUE:       $1,850,000
1998 AVG. MONTHLY OCCUPANCY %:  90%       Cost Approach:         $1,835,000
1997 AVG. MONTHLY OCCUPANCY %:  78%       Income Approach:       $1,782,000
1996 AVG. MONTHLY OCCUPANCY %:  81%       Market Approach:       $1,901,000
1995 AVG. MONTHLY OCCUPANCY %:  86%       REPLACEMENT COST NEW:  $4,297,897
1994 AVG. MONTHLY OCCUPANCY %:  90%       APPRAISAL DATE:        6/98

PARTNERSHIP'S GARDEN TERRACE SECOND MORTGAGE LOAN INTEREST:

DEBTOR: Garden Terrace Apartments III, Ltd.    PARTNERSHIP'S UNDIVIDED %
                                               INTEREST IN SECOND
                                               MORTGAGE LOANS:          25%
ORIGINAL PRINCIPAL  BALANCE:  $310,442    ANNUAL DEBT SERVICE:          $27,940
3/31/99 BALANCE:              $310,442       (plus any participation interest)
BALANCE DUE AT MATURITY:      $310,442    MONTHLY PAYMENT:              $ 2,328
ACCRUED UNPAID INTEREST:      $  7,246    MATURITY DATE:                1/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 2% as to $183,500 of principal if cash flow available (plus non-cumulative participation interest at the rate of 7% on the unpaid principal to the extent of available cash flow, plus additional participation interest equal to 30% of any remaining cash flow (payable only to holders of note referred to in (ii) below) and (ii) fixed interest rate of 9% as to $126,692 of principal, payable only from excess cash flow after payment of 2% minimum interest and 7% participation interest due on the note referred to in (i) above. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") and Baron Strategic Investment Fund X, Ltd. ("Baron Fund X") own the remaining undivided 75% interest in the second mortgage loans secured by the Garden Terrace Property ("Garden Terrace Second Mortgage Loans"). The original principal balance, 3/31/99 principal balance, and balance due at maturity in respect of Baron Fund VI's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans is $248,353 (accrued unpaid interest of $5,607) and $682,972 (accrued unpaid interest of $16,132), respectively; the annual (and monthly) payments due them are $22,352 ($1,863) and $61,467 ($5,122), respectively. The other terms relating to Baron Fund VI's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans are the same as stated herein.

GARDEN TERRACE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Mellon Mortgage Company                   REPAYMENT SECURED BY:
1422 Euclid Ave., Suite 900               First Mortgage Garden Terrace Property
Cleveland, Ohio  44115-2092

ORIGINAL PRINCIPAL BALANCE:  $1,010,000   ANNUAL DEBT SERVICE:  $96,047
4/30/99 BALANCE:             $  967,012   MONTHLY PAYMENT:      $ 8,004
BALANCE DUE AT MATURITY:     $  822,063   MATURITY DATE:        5/05

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 8.31%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid beginning 4/99 with a 5% prepayment fee; the fee decreases 1% per year until maturity.

4. LAKE SYCAMORE SECOND MORTGAGE LOAN

NAME AND ADDRESS OF  PROPERTY
SECURING MORTGAGE LOAN:

VILLAS AT LAKE SYCAMORE
("Lake Sycamore Property")
1911 Chaucer Drive
Cincinnati, Ohio 45237

PARTNERSHIP'S SECOND MORTGAGE INTEREST:

The Partnership owns an unrecorded second mortgage note with a current principal balance of $243,500. Accrued unpaid interest on the note as of 3/31/99 is $7,204. The debtor is Sycamore Real Estate Development, L.P., an affiliate of the Managing Shareholder. The note bears interest at the fixed rate of 12% (annual interest payable of $29,220 or $2,435 per month) and matures on 12/03. The note is secured by a second mortgage on the Villas at Lake Sycamore, a 164 townhome property under construction on 22.44 acres in Cincinnati, Ohio. Each townhome has a rentable area per unit of approximately 1,325 square feet (or a total area of 217,300 square feet). Construction commenced in December 1997 and is expected to be completed in the last quarter of 2003. Each unit is expected to have an initial monthly rental rate in the range of $889 to $990. In July 1998, an independent Cincinnati appraisal firm estimated the "as is" value of the property at $1,080,000 and the value of the completed property to be $14,312,000 (assuming completion of the project as designed, full rent up and satisfactory environment-quality test).

Two other Exchange Partnerships, Baron Strategic Investment Fund, Ltd. and Baron Strategic Investment Fund VIII, Ltd., own separate second mortgage notes secured by the property with the same terms except that they are in the principal amounts of $230,000 and $98,000 (with accrued unpaid interest in the amounts of $20,415 and $2,683), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

LAKE SYCAMORE FIRST MORTGAGE INFORMATION:

 FIRST MORTGAGE HOLDER AND ADDRESS:
 Metropolitan Savings                     REPAYMENT SECURED BY:
 8050 Hosbrook Road, Suite 408            First Mortgage on Lake Sycamore
 Cincinnati, Ohio  45236                    Property

ORIGINAL PRINCIPAL BALANCE:  $2,000,000          CURRENT ANNUAL DEBT SERVICE:  $89,369
                             maximum approved    CURRENT MONTHLY PAYMENT:      $ 7,447
4/30/99 BALANCE:             $1,021,362          MATURITY DATE:                11/01
EXPECTED BALANCE
DUE AT MATURITY:             $2,000,000

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: Adjustable interest rate equal to lender's prime rate plus 1% (currently 8.75%); requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  6/97                NUMBER OF UNITS SOLD:       2,400
NUMBER OF INVESTORS:  51                  PRICE PER UNIT:             $500
PAID IN CAPITAL:      $1,200,000          DATE OFFERING TERMINATED:   5/98
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to investors until they have received a 15% non-cumulative return on their capital contributions; the GP is then entitled to receive any remaining distributable cash during the fiscal year.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 15% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                          ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                   (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  104 Units     Short Term Capital Gain (assuming 39% rate):        $88
  valued at $10 per Unit (or $1,040)                            Long Term Capital Gain (assuming 20% rate):         $45
 -----------------------------------------------------------------------------------------------------------------------------------

               (See Endnotes on the Exchange Hybrid Partnerships)

                     BARON STRATEGIC INVESTMENT FUND X, LTD.
                         (GP: Baron Capital LXIV, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

          The Partnership owns (1) a 47.59% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (2) a 39.56% limited partnership interest in a limited partnership which holds fee simple title to the Pineview Property, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II and in three unsecured loans associated with such property. The interest of the Exchange Partnership and other Exchange Partnerships in the Crystal Court Property and the Pineview Property and the respective second mortgage loans, terms of the respective first mortgage loans secured by the Garden Terrace Property and the Heatherwood Property, and other information are described below.

1. EQUITY INTEREST IN CRYSTAL COURT PROPERTY

NAME AND ADDRESS OF PROPERTY:

CRYSTAL COURT APARTMENTS - PHASE I        YEAR COMPLETED:   1982
("Crystal Court Property")                APPROX. ACREAGE:   4.5
1969 Crystal Court Drive
Lakeland, Florida  33801

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     1 BR                64                576                  $389
     --------------------------------------------------------------------
     2 BR                 8                864                $499-509
     --------------------------------------------------------------------
       Total             72              43,776
     ----------------------------------------------------

4/1/99 OCCUPANCY %:             94%       ESTIMATED APPRAISED VALUE:  $2,040,000
1998 AVG. MONTHLY OCCUPANCY %:  94%       APPRAISAL DATE:  6/98
1997 AVG. MONTHLY OCCUPANCY %:  95%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,673,788
1996 AVG. MONTHLY OCCUPANCY %:  90%       DEPRECIATION LIFE CLAIMED:  28 yrs.
1995 AVG. MONTHLY OCCUPANCY %:  91%       REALTY TAX RATE (MILLAGE):  21.508
1994 AVG. MONTHLY OCCUPANCY %:  91%       1997 PROPERTY TAX VALUE:  $1,240,680

CRYSTAL COURT FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                      REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809          First Mortgage on Crystal Court
Horsham, Pennsylvania  19044-0809           Property

ORIGINAL PRINCIPAL BALANCE:  $1,222,000   ANNUAL DEBT SERVICE:  $102,533
4/30/99 BALANCE:             $1,205,806   MONTHLY PAYMENT:      $  8,544
BALANCE DUE AT MATURITY:     $1,126,207   MATURITY DATE:         11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.50%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to 5/04; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.

2. EQUITY INTEREST IN PINEVIEW PROPERTY

NAME AND ADDRESS OF PROPERTY:
PINEVIEW APARTMENTS
("Pineview Property")                     YEAR COMPLETED:   1988
4731 Pine Hills Road                      APPROX. ACREAGE:  4.38
Orlando, Florida  32808

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              26               288                   $409
     --------------------------------------------------------------------
     1 BR                59               576                   $469
     --------------------------------------------------------------------
     2 BR                 6               864                 $600-625
     --------------------------------------------------------------------
       Total             91              46,656
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             98%       ESTIMATED APPRAISED VALUE:  $2,848,000
1998 AVG. MONTHLY OCCUPANCY %:  95%       APPRAISAL DATE:  3/98
1997 AVG. MONTHLY OCCUPANCY %:  92%       11/1/98 FEDERAL INCOME TAX BASIS:  $1,747,499
1996 AVG. MONTHLY OCCUPANCY %:  93%       DEPRECIATION LIFE CLAIMED:  30 years
1995 AVG. MONTHLY OCCUPANCY %:  90%       REALTY TAX RATE (MILLAGE):  21.4657
1994 AVG. MONTHLY OCCUPANCY %:  92%       1997 PROPERTY TAX VALUE:  $1,384,273

PINEVIEW FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                      REPAYMENT SECURED BY:
650 Dresher Road, P.O. Box 809            First Mortgage on Pineview Property
Horsham, Pennsylvania 19044-0809

ORIGINAL PRINCIPAL BALANCE:  $1,620,000   ANNUAL DEBT SERVICE:  $139,271
4/30/99 BALANCE:             $1,599,549   MONTHLY PAYMENT:      $ 11,606
BALANCE DUE AT MATURITY:     $1,493,008   MATURITY DATE:        11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to May 1, 2004; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.

3. HEATHERWOOD SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
HEATHERWOOD APARTMENTS - PHASE II
("Heatherwood Property")                  YEAR COMPLETED:   1982
1105 North Hoagland Blvd.                 APPROX. ACREAGE:  2.26
Kissimmee, Florida  34741

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              10               288                 $395-425
     --------------------------------------------------------------------
     1 BR/1 Bath         26               576                 $510-530
     --------------------------------------------------------------------
     2 BR/1 Bath          4               864                   $625
     --------------------------------------------------------------------
     2BR/2 Bath           1               864                   $625
     --------------------------------------------------------------------
       Total             41             22,176
     ----------------------------------------------------

4/1/99 OCCUPANCY %:             98%       APPRAISED VALUE:       $1,285,000
1998 AVG. MONTHLY OCCUPANCY %:  97%         Cost Approach:       $1,188,000
1997 AVG. MONTHLY OCCUPANCY %:  97%         Income Approach:     $1,259,000
1996 AVG. MONTHLY OCCUPANCY %:  93%         Market Approach:     $1,312,000
1995 AVG. MONTHLY OCCUPANCY %:  88%       REPLACEMENT COST NEW:  $1,862,475
1994 AVG. MONTHLY OCCUPANCY %:  91%       APPRAISAL DATE:        3/98

PARTNERSHIP'S HEATHERWOOD SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Heatherwood Apartments II, Ltd.  PARTNERSHIP'S UNDIVIDED
(an affiliate of Managing Shareholder)    % INTEREST IN LOANS:     42%

AGGREG. ORIGINAL PRINCIPAL BALANCE:  $149,361     AGGREG. ANNUAL DEBT SERVICE:            $9,710
AGGREG. 3/31/99 BALANCE:             $149,361          (plus any participation interest)
AGGREG. BALANCE DUE AT MATURITY:     $149,361     AGGREG. MONTHLY PAYMENT:                $  809
AGGREG. ACCRUED UNPAID INTEREST:     $  5,645     AGGREG. MATURITY DATE:                  10/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $136,500 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $732 of principal, and (iii) fixed interest rate of 12% as to $12,310 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VIII, Ltd. ("Baron Fund VIII") owns the remaining undivided 58% interest in the second mortgage loans secured by the Heatherwood Property and in the unsecured loans associated with the property ("Heatherwood Loans"). The aggregate original principal balance, aggregate 3/31/99 principal balance, and aggregate balance due at maturity in respect of Baron Fund VIII's interest in the Heatherwood Loans is $206,260 (accrued unpaid interest of $1,955); the aggregate annual (and monthly) payments due it are $13,408 ($1,117). The other terms relating to Baron Fund VIII's interest in the Heatherwood Loans are the same as stated herein.

OTHER MATTERS: The Heatherwood Loans consist of a second mortgage note secured by the Heatherwood Property with a principal balance at 3/31/99 of $325,000 and unsecured loans in the aggregate principal amount of $37,047.

HEATHERWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                      REPAYMENT SECURED BY:
650 Dresher Road, P.O. Box 809            First Mortgage on Heatherwood Property
Horsham, Pennsylvania  19044-0809

ORIGINAL PRINCIPAL BALANCE:  $710,000     ANNUAL DEBT SERVICE:  $61,038
4/30/99 BALANCE:             $701,026     MONTHLY PAYMENT:      $ 5,087
BALANCE DUE AT MATURITY:     $655,856     MATURITY DATE:        11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

4. GARDEN TERRACE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
GARDEN TERRACE APARTMENTS - PHASE III
("Garden Terrace Property")               YEAR COMPLETED:   1983
8725 Del Ray Court                        APPROX. ACREAGE:  5.16
Tampa, Florida  33617
Orlando, Florida  32822

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     --------------------------------------------------------------------
     Studio              8                288                   $344
     --------------------------------------------------------------------
     1 BR               67                576                   $399
     --------------------------------------------------------------------
     2 BR               16                864                   $530
     --------------------------------------------------------------------
       Total            91              54,720
     ---------------------------------------------------

4/1/99 OCCUPANCY %:             91%       APPRAISED VALUE:        $1,850,000
1998 AVG. MONTHLY OCCUPANCY %:  90%         Cost Approach:        $1,835,000
1997 AVG. MONTHLY OCCUPANCY %:  78%         Income Approach:      $1,782,000
1996 AVG. MONTHLY OCCUPANCY %:  81%         Market Approach:      $1,901,000
1995 AVG. MONTHLY OCCUPANCY %:  86%       REPLACEMENT COST NEW:   $4,297,897
1994 AVG. MONTHLY OCCUPANCY %:  90%       APPRAISAL DATE:         6/98

PARTNERSHIP'S GARDEN TERRACE SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Garden Terrace Apartments III, Ltd.      PARTNERSHIP'S UNDIVIDED %
                                                  INTEREST IN SECOND
                                                  MORTGAGE LOANS:                      55%
ORIGINAL PRINCIPAL  BALANCE:  $682,972          ANNUAL DEBT SERVICE:
3/31/99 BALANCE:              $682,972           (plus any participation interest)     $61,467
BALANCE DUE AT MATURITY:      $682,972          MONTHLY PAYMENT:                       $ 5,122
ACCRUED UNPAID INTEREST:      $ 16,132          MATURITY DATE:                         1/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 2% as to $404,250 of principal if cash flow available (plus non-cumulative participation interest at the rate of 7% on the unpaid principal to the extent of available cash flow, plus additional participation interest equal to 30% of any remaining cash flow (payable only to holders of note referred to in (ii) below) and (ii) fixed interest rate of 9% as to $278,222 of principal, payable only from excess cash flow after payment of 2% minimum interest and 7% participation interest due on the note referred to in (i) above. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") and Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") own the remaining undivided 45% interest in the second mortgage loans secured by the Garden Terrace Property ("Garden Terrace Second Mortgage Loans"). The original principal balance, 3/31/99 principal balance, and balance due at maturity in respect of Baron Fund VI's and Baron Fund IX's interest in the Garden Terrace Second Mortgage Loans is $248,353 (accrued unpaid interest of $5,607) and $310,442 (accrued unpaid interest of $7,246), respectively; the annual (and monthly) payments due them are $22,352 ($1,863) and $27,940 ($2,328), respectively. The other terms relating to Baron Fund VI's and Baron Fund IX's interest in the Garden Terrace Second Mortgage Loans are the same as stated herein.

The Exchange Partnership paid a note (the "Note") with a current principal balance of $400,000 to the seller in connection with its acquisition of an undivided 75% interest in the Garden Terrace Second Mortgage Loans. The partnership in turn sold to Baron Fund VI an undivided 20% interest (and retained a 55% interest) in the loans. The Note bears an annual interest rate of 10%, has a maturity date of 1/1/07 and is secured by a collateral assignment of the partnership's interest in the loans and a second mortgage on the property.

GARDEN TERRACE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Mellon Mortgage Company                   REPAYMENT SECURED BY:
1422 Euclid Ave., Suite 900               First Mortgage Garden Terrace Property
Cleveland, Ohio  44115-2092

ORIGINAL PRINCIPAL BALANCE:  $1,010,000   ANNUAL DEBT SERVICE:  $96,047
4/30/99 BALANCE:             $  967,012   MONTHLY PAYMENT:      $ 8,004
BALANCE DUE AT MATURITY:     $  822,063   MATURITY DATE:        5/05

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 8.31%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid beginning 4/99 with a 5% prepayment fee; the fee decreases 1% per year until maturity.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  7/97                NUMBER OF UNITS SOLD:      2,400
NUMBER OF INVESTORS:  57                  PRICE PER UNIT:            $500
PAID IN CAPITAL:      $1,200,000          DATE OFFERING TERMINATED:  3/98
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter investors and the GP will share any remaining distributable cash during the fiscal year 50%/50%.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                          ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                   (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  107 Units     Short Term Capital Gain (assuming 39% rate):         $144
  valued at $10 per Unit (or $1,070)                            Long Term Capital Gain (assuming 20% rate):          $ 74
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes on Exchange Hybrid Partnerships)

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.
                          (GP: Baron Capital IX, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

           The Exchange Partnership owns (1) a 31.7% limited partnership interest in a limited partnership which holds fee simple title to the Lamplight Property and (2) two unrecorded second mortgage loans secured by the Lamplight Property. The Lamplight Property, the partnership's equity and second mortgage interest in the property and other information are described below.

1. EQUITY INTEREST IN LAMPLIGHT COURT PROPERTY

NAME AND ADDRESS OF PROPERTY:

LAMPLIGHT COURT APARTMENTS                YEAR COMPLETED:        1973
("Lamplight Property")                    APPROXIMATE ACREAGE:   6.00
1600 S. Detroit
Bellefontaine, OH 43311

                           UNIT MIX AND RENTAL RATES:
     --------------------------------------------------------------------
                                                            APPROXIMATE
                                   APPROXIMATE RENTABLE   AVERAGE MONTHLY
     UNIT TYPE         NUMBER    AREA PER UNIT (Sq. Ft.)    RENTAL RATE
     ---------------------------------------------------------------------
     Studio              12                288          5 unfurnished $339
                                                         7 furnished $359
     ---------------------------------------------------------------------
     1 BR/1 Bath         53                576                 $375
     ---------------------------------------------------------------------
     2 BR/1 Bath         15                864                 $499
     ---------------------------------------------------------------------
       Total             80              46,944
     --------------------------------------------------

4/1/99 OCCUPANCY %:                93%    ESTIMATED APPRAISED VALUE:         $2,183,000
1998 AVG. MONTHLY OCCUPANCY %:     91%      Cost Approach:                   $2,295,000
1997 AVG. MONTHLY OCCUPANCY %:     87%      Income Approach:                 $2,214,000
1996 AVG. MONTHLY OCCUPANCY %:     93%      Market Approach:                 $2,111,000
1995 AVG. MONTHLY OCCUPANCY %:     88%    REPLACEMENT COST NEW:              $3,727,599
1994 AVG. MONTHLY OCCUPANCY %:     90%    APPRAISAL DATE:                    9/98
REALTY TAX RATE (MILLAGE):       46.67    11/1/98 FEDERAL INCOME TAX BASIS:  $1,704,052
1997 PROPERTY TAX VALUE:      $518,000    DEPRECIATION LIFE CLAIMED:         15.25 yrs.

LAMPLIGHT COURT FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:
Column Financial
3414 Peachtree Road N.E.
Suite 1140
Atlanta, Georgia  30326

ORIGINAL PRINCIPAL BALANCE:  $1,400,000   ANNUAL DEBT SERVICE:  $141,445
4/30/99 BALANCE:             $1,359,962   MONTHLY PAYMENT:      $ 11,787
BALANCE DUE AT MATURITY:     $1,158,349   MATURITY DATE:        11/06

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 9.04%; amortizes on a 25-year basis.
PREPAYMENT PROVISIONS: No prepayment permitted during the first five years of the loan; thereafter, may be prepaid in whole; provided that during the sixth and seventh years of the loan, lender is paid a prepayment fee equal to the greater of one percent of the outstanding loan balance or yield maintenance.

2. PARTNERSHIP'S LAMPLIGHT COURT SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Independence Village, Ltd.               PARTNERSHIP'S UNDIVIDED %
(affiliate of Managing Shareholder)               INTEREST IN SECOND
                                                  MORTGAGE NOTES:               100%

AGGREG. ORIGINAL PRINCIPAL BALANCE:  $678,302     AGGREG. ANNUAL DEBT SERVICE:  $60,634
AGGREG. 3/31/99 BALANCE:             $678,302     AGGREG. MONTHLY PAYMENT:      $ 5,053
AGGREG. BALANCE DUE AT MATURITY:     $678,302     MATURITY DATE:                12/06
AGGREG. ACCRUED UNPAID INTEREST      $125,554

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: (i) Adjustable interest rate of 1% over prime rate (currently 8.75%) as to $585,000 of principal, and (ii) fixed interest rate of 12% as to $93,302 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER MATTERS: Prior to 12/15/98, the Lamplight Court Second Mortgage Loans consisted of a second mortgage note with a principal balance of $585,000 and an unsecured demand note with a principal balance of $93,302. On 12/15/98, the debtor and the Exchange Partnership entered into a mortgage modification agreement under which the Exchange Partnership agreed to set the maturity date on the demand note at 12/06, the same maturity date as the second mortgage note, in exchange for the agreement of the debtor to secure its repayment obligations on the demand note with a second mortgage on the Lamplight Court Property.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  4/96                NUMBER OF UNITS SOLD:       700
NUMBER OF INVESTORS:  27                  PRICE PER UNIT:             $1,000
PAID IN CAPITAL:      $700,000            DATE OFFERING TERMINATED:   11/96
ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; thereafter, the GP is entitled to receive any remaining distributable cash during the fiscal year.
ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: All net proceeds are allocated to investors until the entire principal amount of the Lamplight Court Second Mortgage Loans has been repaid; then 31.7% of up to $350,000 of any remaining net proceeds to the investors; and any balance to the GP.

 -----------------------------------------------------------------------------------------------------------------------------------
 NUMBER OF OPERATING PARTNERSHIP UNITS                          ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
 OFFERED IN EXCHANGE OFFERING                                   (per $1,000 of Investors' original investment):
 (per $1,000 of Investors' original investment):  112 Units     Short Term Capital Gain (assuming 39% rate):        $214
  valued at $10 per Unit (or $1,120)                            Long Term Capital Gain (assuming 20% rate):         $110
 -----------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes on Exchange Hybrid Partnerships)

Endnotes to Exchange Hybrid Partnerships:

1. The second mortgage interests held by the Exchange Partnership and the first mortgage loans identified are not insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed. Repayment of each of the loans indicated is non-recourse beyond the underlying property and/or other assets of the particular debtor.

2. In the opinion of the Managing Shareholder, each residential apartment property identified is in good overall condition and is suitable and adequate for the purpose for which it was built.

3. Each property is subject to significant competition from other residential apartment properties in its general vicinity.

4. In the opinion of the Managing Shareholder, each property is covered by insurance of the types and amounts which are comparable for similar properties located in its general vicinity.

5. Each property is a residential apartment property (other than Glen Lake Arms Apartments, which are short-term corporate residential units) which generally leases units to tenants under lease agreements with terms of one year or less which are common in the industry.

6. The purchase price to be paid by the Operating Partnership in the Exchange Offering for limited partnership interests in each Exchange Equity Partnership and in each Exchange Hybrid Partnership (to the extent of its equity interest in the property) is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon the completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants.

      The purchase price to be paid by the Operating Partnership in the Exchange Offering for limited partnership interests in each Exchange Mortgage Partnership and in each Exchange Hybrid Partnership (to the extent of its mortgage interest in the property) is based upon the following factors:
      (a) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (b) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (c) the operating history of the property; (d) the amount of distributable cash flow currently being generated by the property; plus
      (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon the completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. There can be no assurance that the value of equity or mortgage interests acquired in properties will reflect their fair market value. See the Prospectus at "THE EXCHANGE OFFERING."

7. The overall depreciable life of each property is 30 years; depreciation is determined using the straight-line method.

8. Based on certain factual representations made by the Operating Partnership and on certain conditions specified at "FEDERAL INCOME TAX CONSIDERATIONS
      - Exchange of Exchange Partnership Units for Operating Partnership Units," special tax counsel to the Operating Partnership has opined that Offerees who accept the Exchange Offering will generally not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" (prepared by the Managing Shareholder and not reviewed by tax or other counsel) indicates the amount of capital gain tax liability each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment.

                                   EXHIBIT C

                       FINANCIAL STATEMENTS OF THE TRUST,
                         THE OPERATING PARTNERSHIP AND
                            THE MANAGING SHAREHOLDER

================================================================================

                               BARON CAPITAL TRUST

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

================================================================================

                               BARON CAPITAL TRUST

                          INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE
                                                                         ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        F-1

CONSOLIDATED FINANCIAL STATEMENTS

   Balance Sheet                                                          F-2

   Statement of Operations                                                F-3

   Statement of Shareholders' Equity                                      F-4

   Statement of Cash Flows                                                F-5

   Notes to Financial Statements                                       F-6-F-19

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Trustees and Shareholders
Baron Capital Trust
Cincinnati, Ohio

We have audited the accompanying consolidated balance sheet of Baron Capital Trust (the "Trust") as of December 31, 1998 and the related consolidated statements of operations, shareholders' equity and cash flows from inception (February 3, 1998) to December 31, 1998. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Baron Capital Trust as of December 31, 1998, and the consolidated results of their operations and their cash flows from inception (February 3, 1998) to December 31, 1998, in conformity with generally accepted accounting principles.


                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 13, 1999

                               BARON CAPITAL TRUST

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1998

                   ASSETS
Rental Apartments:
  Land                                                                             $ 1,178,693
  Depreciable property                                                               6,189,095
                                                                                   -----------
                                                                                     7,367,788
  Less accumulated depreciation                                                      1,246,627
                                                                                   -----------
                                                                                     6,121,161

Investments in Partnerships                                                            730,330

Cash and Cash Equivalents                                                              177,299
Restricted Cash                                                                         66,199
Property Management Reimbursements Receivable, Affiliates                              155,071
Other Receivables                                                                       80,112
Advances to Affiliates                                                                  10,750
Other Property and Equipment                                                           168,982
Other Assets                                                                           221,611
                                                                                   -----------
                                                                                   $ 7,731,515
                                                                                   ===========

    LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgages payable                                                                $ 4,039,718
  Note payable                                                                         375,000
  Accounts payable and accrued liabilities, including
    $136,941 to Managing Shareholder                                                   388,385
  Capital lease obligation                                                              55,984
  Security deposits                                                                     38,336
                                                                                   -----------
      Total liabilities                                                              4,897,423
                                                                                   ===========

Commitments, Contingencies and Other Matters                                                --

Shareholders' Equity:
  Common shares of beneficial interest, no par value; 2,500,000
    shares authorized; 463,650 shares issued and outstanding                         4,257,101
  Operating Partnership limited partnership units; 1,202,160 units issued and outstanding, which are subject to escrow
    restrictions (108,757 units convertible into common shares)                        100,000
  Deficit                                                                           (1,450,850)
  Distributions                                                                        (72,159)
                                                                                   -----------
      Total shareholders' equity                                                     2,834,092
                                                                                   -----------
                                                                                   $ 7,731,515
                                                                                   ===========

                See notes to consolidated financial statements.

                               BARON CAPITAL TRUST

                      CONSOLIDATED STATEMENT OF OPERATIONS

             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998

Revenues:
  Property:
    Rental                                                          $   358,949
    Other                                                                35,155
  Interest income                                                         2,780
                                                                    -----------
                                                                        396,884
                                                                    -----------

Real Estate Expenses:
  Depreciation                                                           80,296
  Interest                                                              164,333
  Repairs and maintenance                                                86,349
  Personnel                                                              53,860
  Property taxes                                                         34,496
  Property insurance                                                     20,477
  Utilities                                                              27,299
  Other                                                                 138,905
                                                                    -----------
                                                                        606,015
                                                                    -----------

Administrative Expenses:
  Personnel                                                             721,715
  Management, investment and administrative fees,
    Managing Shareholder                                                324,213
  Professional services                                                 175,646
  Other                                                                  20,145
                                                                    -----------
                                                                      1,241,719
                                                                    -----------

    Total expenses                                                    1,847,734
                                                                    -----------

Net Loss                                                            $(1,450,850)
                                                                    ===========

Net Loss Per Common Share                                           $     (5.52)
                                                                    ===========

                See notes to consolidated financial statements.

                               BARON CAPITAL TRUST

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998

                                                         Common Shares of                Limited
                                                        Beneficial Interest          Partnership Units
                                                      ----------------------     --------------------------
                                                       Shares      Amount           Units         Amount
                                                      -------    -----------     -----------    -----------
Initial Capital Contributions:
  Managing Shareholder                                     10    $       100              --    $        --
  Founders                                                 --             --       1,202,160        100,000

Proceeds from Sale of Common Shares of
  Beneficial Interest, Net of Offering Costs          463,640      4,257,001              --             --

Distributions Paid                                         --             --              --             --

Net Loss                                                   --             --              --             --
                                                      -------    -----------     -----------    -----------

Balance, December 31, 1998                            463,650    $ 4,257,101       1,202,160    $   100,000
                                                      =======    ===========     ===========    ===========



                                                          Deficit        Distributions     Total
                                                        -----------      -------------   -----------
Initial Capital Contributions:
  Managing Shareholder                                $        --       $        --    $       100
  Founders                                                     --                --        100,000

Proceeds from Sale of Common Shares of
  Beneficial Interest, Net of Offering Costs                   --                --      4,257,001

Distributions Paid                                             --           (72,159)       (72,159)

Net Loss                                               (1,450,850)               --     (1,450,850)
                                                      -----------       -----------    -----------

Balance, December 31, 1998                            $(1,450,850)      $   (72,159)   $ 2,834,092
                                                      ===========       ===========    ===========

                See notes to consolidated financial statements.

                               BARON CAPITAL TRUST

                      CONSOLIDATED STATEMENT OF CASH FLOWS

             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998

Cash Flows from Operating Activities:
  Net loss                                                          $(1,450,850)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
      Depreciation                                                       80,296
      Increase in operating assets and liabilities:
        Other receivables                                               (80,112)
        Property management reimbursements receivable                  (155,071)
        Other assets                                                   (221,611)
        Accounts payable and accrued liabilities                        388,385
        Security deposits                                                38,336
      Other                                                              (8,088)
                                                                    -----------
          Net cash used by operating activities                      (1,408,715)
                                                                    -----------

Cash Flows from Investing Activities:
  Acquisitions of rental apartments                                  (1,559,162)
  Investment in partnerships, net of cash distributions                (730,330)
  Purchases of other property and equipment                            (117,771)
  Advances to affiliates                                                (10,750)
                                                                    -----------
          Net cash used in investing activities                      (2,418,013)
                                                                    -----------

Cash Flows from Financing Activities:
  Proceeds from sale of common shares of beneficial interest          4,265,089
  Dividends paid                                                        (72,159)
  Initial capital contributions                                         100,100
  Payment on note payable                                              (200,000)
  Payments on mortgages payable                                         (19,019)
  Payments on capital lease obligation                                   (3,785)
                                                                    -----------
          Net cash provided by financing activities                   4,070,226
                                                                    -----------

Net Increase in Cash and Cash Equivalents                               243,498

Cash and Cash Equivalents, Beginning                                         --
                                                                    -----------
Cash and Cash Equivalents, Ending                                   $   243,498
                                                                    ===========

Supplemental Disclosure of Cash Flow Information:
  Cash paid for mortgage and other interest                         $   164,333
                                                                    ===========

                See notes to consolidated financial statements.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Capital Trust (the "Trust") was organized as a business trust in Delaware on July 31, 1997. The Trust and its affiliate, Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, have been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire debt mortgage loans secured by such types of property.

            The Managing Shareholder of the Trust is Baron Advisors, Inc., a Delaware corporation which will manage the operations of the Trust and the Operating Partnership subject to the supervisory authority of the Board of the Trust over the activities of the Trust and the Operating Partnership and the Board's prior approval authority in respect of certain actions of the Trust and the Operating Partnership specified in the Declaration of Trust of the Trust.

            The Trust's Declaration authorizes it to issue up to 25,000,000 shares of beneficial interest, no par value per share, consisting of common shares and of preferred shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration.

            The Trust commenced operations on February 3, 1998, at which time it received its initial capital contribution.

      Basis of Presentation

            The accompanying consolidated financial statements include the accounts of the Trust and the Operating Partnership and all of the Trust's interest in the partnerships that own Heatherwood Kissimmee, Ltd., Riverwalk Enterprises, Ltd., and Crystal Court Apartments II, Ltd.

            All significant inter-company transactions and balances have been eliminated in consolidation.

      Concentrations of Credit Risk

            Financial instruments that potentially subject the Trust to concentrations of credit risk are comprised of cash and receivables.

      Cash

            At various times during the year the Trust had deposits in financial institutions in excess of the federally insured limits. The Trust maintains its cash with high quality financial institutions, which the Trust believes limits these risks.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Concentrations of Credit Risk (Continued)

      Property Management Reimbursements and Other Receivables

            Receivables are comprised mainly of property management reimbursements due to the Operating Partnership from various properties it manages and monthly rents due. The Operating Partnership monitors exposure to credit losses and does not maintain an allowance for these receivables, as it believes that these receivables are fully collectible.

      Real Estate Rental Properties and Depreciation

            Real estate rental properties are stated at cost less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred; replacements having an estimated useful life of at least one year and improvements are capitalized and depreciated over their estimated useful lives.

            Depreciation is computed on a straight-line basis over useful lives of the properties as follows:

                                                                Estimated Useful
                                                                  Lives (Years)

            Building                                                    30
            Leasehold improvements                                      10
            Furniture and fixtures                                       7
            Computer equipment and software                            3-5

            Losses in carrying values of investment assets are provided by management when the losses become apparent and the investment asset is considered impaired in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Management evaluates its investment properties annually to assess whether any impairment indications are present. If any investment asset is considered impaired, a loss is provided to reduce the carrying value of the property to its estimated fair value. No such losses have been required or provided in the accompanying consolidated financial statements.

      Revenue Recognition

            Apartment units are leased under operating leases with terms of generally one year or less. Rental income is recognized when due from tenants.

      Cash and Cash Equivalents

            For purposes of the statement of cash flows, the Trust considers all investments purchased with an original maturity of three months or less to be cash equivalents.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Investments in Partnerships

            The Trust's investments in unconsolidated partnerships are accounted for on the cost method inasmuch as the respective ownership interests represent less than 20% of the equity ownership therein. The Trust periodically assesses the realizable value of these investments in order to ascertain that there has been no impairment in their recorded value.

      Capital Reserve

            In connection with the acquisition of the investment properties, as required by the lending institutions, the Trust has established a capital reserve account, which is to be used for significant improvements to the property.

      Loan Costs

            The Trust has capitalized those costs incurred with obtaining financing on the investment properties. Such costs (included with other assets) are being amortized over the estimated term of the financing of ten years.

      Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Income Taxes

            The Trust has not provided for federal income taxes because the Trust believes it qualifies as a real estate investment trust (REIT) under Section 856 to 860 of the Internal Revenue Code. A REIT will generally not be subject to Federal income taxation on that portion of its income that qualifies as REIT taxable income to the extent that it distributes substantially all of its taxable income to its stockholders and complies with certain other requirements.

      Fair Value of Financial Instruments

            The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These instruments include cash, receivables, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Fair Value of Financial Instruments (Continued)

            The fair value of debt instruments has been estimated by using discounted cash flow models incorporating discount rates based on current market interest rates for similar types of instruments. At December 31, 1998, the differences between estimated fair value and the carrying value of debt instruments were not material.

      Recent Accounting Pronouncements

            In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both SFAS No. 130 and SFAS No. 131 are effective for periods beginning after December 15, 1997. The Trust adopted these new accounting standards in 1998, and their adoption had no effect on the Trust's financial statements and disclosures.

            In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition of the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

            Historically, the Trust has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Trust does not expect adoption of the new standard on January 1, 2000 to affect its financial statements.

NOTE 2. RENTAL APARTMENTS

      Heatherwood Apartments

            On June 30, 1998, the Operating Partnership acquired the entire limited partnership interest in Heatherwood Kissimmee, Ltd., (the "Heatherwood Property") a Florida limited partnership which owns fee simple title to a 67-unit residential property located at Kissimmee, Florida for

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. RENTAL APARTMENTS (Continued)

      Heatherwood Apartments (Continued)

            a purchase price of approximately $830,000. The Heatherwood Property is subject to first mortgage financing with an original balance of approximately $1,250,000 collateralized by the property. The mortgage calls for monthly payments of principal and interest of $8,847 and bears a fixed interest rate of 7.625%. The entire balance, including accrued interest, is due on December 2004 and may be prepaid with a prepayment fee equal to 1% of the then outstanding principal balance. The principal balance outstanding as of December 31, 1998 was $1,238,755.

            Subsequent to December 31, 1998, the Operating Partnership received $7,000 in distributions from the Heatherwood Property.

      Crystal Court Apartments

            On July 31, 1998, the Operating Partnership acquired the entire limited partnership interest in Crystal Court Apartments II, Ltd., (the "Crystal Court Property") a Florida limited Partnership which owns fee simple title to an 80-unit residential apartment property located in Lakeland, Florida for a purchase price of approximately $704,000. The Crystal Court Property is subject to first mortgage financing with an original balance of $1,494,000 collateralized by the property. The mortgage calls for monthly payments of principal and interest of $10,446 and bears a fixed interest rate of 7.5%. The entire balance, including accrued interest, is due on October 2004 and may be prepaid with a prepayment fee equal to 1% of the then outstanding principal balance. The principal balance outstanding as of December 31, 1998 was $1,477,797.

            Subsequent to December 31, 1998, the Operating Partnership received $20,000 in distributions from the Crystal Court Property.

      Riverwalk Apartments

            On September 1, 1998, the Operating Partnership acquired the entire limited partnership interest in Riverwalk Enterprises, Ltd., (the "Riverwalk Property") a Florida limited partnership which owns fee simple title to a 50-unit residential property located at New Smyrna Beach, Florida for a purchase price of approximately $700,000. The Riverwalk Property is subject to first mortgage financing with an original balance of approximately $1,400,000 collateralized by the property. The mortgage calls for monthly payments of principal and interest of $11,626 and bears a fixed interest rate of 8.75% amortized over 25 years. The holder of the first mortgage has the right to adjust the rate in October 1999 for the remaining five years of the loan to a rate equal to 200 basis points above the then current rate for five-year treasury notes. The entire balance, including accrued interest, is due on October 2004 and may be prepaid with a prescribed prepayment fee. The principal balance outstanding as of December 31, 1998 was $1,323,166.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. RENTAL APARTMENTS (Continued)

      Riverwalk Apartments (Continued)

            In connection with the purchase of the Riverwalk Property, the Trust executed a promissory note payable to the sellers of the Riverwalk Property with an original balance of $575,000. The note called for a lump-sum payment of principal and accrued interest at a rate of 18% per annum on December 1, 1998. In December 1998, the Operating Partnership paid $226,163 of principal and interest towards the note and exercised its option to extend the maturity of the note to February 1, 1999 for an extension fee of one (1%) percent of the original loan amount or $5,750. The principal balance outstanding as of December 31, 1998 was $375,000.

            Subsequent to December 31, 1998, the Operating Partnership exercised another option to extend the note to June 1, 1999 for an extension fee of one (1%) percent of the outstanding loan amount or $3,750. Also, subsequent to December 31, 1998, the Operating Partnership received $17,000 in distributions from the Riverwalk Property.

NOTE 3.  INVESTMENTS IN PARTNERSHIPS

       Alexandria Property, net of distributions                     $389,050
       Other Limited Partnership Interests                            341,280
                                                                     --------
                                                                     $730,330
                                                                     ========

      Alexandria Apartments

            On October 14, 1998, the Operating Partnership acquired an approximate 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Property"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. The Operating Partnership paid $400,000 for eight (8) units of limited partnership interest out of a total of sixty-five
            (65) units and retains an option to acquire the remaining fifty-seven (57) units of limited partnership interests for $50,000 per unit or approximately $2,850,000. The option is exercisable as additional apartments are completed and rented and expires on October 15, 1999. An affiliate of the Trust, affiliated through common ownership, sold the partnership interest in the Alexandria Property to the Operating Partnership and also serves as the managing general partner of the Alexandria Property. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Property is entitled to an annual 12% preferential return, which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

            Subsequent to December 31, 1998, the Operating Partnership exercised its option to purchase an additional fourteen (14) units of limited partnership interest for $675,000. In addition, $12,000 was distributed to the Operating Partnership.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. INVESTMENTS IN PARTNERSHIPS (Continued)

      Other Limited Partnership Interests

            In July 1998, the Operating Partnership also was admitted as a limited partner in 13 real estate limited partnerships managed by affiliates of the Managing Partnership. The Operating Partnership acquired the interests in consideration of a capital contribution ranging from approximately $2,900 to $83,300 in each such partnership. The aggregate contribution made by the Operating Partnership was approximately $341,000. The percentage interest acquired by the Operating Partnership (less than 4% in each case) was calculated at fair market value. In each instance, the Operating Partnership agreed that its right to receive distributions from cash flow or from a capital event would be subordinate to the right of the existing limited partners to receive any preferred return described in the partnership agreement of the respective partnership.

NOTE 4. OTHER PROPERTY AND EQUIPMENT

      Furniture and equipment                                     $112,272
      Computer equipment and software                               44,455
      Leasehold improvements                                        20,813
                                                                  --------
                                                                   177,540
         Less accumulated depreciation                               8,558
                                                                  --------
                                                                  $168,982
                                                                  ========

NOTE 5. MORTGAGES PAYABLE

                                                                                        Balance at
                                             Original        Maturity     Interest     December 31,
             Property                         Amount           Date         Rate          1998
             --------                         ------           ----         ----          ----
      Heatherwood Apartments                $1,250,000      12/31/2004      7.625%     $1,238,755
      Crystal Court Apartments               1,494,000      10/31/2004      7.5         1,477,797
      Riverwalk Apartments                   1,400,000      10/31/2004      8.75        1,323,166
                                            ----------                                 ----------
         Total mortgage  note payables      $4,139,000                                 $4,039,718
                                            ==========                                 ==========

      All mortgage notes payable are collateralized by the underlying properties described in Note 2 above.

      The aggregate maturities of mortgages payable for each of the five years subsequent to December 31, 1998 are as follows:

                                                                       Principal
                                                                      ----------
        Year ending December 31:
           1999                                                          $50,544
           2000                                                           54,799
           2001                                                           59,415
           2002                                                           64,420
           2003                                                           69,872
           Thereafter (2004)                                           3,740,668
                                                                      ----------
              Total                                                   $4,039,718
                                                                      ----------

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 6. CAPITAL LEASE OBLIGATION

            During 1998, the Operating Partnership purchased office furniture financed through a capital lease obligation. The loan is non-interest bearing, secured by the office furniture purchased and requires forty-eight (48) monthly payments of $1,245. Future minimum capital lease payments and the net present value of the future minimum lease payments at December 31, 1998 are as follows:

            Year Ending December 31:
                 1999                                                    $14,942
                 2000                                                     14,942
                 2001                                                     14,942
                 2002                                                     11,158
                                                                         -------
                   Total minimum lease payments                          $55,984
                                                                         -------

NOTE 7. COMMITMENTS AND CONTINGENCIES

      Contract to Purchase Additional Properties

            In September 1998, the Trust entered in an agreement with three real estate development companies to acquire two luxury residential apartment properties in the development stage upon the completion of construction. The development companies (Brentwood at Southgate, Ltd., Burlington Residential, Ltd. and The Shoppes at Burlington, Ltd.) are controlled by one of the Trust's founders and chief executive officer. The properties are scheduled to have a total of 652 units, comprised of one, two and three bedroom/one or two bathroom apartments. Construction of one of the properties, located in Louisville, Kentucky, is expected to be completed prior to the end of 2000, and construction of the other property, located in Burlington, Kentucky (part of the Cincinnati metropolitan area), is expected to be completed by the end of 2001. The aggregate purchase price for the two properties is in the range of approximately $41,000,000 to $43,000,000. The closing of each acquisition, which is expected to occur shortly following the completion of construction, is conditioned on, among other things, the completion of the respective apartment property, the availability of first mortgage financing and the Trust's raising the balance of the funds necessary for the acquisition in its ongoing Cash Offering or otherwise have funds available to make the acquisition.

            In connection with the transaction and in exchange for certain benefits described below, the Trust agreed to co-guarantee (along with the chief executive officer), up to 35% (or approximately $12,500,000) of the development portion of long-term construction loans with an aggregate principal amount of up to $36,000,000 to be provided by a bank to the development companies. As of December 31, 1998, approximately $4,600,000 of such loans had been drawn down, resulting in outstanding guarantees of approximately $1,600,000. Subject to the fulfillment of certain closing and funding conditions, the construction loans will be made to the development companies in connection with the development and construction of the two apartment properties and of an 111,000 square foot shopping center being developed in Burlington, Kentucky. The interest rates on the construction loans range from 7.36% to 7.52%. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 7. COMMITMENTS AND CONTINGENCIES (Continued)

      Contract to Purchase Additional Properties (Continued)

            The Trust expects to receive significant benefits from the transaction in addition to the acquisition of two large luxury apartment properties located in attractive communities. In exchange for the guarantee of the development portion of the construction loans, the Trust will receive a discount of approximately $212,500 (representing a one-half of one percent reduction) on the purchase price of the properties. The Trust and the development companies are negotiating a further price reduction which would apply if the development portion of the loans is not repaid prior to the expiration of the guarantee period and the Trust is required to buy out or arrange for the buyout of the lender's position on the loans.

      Officers' Compensation

            A founder of the Trust and the Operating Partnership serves as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. He has agreed to serve a Chief Executive Officer for the first year in exchange for compensation in the form of common shares or units of the Operating Partnership in an amount not to exceed 25,000 shares or units, as applicable, to be determined by the Executive Compensation Committee based upon his performance, in addition to benefits and eligibility for participation in any option plan and bonus incentive compensation plan which may be implemented by the Trust.

            The other founder of the Trust and Operating Partnership serves as the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. His initial annual salary has been set at $100,000, in addition to benefits, and eligibility for participation in any common share option plan and bonus incentive compensation plan which may be implemented by the Trust.

      Operating Leases

            During 1998, the Operating Partnership executed an operating lease for its office facilities. The lease, which expires in June 15, 2003, requires monthly payments of $5,000. The Operating Partnership has three options of five years each to extend its lease for a total of fifteen additional years.

            Minimum future lease payments on this lease are as follows:

            Year ending December 31:
                 1999                                                   $ 60,000
                 2000                                                     60,000
                 2001                                                     60,000
                 2002                                                     60,000
                 2003                                                     30,000
                                                                        --------
                   Total                                                $270,000
                                                                        ========

         Rent expense was approximately $ 24,000 for 1998.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 8. RELATED PARTY TRANSACTIONS

      Trust Management Agreement

            The Trust has entered into a Trust Management Agreement with the Managing Shareholder under which the Managing Shareholder is obligated to provide management, administrative and investment advisory services to the Trust. The services to be rendered include, among other things, communicating with and reporting to investors, administering accounts, providing to the Trust of office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder is also responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration. The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a majority of the stockholders entitled to vote on such matter or (ii) a majority of the Independent Trustees.

            The Trust will reimburse the Managing Shareholder for all Trust expenses in an amount not to exceed 2% of gross proceeds from the sale by the Trust of common shares in the Trust's initial offering. Under the Trust Management Agreement, the Trust will reimburse the Managing Shareholder, on a monthly basis during the term of the agreement, for its operating expenses relating to the business of the Trust and the Operating Partnership in an amount up to the sum of (i) 1% of the gross proceeds from the sale by the Trust of common shares in the Trust's initial offering, and (ii) 1% of the initial stock price for each unit of limited partnership interest ("Unit") in the Operating Partnership issued in connection with a Proposed Exchange Offering of Units as contemplated in the Trust's Prospectus. The Managing Shareholder in its sole discretion may elect to receive payment for its service in the form of common shares with an equivalent value. The Trust will also reimburse the Managing Shareholders for expenses incurred prior to and during the Cash Offering in investigating and evaluating investment opportunities and assisting the Trust in consummating its investments in an amount not to exceed 4% of the gross proceeds from the sale by the Trust of common shares in the Trust's initial offering for the Managing Shareholder's services.

            During 1998, the Trust paid the Managing Shareholder $92,393 for reimbursable expenses incurred during the Cash Offering, $185,456 for reimbursable investment expenses and $46,364 for reimbursable management expenses. As of December 31, 1998, $136,941 is due to the Managing Shareholder for reimbursable expenses and investment fees.

      Transactions with Affiliated Entities

            During 1998, the Operating Partnership paid approximately $12,000 to an affiliated corporation for computers being used by the Operating Partnership.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 8. RELATED PARTY TRANSACTIONS (Continued)

      Property Management Reimbursements

            The Operating Partnership is reimbursed for administrative expenses relating to the management of 36 rental properties affiliated to the Trust through common ownership. During 1998, the Operating Partnership was reimbursed for approximately $496,000 in expenses relating to administrative duties performed for the rental properties.

      Advances

            From time to time, the Operating Partnership advances funds to affiliates. These advances do not accrue interest and are due on demand. As of December 31, 1998, the Operating Partnership had advanced $10,750 to two affiliates.

NOTE 9. SHAREHOLDERS' EQUITY

      Cash Offering

            On May 15, 1998, pursuant to a registration statement on Form SB-2, the Trust commenced an initial public offering of a maximum of 2,500,000 common shares of beneficial interest in the Trust at $10 per common share, which is payable in full upon subscription, for proposed total gross proceeds of $25,000,000 (the Cash Offering). All of the common shares to be issued or sold by the Trust in the offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its status as a Real Estate Investment Trust under the Internal Revenue Code. The Cash Offering will terminate no later than November 30, 1999.

      Exchange Offering

            The Operating Partnership has filed a registration statement on Form S-4 with the Securities and Exchange Commission covering up to 2,500,000 units of limited partnership interest ("Units") to be registered under the Securities Act of 1933, as amended (the "Act") ("Exchange Offering").

            It is proposed that these units would be exchanged for units of limited partnership interest in 23 limited partnerships (the "Exchange Partnerships"), which directly or indirectly own equity and/or mortgage interests in one or more residential apartment properties. The Exchange Partnerships are managed by corporate general partners which are affiliated with one of the founders of the Operating Partnership, who is the sole stockholder and director of the Managing Shareholder of the Trust. This registration statement has not yet become effective.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9. SHAREHOLDERS' EQUITY (Continued)

      Exchange Offering (Continued)

            The number of Units being offered in exchange for the limited partnership interests in the Exchange Partnerships will be based on appraisals prepared by qualified and licensed independent appraisal firms for each underlying residential apartment property. For purposes of the Exchange Offering, each Unit has been arbitrarily assigned an initial value of $10, which corresponds to the offering price of each Trust Common Share currently being offered to the public pursuant to the Cash Offering. The value of each Unit and Common Share outstanding will be substantially identical since Unit holders, including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of their Units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions. To facilitate such exchanges of Units into Common Shares, 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission.

            As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire equity and/or subordinated mortgage interests in 26 properties (the "Exchange Properties") directly or indirectly owned by the 23 Exchange Partnerships. The Operating Partnership will acquire interests in a particular property and/or mortgages by acquiring from limited partners their units of limited partnership interest in the respective Exchange Partnership. Each of the Exchange Partnerships directly or indirectly owns equity and/or mortgage interests in one or more properties. Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 properties which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom units) and 168 units (two and three bedroom units) under development. Of the Exchange Properties, 21 properties are located in Florida, three properties in Ohio and one property each in Georgia and Indiana.

      Operating Partnership Limited Partnership Units

            In connection with the formation of the Trust and the Operating Partnership, the Original Investors each subscribed for 601,080 limited partnership units of the Operating Partnership (a total of 1,202,160 units). In consideration for the units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 19% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange pursuant to the

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9. SHAREHOLDERS' EQUITY (Continued)

      Operating Partnership Limited Partnership Units (Continued)

            Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investment represents a percentage greater than 19% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. The Original Investors have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

            Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

            Based upon the total Common Shares outstanding as of December 31, 1998, the Original Investors would be entitled to exchange their limited partnership units for a net amount of 108,757 Common Shares. These equivalent common shares have been taken into consideration in the calculation of net loss per share on an as-converted basis (see
            Note 10).

      Distributions

            During 1998, the Board of Trustees authorized the payment of two quarterly distributions aggregating $72,159 ($.225 per common share of beneficial interest) from the surplus of the Trust. This amount is presented in the accompanying consolidated financial statements as a deduction from shareholders' equity under the caption "Distributions".

NOTE 10. NET LOSS PER SHARE

            The Trust computes per share data in accordance with Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 requires dual presentation of basic and diluted earnings per share on the face of the income statement.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 10. NET LOSS PER SHARE (Continued)

            Basic net loss per share equals net loss divided by the weighted average shares outstanding during the year. The computation of diluted net loss per share that includes dilutive common stock equivalents in the weighted average shares outstanding has not been presented as it is anti-dilutive in 1998.

            The components used in calculating basic net loss per share are as follows:

                                                          Weighted
                                                           Average       Loss
                                           Net Loss       Shares (a)   Per Share
                                           --------       ----------   ---------
            1998                         $(1,450,850)      262,631      $(5.52)
                                         ===========       =======      ======

            (a) Weighted average shares are comprised of the following:    1998
                                                                           ----

            Investors                                                    212,731
            Founders (on an as-converted basis)                           49,900
                                                                         -------
              Total                                                      262,631
                                                                         =======

NOTE 11. SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
      ACTIVITIES

            During 1998, the Operating Partnership acquired three rental apartment properties through the assumption of mortgage payables and a note payable, as follows:

            Mortgages payable                                         $4,058,737
            Note payable                                                 575,000
                                                                      ----------
                                                                      $4,633,737
                                                                      ==========

            Also, the Operating Partnership acquired furniture and equipment in 1998 by means of capital lease financing in the amount of $59,769.

                    U. S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

(Mark One)

|X| QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended March 31, 1999

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        For the transition period ended ______________ to ______________

                        Commission file number 333-35063

                               Baron Capital Trust
        (Exact name of small business issuer as specified in its charter)

             Delaware                                    31-1574856
   (State or other jurisdiction                        (IRS Employer
of incorporation or organization)                    Identification No.)

                    7826 Cooper Road, Cincinnati, Ohio 45242
                    (Address of principal executive offices)

                                 (513) 984-5001
                           (Issuer's telephone number)

      Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

      Yes |X| No |_|

                         PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                               BARON CAPITAL TRUST
                           CONSOLIDATED BALANCE SHEET
                      DECEMBER 31, 1998 AND MARCH 31, 1999

                                                                             DECEMBER 31, 1998      MARCH 31, 1999
                              ASSETS

Rental Apartments:
  Land                                                                          $ 1,178,693           $ 1,178,693
  Depreciable Property                                                            6,189,095             6,189,095
                                                                                -----------           -----------
                                                                                  7,367,788             7,367,788
  Less: Accumulated Depreciation                                                 (1,246,627)           (1,287,894)
                                                                                -----------           -----------
                                                                                  6,121,161             6,079,894

Investments in Partnerships                                                         730,330             1,409,497

Cash and Cash Equivalents                                                           177,299                10,261
Restricted Cash                                                                      66,199                68,540
Property Management Reimbursements Rec., Affiliates                                 155,071               155,071
Other Receivables                                                                    80,112                99,754
Advances to Affiliates                                                               10,750                10,750
Other Property and Equipment                                                        168,982               199,403
Other Assets                                                                        221,611               208,178
                                                                                -----------           -----------
                                                                                    880,024               751,957

    Total Assets                                                                $ 7,731,515           $ 8,241,348
                                                                                -----------           -----------

                LIABILITIES AND SHAREHOLDERS EQUITY

Liabilities:
  Mortgages Payable                                                             $ 4,039,718           $ 4,029,810
  Notes Payables                                                                    375,000               375,000
  Accounts Payable and accrued liabilities
    including $105,573 due to Managing Shareholder                                  388,385               237,922
  Capital Lease Obligation                                                           55,984                55,984
  Security Deposit                                                                   38,336                40,865
                                                                                -----------           -----------
      Total Liabilities                                                           4,897,423             4,739,581

Shareholder's Equity:
  Common Shares of beneficial interest, no par value;                           $ 4,257,101           $ 5,389,503
    2,500,000 shares authorized; 583,850 shares issued and outstanding
  Operating Partnership limited partnership units;                                  100,000               100,000
    1,202,160 units issued and outstanding; which are subject to escrow restrictions (122,561 convertible into common shares)
  Distributions                                                                     (72,159)             (146,341)
  Retained Earnings                                                              (1,450,850)           (1,450,850)
  Current Year Deficit                                                                   --              (390,545)
                                                                                -----------           -----------
      Total Shareholders Equity                                                   2,834,092             3,501,767

    Total Liabilities and Shareholders Equity                                   $ 7,731,515           $ 8,241,348
                                                                                -----------           -----------

                 See notes to consolidated financial statements

                               BARON CAPITAL TRUST
                      CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 19998 AND 1999

                                                       MARCH 31, 1998      MARCH 31, 1999
REVENUES:
Property                                                                     $ 257,350
Rental                                                                           4,844
Other                                                                              383
Total Revenues                                                   0             262,577

REAL ESTATE EXPENSES:
Depreciation                                                                    36,453
Interest                                                                        73,186
Repairs and Maintenance                                                         17,476
Personnel                                                                       29,040
Property Taxes                                                                  20,596
Property Insurance                                                               7,206
Utilities                                                                       11,551
Other                                                                            9,214
                                                                             ---------
                                                                 0             204,722

ADMINISTRATIVE EXPENSES:
Personnel                                                   23,600             272,661
Management, investment and administrative fees,                                 92,873
Managing Shareholder
Professional Services                                        9,785              59,710
Other                                                       13,768              29,323
                                                         ---------           ---------
                                                            47,153             454,567

Total Expenses                                              47,153             659,289

Income/(Loss) from Investment                                                    6,167

Net Loss                                                  ($47,153)          ($390,545)
                                                         =========           =========
Net Loss per Common Share                                 ($471.53)             ($0.61)
                                                         =========           =========

                 See notes to consolidated financial statements

                               BARON CAPITAL TRUST
                      CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999

                                                           MARCH 31, 1998        MARCH 31, 1999
                                                           --------------        --------------
Cash Flows from Operating Activities
  Net Loss                                                   ($   47,153)          ($  390,545)

Adjustments to Reconcile Net Loss to Net Cash
  Depreciation                                                        --                41,267
  Other Receivables                                               (2,062)              (19,642)
  Other Assets                                                        --                13,433
  Accounts Payable and Accrued Expenses                                               (150,463)
  Security Deposits                                                   --                 2,529
                                                             -----------           -----------
                                                                  (2,062)             (112,876)

Cash Flows from Investing Activities:
  Investment in Partnerships                                          --              (679,167)
  Purchases of Other Property and Equipment                           --               (30,421)
                                                             -----------           -----------
                                                                      --              (709,588)

Cash Flows from Financing Activities:
  Proceeds from Sale of Common Stock                                 100             1,132,402
  Dividends                                                                            (74,182)
  Proceeds from Sale of Operating Partnership Units               50,000
  Payments on Mortgages                                               --                (9,908)
                                                             -----------           -----------
                                                                  50,100             1,048,312

Net Increase (Decrease) in Cash and Equivalents              $       885           ($  164,697)

Cash and Equivalents, Beginning                                        0               243,498

Cash and Equivalents, Ending                                 $       885           $    78,801

                 See notes to consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1999

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND CAPITALIZATION

      Baron Capital Trust (the "Trust") was organized as a business trust in Delaware on July 31, 1997. The Trust and its affiliate, Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, constitute an integrated real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire debt mortgage loans secured by such types of property.

      The Managing Shareholder of the Trust is Baron Advisors, Inc., a Delaware corporation which will manage the operations of the Trust and the Operating Partnership subject to the supervisory authority of the Board of the Trust over the activities of the Trust and the Operating Partnership and the Board's prior approval authority in respect of certain actions of the Trust and the Operating Partnership specified in the Declaration of Trust of the Trust.

      The Trust's Declaration authorizes it to issue up to 25,000,000 shares of beneficial interest, no par value per share, consisting of common shares and of preferred shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration.

      The Trust commenced operations on February 3, 1998, at which time it received its initial capital contribution.

      BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the accounts of the Trust and the Operating Partnership and all of the Trust's interest in the partnerships that own Heatherwood Kissimmee, Ltd., Riverwalk Enterprises, Ltd., and Crystal Court Apartments II, Ltd.

      All significant inter-company transactions and balances have been eliminated in consolidation.

      The accompanying condensed consolidated financial statements at March 31, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB promulgated by the Securities and Exchange Commission. These condensed consolidated financial statements include all adjustments which, in the opinion of management, are necessary in order to make the financial statements not misleading and for a fair presentation of financial position as of March 31, 1999 and results of operations for the three months ended March 31, 1999 and 1998 and cash flows for the three months ended March 31, 1999 and 1998. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year.

      CONCENTRATIONS OF CREDIT RISK

      Financial instruments that potentially subject the Trust to concentrations of credit risk are comprised of cash and receivables.

      Cash

      At various times during the year the Trust had deposits in financial institutions in excess of the federally insured limits. The Trust maintains its cash with high quality financial institutions, which the Trust believes limits these risks.

      Property Management Reimbursements and Other Receivables

      Receivables are comprised mainly of property management reimbursements due to the Operating Partnership from various properties it manages and monthly rents due. The Operating Partnership monitors exposure to credit losses and does not maintain an allowance for these receivables, as it believes that these receivables are fully collectible.

      REAL ESTATE RENTAL PROPERTIES AND DEPRECIATION

      Real estate rental properties are stated at cost less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred; replacements having an estimated useful life of at least one year and improvements are capitalized and depreciated over their estimated useful lives.

      Depreciation is computed on a straight-line basis over useful lives of the properties as follows:

                                                                Estimated Useful
                                                                  Lives (Years)
                                                                  -------------
            Building                                                   30
            Leasehold improvements                                     10
            Furniture and fixtures                                      7
            Computer equipment and software                            3-5

      Losses in carrying values of investment assets are provided by management when the losses become apparent and the investment asset is considered impaired in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Management evaluates its investment properties annually to assess whether any impairment indications are present. If any investment asset is considered impaired, a loss is provided to reduce the carrying value of the property to its estimated fair value. No such losses have been required or provided in the accompanying consolidated financial statements.

      REVENUE RECOGNITION

      Apartment units are leased under operating leases with terms of generally one year or less. Rental income is recognized when due from tenants.

      CASH AND CASH EQUIVALENTS

      For purposes of the statement of cash flows, the Trust considers all investments purchased with an original maturity of three months or less to be cash equivalents.

      INVESTMENTS IN PARTNERSHIPS

      The Trust's investments in unconsolidated partnerships are accounted for on the cost method inasmuch as the respective ownership interests represent less than 20% of the general partnership interest therein. The Trust periodically assesses the realizable value of these investments in order to ascertain that there has been no impairment in their recorded value.

      CAPITAL RESERVE

      In connection with the acquisition of the investment properties, as required by the lending institutions, the Trust has established a capital reserve account, which is to be used for significant improvements to the property.

      LOAN COSTS

      The Trust has capitalized those costs incurred with obtaining financing on the investment properties. Such costs (included with other assets) are being amortized over the estimated term of the financing of ten years.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      INCOME TAXES

      The Trust has not provided for federal income taxes because the Trust believes it qualifies as a real estate investment trust (REIT) under
      Section 856 to 860 of the Internal Revenue Code. A REIT will generally not be subject to federal income taxation on that portion of its income that qualifies a REIT taxable income to the extent that it distributes substantially all of its taxable income to its stockholders and complies with certain other requirements. The Trust made an REIT election for the year ended December 31, 1998.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These instruments include cash, receivables, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

      The fair value of debt instruments has been estimated by using discounted cash flow models incorporating discount rates based on current market interest rates for similar types of instruments. At December 31, 1998, the differences between estimated fair value and the carrying value of debt instruments were not material.

      RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both SFAS No. 130 and SFAS No. 131 are effective for periods beginning after December 15, 1997. The Trust adopted these new accounting standards in 1998, and their adoption had no effect on the Trust's financial statements and disclosures.

      In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition of the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

      Historically, the Trust has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Trust does not expect adoption of the new standard on January 1, 2000 to affect its financial statements.

NOTE 2. MATERIAL SUBSEQUENT EVENTS AND CONTINGENCIES

            Alexandria Property, net of distributions                $ 1,062,050
            Other Limited Partnership Interests                          341,280
                                                                     -----------
                                                                     $ 1,403,330

ALEXANDRIA APARTMENTS

      On October 14, 1998, the Operating Partnership acquired an approximate 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Property"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. The Operating Partnership paid $400,000 for eight (8) units of limited partnership interest out of a total of sixty-five (65) units and retains an option to acquire the remaining fifty-seven (57) units of limited partnership interests for $50,000 per unit or approximately $2,850,000. The option is exercisable as additional apartments are completed and rented and expires on October 15, 1999. An affiliate of the Trust, affiliated through common ownership, sold the partnership interest in the Alexandria Property to the Operating Partnership and also serves as the managing general partner of the Alexandria Property. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Property is entitled to an annual 12% preferential return, which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

      As of March 31, 1999 the Operating Partnership owned twenty-one and seven tenths (21.7) units of limited partnership interest for which it paid $1,085,000. Subsequent to March 31, 1999, the Operating Partnership exercised its option to purchase an additional two and one half (2.5) units of limited partnership interest for $125,000. In addition, $12,000 was distributed to the Operating Partnership during the three (3) months ended March 31, 1999 and $10,000 was distributed to the Operating Partnership subsequent to March 31, 1999.

      CONTRACT TO PURCHASE ADDITIONAL PROPERTIES

      In September 1998, the Trust entered in an agreement with three real estate development companies to acquire two luxury residential apartment properties in the development stage upon the completion of construction. The development companies (Brentwood at Southgate, Ltd., Burlington Residential, Ltd. and The Shoppes at Burlington, Ltd.) are controlled by one of the Trust's founders and chief executive officer. The properties are scheduled to have a total of 652 units, comprised of one, two and three bedroom/one or two bathroom apartments. Construction of one of the properties, located in Louisville, Kentucky, is expected to be completed prior to the end of 2000, and construction of the other property, located in Burlington, Kentucky (part of the Cincinnati metropolitan area), is expected to be completed by the end of 2001. The aggregate purchase price for the two properties is in the range of approximately $41,000,000 to $43,000,000. The closing of each acquisition, which is expected to occur shortly following the completion of construction, is conditioned on, among other things, the completion of the respective apartment property, the availability of first mortgage financing and the Trust's raising the balance of the funds necessary for the acquisition in its ongoing Cash Offering or otherwise have funds available to make the acquisition.

      In connection with the transaction and in exchange for certain benefits described below, the Trust agreed to co-guarantee (along with the chief executive officer), up to 35% (or approximately $12,500,000) of the development portion of long-term construction loans with an aggregate principal amount of up to $36,000,000 to be provided by a bank to the development companies. As of March 31, 1999, approximately $4,850,000 of such loans had been drawn down, resulting in outstanding guarantees of approximately $1,700,000. Subject to the fulfillment of certain closing and funding conditions, the construction loans will be made to the development companies in connection with the development and construction of the two apartment properties and of an 111,000 square foot shopping center being developed in Burlington, Kentucky. The interest rates on the construction loans range from 7.36% to 7.52%. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility.

      The Trust expects to receive significant benefits from the transaction in addition to the acquisition of two large luxury apartment properties located in attractive communities. In exchange for the guarantee of the development portion of the construction loans, the Trust will receive a discount of approximately $212,500 (representing a one-half of one percent reduction) on the purchase price of the properties. The Trust and the development companies are negotiating a further price reduction which would apply if the development portion of the loans is not repaid prior to the expiration of the guarantee period and the Trust is required to buy out or arrange for the buyout of the lender's position on the loans.

NOTE 3. SHAREHOLDERS' EQUITY

      CASH OFFERING

      On May 15, 1998, pursuant to a registration statement on Form SB-2, the Trust commenced an initial public offering of a maximum of 2,500,000 common shares of beneficial interest in the Trust at $10 per common share, which is payable in full upon subscription, for proposed total gross proceeds of $25,000,000 (the Cash Offering). All of the common shares to be issued or sold by the Trust in the offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its status as a Real Estate Investment Trust under the Internal Revenue Code. The Cash Offering will terminate no later than November 30, 1999.

      EXCHANGE OFFERING

      The Operating Partnership has filed a registration statement on Form S-4 with the Securities and Exchange Commission covering up to 2,500,000 units of limited partnership interest ("Units") to be registered under the Securities Act of 1933, as amended (the "Act") ("Exchange Offering"). It is proposed that these units would be exchanged for units of limited partnership interest in 23 limited partnerships (the "Exchange Partnerships"), which directly or indirectly own equity and/or mortgage interests in one or more residential apartment properties. The Exchange Partnerships are managed by corporate general partners which are affiliated with one of the founders of the Operating Partnership, who is the sole stockholder and director of the Managing Shareholder of the Trust. This registration statement has not yet become effective.

      The number of Units being offered in exchange for the limited partnership interests in the Exchange Partnerships will be based on appraisals of the respective real property prepared by qualified and licensed independent appraisal firms for each underlying residential apartment property. For purposes of the Exchange Offering, each Unit has been arbitrarily assigned an initial value of $10, which corresponds to the offering price of each Trust Common Share currently being offered to the public pursuant to the Cash Offering. The value of each Unit and Common Share outstanding will be substantially identical since Unit holders, including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of their Units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions. To facilitate such exchanges of Units into Common Shares, 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission.

      As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire equity and/or subordinated mortgage interests in 26 properties (the "Exchange Properties") directly or indirectly owned by the 23 Exchange Partnerships. The Operating Partnership will acquire interests in a particular property and/or mortgages by acquiring from limited partners their units of limited partnership interest in the respective Exchange Partnership. Each of the Exchange Partnerships directly or indirectly owns equity and/or mortgage interests in one or more properties. Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 properties which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom units) and 168 units (two and three bedroom units) under development. Of the Exchange Properties, 21 properties are located in Florida, three properties in Ohio and one property each in Georgia and Indiana.

      OPERATING PARTNERSHIP LIMITED PARTNERSHIP UNITS

      In connection with the formation of the Trust and the Operating Partnership, each of the Original Investors subscribed for 601,080 limited partnership units of the Operating Partnership (a total of 1,202,160 units). In consideration for the units subscribed for by them, each of the Original Investors made a $50,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 19% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investment represents a percentage greater than 19% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. The Original Investors have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

      Based upon the total Common Shares outstanding as of March 31, 1999, the Original Investors would be entitled to exchange their limited partnership units for a net amount of 122,561 Common Shares. These equivalent common shares have been taken into consideration in the calculation of net loss per share on an as-converted basis (see Note 4).

NOTE 4. NET LOSS PER SHARE

      The Trust computes per share data in accordance with Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 requires dual presentation of basic and diluted earnings per share on the face of the income statement.

      Basic net loss per share equals net loss divided by the weighted average shares outstanding during the year. The computation of diluted net loss per share that includes dilutive common stock equivalents in the weighted average shares outstanding has not been presented as it is anti-dilutive for the three months ended March 31, 1999.

      The components used in calculating basic net loss per share are as follows:

                                                   Weighted
                                                    Average        Loss
                                     Net Loss      Shares (a)    Per Share
                                     --------      ----------    ---------
            Three months ended
            March 31, 1999          $(390,545)      645,056       $(0.61)
                                    =========       =======       ======

           (a) Weighted average shares are comprised of the following:

                                                               1998
                                                               ----
            Investors                                         522,495
            Founders (on an as-converted basis)               122,561
                                                              -------
              Total                                           645,056
                                                              =======

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto.

            FORWARD-LOOKING STATEMENTS

      This Management's Discussion and Analysis of Financial Condition and Results of Operations and other sections of this Report contains certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 that are based on current expectations, estimates and projections about the Trust's business, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to those discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as those discussed elsewhere in this Report and from time to time in the Trust's other Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general domestic and international economic conditions. The forward-looking statements contained in this report speak only as of the date on which they are made, and the Trust does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this Report. If the Trust does update one or more forward-looking statements, investors and others should not conclude that the Trust will make additional updates with respect thereto or with respect to other forward-looking statements.

            PLAN OF OPERATION

      The Trust commenced operations on May 17, 1998. Through its Operating Partnership, it started acquiring interests in properties including the total limited partnership interests in Heatherwood I Apartments in June, 1998; Crystal Court II Apartments in July 1998; and Riverwalk Apartments in September, 1998. In July, 1998 it acquired a limited partnership interest in 20 real estate limited partnerships managed by affiliates of Gregory K. McGrath (a founder and Chief Executive Officer of the Registrant and the Operating Partnership). In October, 1998 it acquired a 12.3 percent interest in Alexandria Apartments (see
Item 2 - Description of Properties).

      The Trust plans to continue raising equity under its current offering dated May 15, 1998. The current offering is for $25,000,000, and is effective through November 30, 1999. Through March 31, 1999 the Trust has raised $5,838,403. The net cash proceeds from the issuance of Common Shares in connection with this offering and the net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of Units in the Operating Partnership. The Operating Partnership will use the net cash proceeds of the offering, unissued units of limited partnership interest in the operating partnership or a combination of net cash proceeds and unissued units to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of residential apartment property interests, and payment of fees and expenses as described in the Prospectus dated May 15, 1998. The Trust has the ability to satisfy its cash requirements for the foreseeable future. However, it will be necessary to raise additional capital during the next 12 months to make acquisitions and to meet management's revenue and cash flow goals.

      The Operating Partnership intends to conduct an exchange offering under which it will offer to issue units ("Units") of limited partnership interest to be registered, with an initial assigned value of $25,000,000, in exchange for limited partnership interests in real estate limited partnerships which directly or indirectly own interests in residential apartments in the United States. The Registrant and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares and/or Units within the next 12 months.

      The Registrant and the Operating Partnership expect no material change in the number of employees over the next 12 months.

                           PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

      The Registrant is a claimant in the Georgia-Pacific class action lawsuit.

ITEM 2. CHANGES IN SECURITIES

      There were no material modifications in the instruments defining the rights of any class of registered securities. There were no sales of any unregistered securities.

      The Registrant's Form SB-2 Registration Statement (the "Registration Statement") (Commission file number 333-35063) was declared effective by the Commission on May 15, 1998. On May 18, 1998, the Registrant commenced its public offering (the "Offering") of common shares of beneficial interest in the Registrant ("Common Shares"), the class of securities registered, and the Offering is currently ongoing. The name of the managing underwriter of the Offering is Sigma Financial Corporation. The amount of Common Shares registered is 2,500,000 shares. The offering price per Common Share is $10.00, and the aggregate price of the offering amount registered is $25,000,000. As of the date of this report, 614,110 Common Shares have been sold in the Offering, for an aggregate offering price of $6,141,103.

      From the effective date of the Registration Statement through March 31, 1999, the following expenses have been incurred for the Registrant's account in connection with the issuance and distribution of the registered Common Shares:

            Underwriting discounts and commissions:      $448,999 (plus five-year warrants to Acquire
                                                                  33,107 Common Shares at an exercise
                                                                  price of $13.00 per share)

            Finder's Fees:                               $      0

            Expenses Paid to or for Underwriter:         $      0

            Other Expenses (reimbursement for
            Advisory and investment expenses):           $374,024

                Total Expenses:                          $823,023

      Of such expense payments, $361,233 were made directly to Baron Advisors, Inc., the Managing Shareholder of the Registrant. The remaining payments of $316,388 were made directly or indirectly to others. The net offering proceeds to the Registrant after deducting the foregoing total expenses were $5,015,380.

      From the effective date of the Registration Statement through March 31, 1999, the net offering proceeds to the Registrant were used for the following purposes:

            Improvements to buildings and facilities:         $        0

            Purchase and installation of equipment:           $        0

            Repayment of indebtedness:                        $        0

            Working capital:                                  $        0

            Temporary investments:                            $        0

            Investment in Baron Capital Properties, L.P.
            (the Operating Partnership) - 3/31/99 value       $4,707,240

            Other purposes for which 5% or more of net
            offering proceeds or $100,000 (whichever
            is less)  have been used:                         $        0

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

            None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

            None.

ITEM 5. OTHER INFORMATION

      On October 14, 1998, the Operating Partnership acquired an approximate 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Property"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. The Operating Partnership paid $400,000 for eight (8) units of limited partnership interest out of a total of sixty-five (65) units and retains an option to acquire the remaining fifty-seven (57) units of limited partnership interests for $50,000 per unit or approximately $2,850,000. The option is exercisable as additional apartments are completed and rented and expires on October 15, 1999. An affiliate of the Trust, affiliated through common ownership, sold the partnership interest in the Alexandria Property to the Operating Partnership and also serves as the managing general partner of the Alexandria Property. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Property is entitled to an annual 12% preferential return, which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

      As of March 31, 1999 the Operating Partnership owned twenty-one and seven tenths (21.7) units of limited partnership interest for which it paid $1,085,000. Subsequent to March 31, 1999, the Operating Partnership exercised its option to purchase an additional two and one half (2.5) units of limited partnership interest for $125,000. During the three (3) months ended March 31, 1999, $12,000 was distributed to the Operating Partnership from the Alexandria Property and subsequent to March 31, 1999, $10,000 was distributed to the Operating Partnership from the Alexandria Property.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

      (a)      Exhibit No.      Description
               -----------      -----------
                  20.1          1998 Annual Report to Shareholders
                  27.1*         Financial Data Schedule (3/31/99)
                  27.2*         Financial Data Schedule (12/31/98)

      ----------
      *     Contained in electronic filing only.

      (b) No reports on Form 8-K were filed during the quarter ended March 31, 1999.

      In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 14, 1999                            BARON CAPITAL TRUST


                                        By: /s/  Gregory K. McGrath
                                        ---------------------------------
                                        Gregory K. McGrath
                                        Chief Executive Officer


                                        By: /s/  Mark L. Wilson
                                        ---------------------------------
                                        Mark L. Wilson
                                        Interim-Chief Financial Officer

================================================================================

                              BARON ADVISORS, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

================================================================================

                              BARON ADVISORS, INC.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                            1

FINANCIAL STATEMENTS

  Balance Sheet                                                               2

  Statement of Income and Retained Earnings                                   3

  Statement of Cash Flows                                                     4

  Notes to Financial Statements                                              5-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholder
Baron Advisors, Inc.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Advisors, Inc. (an S-Corporation) as of December 31, 1998 and the related statements of income and retained earnings and cash flows from inception (February 28, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Baron Advisors, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the period from inception (February 28, 1998) to December 31, 1998 in conformity with generally accepted accounting principles.

Miami, Florida
April 13, 1999

                              BARON ADVISORS, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1998

                   ASSETS

Cash                                                                    $    587

Due from the Trust                                                       136,941
                                                                        --------

                                                                        $137,528
                                                                        ========

    LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Accounts payable and accrued expenses                                 $ 11,022
                                                                        --------
      Total  liabilities                                                  11,022
                                                                        --------

Commitments and Subsequent Events                                             --

Stockholder's Equity:
  Common stock, $.10 par value; 1,000 shares
    authorized; issued and outstanding                                       100
  Retained earnings                                                      126,406
                                                                        --------
      Total stockholder's equity                                         126,506
                                                                        --------

                                                                        $137,528
                                                                        ========

                       See notes to financial statements.

                              BARON ADVISORS, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

             FROM INCEPTION (FEBRUARY 28, 1998) TO DECEMBER 31, 1998

Revenue                                                                 $324,213
                                                                        --------

Operating Expenses:
  Investment consulting services                                         131,040
  Legal services                                                          64,000
  Filing fees                                                              2,700
  Bank charges                                                                67
                                                                        --------
    Total operating expenses                                             197,807
                                                                        --------

Net Income                                                               126,406

Retained Earnings, Beginning                                                  --
                                                                        --------

Retained Earnings, ending                                               $126,406
                                                                        ========

                       See notes to financial statements.

                              BARON ADVISORS, INC.

                             STATEMENT OF CASH FLOWS

             FROM INCEPTION (FEBRUARY 28, 1998) TO DECEMBER 31, 1998

Cash Flows from Operating Activities:
  Net income                                                          $ 126,406
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Increase in due from affiliate                                   (136,941)
      Increase in accounts payable and accrued expenses                  11,022
                                                                      ---------
        Net cash provided by operating activities                           487
                                                                      ---------

Cash Flows from Financing Activities:
  Proceeds from issuance of common stock                                    100
                                                                      ---------
        Net cash provided by financing activities                           100
                                                                      ---------

Net Increase in Cash                                                        587

Cash, Beginning                                                              --
                                                                      ---------

Cash, Ending                                                          $     587
                                                                      =========

                       See notes to financial statements.

                              BARON ADVISORS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization

            Baron Advisors, Inc., (the "Management Company") was incorporated in July 1997 as a Delaware corporation. The Management Company was formed for the sole purpose of managing the Baron Capital Trust (the "Trust") and, therefore, there was no activity for the period since incorporation until February 28, 1998, when operations for the Trust began. The Management Company is the managing shareholder of the Trust.

            As the Management Company of the Trust, Baron Advisors, Inc., will have direct and exclusive discretion in management and control of the affairs of the Trust and Baron Capital Properties, L.P. (the "Operating Partnership"), subject to general supervision and review by the Independent Trustees and the Management Company acting together as the Board of the Trust and to prior approval of a majority of the Board and a majority of the Independent Trustees in respect of certain specified actions. The Corporate Trustee, Baron Capital Properties, Inc. (an affiliate of the Management Company), will act on the instructions of the Management Company, and will not take independent discretionary action on behalf of the Trust.

      Concentration of Credit Risk

            The Management Company's entire receivable balance is due from the Trust.

      Revenue Recognition

            Revenue is recognized when services are performed.

      Income Taxes

            The Management Company and its stockholders have elected "S Corporation" status for federal income tax purposes. As an S Corporation, the tax liability for income generated and the benefit for losses incurred pass directly to the stockholders. Accordingly, no provision for income taxes is presented in the accompanying financial statements.

      Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

                              BARON ADVISORS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. RELATED PARTY TRANSACTION

      Trust Management Agreement

            On May 15, 1998, the Management Company entered into a Trust Management Agreement with the Trust under which the Management Company is obligated to provide management, administrative and investment advisory services to the Trust. The services to be rendered include, among other things, communicating with and reporting to investors, administering accounts, providing to the Trust office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Management Company will also be responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Amended and Restated Declaration of Trust. The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a majority of the shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees.

            The Trust will reimburse the Management Company for all Trust expenses in an amount not to exceed 2% of gross proceeds from the sale by the Trust of Common Shares in the Trust's initial offering. As compensation for the Management Company's performance under the Trust Management Agreement, beginning June 1, 1998, the Trust will pay to the Management Company, on a monthly basis during the term of the agreement, an annual management fee in the sum of (i) 1% of the gross proceeds from the sale by the Trust of Common Shares in the Trust's initial offering, and (ii) 1% of the initial stock price for each unit of limited partnership interest ("Unit") in the Operating Partnership issued in connection with a Proposed Exchange Offering of Units as contemplated in the Trust's Prospectus, (iii) an investment fee in an amount equal to 4% of the gross proceeds from the sale by the Trust of common shares in the Trust's initial offering for the Management Company's services in investigating and evaluating investment opportunities and assisting the Trust in consummating its investments. The Management Company in its sole discretion may elect to receive payment for its service in the form of common shares with an equivalent value.

            During 1998, the Management Company received from the Trust approximately $92,000 in reimbursed expenses, $185,000 for investment fees and $46,000 as management fees. As of December 31, 1998, $136,941 is due from the Trust for reimbursable expenses and investment fees.

            Subsequent to year end, the Management Company received approximately $28,000 in reimbursed expenses and $53,000 in investment fees from the Trust.

                              BARON ADVISORS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. YEAR 2000 (UNAUDITED)

            As the Year 2000 approaches, the Management Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. The Management Company is addressing this issue to ensure the availability and integrity of its financial systems and the reliability of its operating systems. Processes have been established for evaluating and managing the risks and costs associated with this problem. The Management Company has and will continue to make certain investments in its software systems and applications to ensure that it is Year 2000 compliant.

NOTE 4. SUBSEQUENT EVENT

            Effective March 1999, the Management Company's sole investment consultant raised the investment fees from two percent (2%) to 4 percent (4%). The investment consultant charges a commission based on the gross proceeds from the sale by the Trust of Common Shares in the Trust's initial cash offering.

                                    EXHIBIT D

                           FINANCIAL STATEMENTS OF THE
                              EXCHANGE PROPERTIES/
                              EXCHANGE PARTNERSHIPS

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                       BLOSSOM CORNERS APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $ 338,755         $ 273,596        $  78,458         $  84,869
  Other income                                                   14,260            20,987            1,440             3,565
                                                              ---------         ---------        ---------         ---------
    Total revenues                                              353,015           294,583           79,898            88,434
                                                              ---------         ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                      43,980            38,493            7,078            10,995
  Real estate taxes and insurance                                32,696            33,224            8,366             8,174
  Mortgage interest expense                                      93,696            94,358           22,999            23,424
  Management fees and
    reimbursed expenses                                          27,362            20,039            6,464             6,841
  Other operating expenses                                       60,038            71,416           14,739            19,735
                                                              ---------         ---------        ---------         ---------
    Total certain expenses                                      257,772           257,530           59,646            69,169
                                                              ---------         ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $  95,243         $  37,053        $  20,252         $  19,265
                                                              =========         =========        =========         =========

See Note to Statement of Revenues and Certain Expenses

                       BLOSSOM CORNERS APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Blossom Corners Apartments, Phase I, consist of 70 units located in Orlando, Florida. The property was acquired by purchase July 7, 1995 by Florida Income Growth Fund V, Ltd. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997                             93%
                  December 31, 1998                             87%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Blossom Corners Apartments, Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                       BLOSSOM CORNERS APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998


     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of Bridgepoint Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Bridgepoint Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of Bridgepoint Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Bridgepoint Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                             BRIDGEPOINT APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $ 237,872         $ 212,608        $  58,461         $  59,468
  Other income                                                   13,760             6,605            7,274             3,440
                                                              ---------         ---------        ---------         ---------
    Total revenues                                              251,632           219,213           65,735            62,908
                                                              ---------         ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                      19,159            14,531            4,552             4,790
  Real estate taxes and insurance                                24,924            24,715            6,076             6,231
  Mortgage interest expense                                      68,574            69,345           17,011            17,144
  Management fees and
    reimbursed expenses                                          20,712            14,751            5,346             5,178
  Other operating expenses                                       73,929            62,047           14,752            23,067
                                                              ---------         ---------        ---------         ---------
    Total certain expenses                                      207,298           185,389           47,737            56,410
                                                              ---------         ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $  44,334         $  33,824        $  17,998         $   6,498
                                                              =========         =========        =========         =========

See Note to Statement of Revenues and Certain Expenses

                             BRIDGEPOINT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Bridgepoint Apartments consist of 48 units located in Jacksonville, Florida. The property was acquired by purchase July 17, 1995 by Florida Capital Income Fund III, Ltd. The following percentage of units that were occupied at the various period ending dates:

                  December 31, 1997                            85%
                  December 31, 1998                            92%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Bridgepoint Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                             BRIDGEPOINT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Brookwood Way Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Brookwood Way Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Brookwood Way Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Brookwood Way Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                            BROOKWOOD WAY APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $ 275,189         $ 248,950        $  68,386         $  68,797
  Other income                                                    8,015             7,988            1,200             2,004
                                                              ---------         ---------        ---------         ---------
    Total revenues                                              283,204           256,938           69,586            70,801
                                                              ---------         ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                      30,819            22,296            7,074             7,705
  Real estate taxes and insurance                                22,640            17,645            5,973             5,660
  Mortgage interest expense                                     102,287            96,565           31,110            25,572
  Management fees and
    reimbursable expenses                                        21,964            15,720            4,159             5,491
  Other operating expenses                                       51,148            45,855              916            11,635
                                                              ---------         ---------        ---------         ---------
    Total certain expenses                                      228,858           198,081           49,232            56,063
                                                              ---------         ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $  54,346         $  58,857         $ 20,354          $ 14,738
                                                              =========         =========        =========         =========

See Note to Statement of Revenues and Certain Expenses

                            BROOKWOOD WAY APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Brookwood Way Apartments consist of 66 units located in Mansfield, Ohio. The property was acquired by purchase in November 1996 by Midwest Income Growth Fund VI, Ltd. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997                            88%
                  December 31, 1998                            97%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Brookwood Way Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                            BROOKWOOD WAY APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Camellia Court Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Camellia Court Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Camellia Court Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Camellia Court Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                            CAMELLIA COURT APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $ 266,911         $ 213,718        $  72,811         $  66,728
  Other income                                                   23,575            16,516            5,850             5,894
                                                              ---------         ---------        ---------         ---------
    Total revenues                                              290,486           230,234           78,661            72,622
                                                              ---------         ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                      35,205            35,481            8,584             8,801
  Real estate taxes and insurance                                39,651            35,934           10,011             9,913
  Mortgage interest expense                                      98,620            98,851           24,118            24,655
  Management fees and
    reimbursed expenses                                          22,465            13,884            5,887             5,616
  Other operating expenses                                       60,671            64,905           14,544            27,092
                                                              ---------         ---------        ---------         ---------
    Total certain expenses                                      256,612           249,055           63,144            76,077
                                                              ---------         ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $  33,874         $ (18,821)       $  15,517          $ (3,455)
                                                              =========         =========        =========          ========

See Note to Statement of Revenues and Certain Expenses

                            CAMELLIA COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Camellia Court Apartments consist of 60 units located in Daytona Beach, Florida. The property was acquired by purchase March 6, 1995 by Florida Opportunity Income Partners, Ltd. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997                            78%
                  December 31, 1998                            95%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Camellia Court Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income form the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                            CAMELLIA COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Eagle Lake Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Eagle Lake Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Eagle Lake Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Eagle Lake Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                              EAGLE LAKE APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $ 382,121         $ 346,154        $  94,139         $  95,530
  Other income                                                   25,123            21,065            3,447             6,281
                                                              ---------         ---------        ---------         ---------
    Total revenues                                              407,244           367,219           97,586           101,811
                                                              ---------         ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                      48,167            34,983           10,538            12,042
  Real estate taxes and insurance                                55,688            49,694           13,457            13,922
  Mortgage interest expense                                     127,820           158,727           30,723            31,955
  Management fees and
    reimbursable expenses                                        37,896            26,702            7,305             9,474
  Other operating expenses                                       88,716            71,050           15,317            27,226
                                                              ---------         ---------        ---------         ---------
    Total certain expenses                                      358,287           341,156           77,340            94,619
                                                              ---------         ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $  48,957         $  26,063        $  20,246         $   7,192
                                                              =========         =========        =========         =========

See Note to Statement of Revenues and Certain Expenses

                              EAGLE LAKE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Eagle Lake Apartments consist of 77 units located in Port Orange, Florida. The property was acquired by purchase July 12, 1994 by Florida Capital Income Fund, Ltd. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997                            94%
                  December 31, 1998                            91%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Eagle Lake Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                              EAGLE LAKE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase I, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase I, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase I, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase I, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                         FOREST GLEN APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $ 362,118         $ 319,763        $  94,877         $  90,530
  Other income                                                   16,098             7,968            1,321             4,025
                                                              ---------         ---------        ---------         ---------
    Total revenues                                              378,216           327,731           96,198            94,555
                                                              ---------         ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                      54,733            35,958            6,506            13,683
  Real estate taxes and insurance                                46,578            45,223           11,517            11,645
  Mortgage interest expense                                     116,664           149,908           30,966            29,166
  Management fees and
    reimbursable expenses                                        25,812            17,219            7,146             6,453
  Other operating expenses                                       67,541            60,553           10,100            16,885
                                                              ---------         ---------        ---------         ---------
    Total certain expenses                                      311,328           308,861           66,235            77,832
                                                              ---------         ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $  66,888         $  18,870        $  29,963         $  16,723
                                                              =========         =========        =========         =========

See Note to Statement of Revenues and Certain Expenses

                         FOREST GLEN APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase I, consist of 52 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Capital Income Fund II, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Capital Income Fund II, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase I of the Forest Glen Property.

     The following percentage of units were occupied at year ending dates:

                  December 31, 1997                            87%
                  December 31, 1998                            96%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

                         FOREST GLEN APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase II, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase II, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase II, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase II, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                        FOREST GLEN APARTMENTS, PHASE II

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $ 204,746         $ 159,093        $  49,592         $  51,187
  Other income                                                    6,773             6,252            5,466             1,693
                                                              ---------         ---------        ---------         ---------
    Total revenues                                              211,519           165,345           55,058            52,880
                                                              ---------         ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                      20,454            20,767            3,769             5,114
  Real estate taxes and insurance                                27,095            25,939            6,654             6,774
  Mortgage interest expense                                      66,542            60,222           18,584            16,636
  Management fees and
    reimbursable expenses                                        17,248             9,454            5,385             4,312
  Other operating expenses                                       37,111            37,056            7,944            14,540
                                                              ---------         ---------        ---------         ---------
    Total certain expenses                                      168,450           153,438           42,336            47,376
                                                              ---------         ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $  43,069         $  11,907        $  12,722         $   5,504
                                                              =========         =========        =========         =========

See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase II, consist of 30 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Realty Opportunity Income Fund VIII, Ltd. and three other limited partnerships). Under a land trust agreement, Realty Opportunity Income Fund VIII, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase II of the Forest Glen Property.

     The following percentage of units were occupied at year ending dates:

                  December 31, 1997                            70%
                  December 31, 1998                            93%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase II.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

                        FOREST GLEN APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.


     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase III, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase III, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase III, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase III, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                        FOREST GLEN APARTMENTS, PHASE III

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $ 176,122         $ 170,175        $  47,548         $  44,031
  Other income                                                   11,808             7,031            1,197             2,952
                                                              ---------         ---------        ---------         ---------
    Total revenues                                              187,930           177,206           48,745            46,983
                                                              ---------         ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                      17,651            17,461            3,191             4,413
  Real estate taxes and insurance                                25,738            21,947            7,507             6,435
  Mortgage interest expense                                      56,304            49,070           15,725            14,076
  Management fees and
    reimbursable expenses                                        15,923             8,646            4,849             3,981
  Other operating expenses                                       32,125            31,238            5,623            14,913
                                                              ---------         ---------        ---------         ---------
    Total certain expenses                                      147,741           128,362           36,895            43,818
                                                              ---------         ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $  40,189         $  48,844        $  11,850         $   3,165
                                                              =========         =========        =========         =========

See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE III

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase III, consist of 26 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Income Advantage Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Advantage Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase III of the Forest Glen Property.

     The following percentage of units were occupied at the year ending dates:

                  December 31, 1997                            96%
                  December 31, 1998                            96%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase III.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

                        FOREST GLEN APARTMENTS, PHASE III

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.


     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                        FOREST GLEN APARTMENTS, PHASE IV

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $  53,558         $  56,139        $  15,282         $  13,390
  Other income                                                    3,081             2,437               80               770
                                                              ---------         ---------        ---------         ---------
    Total revenues                                               56,639            58,576           15,362            14,160
                                                              ---------         ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                       6,091             5,132            1,014             1,523
  Real estate taxes and insurance                                 7,364             6,985            1,792             1,841
  Mortgage interest expense                                      17,915            17,843            5,003             4,479
  Management fees and
    reimbursable expenses                                         8,690             3,987            3,269             2,173
  Other operating expenses                                       10,115            10,384            1,780             5,537
                                                              ---------         ---------        ---------         ---------
    Total certain expenses                                       50,175            44,331           12,858            15,553
                                                              ---------         ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $   6,464         $  14,245        $   2,504         $  (1,393)
                                                              =========         =========        =========         =========

See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE IV

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase IV, consist of 8 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Income Appreciation Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Appreciation Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase IV of the Forest Glen Property.

     The following percentage of units were occupied at the year ending dates:

                  December 31, 1997                           100%
                  December 31, 1998                           100%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase IV.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

                        FOREST GLEN APARTMENTS, PHASE IV

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Glen Lake Arms Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Glen Lake Arms Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Glen Lake Arms Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Glen Lake Arms Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                            GLEN LAKE ARMS APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $  703,744        $ 745,649        $ 147,230         $ 175,936
  Other income                                                    26,875           22,536           79,526             6,719
                                                              ----------        ---------        ---------         ---------
    Total revenues                                               730,619          768,185          226,756           182,655
                                                              ----------        ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                      172,502           85,191           30,934            43,126
  Real estate taxes and insurance                                111,857          118,041           31,731            27,964
  Mortgage interest expense                                      318,032          310,603           53,001            79,508
  Management fees and
    reimbursable expenses                                         17,849           42,276           12,154             4,462
  Other operating expenses                                       403,731          223,580           73,123           110,193
                                                              ----------        ---------        ---------         ---------
    Total certain expenses                                     1,023,971          779,691          200,943           265,253
                                                              ----------        ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $ (293,352)       $ (11,506)       $  25,813         $ (82,598)
                                                              ==========        =========        =========         =========

See Note to Statement of Revenues and Certain Expenses

                            GLEN LAKE ARMS APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Glen Lakes Arms Apartments consist of 144 units located in St. Petersburg, Florida. The property was acquired by purchase May 18, 1995 by Glen Lake Investors, Ltd. in which Florida Capital Income Fund IV, Ltd. owns a 99% limited partnership interest. At December 31, 1997 81% of the units were occupied.

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Glen Lake Arms Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units were rented under lease agreements with terms of one year or less. Starting in April 1998, as annual leases expired, the available units were rented on a short term basis as extended stay motel suites.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the annual leases, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                            GLEN LAKE ARMS APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Grove Hamlet Apartments (Laurel Oaks) for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Grove Hamlet Apartments (Laurel Oaks) for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Grove Hamlet Apartments (Laurel Oaks) for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Grove Hamlet Apartments (Laurel Oaks) for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                      GROVE HAMLET APARTMENTS (LAUREL OAKS)

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $  282,024        $  221,070       $   76,469        $   70,506
  Other income                                                    10,963             7,510            2,030             2,741
                                                              ----------        ----------       ----------        ----------
    Total revenues                                               292,987           228,580           78,499            73,247
                                                              ----------        ----------       ----------        ----------
CERTAIN EXPENSES
  Personnel                                                       40,337            31,912            8,299            10,084
  Real estate taxes and insurance                                 31,851            35,289           11,175             7,963
  Mortgage interest expense                                      117,215           125,177           24,455            29,304
  Management fees and
    reimbursable expense                                          24,245            14,028            6,647             6,061
  Other operating expenses                                        50,876            27,602           16,941            15,175
                                                              ----------        ----------       ----------        ----------
    Total certain expenses                                       264,524           234,008           67,517            68,587
                                                              ----------        ----------       ----------        ----------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $   28,463        $   (5,428)      $   10,982        $    4,660
                                                              ==========        ==========       ==========        ==========

See Note to Statement of Revenues and Certain Expenses

                      GROVE HAMLET APARTMENTS (LAUREL OAKS)

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Grove Hamlet Apartments consist of 57 units located in Deland, Florida. The property was acquired by purchase December 29, 1993 by Central Florida Income Appreciation Fund, Ltd. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997                            82%
                  December 31, 1998                            96%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Grove Hamlet Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                      GROVE HAMLET APARTMENTS (LAUREL OAKS)

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Stadium Club Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Stadium Club Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Stadium Club Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Stadium Club Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                             STADIUM CLUB APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $ 397,831         $ 458,687        $ 104,712         $  99,458
  Other income                                                   44,049            27,710            1,756            11,012
                                                              ---------         ---------        ---------         ---------
    Total revenues                                              441,880           486,397          106,468           110,470
                                                              ---------         ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                      77,976            72,107           12,896            19,494
  Real estate taxes and insurance                                31,459            36,528            5,367             7,865
  Mortgage interest expense                                     141,388           146,120           33,913            35,347
  Management fees and
    reimbursable expenses                                        44,449            25,469            8,264            11,112
  Other operating expenses                                      129,209           108,499           12,239            40,469
                                                              ---------         ---------        ---------         ---------
    Total certain expenses                                      424,481           388,723           72,679           114,287
                                                              ---------         ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $  17,399         $  97,674        $  33,789         $  (3,817)
                                                              =========         =========        =========         =========

See Note to Statement of Revenues and Certain Expenses

                             STADIUM CLUB APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Stadium Club Apartments consist of 229 units located in Statesboro, Georgia. The property was acquired by purchase June 30, 1995 by GSU Stadium Student Apartments, Ltd. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997                            86%
                  December 31, 1998                            59%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Stadium Club Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units, which are student housing, are rented under lease agreements that correspond to the school semesters.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                             STADIUM CLUB APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Steeplechase Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form SB-2 of Baron Capital Trust, a Delaware business trust) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Steeplechase Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Steeplechase Apartments for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Steeplechase Apartments for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
April 15, 1999

                             STEEPLECHASE APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

                                                             December 31,      December 31,      March 31,         March 31,
                                                                 1998              1997            1999              1998
                                                             ------------      ------------     -----------       -----------
                                                                                                (Unaudited)       (Unaudited)
REVENUES
  Rental income                                               $ 297,880         $ 234,305        $  69,727         $  74,470
  Other income                                                   23,059            10,733           19,056             5,765
                                                              ---------         ---------        ---------         ---------
    Total revenues                                              320,939           245,038           88,783            80,235
                                                              ---------         ---------        ---------         ---------
CERTAIN EXPENSES
  Personnel                                                      60,173            50,624           11,970            15,043
  Real estate taxes and insurance                                37,339            33,112            9,005             9,335
  Mortgage interest expense                                      91,982            93,448           24,593            22,996
  Management fees and
    reimbursable expenses                                        23,119            15,227            6,164             5,780
  Other operating expenses                                      104,662            99,927            9,815            32,161
                                                              ---------         ---------        ---------         ---------
    Total certain expenses                                      317,275           292,338           61,547            85,315
                                                              ---------         ---------        ---------         ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                          $   3,664         $ (47,300)       $  27,239         $  (5,080)
                                                              =========         =========        =========         =========

See Note to Statement of Revenues and Certain Expenses

                             STEEPLECHASE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

1. Descriptions and Summary of Significant Accounting Policies

     Description

     Steeplechase Apartments consist of 72 units located in Anderson, Indiana. The property was acquired on October 1, 1996 by Income Partners III, Ltd. in which Baron Strategic Investment Fund II, Ltd. owns a 99% limited partnership interest. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997                            65%
                  December 31, 1998                            74%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Steeplechase Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                             STEEPLECHASE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
          AND FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998


     Unaudited Financial Information

     The accompanying financial information for the quarters ended March 31, 1998 and 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments for a fair presentation of revenues and certain expenses have been made. The results of operations for the quarters is not necessarily indicative of results to be expected for a full year.

================================================================================

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                              FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

================================================================================

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         1

FINANCIAL STATEMENTS

   Balance Sheets                                                          2

   Statements of Operations                                                3

   Statements of Partners' Capital                                         4

   Statements of Cash Flows                                                5

   Notes to Financial Statements                                          6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Note 3, the Partnership and its affiliates have engaged in significant transactions with each other.

                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 2, 1999

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                                 BALANCE SHEETS

                                                                                                 March 31,     December 31,
                                                                                                   1999            1998
                                                                                                   ----            ----
                          ASSETS                                                               (Unaudited)
Cash                                                                                            $   7,234        $   7,653
Notes receivable from affiliates                                                                  787,148          787,148
Accrued interest receivable from affiliates                                                        91,427           90,089
                                                                                                ---------        ---------

                                                                                                $ 885,809        $ 884,890
                                                                                                =========        =========
             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner                                                   7,500            6,000
                                                                                                ---------        ---------
Commitments and Other Matter                                                                            -                -

Partners' Capital:
   General partner                                                                                     90               90
   Limited partners                                                                               878,219          878,800
                                                                                                ---------        ---------
                                                                                                  878,309          878,890
                                                                                                ---------        ---------

                                                                                                $ 885,809        $ 884,890
                                                                                                =========        =========

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                            STATEMENTS OF OPERATIONS

                                                                                     Three
                                                                                     Months
                                                                                     Ended               Year Ended
                                                                                    March 31,             December
                                                                                      1999            1998         1997
                                                                                      ----            ----         ----
                                                                                   (Unaudited)
Revenues:
   Interest income from affiliate                                                   $ 21,338       $ 105,368    $ 76,981
   Other                                                                                  15             365       1,906
                                                                                    --------        --------    --------
                                                                                      21,353         105,733      78,887
                                                                                    --------        --------    --------
Costs and Expenses:
   General and administrative                                                            434          23,981      10,745
   Administrative fees to general partner                                              1,500           6,000       6,000
                                                                                    --------        --------    --------
                                                                                       1,934          29,981      16,745
                                                                                    --------        --------    --------

Net Income                                                                          $ 19,419        $ 75,752    $ 62,142
                                                                                    ========        ========    ========

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL


                                                                                        General      Limited
                                                                                        Partner      Partners       Total
                                                                                        -------      --------       -----
Partners' Capital, January 1, 1997                                                      $     90     $ 910,570    $ 910,660

Year Ended December 31, 1997:
   Distributions                                                                               -      (112,664)    (112,664)
   Net income                                                                                  -        62,142       62,142
                                                                                        --------     ---------     --------
Partners' Capital,  December 31, 1997                                                         90       860,048      860,138

Year Ended December 31, 1998:
   Distributions                                                                               -       (57,000)     (57,000)
   Net income                                                                                  -        75,752       75,752
                                                                                        --------     ---------     --------
Partners' Capital, December 31, 1998                                                          90       878,800      878,890

Three Months Ended March 31, 1999 (Unaudited):
   Distributions                                                                               -       (20,000)     (20,000)
   Net income                                                                                  -        19,419       19,419
                                                                                        --------     ---------     --------

Partners' Capital, March 31, 1999 (Unaudited)                                           $     90     $ 878,219    $ 878,309
                                                                                        ========     =========     ========

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                                         Three
                                                                                         Months           Year Ended
                                                                                         Ended             December
                                                                                        March 31,      ------------------
                                                                                          1999         1998         1997
                                                                                          ----         ----         ----
                                                                                      (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                                           $ 19,419     $ 75,752     $ 62,142
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliate                        (1,338)     (68,630)     (15,981)
            Increase (decrease) in administrative fees payable
               to general partner                                                          1,500       (3,500)       6,000
                                                                                        --------     --------     --------
                  Net cash provided by operating activities                               19,581        3,622       52,161
                                                                                        --------     --------     --------
Cash Flows from Investing Activities:
   Investment in notes receivables from affiliates                                             -     (133,670)    (339,000)
   Advances to affiliates                                                                      -            -       (7,239)
   Collection of notes receivables from affiliates                                             -      155,261            -
                                                                                        --------     --------     --------
                  Net cash provided by (used in) investing activities                          -       21,591     (346,239)
                                                                                        --------     --------     --------
Cash Flows from Financing Activities:
   Distributions to limited partners                                                     (20,000)     (57,000)    (112,664)
   Syndication costs                                                                           -           -        (6,800)
                                                                                              --           --       -------
                  Net cash used in financing activities                                  (20,000)     (57,000)    (119,464)
                                                                                        --------     --------     --------
Net Decrease in Cash                                                                        (419)     (31,787)    (413,542)

Cash, Beginning                                                                            7,653       39,440      452,982
                                                                                        --------     --------     --------
Cash, Ending                                                                            $  7,234     $  7,653     $ 39,440
                                                                                        ========     ========     ========
Supplemental Disclosures:
   Non-cash transactions:
   Reclassification of advance to note receivable                                       $      -    $ 249,739     $      -
                                                                                        ========     ========     ========

                      BARON STRATEGIC INVESTMENT FUND, LTD.
                               Cash Flow Worksheet
                                December 31, 1998

                                                                                             Line of        Interest      Notes
                                                                                  Cash        Credit        Receivable  Receivable
                                                                                  ----        ------        ----------  ----------
Begining Balance, December 31, 1997                                              39,440       249,739         21,459     559,000
Ending Balance, December 31, 1998                                                 7,653             -         90,089     787,148
                                                                                -------      --------         ------     -------
                                                                                (31,787)     (249,739)        68,630     228,148

Cash Flows from Operating Activities:
   Net income                                                         75,752
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest                             (68,630)                                (68,630)
            Decrease in admin. fees payable to general partner        (3,500)
            Increase in loan payable due to affiliate                      -

                  Net cash provided by operating activities            3,622

Cash Flows from Investing Activities:
   Purchase of investment in affiliates                             (133,670)                                           (133,670)
   Reclass of advance to note                                              -                  249,739                   (249,739)
   Line of credit to affiliate                                       155,261                                             155,261
                                                                    --------
                  Net cash provided (required) by
                     investing activities                             21,591
                                                                    --------
Cash Flows from Financing Activities:
   Distribution                                                      (57,000)
   Limited partner contributions                                           -
   Limited partner distributions                                           -
                                                                    --------
                  Net cash used in financing activities              (57,000)

Net Increase (Decrease) in Cash                                      (31,787)

Cash, Beginning                                                       39,440

Cash, Ending                                                           7,653
                                                                    ========


                                                                                   Partners'
                                                                     Due to G/P     Capital
                                                                     ----------     -------
Begining Balance, December 31, 1997                                    (9,500)     (860,138)
Ending Balance, December 31, 1998                                      (6,000)     (878,890)
                                                                       ------      --------
                                                                        3,500       (18,752)

Cash Flows from Operating Activities:
   Net income                                                                        75,752
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest
            Decrease in admin. fees payable to general partner         (3,500)
            Increase in loan payable due to affiliate
                  Net cash provided by operating activities

Cash Flows from Investing Activities:
   Purchase of investment in affiliates
   Reclass of advance to note
   Line of credit to affiliate

                  Net cash provided (required) by
                     investing activities

Cash Flows from Financing Activities:
   Distribution                                                                     (57,000)
   Limited partner contributions
   Limited partner distributions

                  Net cash used in financing activities

Net Increase (Decrease) in Cash

Cash, Beginning

Cash, Ending

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Strategic Investment Fund, Ltd. ("the Partnership") was initially organized on April 24, 1996 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the three months ended March 31, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliates

             Notes receivable from affiliates are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliates (Continued)

            Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of May 20, 1996:

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Term

            The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) next to the general partner, until the total amount so distributed to it when added to all prior distributions of distributable cash and net proceeds made to it, is equal to the sum of its capital contribution plus an annual 12.5% cash-on-cash return and; (c) the balance, if any is distributed 50% to the limited partners and 50% to the general partner.

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 1, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

      The following are the balances of the notes receivable and accrued interest from affiliates at March 31, 1999 and December 31, 1998:

                                                                 March 31, 1999            December 31, 1998
                                                                 --------------            -----------------
                                                                Notes       Accrued       Notes       Accrued
                                                             Receivable    Interest    Receivable     Interest
                                                             ----------    --------    ----------     --------
                                                                  (Unaudited)
            Blossom Corners Apartments II, Ltd.
               ("Blossom II")                                 $557,148     $43,113      $557,148      $48,581   (a)
            Sycamore Real Estate Development, LP
               ("Sycamore")                                    230,000      20,415       230,000       13,609   (b)
            Falls Properties III, Ltd. ("Falls III")                 -      27,899             -       27,899   (c)
                                                              --------     -------      --------      -------
                                                              $787,148     $91,427      $787,148      $90,089
                                                              ========     =======      ========      =======

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (a) In November 1996, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Blossom II, were converted into promissory notes as more fully described in the table below:

                  Blossom II Second Mortgage Note; matures on
                  April 1, 2002; accrues interest at an minimum
                  annual rate of 6% and provides for
                  participation interest at the rate of 3% per
                  annum based upon the amount of the unpaid
                  principal, which shall be due and payable to
                  the extent that it does not exceed the
                  available cash flow, as defined in the note;
                  secured by a lien upon certain real and
                  personal property of Blossom II; provides for
                  additional participation interest in an amount
                  equal to 30% of remaining available cash flow,
                  as defined, which will continue to be made
                  until such time as the collateral has been
                  sold, and which obligation will continue
                  notwithstanding total repayment of the
                  principal amount of the note; subordinated to
                  the first mortgage which had a balance of
                  approximately $1,100,000 and $1,104,000 as of
                  March 31, 1999 and December 31, 1998,
                  respectively.                                         $622,103

                  Secured promissory note representing advances
                  made by the former general partner to Blossom
                  II. The note matures on April 1, 2002; accrues
                  interest, which is payable quarterly, at 1%
                  over prime (8.75% as of March 31, 1999 and
                  December 31, 1998).                                     68,861

                  Secured promissory note representing other
                  receivables related to advances made by the
                  former general partner to Blossom II for
                  refinancing fees and professional services. The
                  note matures on April 1, 2002; accrues
                  interest, which is payable quarterly, at 12%.           29,732
                                                                        --------
                                                                         720,696
                  Less discount                                          263,696
                                                                        --------
                  Subtotal of notes receivable, net of discount          457,000

                  Secured promissory note representing other
                  advances made to Blossom II. The note matures
                  on April 1, 2002; accrues interest, which is
                  payable quarterly, at 12%.                             100,148
                                                                        --------
                    Total                                               $557,148
                                                                        ========

            On December 15, 1998, Blossom II amended and restated all the above notes and mortgages and entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the above notes will be secured by the Second Mortgage. The amendment also provides for additional advances not to exceed a $1,250,000 maximum to be evidenced by an Additional Advance Agreement or note.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (b) Secured promissory note representing advances made to Sycamore Real Estate Development, L.P. The note matures on December 14, 2003; accrues interest at an annual rate of 12%; is secured by a lien upon certain real and personal property of Villas at Lake Sycamore; and is subordinated to the first mortgage which had a balance of approximately $866,000 as of March 31, 1999 and December 31, 1998. Two other affiliated partnerships also hold second mortgage notes in the aggregate principal amount of $320,000 secured by the property. The lending parties have agreed to share the benefits of the second mortgage on a pari-passu basis.

            Note receivable                                             $230,000
                                                                        --------

      (c) In April 1997, the Partnership acquired, at a discount, from an unrelated party certain receivables owned by Falls III. In December, 1998 the Partnership endorsed to Sycamore the note from Falls III in exchange for Sycamore exchange for a promissory note from Sycamore [see (b) above]. The accrued interest receivable represents interest on the notes through December, 1998.

NOTE 4. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      In 1996, in accordance with the terms of a Private Placement Memorandum dated May 20, 1996, the Partnership issued the 2,400 units of limited partner interest being offered at $500 per unit for total gross proceeds of $1,200,000. Costs of $284,000 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $284,000 in syndication costs, the Partnership paid $164,000 to its general partner for administrative, legal and investment fees.

NOTE 5. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                              FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

================================================================================

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         1

FINANCIAL STATEMENTS

   Balance Sheets                                                          2

   Statements of Operations                                                3

   Statements of Partners' Capital                                         4

   Statements of Cash Flows                                                5

   Notes to Financial Statements                                          6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund IV, Ltd.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Strategic Investment Fund IV, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund IV, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Notes 3, 4 and 5, the Partnership and its affiliates have engaged in significant transactions with each other.

                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                                 BALANCE SHEETS

                                                                                              March 31,       December 31,
                                                                                                 1999             1998
                                                                                                 ----             ----
                                                                                             (Unaudited)
                         ASSETS
Cash                                                                                          $       794      $       853
Notes receivable from affiliate                                                                   976,439          976,439
Advances receivable from affiliates                                                                19,500           19,500
Accrued interest receivable from affiliates                                                       168,683          142,576
                                                                                              -----------      -----------

                                                                                              $ 1,165,416      $ 1,139,368
                                                                                              ===========      ===========
           LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Note payable to affiliate                                                                  $   259,639      $   259,639
   Accrued syndication costs                                                                          400              400
   Administrative fees payable to general partner                                                  29,000           26,000
   Accrued interest payable to affiliate                                                           46,934           37,198
                                                                                              -----------      -----------
                                                                                                  335,973          323,237
                                                                                              -----------      -----------
Commitments and Other Matter                                                                           --               --

Partners' Capital:
   General partner                                                                                  1,824            1,541
   Limited partners                                                                               827,619          814,590
                                                                                              -----------      -----------
                                                                                                  829,443          816,131
                                                                                              -----------      -----------

                                                                                              $ 1,165,416      $ 1,139,368
                                                                                              ===========      ===========

                       See notes to financial statements

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                            STATEMENTS OF OPERATIONS

                                                                                      Three
                                                                                      Months             Year Ended
                                                                                      Ended              December 31,
                                                                                     March 31,           ------------
                                                                                       1999          1998          1997
                                                                                       ----          ----          ----
                                                                                    (Unaudited)
Revenues:
   Interest income from affiliate                                                    $ 41,106     $ 166,018     $ 128,047
   Other                                                                                    3           342         1,573
                                                                                     --------     ---------      --------
                                                                                       41,109       166,360       129,620
                                                                                     --------     ---------      --------

Costs and Expenses:
   Interest expense to affiliate                                                        9,736        40,388        67,699
   Administrative fees to general partner                                               3,000        12,000        12,000
   General and administrative                                                              61        10,925         5,181
                                                                                     --------     ---------      --------
                                                                                       12,797        63,313        84,880
                                                                                     --------     ---------      --------

Net Income                                                                           $ 28,312     $ 103,047      $ 44,740
                                                                                     ========     =========      ========


                       See notes to financial statements

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                                                         General     Limited
                                                                                         Partner     Partners      Total
                                                                                         -------     --------      -----
Partners' Capital, January 1, 1997                                                       $    64    $  70,023    $  70,087

Year Ended December 31, 1997:
   Capital contributions, net of syndication costs                                             -      604,810      604,810
   Distributions                                                                               -      (27,130)     (27,130)
   Net income                                                                                447       44,293       44,740
                                                                                         -------    ---------    ---------

Partners' Capital, December 31, 1997                                                         511      691,996      692,507

Year Ended December 31, 1998:
   Capital Contributions, Net of Syndication Costs                                             -      112,590      112,590
   Distributions                                                                               -      (92,013)     (92,013)
   Net Income                                                                              1,030      102,017      103,047
                                                                                         -------    ---------    ---------

Partners' Capital, December 31, 1998                                                     $ 1,541    $ 814,590    $ 816,131

Three Months Ended March 31, 1999 (Unaudited):
   Distributions                                                                               -      (15,000)     (15,000)
   Net Income                                                                                283       28,029       28,312
                                                                                         -------    ---------    ---------

Partners' Capital, March 31, 1999 (Unaudited)                                            $ 1,824    $ 827,619    $ 829,443
                                                                                         =======    =========    =========


                       See notes to financial statements

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                            STATEMENTS OF CASH FLOWS

 FOR THE QUARTER ENDED MARCH 31, 1999 AND YEARS ENDED DECEMBER 31, 1998 AND 1997

                            (SEE ACCOUNTANTS' REPORT)

                                                                                         Three
                                                                                         Months          Year Ended
                                                                                         Ended           December 31,
                                                                                        March 31,        ------------
                                                                                          1999        1998          1997
                                                                                          ----        ----          ----
                                                                                       (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                                           $ 28,312    $ 103,047     $ 44,740
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in interest receivable from affiliates                              (26,107)    (121,718)     (20,858)
            Increase in administrative fees payable to general partner                     3,000       12,000       12,000
            Increase in interest due to affiliate                                          9,736       35,016        2,182
                                                                                         -------     --------     --------
               Net cash provided by operating activities                                  14,941       28,345       38,064
                                                                                         -------     --------     --------
Cash Flows from Investing Activities:
   Investment in notes receivable from affiliate                                               -       (7,688)    (981,237)
   Payment received on loan to affiliate                                                       -            -       12,486
   Advances to affiliates                                                                      -            -      (19,500)
                                                                                         -------     --------     --------
               Net cash used in investing activities                                           -       (7,688)    (988,251)
                                                                                         -------     --------     --------

Cash Flows from Financing Activities:
   Proceeds from notes payable to affiliate                                                    -            -      690,000
   Payments on note payable to affiliate                                                       -     (119,628)    (310,733)
   Increase (decrease) in accrued syndication costs payable                                    -      (19,700)      20,100
   Partners' capital contributions                                                             -      140,737      769,263
   Syndication costs                                                                                  (28,147)    (164,453)
   Distributions to limited partners                                                     (15,000)     (92,013)     (27,130)
                                                                                         -------     --------     --------
               Net cash provided by (used in) financing activities                       (15,000)    (118,751)     977,047
                                                                                         -------     --------     --------
Net Increase (Decrease) in Cash                                                              (59)     (98,094)      26,860

Cash, Beginning                                                                              853       98,947       72,087
                                                                                         -------     --------     --------
Cash, Ending                                                                             $   794        $ 853     $ 98,947
                                                                                         =======     ========     ========
Supplemental Disclosures:
   Cash paid during the period for interest                                              $     -      $ 5,372     $ 65,517
                                                                                         =======     ========     ========

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.
                               Cash Flow Worksheet
                                December 31, 1998

                                                                                                        Notes       Affiliate
                                                                                           Cash      Receivable      Interest
                                                                                           ----      ----------      --------
Begining Balance, December 31, 1997                                                       98,947       968,751         20,858
Ending Balance, December 31, 1998                                                            853       976,439        142,576
                                                                                         -------       -------        -------
                                                                                         (98,094)        7,688        121,718

Cash Flows from Operating Activities:
   Net Income                                                                103,047
   Adjustments to reconcile net loss to net cash
      provided by operating activities
      Changes in operating assets and liabilities:
            Increase in note receivable from affiliate                             -
            Increase in accrued interest from affiliate                     (121,718)                                (121,718)
            Decrease in administrative fees payable to general partner        12,000
            Increase in interest due to affiliate                             35,016
                                                                            --------
              Net cash used in /provided by operating activities              28,345
                                                                            --------
Cash Flows from Investing Activities:
   Advance to affiliates                                                           -
   Payment received on loan to affiliate                                           -
   Purchase of notes receivable                                               (7,688)                   (7,688)
                                                                            --------
           Net cash used in investing activities                              (7,688)
                                                                            --------
Cash Flows from Financing Activities:
   Loan from affiliate                                                             -
   Payment made on loan from affiliate                                      (119,628)
   Decrease in accrued syndication costs                                     (19,700)
   Contributions                                                             140,737
   Limited partner distributions                                             (92,013)
   Syndication costs                                                         (28,147)
                                                                            --------
           Net cash provided by financing activities                        (118,751)
                                                                            --------

Net increase (decrease) in cash                                              (98,094)

Cash, Beginning                                                               98,947

Cash, Ending                                                                     853
                                                                            --------     -------       -------        -------
                                                                                                             -              -
Supplemental Disclosures of Cash Flow Information
                                                                                   -                         -              -
                                                                            --------     -------       -------        -------

                                                                                   -                         -              -
                                                                            ========     =======       =======        =======


                                                                              Affiliate    Affiliate      Amounts      Accrued
                                                                              Advances      Note Pay      Due GP       Expenses
                                                                              --------      --------      ------       --------
Begining Balance, December 31, 1997                                            19,500       (379,267)    (14,000)       (20,100)
Ending Balance, December 31, 1998                                              19,500       (259,639)    (26,000)          (400)
                                                                               ------       --------     -------        -------
                                                                                    -        119,628     (12,000)        19,700

Cash Flows from Operating Activities:
   Net Income
   Adjustments to reconcile net loss to net cash
      provided by operating activities
      Changes in operating assets and liabilities:
            Increase in note receivable from affiliate
            Increase in accrued interest from affiliate
            Decrease in administrative fees payable to general partner                                    12,000
            Increase in interest due to affiliate

              Net cash used in /provided by operating activities

Cash Flows from Investing Activities:
   Advance to affiliates
   Payment received on loan to affiliate
   Purchase of notes receivable                                                     -

           Net cash used in investing activities

Cash Flows from Financing Activities:
   Loan from affiliate
   Payment made on loan from affiliate                                                      (119,628)
   Decrease in accrued syndication costs                                                                                (19,700)
   Contributions
   Limited partner distributions
   Syndication costs

           Net cash provided by financing activities


Net increase (decrease) in cash

Cash, Beginning

Cash, Ending
                                                                               ------       --------     -------        -------
                                                                                    -              -           -              -
Supplemental Disclosures of Cash Flow Information
                                                                                    -              -           -              -
                                                                               ------       --------     -------        -------

                                                                                    -              -           -              -
                                                                               ======       ========     =======        =======


                                                                                   Other         Partners'
                                                                                    Debt          Capital
                                                                                  -------        ---------
Begining Balance, December 31, 1997                                                (2,182)       (692,507)          -
Ending Balance, December 31, 1998                                                 (37,198)       (816,131)   $      -
                                                                                  -------        --------    --------
                                                                                  (35,016)       (123,624)          -
Cash Flows from Operating Activities:
   Net Income                                                                                     103,047
   Adjustments to reconcile net loss to net cash
      provided by operating activities
      Changes in operating assets and liabilities:
            Increase in note receivable from affiliate
            Increase in accrued interest from affiliate
            Decrease in administrative fees payable to general partner
            Increase in interest due to affiliate                                  35,016

              Net cash used in /provided by operating activities

Cash Flows from Investing Activities:
   Advance to affiliates
   Payment received on loan to affiliate
   Purchase of notes receivable

           Net cash used in investing activities

Cash Flows from Financing Activities:
   Loan from affiliate
   Payment made on loan from affiliate
   Decrease in accrued syndication costs
   Contributions                                                                                  140,737
   Limited partner distributions                                                                  (92,013)
   Syndication costs                                                                              (28,147)

           Net cash provided by financing activities


Net increase (decrease) in cash

Cash, Beginning

Cash, Ending
                                                                                  -------        --------    --------
                                                                                        -               -
Supplemental Disclosures of Cash Flow Information
                                                                                        -               -           -
                                                                                  -------        --------    --------

                                                                                        -               -           -
                                                                                  =======        ========    ========

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Strategic Investment Fund IV, Ltd. ("the Partnership") was initially organized on October 1, 1996 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,000,000, to be divided into 2,000 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the three months ended March 31, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliate

            Notes receivable from affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118,

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliate (Continued)

            Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of October 22, 1996:

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,000,000, to be divided into 2,000 units of limited partnership units. A capital account is maintained for each partner.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Term

            The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 18% cash-on-cash return; and (b) the balance, if any, is distributed to the general partner.

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

      The following are the balances of the notes receivable from affiliate and a portion of the balance of accrued interest receivable from affiliates as of March 31, 1999 and December 31, 1998:

                                                                 March 31, 1999           December 31, 1998
                                                                 --------------           -----------------
                                                               Notes        Accrued       Notes       Accrued
                                                            Receivable     Interest    Receivable    Interest
                                                            ----------     --------    ----------    --------
                                                                  (Unaudited)
            Country Square Apartments, Ltd.
               ("Country Square")                            $797,189       $127,110     $797,189     $102,780  (a)
            Country Square                                    179,250         39,030      179,250       37,756  (b)
                                                             --------       --------     --------     --------
                                                             $976,439       $166,140     $976,439     $140,536
                                                             ========       ========     ========     ========

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

      (a) In March 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Country Square, were converted into promissory notes as more fully described in the table below:

                  Country Square Second Mortgage Note; matures on
                  April 30, 2008; accrues interest at an minimum
                  annual rate of 12%; secured by a lien upon
                  certain real and personal property of Country
                  Square; subordinated to the first mortgage
                  which had a balance of approximately $1,586,000
                  and $1,590,000 as of March 31, 1999 and
                  December 31, 1998, respectively.                    $1,192,987

                  Less discount                                          395,798
                                                                      ----------
                  Note receivable, net of discount                    $  797,189
                                                                      ==========

      (b) In July 1997, the Partnership made a loan to Country Square of $171,562 pursuant to the terms of a promissory note. During 1998, the loan was amended and restated at $179,250. The note matures on April 30, 2008 and accrues interest, which is payable quarterly, at 12% per annum.

      On December 15, 1998, Country Square amended and restated the above note and mortgage and whereby the note and mortgage are secured by a Consolidated Replacement Second Mortgage Deed executed on February 26, 1998.

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATES

      The following comprise the advances and accrued interest receivable from affiliates as of March 31, 1999 and December 31, 1998:

                                                                   March 31, 1999         December 31, 1998
                                                                   --------------         -----------------
                                                                             Accrued                  Accrued
                                                               Receivable    Interest   Receivable    Interest
                                                               ----------    --------   ----------    --------
                                                                     (Unaudited)
            Baron Strategic Vulture Fund I, Ltd.                 $17,000      $2,543      $17,000      $2,040    (a)
            Country Square                                         2,500           -        2,500           -    (b)
                                                                 -------      ------      -------      ------
                                                                 $19,500      $2,543      $19,500      $2,040
                                                                 =======      ======      =======      ======

      (a) During 1997, the Partnership made advances aggregating $17,000 to Baron Strategic Vulture Fund I, Ltd., an affiliate. These advances are due on demand and bear interest at 12% commencing in 1998.

      (b) During 1997, the Partnership made advances aggregating $2,500 to Country Square Apartments, Ltd. ("Country Square"), an affiliate. These advances are due on demand.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. NOTE PAYABLE TO AFFILIATE

      In March 1997, the Partnership borrowed funds from Baron Strategic Investment Fund VI, Ltd. ("Fund VI") pursuant to the terms of a promissory note. The outstanding principal balance of $259,639 is due at maturity in September 2002 with interest payable monthly at 15% per annum. As collateral for the note payable, the Partnership has granted Fund VI a security interest in the second mortgage notes and mortgages (see Note 3). The note had an unpaid principal balance of $259,639 as of March 31, 1999 and December 31, 1998. Interest expense to the affiliate amounted to $9,736 for the three months ended March 31, 1999 and $40,388 and $67,699 for 1998 and 1997, respectively. Accrued interest of $46,934 and $37,198 remained unpaid as of March 31, 1999 and December 31, 1998, respectively.

NOTE 6. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      In 1996, in accordance with the terms of a Private Placement Memorandum dated October 22, 1996, the Partnership issued 180 units of limited partnership interest of the 2,000 units being offered at $500 per unit for total gross proceeds of $90,000. Costs of $17,400 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $14,000 was paid to the General Partner for administrative, legal and investment fees.

      During 1997, the Partnership issued 1,538.5 units of limited partnership interest at $500 per unit for total gross proceeds of $769,263. This issuance increased the total units sold to 1,718.5 units of the 2,000 units being offered. Costs of $164,453 incurred in connection with syndicating these partnership units have been recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $80,570 was incurred with regard to the General Partner for administrative, legal and investment fees.

      During 1998, the Partnership issued the remaining 281.5 units at $500 per unit for a total of $140,737. Costs of $28,147 incurred in connection with syndicating these partnership units were recorded as a reduction of limited partner's capital contributions in 1998. Of the syndication costs, $25,430 was paid to the General Partner for administrative, legal and investment fees. Syndication costs of $400 were unpaid and accrued as of March 31, 1999 and December 31, 1998.

NOTE 7. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                              FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

================================================================================

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         1

FINANCIAL STATEMENTS

   Balance Sheets                                                          2

   Statements of Operations                                                3

   Statements of Partners' Capital                                         4

   Statements of Cash Flows                                                5

   Notes to Financial Statements                                          6-12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund V, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund V, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund V, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the stockholder and president of the Partnership's general partner. As discussed in Notes 3 and 4, the Partnership and its affiliates have engaged in significant transactions with each other.

                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                                 BALANCE SHEETS

                                                                                               March 31,       December 31,
                                                                                                 1999              1998
                                                                                                 ----              ----
                          ASSETS                                                             (Unaudited)
Cash                                                                                           $   1,017         $      52
Notes receivable from affiliates                                                                 743,100           743,100
Advances receivable from affiliates                                                               80,939            80,939
Accrued interest receivable from affiliates                                                       46,930            52,802
                                                                                               ---------         ---------

                                                                                               $ 871,986         $ 876,893
                                                                                               ---------         ---------
             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner                                              $  10,000         $   7,000
                                                                                               ---------         ---------

Commitments and Other Matter                                                                           -                 -

Partners' Capital
   General partners                                                                                   69                69
   Limited partners                                                                              861,917           869,824
                                                                                               ---------         ---------
                                                                                                 861,986           869,893
                                                                                               ---------         ---------

                                                                                               $ 871,986         $ 876,893
                                                                                               =========         =========


                       See notes to financial statements

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                            STATEMENTS OF OPERATIONS

                                                                                          Three
                                                                                          Months             Year Ended
                                                                                          Ended             December 31,
                                                                                        March 31,           ------------
                                                                                           1999          1998          1997
                                                                                           ----          ----          ----
                                                                                       (Unaudited)
Revenues:
   Interest income from affiliates                                                       $ 25,128      $ 93,797      $ 55,694
   Other                                                                                        6           493         3,423
                                                                                         --------      --------      --------
                                                                                           25,134        94,290        59,117
                                                                                         --------      --------      --------
Cost and Expenses:
   Administrative fees to general partner                                                   3,000        12,000        12,000
   General and administrative                                                                  41         7,512         5,117
                                                                                         --------      --------      --------
                                                                                            3,041        19,512        17,117
                                                                                         --------      --------      --------

Net Income                                                                               $ 22,093      $ 74,778      $ 42,000
                                                                                         ========      ========      ========

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                                               General        Limited
                                                                               Partner        Partners        Total
                                                                               -------        --------        -----
Partners' Capital, January 1, 1997                                            $      69      $ 85,614       $ 85,683

Year Ended December 31, 1997
   Capital contributions, net of syndication costs                                    -       850,300        850,300
   Distributions                                                                      -       (62,868)       (62,868)
   Net Income                                                                         -        42,000         42,000
                                                                              ---------     ---------      ---------

Partners' Capital, December 31, 1998                                                 69       915,046        915,115

Year Ended December 31, 1998:
   Distributions                                                                      -      (120,000)      (120,000)
   Net Income                                                                         -        74,778         74,778
                                                                              ---------     ---------      ---------

Partners' Capital, December 31, 1998                                                 69       869,824        869,893

Three Months Ended March 31, 1999 (Unaudited):
   Distributions                                                                      -       (30,000)       (30,000)
   Net income                                                                         -        22,093         22,093
                                                                              ---------     ---------      ---------

Partners' Capital, March 31, 1999 (Unaudited)                                 $      69     $ 861,917      $ 861,986
                                                                              =========     =========      =========


                       See notes to financial statements

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                                                Three
                                                                                               Months              Year Ended
                                                                                                Ended             December 31,
                                                                                              March 31,           ------------
                                                                                                1999          1998           1997
                                                                                                ----          ----           ----
                                                                                             (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                                                  $ 22,093     $ 74,778       $ 42,000

   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
         Changes in operating assets and liabilities:
            Increase (decrease) in accrued interest receivable from affiliates                    5,872        2,892        (55,694)
            Increase (decrease) in administrative fees payable to general partner                 3,000       (7,000)        12,000
                                                                                               --------     --------       --------
               Net cash provided by (used in) operating activities                               30,965       70,670         (1,694)
                                                                                               --------     --------       --------
Cash Flows from Investing Activities:
   Investment in notes receivable from affiliates                                                     -      (29,500)      (706,100)
   Investment in advance receivable from affiliates                                                   -      (77,339)       (54,800)
   Collection of advance receivable from affiliates                                                   -       43,700              -
                                                                                               --------     --------       --------
               Net cash used in investing activities                                                  -      (63,139)      (760,900)
                                                                                               --------     --------       --------
Cash Flows from Financing Activities:
   Partners' capital contributions                                                                    -            -      1,090,000
    Syndication costs paid                                                                            -            -       (239,700)
   Distributions to limited partners                                                            (30,000)    (120,000)       (62,868)
                                                                                               --------     --------       --------
               Net cash provided by (used in) financing activities                              (30,000)    (120,000)       787,432
                                                                                               --------     --------       --------
Net Increase (Decrease) in Cash                                                                     965     (112,469)        24,838

Cash, Beginning                                                                                      52      112,521         87,683
                                                                                               --------     --------       --------
Cash, Ending                                                                                   $  1,017     $     52       $112,521
                                                                                               --------     --------       --------
Supplemental Information:
   Non-cash transactions:
      Reclassification of advances receivable to notes
         receivable from affiliates                                                            $      -     $  7,500       $      -
                                                                                               ========     ========       ========

                     BARON STRATEGIC INVESTMENT FUND V, LTD.
                               Cash Flow Worksheet
                                 MARCH 31, 1999

                                                                                                   Affiliate     Accrued
                                                                                      Cash           Notes       Interest
                                                                                      ----           -----       --------
Beginning Balance, December 31, 1998                                                       52        743,100      52,802
Ending Balance, March 31, 1999                                                          1,017        743,100      46,930
                                                                                    ---------      ---------    --------
                                                                                          965              -      (5,872)
Cash Flows from Operating Activities:
   Net Income                                                            22,093
   Adjustments to reconcile net loss to net cash
      provided (used) by operating activities
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Administrative fees                                           3,000
            Interest received net                                         5,872                                    5,872
                                                                      ---------
            Net cash provided (used in) by operating activities          30,965
                                                                      ---------
Cash Flows from Investing Activities:
   Investment in advance receivable from affiliates                           -
   Investment in notes receivable from affiliates                             -
   Reclass of advance to loan                                                 -
   Collection of advance receivable from affiliates                           -
   Purchase of affiliate second mortgage and receivables net                  -
                                                                      ---------

           Net cash provided by (used in) investing activities
                                                                      ---------
Cash Flows from Financing Activities:
   Limited partner contributions
   Limited partner distributions                                        (30,000)
   Syndication costs                                                          -
                                                                      ---------
           Net cash provided by (used in) financing activities          (30,000)
                                                                      ---------

Net increase (decrease) in cash                                             965

Cash, Beginning                                                              52
                                                                      ---------
Cash, Ending                                                              1,017
                                                                      ---------
                                                                                ------------------------------------------
                                                                              -                            -           -


                                                                           Affiliate      Amounts        Partners'
                                                                            Advances       Due GP         Capital
                                                                            --------       ------         -------
Beginning Balance, December 31, 1998                                          80,939        (7,000)       (869,893)           -
Ending Balance, March 31, 1999                                                80,939       (10,000)       (861,986)           -
                                                                            --------      --------       ---------    ---------
                                                                                   -        (3,000)          7,907            -
Cash Flows from Operating Activities:
   Net Income                                                                                               22,093
   Adjustments to reconcile net loss to net cash
      provided (used) by operating activities
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Administrative fees                                                              3,000
            Interest received net

            Net cash provided (used in) by operating activities

Cash Flows from Investing Activities:
   Investment in advance receivable from affiliates
   Investment in notes receivable from affiliates
   Reclass of advance to loan
   Collection of advance receivable from affiliates
   Purchase of affiliate second mortgage and receivables net

           Net cash provided by (used in) investing activities

Cash Flows from Financing Activities:
   Limited partner contributions
   Limited partner distributions                                                                           (30,000)
   Syndication costs

           Net cash provided by (used in) financing activities


Net increase (decrease) in cash

Cash, Beginning

Cash, Ending

                                                                      ---------------------------------------------
                                                                                   -             -               -

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Strategic Investment Fund V, Ltd. ("the Partnership") was initially organized on October 1, 1996 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the three months ended March 31, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliates

            Notes receivable from affiliates are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliates (Continued)

            Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the allowance for impairment and the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of October 23, 1996:

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

      Term

            The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 15% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Dissolution (Continued)

            general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

      The following are the balances of the notes receivable and a portion of the accrued interest due from affiliates as of March 31, 1999 and December 31, 1998:

                                                               March 31, 1999             December 31, 1998
                                                               --------------             -----------------
                                                                 (Unaudited)
                                                              Notes        Accrued        Notes       Accrued
                                                           Receivable      Interest     Receivable    Interest
                                                           ----------      --------     ----------    --------
            Sunrise Apartments, Ltd.("Sunrise")             $504,000       $15,893       $504,000     $24,588   (a)
            Curiosity Creek Apartments, Ltd.
               ("Curiosity Creek")                           218,100        19,722        218,100      18,425   (b)
            Baron Strategic Investment Fund III,
               Ltd. ("Candlewood II")                         21,000         2,472         21,000       1,850   (c)
                                                            --------       -------       --------     -------
                                                            $743,100       $38,087       $743,100     $44,863
                                                            ========       =======       ========     =======

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (a) In June 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Sunrise, were converted into promissory notes as more fully described in the table below.

                  Sunrise Second Mortgage Note; matures on
                  October 1, 2007; accrues interest at an minimum
                  annual rate of 6% and provides for
                  participation interest at the rate of 3% per
                  annum based upon the amount of the unpaid
                  principal, which shall be due and payable to
                  the extent that it does not exceed the
                  available cash flow, as defined in the note;
                  provides for additional participation interest
                  in an amount equal to 20% of remaining
                  available cash flow, as defined, which will
                  continue to be made until such time as the
                  collateral has been sold, and which obligation
                  will continue notwithstanding total repayment
                  of the principal amount of the note; secured by
                  a lien upon certain real and personal property
                  of Sunrise; subordinated to the first mortgage
                  which had a balance of approximately $1,026,000
                  and $1,027,000 as of March 31, 1999 and
                  December 31, 1998, respectively.                   $   335,000

                  Secured promissory note, representing advances
                  made by the former general partner to Sunrise.
                  The note matures on October 1, 2007; accrues
                  interest, which is payable quarterly, at 4% per
                  annum.                                                 621,515

                  Secured promissory note, representing advances
                  made by the former general partner to Sunrise.
                  The note matures on October 1, 2007; accrues
                  interest, which is payable quarterly, at 1%
                  over prime (8.75% as of March 31, 1999 and
                  December 31, 1998).                                      1,467

                  Other receivables, related to advances for
                  refinancing fees and professional services; due
                  on demand; bears interest at 12% effective
                  December 15, 1998.                                      48,468
                                                                     -----------
                                                                       1,006,450
                  Less discount                                          518,450
                                                                     -----------
                  Subtotal of notes receivable, net of discount          488,000

                  Secured promissory note representing other
                  advances made to Sunrise. The note matures on
                  October 1, 2007; accrues interest, which is
                  payable quarterly, at 12% per annum.                    16,000
                                                                     -----------
                    Total                                            $   504,000
                                                                     ===========

            On December 15, 1998, Sunrise amended and restated all the above notes and mortgages and entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the above notes [except for the $49,468 receivables] will be secured by the Second Mortgage. The amendment also provides for additional advances not to exceed a $2,000,000 maximum to be evidenced by an Additional Advance Agreement or note.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (b) In March 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Curiosity Creek, were converted into promissory notes as more fully described in the table below.

            Curiosity Creek Second Mortgage Note; matures on
            April 1, 2007; accrues interest at an minimum annual
            rate of 6% and participation interest at the rate of
            3% per annum based upon the amount of the unpaid
            principal, which shall be due and payable to the
            extent that it does not exceed the available cash
            flow, as defined in the note; provides for additional
            participation interest in an amount equal to 30% of
            remaining available cash flow, as defined, which will
            continue to be made until such time as the collateral
            has been sold, and which obligation will continue
            notwithstanding total repayment of the principal
            amount of the note; secured by a lien upon certain
            real and personal property of Curiosity Creek;
            subordinated to the first mortgage which had a
            balance of approximately $1,290,000 and $1,293,000 as
            of March 31, 1999 and December 31, 1998,
            respectively.                                            $  807,560

            Unsecured promissory note, representing advances made
            by the former general partner to Curiosity Creek. The
            note is payable upon demand and bears an annual
            interest at the rate of 12.5%, payable monthly.             416,000

            Unsecured promissory note, representing advances made
            by the former general partner to Curiosity Creek. The
            note is payable on demand and bears interest at 1%
            over prime (8.75% as of March 31, 1999 and December
            31, 1998).                                                  414,380

            Other receivables, related to advances for refinancing
            fees and professional fees                                   29,732
                                                                     ----------
                                                                      1,667,672
            Percentage purchased                                          26.27%
                                                                     ----------
                                                                        438,097
            Less discount                                               219,997
                                                                     ----------
            Notes receivable, net of discount                        $  218,100
                                                                     ==========

      (c) In April, 1998 Candlewood made a promissory note in favor of the Partnership in the original principal amount of $21,000 to cover certain advances made to Candlewood. The note matures on March 1, 2003, and accrues interest, which is payable quarterly, at an annual rate of 12%. The note is subordinated to the first mortgage which had a balance of approximately $595,000 as of March 31, 1999 and December 31, 1998 and is secured by an Open-End Second Mortgage and Security Agreement on the Candlewood II apartment property. Two other loans by affiliated partnerships in the aggregate principal amount of $143,500 are also secured by separate second mortgages on the property. Each of the lending parties has agreed to share the benefits of the second mortgages on a pari-passu basis.

                Notes receivable                                     $   21,000
                                                                     ==========

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATES

      In 1998, the Partnership provided funding to affiliates by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and provide for interest at 12% per annum. The balances as of March 31, 1999 and December 31, 1998 are as follows:

                                                                    March 31, 1999             December 31, 1998
                                                                    --------------             -----------------
                                                                     (Unaudited)
                                                                Advance        Accrued        Advance       Accrued
                                                              Receivable      Interest       Receivable    Interest
                                                              ----------      --------       ----------    --------
            Curiosity Creek                                     $36,439        $3,115         $36,439       $3,528
            Baron Strategic Vulture Fund I, Ltd.                 44,500         5,728          44,500        4,411
                                                                -------        ------         -------       ------
               Total                                            $80,939        $8,843         $80,939       $7,939
                                                                =======        ======         =======       ======

NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      In 1996, in accordance with the terms of a Private Placement Memorandum dated October 23, 1996, the Partnership issued 220 units of limited partnership interest units at $500 per unit for gross proceeds of $110,000. Costs of $22,300 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $22,300 in syndication costs incurred in 1996, the Partnership paid $17,500 to its general partner for administrative, legal and investment fees.

      During 1997, the Partnership issued the remaining 2,180 units of the limited partner interest units at $500 per unit for gross proceeds of $1,090,000. Costs of $239,700 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $239,700 in syndication costs incurred in 1997, the Partnership paid $124,500 to its general partner for administrative, legal and investment fees.

NOTE 6. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================


                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                              FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998


================================================================================

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                           6-13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund VI, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund VI, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund VI, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Notes 3 and 4, the Partnership and its affiliates have engaged in significant transactions with each other.

                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 2, 1999

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                                 BALANCE SHEETS

                                                        March 31,   December 31,
                                                          1999         1998
                                                          ----         ----
                 ASSETS                                (Unaudited)

Cash                                                    $    393     $    334
Investment in affiliate                                  323,709      325,409
Notes receivable from affiliates                         327,639      327,639
Notes receivable from non-affiliate                      160,000      160,000
Advance receivable from affiliates                           135          135
Accrued interest receivable from affiliates               54,861       43,112
Accrued interest receivable from non-affiliate             5,607        4,382
                                                        --------     --------

                                                        $872,344     $861,011
                                                        ========     ========

    LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Advance payable to affiliates                        $ 48,756     $ 48,756
   Administrative fees payable to general partner         28,000       25,000
                                                        --------     --------
                                                          76,756       73,756
                                                        --------     --------

Commitments and Other Matter                                  --           --

Partners' Capital:
   General partner                                            81           81
   Limited partners                                      795,507      787,174
                                                        --------     --------
                                                         795,588      787,255
                                                        --------     --------

                                                        $872,344     $861,011
                                                        ========     ========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                            STATEMENTS OF OPERATIONS

                                                    Three
                                                    Months        Year Ended
                                                    Ended        December 31,
                                                  March 31,      ------------
                                                     1999       1998      1997
                                                     ----       ----      ----
                                                 (Unaudited)
Revenues:
   Equity in net income of affiliate               $ 7,100    $ 4,590    $    --
   Interest income from affiliates                  12,973     50,684     67,699
   Other                                                 2        644      4,638
                                                   -------    -------    -------
                                                    20,075     55,918     72,337
                                                   -------    -------    -------

Costs and Expenses:
   Equity in net loss of affiliate                      --         --     26,181
   Administrative fees to general partner            3,000     12,000     12,000
   General and administrative                           39      5,023      5,974
                                                   -------    -------    -------
                                                     3,039     17,023     44,155
                                                   -------    -------    -------

Net Income                                         $17,036    $38,895    $28,182
                                                   =======    =======    =======

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                      General     Limited
                                                      Partner     Partners      Total
                                                      -------     --------      -----
Partners' Capital, January 1, 1997                   $      81   $ 449,650    $ 449,731

Year Ended December 31, 1997:
   Capital contributions, net of syndication costs          --     475,450      475,450
   Distributions                                            --     (85,003)     (85,003)
   Net income                                               --      28,182       28,182
                                                     ---------   ---------    ---------

Partners' Capital, December 31, 1997                        81     868,279      868,360

Year Ended December 31, 1998:
   Distributions                                            --    (120,000)    (120,000)
   Net income                                               --      38,895       38,895
                                                     ---------   ---------    ---------

Partners' Capital, December 31, 1998                        81     787,174      787,255

Nine Months Ended March 31, 1999 (Unaudited):
   Distributions                                            --      (8,703)      (8,703)
   Net income                                               --      17,036       17,036
                                                     ---------   ---------    ---------

Partners' Capital, March 31, 1999 (Unaudited)        $      81   $ 795,507    $ 795,588
                                                     =========   =========    =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                           Three
                                                                           Months           Year Ended
                                                                           Ended           December 31,
                                                                          March 31,        ------------
                                                                            1999         1998         1997
                                                                            ----         ----         ----
                                                                        (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                            $  17,036    $  38,895    $  28,182
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Equity in net (income) loss of affiliate                           (7,100)      (4,590)      26,181
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from non-affiliate      (1,225)      (4,382)          --
            Increase in accrued interest receivable from affiliates        (11,749)     (40,930)      (2,182)
            Increase in advance payable to affiliates                           --          966           --
            Increase in administrative fees payable to general partner       3,000       12,000       12,000
                                                                         ---------    ---------    ---------
               Net cash provided by (used in) operating activities             (38)       1,959       64,181
                                                                         ---------    ---------    ---------

Cash Flows from Investing Activities:
   Investment in affiliate                                                      --           --     (347,000)
   Investment in note receivable from affiliate                                 --      (68,000)    (690,000)
   Collection of note receivable from affiliate                                 --      119,628           --
   Investment in note receivable from non-affiliate                             --     (160,000)          --
   Repayments of note receivable from affiliate                                 --           --      310,733
   Distribution from affiliates                                              8,800           --           --
   Advances to affiliates                                                       --           --       (2,570)
                                                                         ---------    ---------    ---------
               Net cash provided by (used in) investing activities           8,800     (108,372)    (728,837)
                                                                         ---------    ---------    ---------

Cash Flows from Financing Activities:
   Partners' capital contributions                                              --           --      668,000
   Syndication costs                                                            --           --     (192,550)
   Distributions to limited partners                                        (8,703)    (120,000)     (85,003)
   Advances from affiliates                                                     --       42,175        8,050
                                                                         ---------    ---------    ---------
              Net cash provided by (used in) financing activities           (8,703)     (77,825)     398,497
                                                                         ---------    ---------    ---------

Net Increase (Decrease) in Cash                                                 59     (184,238)    (266,159)

Cash, Beginning                                                                334      184,572      450,731
                                                                         ---------    ---------    ---------

Cash, Ending                                                             $     393    $     334    $ 184,572
                                                                         =========    =========    =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.
                               Cash Flow Worksheet
                                December 31, 1998

                                                                                              Affiliate     Advances      Advances
                                                                                  Cash          Loans     to Affiliate  fm Affiliate
                                                                                  ----          -----     ------------  ------------
Beginning Balance, December 31, 1997                                             184,572       379,267       320,819         2,570
Ending Balance, December 31, 1998                                                    334       327,639       325,409           135
                                                                                --------      --------      --------      --------
                                                                                (184,238)      (51,628)        4,590        (2,435)

Cash Flows from Operating Activities:
   Net Income                                                       38,895
   Adjustments to reconcile net income to net cash
      provided (used) by operating activities
   Equity net income from affiliate                                 (4,590)                                   (4,590)
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Interest due from affiliates                           (40,930)
            Interest due from non-affiliate                         (4,382)
           Advances from affiliates                                    966
            Amounts due GP                                          12,000
                                                                  --------
            Net cash provided (used in) by operating activities      1,959
                                                                  --------

Cash Flows from Investing Activities:
   Advances to affiliate                                           (68,000)                    (68,000)
   Repayments of note receivable from affiliate                    119,628                     119,628
   Investment in affiliates                                             --
   Investment in non -affiliates                                  (160,000)
                                                                  --------
           Net cash provided by (used in) investing activities    (108,372)
                                                                  --------

Cash Flows from Financing Activities:
  Loans to affiliates                                               42,175                                                   2,435
   Partner contributions                                                --
   Limited partner distributions                                  (120,000)
                                                                  --------
           Net cash provided by (used in) financing activities     (77,825)
                                                                  --------

Net increase (decrease) in cash                                   (184,238)

Cash, Beginning                                                    184,572
                                                                  --------

Cash, Ending                                                           334
                                                                  ----------------------------------------------------------------
                                                                        --                          --            --            --
Supplemental Disclosures of Cash Flow Information
                                                                                                    --            --            --
                                                                                              --------      --------      --------

                                                                       Accrued Interest
                                                                       ----------------         Receivable        Amounts
                                                                   non-affiliate  affiliate  fr. non-affiliate     Due GP
                                                                   -------------  ---------  -----------------     ------
Beginning Balance, December 31, 1997                                       --        2,182             --         (13,000)
Ending Balance, December 31, 1998                                       4,382       43,112        160,000         (25,000)
                                                                     --------     --------       --------        --------
                                                                        4,382       40,930        160,000         (12,000)

Cash Flows from Operating Activities:
   Net Income
   Adjustments to reconcile net income to net cash
      provided (used) by operating activities
   Equity net income from affiliate
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Interest due from affiliates                                           (40,930)
            Interest due from non-affiliate                            (4,382)
           Advances from affiliates
            Amounts due GP                                                                                         12,000

            Net cash provided (used in) by operating activities


Cash Flows from Investing Activities:
   Advances to affiliate
   Repayments of note receivable from affiliate
   Investment in affiliates
   Investment in non -affiliates                                                                 (160,000)

           Net cash provided by (used in) investing activities


Cash Flows from Financing Activities:
  Loans to affiliates
   Partner contributions
   Limited partner distributions

           Net cash provided by (used in) financing activities


Net increase (decrease) in cash

Cash, Beginning


Cash, Ending
                                                                  -------------------------------------------------------
                                                                                       --              --              --
Supplemental Disclosures of Cash Flow Information
                                                                                       --              --              --
                                                                                 --------        --------        --------

                                                                     Accrued     Partners'
                                                                    Expenses      Capital
                                                                    --------      -------
Beginning Balance, December 31, 1997                                  (8,050)     (868,360)           --
Ending Balance, December 31, 1998                                    (48,756)     (787,255)           --
                                                                    --------      --------
                                                                     (40,706)       81,105            --

Cash Flows from Operating Activities:
   Net Income                                                                       38,895
   Adjustments to reconcile net income to net cash
      provided (used) by operating activities
   Equity net income from affiliate
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Interest due from affiliates
            Interest due from non-affiliate
           Advances from affiliates                                      966
            Amounts due GP

            Net cash provided (used in) by operating activities


Cash Flows from Investing Activities:
   Advances to affiliate
   Repayments of note receivable from affiliate
   Investment in affiliates
   Investment in non -affiliates

           Net cash provided by (used in) investing activities


Cash Flows from Financing Activities:
  Loans to affiliates                                                 39,740
   Partner contributions
   Limited partner distributions                                                  (120,000)

           Net cash provided by (used in) financing activities


Net increase (decrease) in cash

Cash, Beginning


Cash, Ending
                                                                  --------------------------------------
                                                                          --            --
Supplemental Disclosures of Cash Flow Information
                                                                          --            --            --
                                                                    --------      --------      --------

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

         Baron Strategic Investment Fund VII, Ltd. ("the Partnership") was initially organized on October 30, 1996 under the laws of the State of Florida.

         The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

         See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

         The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

         The accompanying financial information as of and for the three months ended March 31, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

         The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

         Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

         At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliates and Non-Affiliate

         Notes receivable from affiliates and non-affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114,

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliates and Non-Affiliate (Continued)

         Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Investment in Affiliate

         The Partnership holds a 52.44% limited partner interest in Pineview Apartments, Ltd. ("Pineview"), a limited partnership which owns a residential apartment property in Orlando, Florida. The investment in Pineview is accounted for using the equity method of accounting as a result of the Partnership and Pineview having the same general partner president and the general partner's ability to exercise significant influence on Pineview. As such, the investment in Pineview is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

      Use of Estimates

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

         The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of November 12, 1996:

      Capital Contributions of Partners

         The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

      Term

         The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

         Cash Distributions

            The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

         Distributions of Net Proceeds

            Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

      Allocation of Income and Loss

         Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

         Income

            The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Allocation of Income and Loss (Continued)

         Losses

            After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

      Dissolution

         The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

         Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

         Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.  INVESTMENT IN AFFILIATE

      The following is a summary of the financial position and results of operations of Pineview as of March 31, 1999 and December 31, 1998 and for the three months and year then ended, respectively.

Financial position:                                      March 31,  December 31,
                                                           1999         1998
                                                           ----         ----
                                                       (Unaudited)

Rental apartments                                       $2,026,402   $2,043,777
Other assets                                               254,064      177,459
                                                        ----------   ----------
   Total assets                                         $2,280,466   $2,221,236
                                                        ==========   ==========

Mortgage payable                                        $1,599,549   $1,603,303
Other liabilities                                          106,251       30,901
                                                        ----------   ----------
   Total liabilities                                     1,705,800    1,634,204
Partners' capital                                          574,666      587,032
                                                        ----------   ----------
                                                        $2,280,466   $2,221,236
                                                        ==========   ==========

Revenues (including rental income of $117,444 and
   $471,979, respectively)                              $  125,151   $  549,085
Costs and expenses                                         111,679      540,990
                                                        ----------   ----------
Net income                                              $   13,472   $    8,095
                                                        ==========   ==========

NOTE 4. NOTES RECEIVABLE FROM AFFILIATES

      The following are the balances of the notes receivable and a portion of accrued interest due from affiliates at March 31, 1999 and December 31, 1998:

                                          March 31, 1999      December 31, 1998
                                          --------------      -----------------
                                           (Unaudited)
                                         Notes    Accrued     Notes     Accrued
                                      Receivable  Interest  Receivable  Interest
                                      ----------  --------  ----------  --------
Baron Strategic Investment Fund IV,
   Ltd. ("BSIF IV")                    $259,639   $ 46,934   $259,639   $ 37,198(a)
Baron Strategic Investment Fund III,
   Ltd. ("Candlewood II")                68,000      7,927     68,000      5,914(b)
                                       --------   --------   --------   --------

                                       $327,630   $ 54,861   $327,630   $ 43,112
                                       ========   ========   ========   ========

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. NOTES RECEIVABLE FROM AFFILIATES (Continued)

        (a) In March 1997, the Partnership advanced funds to, and
            received a $690,000 note from, Baron Strategic
            Investment Fund IV, Ltd. ("BSIF IV"), an affiliate, with
            an annual interest rate of 15%. The note, which is
            secured by real property of County Square Apartments,
            Ltd., an affiliate, provides for monthly payments of
            interest only on the unpaid principal balance, with
            principal plus any accrued interest due in September
            2002. Interest income recognized on the note for the
            three months ended March 31, 1999 and for the year ended
            December 31, 1998 was $9,736 and $40,388, respectively.     $259,639

        (b) Secured promissory note representing advances made to
            Candlewood II. The note matures on March 1, 2003;
            accrued interest at an annual rate of 12%, which is
            payable quarterly, is secured by an Open-End Second
            Mortgage and Security Agreement regarding certain real
            and personal property at Candlewood II; and is
            subordinated to the first mortgage which had a balance
            of approximately $591,000 and $595,000 as of March 31,
            1999 and December 31, 1998, respectively. The Open-End
            Second Mortgage and Security Agreement provides for
            additional advances not to exceed $500,000 maximum to be
            secured under a future advance clause.                        68,000
                                                                        --------

        Total notes receivable                                          $327,639
                                                                        ========

NOTE 5. NOTES RECEIVABLE FROM NON-AFFILIATE

      In January 1998, Baron Strategic Investment Fund X, Ltd. ("BSIF X"), an affiliate, purchased from an unrelated party an undivided 75% interest in a second mortgage note in the original principal amount of $735,000 (with accrued unpaid interest thereon of $506,767) made by Garden Terrace Apartments III, Ltd. ("Garden Terrace"), a non-affiliate. In February 1998, the Partnership purchased from BSIF X an undivided 20% interest of the Garden Terrace second mortgage note and accrued interest for $160,000. In October 1998, Garden Terrace restated and amended the $735,000 second mortgage note and created a new second mortgage note in the original principal amount of $506,767 to cover accrued interest. The notes receivable are more fully described below:

      Garden Terrace Second Mortgage Note; matures on January 1,
      2007; accrues interest at an minimum annual rate of 2% and provides for participation interest at the rate of 7% per
      annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an annual equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total
      repayment of the principal amount of the note; secured by a lien upon certain real and personal property of Garden
      Terrace; subordinated to the first mortgage which had             $735,000
      a balance of approximately $967,000 and $967,500 as of March
      31, 1999 and December 31, 1998, respectively.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. NOTES RECEIVABLE FROM NON-AFFILIATE (Continued)

         Garden Terrace Accrued Interest Second Mortgage Note;
         matures on January 1, 2007; accrues interest at an annual
         rate of 9% payable annually from excess cash flow after 2%
         minimum interest and 7% participation interest has been
         paid on the $735,000 second mortgage note; secured by a
         lien upon certain real and personal property of Garden
         Terrace; subordinated to the first mortgage which had a
         balance of approximately $967,000 and $967,500 as of March
         31, 1999 and December 31, 1998, respectively.                  506,767
                                                                     ----------
                                                                      1,241,767
         Percentage purchased*                                               20%
                                                                     ----------
                                                                        248,353
         Less discount                                                   88,353
                                                                     ----------
         Notes receivable, net of discount                           $  160,000
                                                                     ==========

      * BSIF X and Baron Strategic Investment Fund IX, Ltd. ("BSIF IX"), affiliates of the Partnership, own the remaining undivided 80% interest on the notes.

NOTE 6. ADVANCES PAYABLE TO AFFILIATES

      The following are the balances of the advances payable to affiliates as of March 31, 1999 and December 31, 1998:

                                                                       Advances
                                                                        Payable
                                                                        -------

        Pineview Apartments, Ltd. ("Pineview")                          $39,740
        Country Square Apartments, Ltd. ("Country Square")                9,016
                                                                        -------
                                                                        $48,756
                                                                        =======

NOTE 7. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      In 1996, in accordance with the terms of a Private Placement Memorandum dated November 12, 1996, the Partnership issued 1,064 units of limited partnership interest at $500 per unit for gross proceeds of $532,000. Costs of $81,450 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $81,450 in syndication costs incurred in 1996, the Partnership paid $38,890 to its general partner for administrative, legal and investment fees.

      During 1997, the Partnership issued the remaining 1,336 units of limited partner interest at $500 per unit for gross proceeds of $668,000. Costs of $192,550 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $192,550 in syndication costs incurred in 1997, the Partnership paid $115,110 to its general partner for administrative, legal and investment fees.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 8. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================


                      BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                              FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998


================================================================================

                     BARON STRATEGIC INVESTMENT FUND VIII, LTD.


                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                           6-12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund VIII, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund VIII, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund VIII, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Notes 3 and 4, the Partnership and its affiliates have engaged in significant transactions with each other.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                                 BALANCE SHEETS

                                                        March 31,   December 31,
                                                          1999         1998
                                                          ----         ----
                         ASSETS                        (Unaudited)

Cash                                                    $     --     $     50
Notes receivable from affiliates                         807,155      807,155
Advances receivable from affiliates                       10,000       10,159
Accrued interest receivable from affiliates               55,836       40,439
                                                        --------     --------

                                                        $872,991     $857,803
                                                        ========     ========

           LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Bank overdraft                                       $     84     $     --
   Administrative fees payable to general partner         10,000        7,000
                                                        --------     --------
                                                          20,084        7,000
                                                        --------     --------

Commitments and Other Matter                                  --           --

Partners' Capital:
   General partner                                            90           90
   Limited partners                                      862,817      850,713
                                                        --------     --------
                                                         862,907      850,803
                                                        --------     --------

                                                        $872,991     $857,803
                                                        ========     ========

                       See notes to financial statements.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                            STATEMENTS OF OPERATIONS

                                                   Three
                                                  Months          Year Ended
                                                   Ended         December 31,
                                                  March 31,    ---------------
                                                    1999       1998       1997
                                                    ----       ----       ----
                                                (Unaudited)
Revenues:
   Interest income from affiliates                $ 24,097   $100,741   $ 38,892
   Other                                                --        762      1,708
                                                  --------   --------   --------
                                                    24,097    101,503     40,600
                                                  --------   --------   --------

Costs and Expenses:
   Administrative fees to general partner            3,000     12,000     10,000
   General and administrative                           --     19,873      4,453
                                                  --------   --------   --------
                                                     3,000     31,873     14,453
                                                  --------   --------   --------

Net Income                                        $ 21,097   $ 69,630   $ 26,147
                                                  ========   ========   ========

                       See notes to financial statements.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                      General     Limited
                                                      Partner     Partners      Total
                                                      -------     --------      -----
Partners' Capital, January 1, 1997                   $      --   $      --    $      --

Year Ended December 31, 1997:
   Capital contributions, net of syndication costs          90     865,611      865,701
   Distributions                                            --     (30,450)     (30,450)
   Net income                                               --      26,147       26,147
                                                     ---------   ---------    ---------

Partners' Capital, December 31, 1997                        90     861,308      861,398

Year Ended December 31, 1998:
   Capital contributions, net of syndication costs                  38,299       38,299
   Distributions                                            --    (118,524)    (118,524)
   Net income                                               --      69,630       69,630
                                                     ---------   ---------    ---------

Partners' Capital, December 31, 1998                        90     850,713      850,803

Three Months Ended March 31, 1999 (Unaudited):
   Distributions                                            --      (8,993)      (8,993)
   Net income                                               --      21,097       21,097
                                                     ---------   ---------    ---------

Partners' Capital, March 31, 1999 (Unaudited)        $      90   $ 862,817    $ 862,907
                                                     =========   =========    =========

                             See accountant report

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                           Three
                                                                          Months              Year Ended
                                                                           Ended              December 31,
                                                                         March 31,            ------------
                                                                           1999           1998           1997
                                                                           ----           ----           ----
                                                                        (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                           $    21,097    $    69,630    $    26,147
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliates         (15,397)        (1,547)       (38,892)
            Increase (decrease) in administrative fees payable
               to general partner                                             3,000         (3,000)        10,000
                                                                        -----------    -----------    -----------
                  Net cash provided by operating activities                   8,700         65,083         (2,745)
                                                                        -----------    -----------    -----------

Cash Flows from Investing Activities:
   Investment in notes receivable from affiliates                                --       (104,159)      (685,650)
   Advances to affiliates                                                       159           (159)       (65,095)
   Collection on notes receivables and advances                                  --         37,749             --
                                                                        -----------    -----------    -----------
                  Net cash provided by (used in) investing activities           159        (66,569)      (750,745)
                                                                        -----------    -----------    -----------

Cash Flows from Financing Activities:
   Partners' capital contributions                                               --         50,869      1,149,131
   Syndication costs paid                                                        --        (12,570)      (283,430)
   (Decrease) increase in accrued syndication costs                              --         (2,854)         2,854
   Distributions to limited partners                                         (8,993)      (118,524)       (30,450)
   Increase in bank overdraft                                                    84             --             --
                                                                        -----------    -----------    -----------
                  Net cash provided by (used in) financing activities        (8,909)       (83,079)       838,105
                                                                        -----------    -----------    -----------

Net Increase (Decrease) in Cash                                                 (50)       (84,565)        84,615

Cash, Beginning                                                                  50         84,615             --
                                                                        -----------    -----------    -----------

Cash, Ending                                                            $        --    $        50    $    84,615
                                                                        ===========    ===========    ===========

Supplemental Information:
   Non-cash transactions:
      Reclassification of advances receivable to
         notes receivable from affiliates                               $        --    $    46,120    $        --
                                                                        ===========    ===========    ===========

                       See notes to financial statements.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.
                               Cash Flow Worksheet
                                December 31, 1998

                                                                                                 Advances    Interest   Purchased
                                                                                       Cash     Affiliates  Receivable Receivable
                                                                                       ----     ----------  ---------- ----------
Beginning Balance, December 31, 1997                                                   84,615      65,095      38,892    685,650
Ending Balance, December 31, 1998                                                          50      10,159      40,439    807,155
                                                                                     --------    --------    --------   --------
                                                                                      (84,565)    (54,936)      1,547    121,505

Cash Flows from Operating Activities:
   Net income                                                              69,630
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            (Increase) decrease in assets:
               Accrued interest                                            (1,547)                             (1,547)
            Increase (decrease) in liabilities:
            Increase in accrued syndication costs                          (2,854)
               Accounts payable and accrued liabilities                    (3,000)
                                                                         --------
                  Net cash provided by operating activities                62,229
                                                                         --------

Cash Flows from Investing Activities:
   Advances to affiliates                                                    (159)                   (159)
                                                                               --                  46,120                (46,120)
                                                                         (104,159)                                      (104,159)
   Collection  on purchased receivables and advances                       37,749                   8,975                 28,774
                                                                         --------
                  Net cash provided (required) by investing activities    (66,569)
                                                                         --------

Cash Flows from Financing Activities:
   Syndication costs paid                                                 (12,570)
   Partners capital contributions                                          50,869
   Limited partner distributions                                         (118,524)
                                                                         --------
                  Net cash used in financing activities                   (80,225)
                                                                         --------

Net Increase (Decrease) in Cash                                           (84,565)
                                                                         --------

Cash, Beginning                                                            84,615

Cash, Ending                                                                   50
                                                                         ========

                                                                         -------------------------------------------------------
                                                                                                       --          --         --
Supplemental Disclosures of Cash Flow Information
     Adjustment to contributed capital

                                                                            Accrued     Accrued    Partners'
                                                                          Syndication  Admin Fees   Capital
                                                                          -----------  ----------   -------
Beginning Balance, December 31, 1997                                         (2,854)    (10,000)   (861,398)         --
Ending Balance, December 31, 1998                                                --      (7,000)   (850,803)         (0)
                                                                           --------    --------    --------    --------
                                                                              2,854       3,000      10,595
                                                                                                                     --
Cash Flows from Operating Activities:
   Net income                                                                                        69,630
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            (Increase) decrease in assets:
               Accrued interest
            Increase (decrease) in liabilities:
            Increase in accrued syndication costs                            (2,854)
               Accounts payable and accrued liabilities                                  (3,000)

                  Net cash provided by operating activities


Cash Flows from Investing Activities:
   Advances to affiliates


   Collection  on purchased receivables and advances

                  Net cash provided (required) by investing activities


Cash Flows from Financing Activities:
   Syndication costs paid                                                                           (12,570)
   Partners capital contributions                                                                    50,869
   Limited partner distributions                                                                   (118,524)

                  Net cash used in financing activities


Net Increase (Decrease) in Cash


Cash, Beginning

Cash, Ending


                                                                         ----------------------------------------------
                                                                                 --          --          --
Supplemental Disclosures of Cash Flow Information
     Adjustment to contributed capital
                                                                                                         --

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

         Baron Strategic Investment Fund VIII, Ltd. ("the Partnership") was initially organized on February 25, 1997 under the laws of the State of Florida.

         The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

         See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

         The Partnership provides debt financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

         The accompanying financial information as of and for the three months ended March 31, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

         The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

         Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

         At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliates

         Notes receivable from affiliates are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting

                  BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliates (Continued)

         Standard No. 118, Accounting by Creditors for Impairment of a Loan Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

         The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of February 26, 1997.

      Capital Contributions of Partners

         The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

                  BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Term

         The Partnership will continue through December 31, 2025, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

         Cash Distributions

           The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

         Distributions of Net Proceeds

           Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

      Allocation of Income and Loss

         Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

         Income

           The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

         Losses

           After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                  BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Dissolution

         The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

         Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

         Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2004.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

      The following are the principal balances of the notes receivable, net of unamortized discount, and a portion of accrued interest due from affiliates at March 31, 1999 and December 31, 1998:

                                                         March 31, 1999           December 31, 1998
                                                         --------------           -----------------
                                                           (Unaudited)
                                                        Notes      Accrued       Notes      Accrued
                                                     Receivable    Interest   Receivable   Interest
                                                     ----------    --------   ----------   --------
Longwood Apartments I, Ltd.
   ("Longwood I")                                     $577,429     $43,432      $577,429    $28,484 (a)
Heatherwood Apartments II, Ltd.
   ("Heatherwood II")                                  152,726       1,956       152,726      3,785 (b)
Burlington Development, L.P. ("Burlington")                  -       7,765             -      7,765 (c)
Sycamore Real Estate Development,
   Ltd. ("Sycamore")                                    77,000       2,683        77,000        405 (d)
                                                      --------    --------      --------   --------
                                                      $807,155     $55,836      $807,155    $40,439
                                                      ========    ========      ========   ========

                  BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (a) In July 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Longwood I, were converted into promissory notes as more fully described in the table below:

            Longwood I Second Mortgage Note; matures on October 1,
            2007; accrues interest at an minimum annual rate of 6%
            and provides for participation interest at the rate of
            3% per annum based upon the amount of the unpaid
            principal, which shall be due and payable to the extent
            that it does not exceed the available cash flow, as
            defined in the note; provides for additional
            participation interest in an annual equal to 20% of
            remaining available cash flow, as defined, which will
            continue to be made until such time as the collateral
            has been sold, and which obligation will continue
            notwithstanding total repayment of the principal amount
            of the note; secured by a lien upon certain real and
            personal property of Longwood I; subordinated to the
            first mortgage which had a balance of approximately
            $1,025,000 and $1,027,000 as of March 31, 1999 and
            December 31, 1998, respectively.                            $368,558

            Secured promissory note, representing advances made by
            the former general partner to Longwood I. The note
            matures on October 1, 2007 and bears interest, which is
            payable quarterly, at 1% over prime (8.75% as of March
            31, 1999 and December 31, 1998).                             526,465

            Secured promissory note, representing other receivables,
            related to advances for refinancing fees and
            professional services. The note matures on October 1,
            2007 and bears interest at 12%, which is payable
            quarterly.                                                    21,966
                                                                        --------
                                                                         916,989
            Less discount                                                391,839
                                                                        --------
            Notes receivable, net of discount                            525,150

            Secured promissory note representing other advances made
            to Longwood I by the Partnership. The note matures on
            October 1, 2007; and bears interest, which is payable
            quarterly, at 12% per annum.                                  52,279
                                                                        --------

              Net second mortgage notes receivable                      $577,429
                                                                        ========

         On December 15, 1998, Longwood I amended and restated all the above notes and mortgages and entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the above notes are secured by lien of the Second Mortgage. The amendment also provides for additional advances not to exceed a $1,300,000 maximum to be evidenced by an Additional Advance Agreement or note.

                  BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (b) In August 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Heatherwood II, were converted into promissory notes as more fully described in the table below:

            Heatherwood II Second Mortgage Note; matures on October
            1, 2004; accrues interest at an minimum annual rate of
            6% and participation interest at the rate of 3% per
            annum based upon the amount of the unpaid principal,
            which shall be due and payable to the extent that it
            does not exceed the available cash flow, as defined in
            the note; provides for additional participation interest
            in an annual equal to 20% of remaining available cash
            flow, as defined, which will continue to be made until
            such time as the collateral has been sold, and which
            obligation will continue notwithstanding total repayment
            of the principal amount of the note; secured by a lien
            upon certain real and personal property of Heatherwood
            II; subordinated to the first mortgage which had a
            balance of approximately $702,000 and $703,000 as of
            March 31, 1999 and December 31, 1998, respectively.        $325,000

            Unsecured promissory note, representing advances made by
            the former general partner to Heatherwood II. The note
            is payable on demand and bears interest at 1% over prime
            (8.75% as of March 31, 1999 and December 31, 1998).           1,742
                                                                       --------

                                                                        326,742
            Percentage purchased                                             58%
                                                                       --------
                                                                        189,511
            Less discount                                                36,785
                                                                       --------
            Notes receivable, net of discount                          $152,726
                                                                       ========

      (c) During 1998, the Partnership made net advances aggregating $77,000 to Burlington, an affiliate. The advances bear interest at 12% and are due on demand. In December 1998, the Partnership endorsed the promissory note to Sycamore. Sycamore provided a new promissory note to the Partnership as more fully described in (d) below.

      (d) Secured promissory note representing advances made to Sycamore Real Estate Development, L.P. The note matures on December 14, 2003; accrues interest at an annual rate of 12%; is secured by a lien upon certain real and personal property of Villas at Lake Sycamore; and is subordinated to the first mortgage which had a balance of approximately $866,000 as of March 31, 1999 and December 31, 1998. Two other affiliated partnerships also hold second mortgage notes in the aggregate principal amount of $473,000 secured by the property. The lending parties have agreed to share the benefits of the second mortgage on a pari-passu basis.

            Note receivable                                             $77,000
                                                                        =======

                  BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATES

      During 1997 and 1998, the Partnership provided funding to affiliates by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and are non-interest bearing. The balance as of March 31, 1999 and December 31, 1998 is comprised of the following:

                                                         March 31,  December 31,
                                                           1999         1998
                                                           ----         ----
                                                       (Unaudited)

        Pineview Apartments, Ltd.                         $10,000      $10,000
        Heatherwood Apartments II, Ltd.                        --          159
                                                          -------      -------
                                                          $10,000      $10,159
                                                          =======      =======

NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      During 1997, in accordance with the terms of a Private Placement Memorandum dated February 26, 1997, the Partnership issued 2,298 units of limited partner interest of the 2,400 units being offered at $500 per unit for gross proceeds of $1,149,041. Costs of $283,430 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $168,525 was paid to the General Partner for administrative, legal and investment fees.

      During 1998, the Partnership issued the remaining 102 units at $500 per unit for gross proceeds of $50,959. Costs of $12,570 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions in 1998. Of the syndication costs, $7,475 was paid to the General Partner for administrative, legal and investment fees.

NOTE 6. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================


                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                              FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998


================================================================================

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                           6-13

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund IX, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund IX, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund IX, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Notes 3 and 4, the Partnership and its affiliates have engaged in significant transactions with each other.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                                 BALANCE SHEETS

                                                        March 31,   December 31,
                                                           1999         1998
                                                           ----         ----
                          ASSETS                       (Unaudited)

Cash                                                    $     102    $     140
Investment in affiliate                                   249,056      254,956
Notes receivable from affiliates                          319,000      319,000
Notes receivable from non-affiliate                       200,000      200,000
Advances receivable from affiliate                          6,541        6,541
Accrued interest receivable from affiliates                39,265       29,631
Accrued interest receivable from non-affiliate              7,246        5,716
Other receivable                                            3,131        3,131
                                                        ---------    ---------

                                                        $ 824,341    $ 819,115
                                                        =========    =========

             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner          10,500        7,500
                                                        ---------    ---------
                                                           10,500        7,500
                                                        ---------    ---------

Commitments and Other Matter                                   --           --

Partners' Capital:
   General partner                                            (54)        (161)
   Limited partners                                       813,895      811,776
                                                        ---------    ---------
                                                          813,841      811,615
                                                        ---------    ---------

                                                        $ 824,341    $ 819,115
                                                        =========    =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                            STATEMENTS OF OPERATIONS

                                                  Three
                                                 Months         Year Ended
                                                  Ended        December 31,
                                                March 31,      ------------
                                                  1999       1998        1997
                                                  ----       ----        ----
                                              (Unaudited)
Revenues:
   Equity in net income of affiliate            $  2,600   $     --    $  4,207
   Interest income from affiliate                 11,163     37,686         392
   Other                                               3      3,654         676
                                                --------   --------    --------
                                                  13,766     41,340       5,275
                                                --------   --------    --------

Costs and Expenses:
   Equity in net loss of affiliate                    --     38,251          --
   Administrative fees to general partner          3,000     12,000       7,000
   General and administrative                         40      9,856       4,533
                                                --------   --------    --------
                                                   3,040     60,107      11,533
                                                --------   --------    --------

Net Income (Loss)                               $ 10,726   $(18,767)   $ (6,258)
                                                ========   ========    ========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                      General      Limited
                                                      Partner      Partners      Total
                                                      -------      --------      -----
Partners' Capital, January 1, 1997                   $      --    $      --    $      --

Year Ended December 31, 1997:
   Capital contributions, net of syndication costs          90      471,400      471,490
   Distributions                                            --       (3,589)      (3,589)
   Net loss                                                (63)      (6,195)      (6,258)
                                                     ---------    ---------    ---------

Partners' Capital, December 31, 1997                        27      461,616      461,643

Year Ended December 31, 1998:
   Capital contributions, net of syndication costs          --      456,510      456,510
   Distributions                                            --      (87,771)     (87,771)
   Net loss                                               (188)     (18,579)     (18,767)
                                                     ---------    ---------    ---------

Partners' Capital, December 31, 1998                      (161)     811,776      811,615

Three Months Ended March 31, 1999 (Unaudited):
   Distributions                                            --       (8,500)      (8,500)
   Net income                                              107       10,619       10,726
                                                     ---------    ---------    ---------

Partners' Capital, March 31, 1999 (Unaudited)        $     (54)   $ 813,895    $ 813,841
                                                     =========    =========    =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                            Three
                                                                           Months            Year Ended
                                                                            Ended           December 31,
                                                                          March 31,         ------------
                                                                            1999         1998         1997
                                                                            ----         ----         ----
                                                                        (Unaudited)
Cash Flows from Operating Activities:
   Net Income (Loss)                                                     $  10,726    $ (18,767)   $  (6,258)
   Adjustments to reconcile net income (loss) to
      net cash used in operating activities:
         Equity in net loss (income) of affiliate                           (2,600)      38,251       (4,207)
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliates         (8,735)      (5,324)        (392)
            Increase in accrued interest receivable from non-affiliate      (2,429)     (29,631)          --
            Increase in other receivable                                        --       (3,131)          --
            Decrease in accrued syndication costs                               --      (42,435)          --
            Increase in administrative fees payable to general partner       3,000          500        7,000
                                                                         ---------    ---------    ---------
               Net cash used in operating activities                           (38)     (60,537)      (3,857)
                                                                         ---------    ---------    ---------

Cash Flows from Investing Activities:
   Distribution from affiliates                                              8,500           --           --
   Investment in loans receivable from non-affiliate                            --     (200,000)          --
   Investment in loans receivable from affiliates                               --     (319,000)    (289,000)
   Investment in advances receivable from affiliates                            --       14,954      (21,495)
                                                                         ---------    ---------    ---------
               Net cash provided by (used in) investing activities           8,500     (504,046)    (310,495)
                                                                         ---------    ---------    ---------

Cash Flows from Financing Activities:
   Partners' capital contributions                                              --      577,000      623,090
   Syndication costs paid                                                       --     (120,490)    (109,165)
   Distributions to limited partners                                        (8,500)     (87,771)      (3,589)
                                                                         ---------    ---------    ---------
               Net cash provided by (used in) financing activities          (8,500)     368,739      510,336
                                                                         ---------    ---------    ---------

Net Increase (Decrease) in Cash                                                (38)    (195,844)     195,984

Cash, Beginning                                                                140      195,984           --
                                                                         ---------    ---------    ---------

Cash, Ending                                                             $     102    $     140    $ 195,984
                                                                         =========    =========    =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.
                               Cash Flow Worksheet
                                December 31, 1998

                                                                                                              Loans Rec.
                                                                                            Investment        ----------
                                                                                 Cash       Affiliates   Affiliate    Non-aff.
                                                                                 ----       ----------   ---------    --------
Beginning Balance, December 31, 1997                                             195,984      293,207           --          --
Ending Balance, December 31, 1998                                              $     140      254,956      319,000     200,000
                                                                               ---------    ---------    ---------   ---------
                                                                                (195,844)     (38,251)     319,000     200,000

Cash Flows from Operating Activities:
   Net income                                                       (18,767)

   Adjustments to reconcile net income to net cash
      provided (used) by operating activities
            Equity in net income of affiliate                        38,251                    38,251
      Changes in operating assets and liabilities:
      (Increase) decrease in:                                            --
            Accrued interest                                         (5,324)
            Accrued interest                                        (29,631)
            Other receivable                                         (3,131)
            Accrued liabls                                          (42,435)
            Due to general partner                                      500
                                                                  ---------
            Net cash provided (used in) by operating activities     (60,537)
                                                                  ---------

Cash Flows from Investing Activities:
           Investment in loans from non affiliates                 (200,000)                                          (200,000)
           Investment in loans from affiliates                     (319,000)                              (319,000)
           Loans under line of credit                                14,954
                                                                  ---------
           Net cash provided by (used in) investing activities     (504,046)
                                                                  ---------

Cash Flows from Financing Activities:
   Principal payments on mortgage payable                                --
   Principal payment on note payable                                     --
   Capital Contribution                                             577,000
   Distribution                                                     (87,771)
   Syndication costs                                               (120,490)
                                                                  ---------
           Net cash provided by (used in) financing activities      368,739
                                                                  ---------

Net increase (decrease) in cash                                    (195,844)

Cash, Beginning                                                     195,984

Cash, Ending                                                      $     140
                                                                  =========    --------------------------------------------------

                                                                         --                        --                       --
Supplemental Disclosures of Cash Flow Information
   Cash payments for interest                                     $      --
                                                                  =========

                                                                    Advance       Accrued Interest        Other
                                                                      Rec.      Affiliate    Non-aff.      Rec.
                                                                      ----      ---------    --------      ----
Beginning Balance, December 31, 1997                                  21,495          392          --          --
Ending Balance, December 31, 1998                                      6,541        5,716      29,631       3,131
                                                                   ---------    ---------   ---------   ---------
                                                                     (14,954)       5,324      29,631       3,131

Cash Flows from Operating Activities:
   Net income

   Adjustments to reconcile net income to net cash
      provided (used) by operating activities
            Equity in net income of affiliate
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Accrued interest                                                       (5,324)
            Accrued interest                                                                  (29,631)
            Other receivable                                                                               (3,131)
            Accrued liabls
            Due to general partner

            Net cash provided (used in) by operating activities


Cash Flows from Investing Activities:
           Investment in loans from non affiliates
           Investment in loans from affiliates
           Loans under line of credit                                 14,954

           Net cash provided by (used in) investing activities


Cash Flows from Financing Activities:
   Principal payments on mortgage payable
   Principal payment on note payable
   Capital Contribution
   Distribution
   Syndication costs

           Net cash provided by (used in) financing activities


Net increase (decrease) in cash

Cash, Beginning

Cash, Ending
                                                                  -------------------------------------------------

                                                                          --           --          --          --
Supplemental Disclosures of Cash Flow Information
   Cash payments for interest

                                                                     Accr.        Accr       Partners'
                                                                   Liability      Liab        Capital
                                                                   ---------      ----        -------
Beginning Balance, December 31, 1997                                 (42,435)      (7,000)    (461,643)
Ending Balance, December 31, 1998                                         --       (7,500)    (811,615)
                                                                   ---------    ---------    ---------
                                                                      42,435         (500)    (349,972)

Cash Flows from Operating Activities:
   Net income                                                                                  (18,767)

   Adjustments to reconcile net income to net cash
      provided (used) by operating activities
            Equity in net income of affiliate
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Accrued interest
            Accrued interest
            Other receivable
            Accrued liabls                                           (42,435)
            Due to general partner                                                    500

            Net cash provided (used in) by operating activities


Cash Flows from Investing Activities:
           Investment in loans from non affiliates
           Investment in loans from affiliates
           Loans under line of credit

           Net cash provided by (used in) investing activities


Cash Flows from Financing Activities:
   Principal payments on mortgage payable
   Principal payment on note payable
   Capital Contribution                                                                        577,000
   Distribution                                                                                (87,771)
   Syndication costs                                                                          (120,490)

           Net cash provided by (used in) financing activities


Net increase (decrease) in cash

Cash, Beginning

Cash, Ending
                                                                  ------------------------------------

                                                                          --           --           (0)
Supplemental Disclosures of Cash Flow Information
   Cash payments for interest

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

         Baron Strategic Investment Fund IX, Ltd. ("the Partnership") was initially organized on June 2, 1997 under the laws of the State of Florida.

         The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

         See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

         The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

         The accompanying financial information as of and for the three months ended March 31, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

         The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

         Revenue consisting of equivalent income of affiliate is recognized on the equity method, as more fully described below.

         Revenue consisting of interest on notes receivable is recognized as it becomes due.

      Concentration of Credit Risk

         At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliates and Non-Affiliate

         Notes receivable from affiliates and non-affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliates and Non-Affiliate (Continued)

         notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and
         (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Investment in Affiliate

         The Partnership holds a 44.96% limited partner interest in Crystal Court Properties, Ltd. ("Crystal Court"), a limited partnership which owns a residential apartment property in Jacksonville, Florida. The investment in Crystal Court is accounted for using the equity method of accounting as a result of the Partnership and Crystal Court having the same general partner president and the general partner's ability to exercise significant influence on Crystal Court. As such, the investment in Crystal Court is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

      Use of Estimates

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

         The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of June 2, 1997:

      Capital Contributions of Partners

         The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

      Term

         The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

         Cash Distributions

           The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

         Distributions of Net Proceeds

           Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 15% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

      Allocation of Income and Loss

         Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

         Income

           The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Allocation of Income and Loss (Continued)

         Losses

           After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

      Dissolution

         The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

         Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

         Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2004.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. INVESTMENT IN AFFILIATE

      The following is a summary of the financial position and results of operations of Crystal Court as of March 31, 1999 and December 31, 1998 and for the three months and year then ended, respectively.

                                                       March 31,    December 31,
                                                         1999          1998
                                                         ----          ----
                                                      (Unaudited)
Financial position:
   Rental apartments                                  $ 1,640,997   $ 1,758,032
   Other assets                                           140,038       102,453
                                                      -----------   -----------
      Total assets                                    $ 1,781,035   $ 1,860,485
                                                      ===========   ===========

   Mortgage payable                                   $ 1,205,806   $ 1,208,774

   Other liabilities                                      102,199        75,078
                                                      -----------   -----------
      Total liabilities                                 1,308,005     1,283,852
   Partners' capital                                      473,030       576,633
                                                      -----------   -----------
                                                      $ 1,781,035   $ 1,860,485
                                                      ===========   ===========

Results of operations:
   Revenues (including rental income of $76,212 and
      $274,036, respectively)                         $    78,514   $   294,984
   Costs and expenses                                     (72,713)     (390,849)
                                                      -----------   -----------

   Net income (loss)                                  $     5,801   $   (95,865)
                                                      ===========   ===========

NOTE 4. NOTES RECEIVABLE FROM AFFILIATES

      The following are the balances of the notes receivable and a portion of accrued interest due from affiliates as of March 31, 1999 and December 31, 1998:

                                                       March 31, 1999           December 31, 1998
                                                       --------------           -----------------
                                                         (Unaudited)
                                                     Notes        Accrued       Notes      Accrued
                                                   Receivable    Interest    Receivable    Interest
                                                   ----------    --------    ----------    --------
Sycamore Real Estate Development, LP
   ("Sycamore")                                     $243,500     $  7,205     $243,500    $  1,281 (a)
Apartment Development Holding, L.P.
   ("Apartment Development")                               -       13,747            -      12,968 (b)
Burlington Development, L.P.
   ("Burlington")                                          -        9,639            -       9,137 (c)
Baron Strategic Investment Fund III, Ltd.
   ("Candlewood II")                                  75,500        8,357       75,500       6,123 (d)
                                                    --------     --------     --------    --------
                                                    $319,000      $38,948     $319,000     $29,509
                                                    ========     ========     ========    ========

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. NOTES RECEIVABLE FROM AFFILIATES (Continued)

        (a) Secured promissory note representing advances made to
            Sycamore. The note matures on December 14, 2003; accrues
            interest at an annual rate of 12%; is secured by a lien
            upon certain real and personal property of Villas at
            Lake Sycamore; and is subordinated to the first mortgage
            which had a balance of approximately $866,000 as of
            March 31, 1999 and December 31, 1998. Two other
            affiliated partnerships also hold second mortgage notes
            in the aggregate principal amount of $307,000 secured by
            the property. The lending parties have agreed to share
            the benefits of the second mortgage on a pari-passu
            basis.                                                      $243,500

        (b) Unsecured promissory note of $148,000 representing
            advances made to Apartment Development; due on demand;
            accrues interest at 12%; endorsed to Sycamore on
            December 15, 1998.                                                --

        (c) Unsecured promissory note of $95,500 representing
            advances made to Burlington; due on demand; accrues
            interest at 12%; endorsed to Sycamore on December 15,
            1998.                                                             --

        (d) Secured promissory note representing advances made to
            Candlewood II. The note matures on March 1, 2003;
            accrued interest at an annual rate of 12%, which is
            payable quarterly, is secured by an Open-End Second
            Mortgage and Security Agreement regarding certain real
            and personal property at Candlewood II; and is
            subordinated to the first mortgage which had a balance
            of approximately $595,000 as of March 31, 1999 and
            December 31, 1998. The Open-End Second Mortgage and
            Security Agreement provides for additional advances not
            to exceed $500,000 maximum to be secured under a future
            advance clause.                                               75,500
                                                                        --------

                 Total notes receivable                                 $319,000
                                                                        ========

NOTE 5. NOTES RECEIVABLE FROM NON-AFFILIATE

      In January 1998, the Partnership purchased from an unrelated party an undivided 25% interest in a second mortgage note in the original principal amount of $735,000 (with accrued unpaid interest thereon of $506,767) made by Garden Terrace Apartments III, Ltd. ("Garden Terrace"), a non-affiliate. In October 1998, Garden Terrace restated and amended the $735,000 second mortgage note and created a new second mortgage note in the original principal amount of $506,767 to cover accrued interest. The notes receivable are more fully described below:

         Garden Terrace Second Mortgage Note; matures on January 1, 2007; accrues interest at an minimum annual rate of 2% and provides for participation interest at the rate of 7% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. NOTES RECEIVABLE FROM NON-AFFILIATE (Continued)

         participation interest in an annual equal to 30% of
         remaining available cash flow, as defined, which will
         continue to be made until such time as the collateral has
         been sold, and which obligation will continue
         notwithstanding total repayment of the principal amount of the note; secured by a lien upon certain real and personal property of Garden Terrace; subordinated to the first
         mortgage which had a balance of approximately $967,000 and
         $967,500 as of March 31, 1999 and December 31, 1998,           $735,000
         respectively.

         Garden Terrace Accrued Interest Second Mortgage Note;
         matures on January 1, 2007; accrues interest at an annual
         rate of 9% payable annually from excess cash flow after 2%
         minimum interest and 7% participation interest has been
         paid on the $735,000 second mortgage note; secured by a
         lien upon certain real and personal property of Garden
         Terrace; subordinated to the first mortgage which had a
         balance of approximately $967,000 and $967,500 as of March
         31, 1999 and December 31, 1998, respectively.                  506,767
                                                                     ----------
                                                                      1,241,767

         Percentage purchased*                                               25%
                                                                     ----------
                                                                        310,442
         Less discount                                                  116,442
                                                                     ----------
         Notes receivable, net of discount                           $  200,000
                                                                     ==========

      * Baron Strategic Investment Fund VI, Ltd. ("BSIF VI") and Baron Strategic Investment Fund X, Ltd. ("BSIF X"), affiliates of the Partnership, own the remaining undivided 75% interest on the notes.

NOTE 6. ADVANCES TO AFFILIATE

      During 1997 and 1998, the Partnership provided funding to Crystal Court by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and accrue interest at 12% per annum. The principal balance as of March 31, 1999 and December 31, 1998 is $6,541. Accrued interest of $317 and $122 was outstanding as of March 31, 1999 and December 31, 1998, respectively.

NOTE 7. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      During 1997, in accordance with the terms of a Private Placement Memorandum dated June 3, 1997, the Partnership issued 1,246 units of limited partner interest being offered at $500 per unit for total gross proceeds of $623,000. Costs of $151,600 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $88,530 was paid or accrued to the General Partner for administrative, legal and investment fees.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 7. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS (Continued)

      In 1998, the Partnership issued the remaining 1,154 units of limited partner interest at $500 per unit for total gross proceeds of $577,000. Costs of $120,400 incurred with syndicating the partnership have been recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $63,400 was paid or accrued to the General Partner for administrative, legal and investment fees.

NOTE 8. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================


                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                              FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998


================================================================================

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1


FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                           6-13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund X, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund X, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund X, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Notes 3, 4, 5 and 6, the Partnership and its affiliates have engaged in significant transactions with each other.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                                 BALANCE SHEETS

                                                       March 31,    December 31,
                                                         1999           1998
                                                         ----           ----
                          ASSETS                     (Unaudited)

Cash                                                 $     2,154    $     4,584
Investments in affiliates                                530,390        525,680
Notes receivable from affiliate                          117,500        117,500
Notes receivable from non-affiliate                      440,000        440,000
Advances receivable from affiliate                        38,287         38,287
Accrued interest receivable from affiliate                 5,645          5,670
Accrued interest receivable from non-affiliate            16,133         12,765
Other receivable                                           9,394          9,394
                                                     -----------    -----------

                                                     $ 1,159,503    $ 1,153,880
                                                     ===========    ===========

             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Accrued interest payable                          $    47,299    $    37,436
   Note payable                                          400,000        400,000
   Administrative fees payable to general partner         12,393          9,393
                                                     -----------    -----------
                                                         459,692        446,829
                                                     -----------    -----------

Commitments and Other Matter                                  --             --

Partners' Capital:
   General partner                                          (720)          (739)
   Limited partners                                      700,531        707,790
                                                     -----------    -----------
                                                         699,811        707,051
                                                     -----------    -----------

                                                     $ 1,159,503    $ 1,153,880
                                                     ===========    ===========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                            STATEMENTS OF OPERATIONS

                                               Three
                                              Months            Year Ended
                                               Ended           December 31,
                                             March 31,         ------------
                                                1999        1998         1997
                                                ----        ----         ----
                                            (Unaudited)
Revenues:
   Equity in net income of affiliates        $   8,100          --           --
   Interest income from affiliates               6,703   $  27,290    $   7,622
   Other                                             8       9,668        2,116
                                             ---------   ---------    ---------
                                                14,811      36,958        9,738
                                             ---------   ---------    ---------

Costs and Expenses:
   Equity in net losses of affiliates               --      36,990       15,330
   Interest expense                              9,863      37,436           --
   Administrative fees to general partner        3,000      12,000        6,000
   General and administrative                       41      17,609        4,237
                                             ---------   ---------    ---------
                                                12,904     104,035       25,567
                                             ---------   ---------    ---------

Net Income (Loss)                            $   1,907   $ (67,077)   $ (15,829)
                                             =========   =========    =========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                      General     Limited
                                                      Partner     Partners       Total
                                                      -------     --------       -----
Partners' Capital, January 1, 1997                   $      --    $      --    $      --

Year Ended December 31, 1997:
   Capital contributions, net of syndication costs          90      859,740      859,830
   Distributions                                            --      (13,428)     (13,428)
   Net loss                                               (158)     (15,671)     (15,829)
                                                     ---------    ---------    ---------

Partners' Capital, December 31, 1997                       (68)     830,641      830,573

Year Ended December 31, 1998:
   Capital contributions, net of syndication costs          --       56,170       56,170
   Distributions                                            --     (112,615)    (112,615)
   Net loss                                               (671)     (66,406)     (67,077)
                                                     ---------    ---------    ---------

Partners' Capital, December 31, 1998                      (739)     707,790      707,051

Three Months Ended March 31, 1999 (Unaudited):
   Distributions                                            --       (9,147)      (9,147)
   Net income                                               19        1,888        1,907
                                                     ---------    ---------    ---------

Partners' Capital, March 31, 1999 (Unaudited)        $    (720)   $ 700,531    $ 699,811
                                                     =========    =========    =========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                                    Three
                                                                                   Months               Year Ended
                                                                                    Ended              December 31,
                                                                                  March 31,            ------------
                                                                                    1999           1998           1997
                                                                                    ----           ----           ----
                                                                                (Unaudited)
Cash Flows from Operating Activities:
   Net income (loss)                                                            $     1,907    $   (67,077)   $   (15,829)
   Adjustments to reconcile net income (loss) to
      net cash used in operating activities:
         Equity in net income (loss) of affiliates                                   (8,100)        36,990         15,330
         Changes in operating assets and liabilities:
            (Increase) decrease in accrued interest receivable from affiliate            25          1,952         (7,622)
            Increase in accrued interest receivable from non-affiliate               (3,368)       (12,765)            --
            Increase in other receivable                                                 --         (9,394)            --
            Increase in accrued interest payable                                      9,863         37,436             --
            Increase in administrative fees payable to general partner                3,000          3,393          6,000
            Decrease in accrued expenses                                                 --        (79,708)            --
                                                                                -----------    -----------    -----------
               Net cash provided by (used in) operating activities                    3,327        (89,173)        (2,121)
                                                                                -----------    -----------    -----------

Cash Flows from Investing Activities:
   Investment in affiliates                                                              --             --       (578,000)
   Partnership distributions received                                                 3,390             --             --
   Investment in notes receivable                                                        --       (600,000)      (117,500)
   Collection of notes receivable                                                        --        160,000             --
   Advances to affiliate                                                                 --         18,213        (56,500)
                                                                                -----------    -----------    -----------
               Net cash provided by (used in) investing activities                    3,390       (421,787)      (752,000)
                                                                                -----------    -----------    -----------

Cash Flows from Financing Activities:
   Proceeds from notes payable                                                           --        560,000             --
   Repayment of notes payable                                                            --       (160,000)            --
   Partner capital contributions                                                         --         71,910      1,128,090
   Syndication costs paid                                                                --        (15,740)      (188,552)
   Distributions to limited partners                                                 (9,147)      (112,615)       (13,428)
                                                                                -----------    -----------    -----------
               Net cash provided by (used in) financing activities                   (9,147)       343,555        926,110
                                                                                -----------    -----------    -----------

Net Increase (Decrease) in Cash                                                      (2,430)      (167,405)       171,989

Cash, Beginning                                                                       4,584        171,989             --
                                                                                -----------    -----------    -----------

Cash, Ending                                                                    $     2,154    $     4,584    $   171,989
                                                                                ===========    ===========    ===========

Supplemental Disclosure:
   Interest paid during the period                                              $        --    $        --    $        --
                                                                                ===========    ===========    ===========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.
                               Cash Flow Worksheet
                                December 31, 1998

                                                                                                  Loans           Advances
                                                                                                  -----           --------
                                                                                Cash      Affiliate   non-aff.    Affiliate
                                                                                ----      ---------   --------    ---------
Beginning Balance, December 31, 1997                                           171,989     117,500          --      56,500
Ending Balance, December 31, 1998                                                4,584     117,500     440,000      38,287
                                                                              --------    --------    --------    --------
                                                                              (167,405)         --     440,000     (18,213)

Cash Flows from Operating Activities:
   Net Income                                                      (67,077)
   Adjustments to reconcile net loss to net cash
   Equity in net income of affiliate                                36,990
      provided (used) by operating activities
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Interest due from affiliates                             1,952
            Interest due from non affiliates                       (12,765)
            Other receivables                                       (9,394)
            Accrued Interest Payable                                37,436
            Accrued pauables                                       (79,708)
            Amounts due GP                                           3,393
                                                                  --------
            Net cash provided (used in) by operating activities    (89,173)
                                                                  --------

Cash Flows from Investing Activities:
   Investment in mortgages                                        (600,000)                           (600,000)
   Collection of mortgages                                         160,000                             160,000
   Repayment in Loan Receivable from affiliate                      18,213                                          18,213
            Net cash provided by (used in) investing activities   (421,787)
                                                                  --------

Cash Flows from Financing Activities:
   Payment of loans payable                                       (160,000)
   Loans to non-affiliate                                          560,000
   Partner contributions                                            71,910
   Limited partner distributions                                  (112,615)
   Syndication costs                                               (15,740)
            Net cash provided by (used in) financing activities    343,555
                                                                  --------

Net increase (decrease) in cash                                   (167,405)

Cash, Beginning                                                    171,989

Cash, Ending                                                         4,584

                                                                              ----------------------------------------------
                                                                        --                      --          --          --
Supplemental Disclosures of Cash Flow Information
    Accrual for syndication costs/contributed capital                   --                      --          --          --
                                                                  --------                --------    --------    --------

                                                                        --                      --          --          --
                                                                  ========                ========    ========    ========

                                                                      Accrued Interest      Other
                                                                      ----------------      -----     Investment    Amounts
                                                                    Affiliate   non-aff.     Rec.    in Affiliate   Due GP
                                                                    ---------   --------     ----    ------------   ------
Beginning Balance, December 31, 1997                                   7,622          --         --     562,670      (6,000)
Ending Balance, December 31, 1998                                      5,670      12,765      9,394     525,680      (9,393)
                                                                    --------    --------   --------    --------    --------
                                                                      (1,952)     12,765      9,394     (36,990)     (3,393)

Cash Flows from Operating Activities:
   Net Income
   Adjustments to reconcile net loss to net cash
   Equity in net income of affiliate                                                                     36,990
      provided (used) by operating activities
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Interest due from affiliates                               1,952
            Interest due from non affiliates                                     (12,765)
            Other receivables                                                                (9,394)
            Accrued Interest Payable
            Accrued pauables
            Amounts due GP                                                                                            3,393

            Net cash provided (used in) by operating activities


Cash Flows from Investing Activities:
   Investment in mortgages
   Collection of mortgages
   Repayment in Loan Receivable from affiliate
            Net cash provided by (used in) investing activities


Cash Flows from Financing Activities:
   Payment of loans payable
   Loans to non-affiliate
   Partner contributions
   Limited partner distributions
   Syndication costs
            Net cash provided by (used in) financing activities


Net increase (decrease) in cash

Cash, Beginning

Cash, Ending

                                                                  ------------------------------------------------------------
                                                                          --          --         --          --          --
Supplemental Disclosures of Cash Flow Information
    Accrual for syndication costs/contributed capital                     --          --         --          --          --
                                                                    --------    --------   --------    --------    --------

                                                                          --          --         --          --          --
                                                                    ========    ========   ========    ========    ========


                                                                   Accrued     Accrued      Note       Partners'
                                                                   Expenses   Int. Pyble   Payable      Capital
                                                                   --------   ----------   -------      -------
Beginning Balance, December 31, 1997                                (79,708)         --          --    (830,573)
Ending Balance, December 31, 1998                                        --     (37,436)   (400,000)   (707,051)
                                                                   --------    --------    --------    --------
                                                                     79,708     (37,436)   (400,000)    123,522

Cash Flows from Operating Activities:
   Net Income                                                                                           (67,077)
   Adjustments to reconcile net loss to net cash
   Equity in net income of affiliate
      provided (used) by operating activities
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Interest due from affiliates
            Interest due from non affiliates
            Other receivables
            Accrued Interest Payable                                             37,436
            Accrued pauables                                        (79,708)
            Amounts due GP

            Net cash provided (used in) by operating activities


Cash Flows from Investing Activities:
   Investment in mortgages
   Collection of mortgages
   Repayment in Loan Receivable from affiliate
            Net cash provided by (used in) investing activities


Cash Flows from Financing Activities:
   Payment of loans payable                                                                (160,000)
   Loans to non-affiliate                                                                   560,000
   Partner contributions                                                                                 71,910
   Limited partner distributions                                                                       (112,615)
   Syndication costs                                                                                    (15,740)
            Net cash provided by (used in) financing activities


Net increase (decrease) in cash

Cash, Beginning

Cash, Ending

                                                                  ---------------------------------------------
                                                                         --          --          --          --
Supplemental Disclosures of Cash Flow Information
    Accrual for syndication costs/contributed capital                    --          --          --          --
                                                                   --------    --------    --------    --------

                                                                         --          --          --          --
                                                                   ========    ========    ========    ========

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

         Baron Strategic Investment Fund X, Ltd. ("the Partnership") was initially organized on June 26, 1997 under the laws of the State of Florida.

         The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

         See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

         The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

         The accompanying financial information as of and for the three months ended March 31, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

         The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

         Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

         At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliate and Non-Affiliate

         Notes receivable from affiliate and non-affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Investments in Affiliates

         The Partnership holds a 47.586% limited partner interest in Crystal Court Properties, Ltd. ("Crystal Court"), a limited partnership which owns a residential apartment property in Lakeland, Florida. The investment in Crystal Court is accounted for using the equity method of accounting as a result of the Partnership and Crystal Court having the same general partner president and the general partner's ability to exercise significant influence on Crystal Court. As such, the investment in Crystal Court is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

         The Partnership holds a 39.56% limited partner interest in Pineview Apartments, Ltd. ("Pineview"), a limited partnership which owns a residential apartment property in Orlando, Florida. The investment in Pineview is accounted for using the equity method of accounting as a result of the Partnership and Pineview having the same general partner president and the general partner's ability to exercise significant influence on Pineview. As such, the investment in Pineview is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

      Use of Estimates

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Income Taxes

         The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of June 26, 1997:

      Capital Contributions of Partners

         The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

      Term

         The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

         Cash Distributions

           The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

         Distributions of Net Proceeds

           Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Allocation of Income and Loss

         Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

         Income

           The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

         Losses

           After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

      Dissolution

         The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

         Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

         Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. INVESTMENTS IN AFFILIATES

      The following is a summary of the financial position and results of operations of the Partnership's investments as of March 31, 1999 and December 31, 1998 and for the three months and year then ended, respectively.

                                  Pineview                  Crystal Court
                                  --------                  -------------

                           March 31,    December 31,   March 31,    December 31,
                             1999          1998          1999          1998
                             ----          ----          ----          ----
                          (Unaudited)                 (Unaudited)
Financial position:
   Rental apartments      $ 2,026,402   $ 2,043,777   $ 1,640,997   $ 1,758,032
   Other assets               254,064       177,459       140,038       102,453
                          -----------   -----------   -----------   -----------
      Total assets        $ 2,280,466   $ 2,221,236   $ 1,781,035   $ 1,860,485
                          ===========   ===========   ===========   ===========

   Mortgage payable       $ 1,599,549   $ 1,603,303   $ 1,205,806   $ 1,208,774
   Other liabilities          106,251        30,901       102,199        75,078
                          -----------   -----------   -----------   -----------
      Total liabilities     1,705,800     1,634,204     1,308,005     1,283,852
   Partners' capital          574,666       587,032       473,030       576,633
                          -----------   -----------   -----------   -----------
                          $ 2,280,466   $ 2,221,236   $ 1,781,035   $ 1,860,485
                          ===========   ===========   ===========   ===========

Results of operations:
   Rental income          $   117,444   $   471,979   $    76,212   $   274,036
   Other income                 7,707        77,106         2,302        20,948
   Costs and expenses        (111,679)     (540,990)      (72,713)     (390,849)
                          -----------   -----------   -----------   -----------
      Net income (loss)   $    13,472   $     8,095   $     5,801   $   (95,865)
                          ===========   ===========   ===========   ===========

NOTE 4. NOTES RECEIVABLE FROM AFFILIATE

      In August 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Heatherwood Apartments II, Ltd. ("Heatherwood II") were converted into promissory notes as more fully described in the table below.

         Heatherwood II Second Mortgage Note; matures on October 1,
         2004; accrues interest at an minimum annual rate of 6% and provides for participation interest at the rate of 3% per
         annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not
         exceed the available cash flow, as defined in the note;
         provides for additional participation interest in an amount equal to 20% of remaining available cash flow, as defined, which will continue to be made until such time as the
         collateral has been sold, and which obligation will
         continue notwithstanding total repayment of the principal
         amount of the note; secured by a lien upon certain real and personal property of Heatherwood II; subordinated to the
         first mortgage which had a balance of approximately
         $702,000 and $703,000 as of March 31, 1999 and December 31,
         1998, respectively.                                           $325,000

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. NOTES RECEIVABLE FROM AFFILIATE (Continued)

         Unsecured promissory note, representing advances made by
         the former general partner to Heatherwood II. The note is
         payable upon demand and bears interest at 1% over prime
         (8.75% as of March 31, 1999 and December 31, 1998).              1,742

         Other receivables, related to advances for refinancing fees
         and professional services                                       13,404
                                                                       --------
                                                                        340,146
        Percentage purchased                                                 42%
                                                                       --------
                                                                        142,861
        Less discount                                                    25,361
                                                                       --------
        Notes receivable, net of discount                              $117,500
                                                                       ========

NOTE 5. NOTES RECEIVABLE FROM NON-AFFILIATE

      In January 1998, the Partnership purchased from an unrelated party for $40,000 and a promissory note in the original principal amount of $560,000, an undivided 75% interest in a second mortgage note in the original principal amount of $735,000 (with accrued unpaid interest thereon of $506,767) made by Garden Terrace Apartments III, Ltd. ("Garden Terrace"), a non-affiliate. In February 1998, the Partnership sold to Baron Strategic Investment Fund VI, Ltd. ("BSIF VI"), an affiliate, an undivided 20% interest in the Garden Terrace second mortgage note and accrued interest for $160,000. In October 1998, Garden Terrace restated and amended the $735,000 second mortgage note and created a new second mortgage note in the original principal amount of $506,767 to include accrued interest. The notes receivable are more fully described below:

         Garden Terrace Second Mortgage Note; matures on January 1,
         2007; accrues interest at a minimum annual rate of 2% and
         provides for participation interest at the rate of 7% per
         annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not
         exceed the available cash flow, as defined in the note;
         provides for additional participation interest in an amount equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the
         collateral has been sold, and which obligation will
         continue notwithstanding total repayment of the principal
         amount of the note; secured by a lien upon certain real and personal property of Garden Terrace; subordinated to the
         first mortgage which had a balance of approximately
         $967,000 and $967,500 as of March 31, 1999 and December 31,
         1998, respectively.                                            $735,000

         Garden Terrace Accrued Interest Second Mortgage Note;
         matures on January 1, 2007; accrues interest at an annual
         rate of 9% payable annually from excess cash flow after 2%
         minimum interest and 7% participation interest has been
         paid on the $735,000 second mortgage note; secured by a
         lien upon certain real and personal property of Garden
         Terrace; subordinated to the first mortgage which had a
         balance of approximately $967,000 and $967,500 as of March
         31, 1999 and December 31, 1998, respectively.                   506,767
                                                                     -----------

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. NOTES RECEIVABLE FROM NON-AFFILIATE (Continued)

                                                                      1,241,767
         Percentage purchased*                                               55%
                                                                     ----------
                                                                        682,972
         Less discount                                                  242,972
                                                                     ----------
         Notes receivable, net of discount                           $  440,000
                                                                     ==========

      * BSIF VI and Baron Strategic Investment Fund IX, Ltd. ("BSIF IX"), affiliates of the Partnership, own the remaining undivided 45% interest on the notes.

NOTE 6. ADVANCES RECEIVABLE FROM AFFILIATES

      During 1997, the Partnership provided funding to Heatherwood, an affiliate, by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and are bear interest at 12%. The balance as of March 31, 1999 and December 31, 1998 is $38,287.

NOTE 7. NOTE PAYABLE

      In connection with the January 1998 purchase of the second mortgages of Garden Terrace (see Note 5), the Partnership borrowed funds from an unrelated entity as more fully described below:

         Promissory note payable to Investors Funding Resources
         Trust; original principal amount of $560,000; matures on
         June 30, 1998; accrues interest at an annual rate of 10%
         payable upon maturity of the note; collateralized by
         Partnership's undivided 75% interest in Second Mortgage of
         $735,000 as more fully described in Note 4.                    $400,000
                                                                        --------

NOTE 8. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      During 1997, in accordance with the terms of a Private Placement Memorandum dated June 26, 1997, the Partnership issued 2,256 units of limited partner interest at $500 per unit for gross proceeds of $1,128,000. Costs of $268,260 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $268,260 in syndication costs incurred in 1997, the Partnership incurred a total of $164,000 to its general partner for administrative, legal and investment fees.

      During 1998, the Partnership issued the remaining 144 units at $500 per unit for gross proceeds of $72,000. Costs of $15,740 incurred in connection with syndicating the limited partners units were recorded as a reduction of limited partners' capital contributions.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================


                      BARON STRATEGIC VULTURE FUND I, LTD.

                              FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998


================================================================================

                      BARON STRATEGIC VULTURE FUND I, LTD.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                           6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Vulture Fund I, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Vulture Fund I, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Vulture Fund I, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Notes 3, 4 and 5 the Partnership and its affiliates have engaged in significant transactions with each other.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                      BARON STRATEGIC VULTURE FUND I, LTD.

                                 BALANCE SHEETS

                                                         March 31,  December 31,
                                                           1999         1998
                                                           ----         ----
                                                        (Unaudited)
                          ASSETS

Cash                                                     $  4,368     $  6,039
Notes receivable from affiliate                           612,000      612,000
Advances receivable from affiliate                         14,513       14,513
Accrued interest receivable from affiliate                108,474      103,342
                                                         --------     --------

                                                         $739,355     $735,894
                                                         ========     ========

             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Advances payable to affiliates                        $ 61,500     $ 61,500
   Administrative fees payable to general partner          17,500       16,000
   Accrued interest payable to affiliate                    8,271        6,451
                                                         --------     --------
                                                           87,271       83,951
                                                         --------     --------

Commitments and Other Matter                                   --           --

Partners' Capital:
   General partner                                             81           81
   Limited partners                                       652,003      651,862
                                                         --------     --------
                                                          652,084      651,943
                                                         --------     --------

                                                         $739,355     $735,894
                                                         ========     ========

                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                            STATEMENTS OF OPERATIONS

                                                   Three
                                                  Months          Year Ended
                                                   Ended           December
                                                 March 31,        ----------
                                                    1999       1998       1997
                                                    ----       ----       ----
                                                (Unaudited)
Revenues:
   Interest income from affiliate                 $ 25,932   $108,204   $ 82,471
   Other                                                48        447      1,581
                                                  --------   --------   --------
                                                    25,980    108,651     84,052
                                                  --------   --------   --------

Costs and Expenses:
   General and administrative                           19     10,445      8,246
   Interest expense to affiliates                    1,820      6,451         --
   Administrative fees to general partner            1,500      6,000      6,000
                                                  --------   --------   --------
                                                     3,339     22,896     14,246
                                                  --------   --------   --------

Net Income                                        $ 22,641   $ 85,755   $ 69,806
                                                  ========   ========   ========

                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                  General    Limited
                                                  Partner    Partners       Total
                                                  -------    --------       -----
Partners' Capital, January 1, 1997               $      81   $ 676,196    $ 676,277

Year Ended December 31, 1997:
   Distributions                                        --     (89,895)     (89,895)
   Net income                                           --      69,806       69,806
                                                 ---------   ---------    ---------

Partners' Capital, December 31, 1997                    81     656,107      656,188

Year Ended December 31, 1998:
   Distributions                                        --     (90,000)     (90,000)
   Net income                                           --      85,755       85,755
                                                 ---------   ---------    ---------

Partners' Capital, December 31, 1998                    81     651,862      651,943

Three Months Ended March 31, 1999 (Unaudited):
   Distribution                                         --     (22,500)     (22,500)
   Net Income                                           --      22,641       22,641
                                                 ---------   ---------    ---------

Partners' Capital, March 31, 1999 (Unaudited)    $      81   $ 652,003    $ 652,084
                                                 =========   =========    =========

                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                           Three
                                                                          Months            Year Ended
                                                                           Ended             December
                                                                         March 31,          ----------
                                                                            1999         1998         1997
                                                                            ----         ----         ----
                                                                        (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                            $  22,641    $  85,755    $  69,806
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliate          (5,132)     (47,871)     (55,471)
            Increase in accrued interest payable to affiliates               1,820        6,451           --
            Increase in administrative fees payable to general partner       1,500        6,000        6,000
                                                                         ---------    ---------    ---------
               Net cash provided by operating activities                    20,829       50,335       20,335
                                                                         ---------    ---------    ---------

Cash Flows from Investing Activities:
   Investment in notes receivable from affiliate                                --           --     (128,000)
   Advances to affiliate                                                        --           --       (8,513)
                                                                         ---------    ---------    ---------
               Net cash used in investing activities                            --           --     (136,513)
                                                                         ---------    ---------    ---------

Cash Flows from Financing Activities:
   Distributions to limited partners                                       (22,500)     (90,000)     (89,895)
   Advance from or notes due to affiliates                                      --       44,500       17,000
                                                                         ---------    ---------    ---------
               Net cash used in financing activities                       (22,500)     (45,500)     (72,895)
                                                                         ---------    ---------    ---------

Net Increase (Decrease) in Cash                                             (1,671)       4,835     (189,073)

Cash, Beginning                                                              6,039        1,204      190,277
                                                                         ---------    ---------    ---------

Cash, Ending                                                             $   4,368    $   6,039    $   1,204
                                                                         =========    =========    =========

Supplemental Disclosures:
   Interest paid during the year                                         $      --    $      --    $      --
                                                                         =========    =========    =========

                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.
                               Cash Flow Worksheet
                                December 31, 1998

                                                                                                  Note Rec      Advances
                                                                                      Cash     fr. affiliate   Receivable
                                                                                      ----     -------------   ----------
Beginning Balance, December 31, 1997                                                   1,204       612,000        14,513
Ending Balance, December 31, 1998                                                      6,039       612,000        14,513
                                                                                    --------      --------      --------
                                                                                       4,835            --            --

Cash Flows from Operating Activities:
    Net Income                                                            85,755
    Adjustments to reconcile net income to net cash
      provided (used) by operating activities
      Changes in operating assets and liabilities:
            Increase in administrative fees payable to general partne      6,000
            Increase in accrued interest payable to affiliate              6,451
            Increase in accrued interest receivable from affiliate       (47,871)
                                                                        --------
            Net cash provided (used in) by operating activities           50,335
                                                                        --------

Cash Flows from Investing Activities:
     Principal collected on affiliate advances                                --
     Advances made to affiliate                                           44,500
     Purchase of affiliate second mortgage and receivable                     --
                                                                        --------
           Net cash provided by (used in) investing activities            44,500
                                                                        --------

Cash Flows from Financing Activities:
   Proceeds from affiliate advance                                            --
   Principal payment on note payable                                          --
   Contribution                                                               --
   Distribution                                                          (90,000)
   Syndication Costs                                                          --
                                                                        --------
           Net cash provided by (used in) financing activities           (90,000)
                                                                        --------

Net increase (decrease) in cash                                            4,835

Cash, Beginning                                                            1,204

Cash, Ending                                                               6,039
                                                                                   ---------------------------------------
                                                                                                        --            --
Supplemental Disclosures of Cash Flow Information
   Cash payments for interest

                                                                            Accrued       Advance
                                                                           Int. Rec.      Payable      Admin Fee
                                                                         fr. affiliate  to affiliate    Payable
                                                                         -------------  ------------    -------
Beginning Balance, December 31, 1997                                         55,471       (17,000)      (10,000)
Ending Balance, December 31, 1998                                           103,342       (61,500)      (16,000)
                                                                           --------      --------      --------
                                                                             47,871       (44,500)        6,000

Cash Flows from Operating Activities:
    Net Income
    Adjustments to reconcile net income to net cash
      provided (used) by operating activities
      Changes in operating assets and liabilities:
            Increase in administrative fees payable to general partne                                    (6,000)
            Increase in accrued interest payable to affiliate
            Increase in accrued interest receivable from affiliate          (47,871)

            Net cash provided (used in) by operating activities


Cash Flows from Investing Activities:
     Principal collected on affiliate advances
     Advances made to affiliate                                                            44,500
     Purchase of affiliate second mortgage and receivable

           Net cash provided by (used in) investing activities


Cash Flows from Financing Activities:
   Proceeds from affiliate advance
   Principal payment on note payable
   Contribution
   Distribution
   Syndication Costs

           Net cash provided by (used in) financing activities


Net increase (decrease) in cash

Cash, Beginning

Cash, Ending
                                                                        ------------------------------------------
                                                                                 --            --            --
Supplemental Disclosures of Cash Flow Information
   Cash payments for interest

                                                                            Accrued      Partners'
                                                                          Int. Pyble      Capital
                                                                          ----------      -------
Beginning Balance, December 31, 1997                                             --      (656,188)
Ending Balance, December 31, 1998                                            (6,451)     (651,943)
                                                                           --------      --------
                                                                              6,451        (4,245)

Cash Flows from Operating Activities:
    Net Income                                                                            (85,755)
    Adjustments to reconcile net income to net cash
      provided (used) by operating activities
      Changes in operating assets and liabilities:
            Increase in administrative fees payable to general partne
            Increase in accrued interest payable to affiliate                (6,451)
            Increase in accrued interest receivable from affiliate

            Net cash provided (used in) by operating activities


Cash Flows from Investing Activities:
     Principal collected on affiliate advances
     Advances made to affiliate
     Purchase of affiliate second mortgage and receivable

           Net cash provided by (used in) investing activities


Cash Flows from Financing Activities:
   Proceeds from affiliate advance
   Principal payment on note payable
   Contribution
   Distribution                                                                            90,000
   Syndication Costs

           Net cash provided by (used in) financing activities


Net increase (decrease) in cash

Cash, Beginning

Cash, Ending
                                                                        -------------------------
                                                                                 --            --
Supplemental Disclosures of Cash Flow Information
   Cash payments for interest

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

         Baron Strategic Vulture Fund I, Ltd. ("the Partnership") was initially organized on April 9, 1996 under the laws of the State of Florida.

         The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $900,000, to be divided into 1,800 equal units of limited partnership interest.

         See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

         The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

         The accompanying financial information as of and for the three months ended March 31, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

         The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

         Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

         At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliate

         Notes receivable from affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118,

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliate (Continued)

         Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and
         (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the allowance for impairment and the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

         The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of April 24, 1996:

      Capital Contributions of Partners

         The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $900,000, to be divided into 1,800 units of limited partnership units. A capital account is maintained for each partner.

      Term

         The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Distributions

         Cash Distributions

           The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

         Distributions of Net Proceeds

           Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 10% cash-on-cash return; (b) the general partner until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to it, is equal to the sum of its capital contribution plus an annual 10% cash-on-cash return and; (c) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

      Allocation of Income and Loss

         Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

         Income

           The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

         Losses

           After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

      Dissolution

         The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership;

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

      Dissolution (Continued)

         (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

         Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

         Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 31, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

      In January 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Curiosity Creek Apartments, Ltd. ("Curiosity Creek"), were converted into promissory notes as more fully described in the table below:

         Curiosity Creek Second Mortgage Note; matures on April 1,
         2007; accrues interest at an minimum annual rate of 6% and provides for participation interest at the rate of 3% per
         annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not
         exceed the available cash flow, as defined in the note;
         provides for additional participation interest in an amount equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the
         collateral has been sold, and which obligation will
         continue notwithstanding total repayment of the principal
         amount of the note; secured by a lien upon certain real and personal property of Curiosity Creek; subordinated to the
         first mortgage which had a balance of approximately
         $1,290,000 and $1,293,000 as of March 31, 1999 and December
         31, 1998, respectively.                                        $807,560

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

         Unsecured promissory note, representing advances made by
         the former general partner to Curiosity Creek. The note is payable upon demand and bears interest at 12.5%, payable
         monthly.                                                        416,000

         Unsecured promissory note, representing advances made by
         the former general partner to Curiosity Creek. The note is payable upon demand and bears interest at 1% over prime
         (8.75% as of March 31, 1999 and December 31, 1998).             414,380

         Other receivables, related to advances for refinancing fees
         and professional services.                                       29,732
                                                                     ----------
                                                                       1,667,672
        Percentage purchased                                              73.73%
                                                                     ----------
                                                                       1,229,575
        Less discount                                                    617,575
                                                                     ----------
        Notes receivable, net of discount                            $   612,000
                                                                     ===========

      Interest receivable of $105,731 and $100,445 is due on the note receivable as of March 31, 1999 and December 31, 1998, respectively.

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATE

      Prior to 1998, the Partnership provided funding to Curiosity Creek Apartments, Ltd. ("Curiosity Creek"), an affiliate, by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and provide for interest at 12% per annum. The balance of $14,513 remained outstanding from Curiosity Creek as of March 31, 1999 and December 31, 1998.

NOTE 5. ADVANCES PAYABLE TO AFFILIATES

      During 1997 and 1998, the Partnership received advances from affiliate partnerships. The advances bear interest at 12% and are due on demand.

                                            March 31, 1999     December 31, 1998
                                            --------------     -----------------
                                              (Unaudited)

                                           Advance   Accrued   Advance   Accrued
                                           Payable  Interest   Payable  Interest
                                           -------  --------   -------  --------

Baron Strategic Investment Fund V, Ltd.,   $44,500   $ 5,728   $44,500   $ 4,411
Baron Strategic Vulture Fund I, Ltd.        17,000     2,543    17,000     2,040
                                           -------   -------   -------   -------
                                           $61,500   $ 8,271   $61,500   $ 6,451
                                           =======   =======   =======   =======

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 6. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      In 1996, in accordance with the terms of a Private Placement Memorandum dated April 24, 1996, the Partnership issued the 1,800 units of limited partner interest being offered at $500 per unit for total gross proceeds of $900,000. Costs of $209,000 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $209,000 in syndication costs, the Partnership paid $119,000 to its general partner for administrative, legal and investment fees.

NOTE 7. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================


                         BREVARD MORTGAGE PROGRAM, LTD.

                              FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998


================================================================================

                         BREVARD MORTGAGE PROGRAM, LTD.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                           6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Brevard Mortgage Program, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Brevard Mortgage Program, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brevard Mortgage Program, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Note 3, the Partnership and its affiliates have engaged in significant transactions with each other.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                         BREVARD MORTGAGE PROGRAM, LTD.

                                 BALANCE SHEETS

                                                        March 31,   December 31,
                                                          1999         1998
                                                          ----         ----
                                                       (Unaudited)
                          ASSETS

Cash                                                    $    951     $  5,412
Notes receivable from affiliate                          474,191      474,191
Accrued interest receivable from affiliate               107,152       99,433
                                                        --------     --------

                                                        $582,294     $579,036
                                                        ========     ========


             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Advances due to affiliate                            $  1,850     $  1,850
   Administrative fees payable to general partner         29,250       27,000
                                                        --------     --------
                                                          31,100       28,850
                                                        --------     --------

Commitments and Other Matter                                  --           --

Partners' Capital:
   General partner                                         1,596        1,442
   Limited partners                                      549,598      548,744
                                                        --------     --------
                                                         551,194      550,186
                                                        --------     --------

                                                        $582,294     $579,036
                                                        ========     ========

                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.

                            STATEMENTS OF OPERATIONS

                                                    Three
                                                   Months         Year Ended
                                                    Ended        December 31,
                                                  March 31,      ------------
                                                    1999       1998       1997
                                                    ----       ----       ----
                                                 (Unaudited)
Revenues:
   Interest income from affiliate                  $17,719    $73,533    $72,300
   Other                                                --         35        909
                                                   -------    -------    -------
                                                    17,719     73,568     73,209
                                                   -------    -------    -------

Costs and Expenses:
   Administrative fees to general partner            2,250      9,000      9,000
   General and administrative                           86      3,554      2,119
                                                   -------    -------    -------
                                                     2,336     12,554     11,119
                                                   -------    -------    -------

Net Income                                         $15,383    $61,014    $62,090
                                                   =======    =======    =======

                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                  General     Limited
                                                  Partner     Partners      Total
                                                  -------     --------      -----
Partners' Capital, January 1, 1997               $     683   $ 541,399    $ 542,082

Year Ended December 31, 1997:
   Distributions                                        --     (57,500)     (57,500)
   Net income                                          149      61,941       62,090
                                                 ---------   ---------    ---------

Partners' Capital, December 31, 1997                   832     545,840      546,672

Year Ended December 31, 1998:
   Distributions                                        --     (57,500)     (57,500)
   Net income                                          610      60,404       61,014
                                                 ---------   ---------    ---------

Partners' Capital, December 31, 1998                 1,442     548,744      550,186

Three Months Ended March 31, 1999 (Unaudited):
   Distributions                                        --     (14,375)     (14,375)
   Net income                                          154      15,229       15,383
                                                 ---------   ---------    ---------

Partners' Capital, March 31, 1999 (Unaudited)    $   1,596   $ 549,598    $ 551,194
                                                 =========   =========    =========

                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                           Three
                                                                          Months          Year Ended
                                                                           Ended         December 31,
                                                                         March 31,       ------------
                                                                           1999        1998        1997
                                                                           ----        ----        ----
                                                                        (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                            $ 15,383    $ 61,014    $ 62,090
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliate         (7,719)    (34,339)    (56,200)
            Increase in advances due to affiliate                              --       1,850          --
            Increase in administrative fees payable to general partner      2,250       9,000       9,000
                                                                         --------    --------    --------
               Net cash provided by operating activities                    9,914      37,525      14,890
                                                                         --------    --------    --------

Cash Flows from Investing Activities:
   Advances to affiliate                                                       --          --     (25,000)
                                                                         --------    --------    --------
               Net cash used in investing activities                           --          --     (25,000)
                                                                         --------    --------    --------

Cash Flows from Financing Activities:
   Distributions to limited partners                                      (14,375)    (57,500)    (57,500)
                                                                         --------    --------    --------
               Net cash used in financing activities                      (14,375)    (57,500)    (57,500)
                                                                         --------    --------    --------

Net Decrease in Cash                                                       (4,461)    (19,975)    (67,610)

Cash, Beginning                                                             5,412      25,387      92,997
                                                                         --------    --------    --------

Cash, Ending                                                             $    951    $  5,412    $ 25,387
                                                                         ========    ========    ========

                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.
                               Cash Flow Worksheet
                                December 31, 1998

                                                                                                             Interset   Mortgage
                                                                                       Cash      Advances   Receivable Receivable
                                                                                       ----      --------   ---------- ----------
Begining Balance, December 31, 1997                                                    25,387     474,191      65,094         --
Ending Balance, December 31, 1998                                                       5,412     474,191      99,433         --
                                                                                     --------    --------    --------   --------
                                                                                      (19,975)         --      34,339         --

Cash Flows from Operating Activities:
   Net income                                                              61,014
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest                                  (34,339)                            (34,339)
            Increase in admin. fees payable to general partner              9,000
            Increase in loan payable due to affiliate                       1,850
                                                                         --------
                  Net cash provided by operating activities                37,525


Cash Flows from Investing Activities:
   Line of credit to affiliate                                                 --
                  Net cash provided (required) by investing activities         --
                                                                         --------

Cash Flows from Financing Activities:
   Distribution                                                           (57,500)
   Limited partner contributions                                               --
   Limited partner distributions                                               --
                                                                         --------
                  Net cash used in financing activities                   (57,500)
                                                                         --------

Net Increase (Decrease) in Cash                                           (19,975)
                                                                         --------

Cash, Beginning                                                            25,387

Cash, Ending                                                                5,412
                                                                         --------

                                                                         ---------------------------------------------------------
                                                                                                       --          --          --

                                                                            A/P &      Accrued    Partners'
                                                                          Acc. Exp.   Admin Fees   Capital
                                                                          ---------   ----------   -------
Begining Balance, December 31, 1997                                             --     (18,000)   (546,672)
Ending Balance, December 31, 1998                                           (1,850)    (27,000)   (550,186)
                                                                          --------    --------    --------
                                                                             1,850       9,000       3,514

Cash Flows from Operating Activities:
   Net income                                                                                      (61,014)
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest
            Increase in admin. fees payable to general partner                          (9,000)
            Increase in loan payable due to affiliate                       (1,850)

                  Net cash provided by operating activities


Cash Flows from Investing Activities:
   Line of credit to affiliate
                  Net cash provided (required) by investing activities


Cash Flows from Financing Activities:
   Distribution                                                                                     57,500
   Limited partner contributions
   Limited partner distributions

                  Net cash used in financing activities


Net Increase (Decrease) in Cash


Cash, Beginning

Cash, Ending


                                                                         ---------------------------------
                                                                                 --         --          --

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

         Brevard Mortgage Program, Ltd. ("the Partnership") was initially organized on November 14, 1995 under the laws of the State of Florida.

         The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $575,000, to be divided into 575 equal units of limited partnership interest.

         See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

         The Partnership provides debt financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

         The accompanying financial information as of and for the three months ended March 31, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

         The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

         Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

         At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliate

         Notes receivable from affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118,

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliate (Continued)

         Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and
         (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

         The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of December 8, 1995.

      Capital Contributions of Partners

         The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $575,000 to be divided into 575 units of limited partnership units. A capital account is maintained for each partner.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Term

         The Partnership will continue through December 31, 2025, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

         Cash Distributions

           The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 99% of the distributable cash; and (b) to the general partner who will receive 1% of the distributable cash.

         Distributions of Net Proceeds

           Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the entire principal amount of the purchased second mortgage loan has been repaid; and (b) the balance, if any, is distributed to the general partner.

      Allocation of Income and Loss

         Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

         Income

           The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

         Losses

           After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Dissolution

         The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

         Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

         Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $750 per month through December 31, 2002.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

      The Partnership had the following receivables from Florida Opportunity Income Partners II, Ltd. ("Meadowdale") as of March 31, 1999 and December 31, 1998:

                                      March 31, 1999       December 31, 1998
                                      --------------       -----------------
                                        (Unaudited)
                                      Notes     Accrued     Notes     Accrued
                                   Receivable  Interest  Receivable  Interest
                                   ----------  --------  ----------  --------

Notes receivable, net of discount   $450,000   $102,231   $450,000   $ 95,228(a)
Advances                              24,191      4,291     24,191      4,205(b)
                                    --------   --------   --------   --------
                                    $474,191   $107,152   $474,191   $ 99,433
                                    ========   ========   ========   ========

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

      (a) In December 1995, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. These receivables, which include notes receivable and accrued interest due from Meadowdale, were converted into promissory notes as more fully described in the table below:

            Meadowdale Second Mortgage Note; matures on July 31,
            2001; accrues interest at a minimum annual rate of 6%
            and provides for participation interest at the rate of
            3% per annum based upon the amount of the unpaid
            principal, which shall be due and payable to the extent
            that it does not exceed the available cash flows, as
            defined in the note; provides for additional
            participation interest in an amount equal to 20% of
            remaining available cash flow, as defined, which will
            continue to be made until such time as the collateral
            has been sold, and which obligation will continue
            notwithstanding total repayment of the principal amount
            of the note; secured by a lien upon certain real and
            personal property of Meadowdale and; subordinated to a
            first mortgage, which had a balance of approximately
            $949,000 and $954,000 as of March 31, 1999 and December
            31, 1998, respectively.                                     $752,747

            Secured promissory note representing advances made by
            the former general partner to Meadowdale. The note
            matures on July 31, 2001 and bears interest, which is
            payable quarterly, at an annual interest rate of 1% over
            prime (8.75% as of March 31, 1999 and December 31, 1998)     271,923
                                                                      ----------
                                                                       1,024,670
            Less discount                                                574,670
                                                                      ----------
            Notes receivable, net of discount                         $  450,000
                                                                      ==========

      (b) During 1997, the Partnership provided funds to Meadowdale by means of advances as more fully described below:

            Secured promissory note representing advances made by
            the Partnership. The note matures on July 31, 2001 and
            bears interest, which is payable quarterly, at 12% per
            annum.                                                       $24,191
                                                                         =======

      On December 15, 1998, Meadowdale amended and restated all the above notes and mortgages and entered into an Amendment to Open-End Second Mortgage and Security Agreement by which all of the above notes will be secured by the Second Mortgage. The amendment also provides for additional advances not to exceed a $1,500,000 maximum to be evidenced by an Additional Advance Agreement or note.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      During 1996, in accordance with the terms of a Private Placement Memorandum dated December 8, 1995, the Partnership issued the 575 units of limited partner interest being offered at $1,000 per unit for total gross proceeds of $575,000. Costs of $67,500 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $10,000 was paid to the General Partner for administrative, legal and investment fees.

NOTE 5. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================


                   LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                              FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998


================================================================================

                 LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                           6-11

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Lamplight Court of Bellefontaine Apartments, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Lamplight Court of Bellefontaine Apartments, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lamplight Court of Bellefontaine, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the stockholder and president of the Partnership's general partner. As discussed in Notes 3, 4 and 5, the Partnership and its affiliates have engaged in significant transactions with each other.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                                 BALANCE SHEETS

                                                        March 31,   December 31,
                                                          1999         1998
                                                          ----         ----
                          ASSETS                       (Unaudited)

Cash                                                    $      7     $      2
Note receivable from affiliate                           365,000      365,000
Advances receivable from affiliate                        93,302       93,302
Accrued interest receivable from affiliate               125,554      114,171
                                                        --------     --------

                                                        $583,863     $572,475
                                                        ========     ========

             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner       $ 12,000     $ 10,500
                                                        --------     --------

Commitments and Other Matter                                  --           --

Partners' Capital:
   General partner                                            90           90
   Limited partners                                      571,773      561,885
                                                        --------     --------
                                                         571,863      561,975
                                                        --------     --------

                                                        $583,863     $572,475
                                                        ========     ========

                       See notes to financial statements.

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                            STATEMENTS OF OPERATIONS

                                                    Three
                                                   Months         Year Ended
                                                    Ended        December 31,
                                                  March 31,      ------------
                                                    1999       1998       1997
                                                    ----       ----       ----
                                                 (Unaudited)

Revenues:
   Interest income from affiliate                  $15,382    $66,772    $63,188
   Other                                                31        158      1,973
                                                   -------    -------    -------
                                                    15,413     66,930     65,161
                                                   -------    -------    -------

Costs and Expenses:
   Administrative fees to general partner            1,500      6,000      6,000
   General and administrative                           25      5,350      1,262
                                                   -------    -------    -------
                                                     1,525     11,350      7,262
                                                   -------    -------    -------

Net Income                                         $13,888    $55,580    $57,899
                                                   =======    =======    =======

                       See notes to financial statements.

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                  General     Limited
                                                  Partner    Partners       Total
                                                  -------    --------       -----
Partners' Capital, January 1, 1997               $      90   $ 587,931    $ 588,021

Year Ended December 31, 1997:
   Distributions                                        --     (69,525)     (69,525)
   Net income                                           --      57,899       57,899
                                                 ---------   ---------    ---------

Partners' Capital, December 31, 1997                    90     576,305      576,395

Year Ended December 31, 1998:
   Distributions                                        --     (70,000)     (70,000)
   Net income                                           --      55,580       55,580
                                                 ---------   ---------    ---------

Partners' Capital, December 31, 1998                    90     561,885      561,975

Three Months Ended March 31, 1999 (Unaudited):
   Distributions                                        --      (4,000)      (4,000)
   Net income                                           --      13,888       13,888
                                                 ---------   ---------    ---------

Partners' Capital, March 31, 1999 (Unaudited)    $      90   $ 571,773    $ 571,863
                                                 =========   =========    =========

                       See notes to financial statements.

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                               Three
                                                                               Months            Year Ended
                                                                               Ended            December 31,
                                                                             March 31,          ------------
                                                                                1999         1998         1997
                                                                                ----         ----         ----
                                                                            (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                                $  13,888    $  55,580    $  57,899
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in interest receivable from affiliate                     (11,383)     (36,371)     (55,189)
            Increase in administrative fees payable to the general partner       1,500           --        6,000
                                                                             ---------    ---------    ---------
               Net cash provided by operating activities                         4,005       19,209        8,710
                                                                             ---------    ---------    ---------

Cash Flows from Investing Activities:
   Advances to affiliate                                                            --           --      (17,366)
                                                                             ---------    ---------    ---------
               Net cash used in investing activities                                --           --      (17,366)
                                                                             ---------    ---------    ---------

Cash Flows from Financing Activities:
   Distributions to limited partners                                            (4,000)     (70,000)     (69,525)
                                                                             ---------    ---------    ---------
               Net cash used in financing activities                            (4,000)     (70,000)     (69,525)
                                                                             ---------    ---------    ---------

Net Increase (Decrease) in Cash                                                      5      (50,791)     (78,181)

Cash, Beginning                                                                      2       50,793      128,974
                                                                             ---------    ---------    ---------

Cash, Ending                                                                 $       7    $       2    $  50,793
                                                                             =========    =========    =========

                       See notes to financial statements.

                      LAMPLIGHT COURT OF BELLFONTAINE, LTD.
                               Cash Flow Worksheet
                                December 31, 1998

                                                                                            Loans     Accrued  Investment
                                                                                Cash     Receivable   Interest     R/P
                                                                                ----     ----------   --------     ---
Beginning Balance, December 31, 1997                                            50,793      93,302      77,800       --
Ending Balance, December 31, 1998                                                    2      93,302     114,171       --
                                                                              --------    --------    --------   ------
                                                                               (50,791)         --      36,371       --

Cash Flows from Operating Activities:
   Net income                                                       55,580

   Adjustments to reconcile net income to net cash
      provided (used) by operating activities
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Loans receivable
            Accrued interest                                       (36,371)                            (36,371)
            Security deposits and prepaid rents                         --
            Payable to GP                                               --
                                                                  --------
            Net cash provided (used in) by operating activities     19,209
                                                                  --------

Cash Flows from Investing Activities:
   Loans to affiliated limited partnership                              --                      --
   Repayments on notes receivable                                       --
                                                                  --------
            Net cash provided by (used in) investing activities         --
                                                                  --------

Cash Flows from Financing Activities:
   Principal payments on mortgage payable                               --
   Principal payment on note payable                                    --
   General partner contributions                                        --
   General partner distributions                                   (70,000)
   Limited partner contributions                                        --
   Limited partner distributions                                        --
   Bank overdraft                                                       --
                                                                  --------
            Net cash provided by (used in) financing activities    (70,000)
                                                                  --------

Net increase (decrease) in cash                                    (50,791)

Cash, Beginning                                                     50,793

Cash, Ending                                                             2
                                                                              -------------------------------------------
                                                                         0          --          --          --       --
Supplemental Disclosures of Cash Flow Information

                                                                     Mtg.                 Partners'
                                                                  Receivable  Accr Liab   Capital
                                                                  ----------  ---------   -------
Beginning Balance, December 31, 1997                                365,000    (10,500)   (576,395)         --
Ending Balance, December 31, 1998                                   365,000    (10,500)   (561,975)         (0)
                                                                   --------   --------    --------
                                                                         --         --      14,420
                                                                                                            --
Cash Flows from Operating Activities:
   Net income                                                                               55,580

   Adjustments to reconcile net income to net cash
      provided (used) by operating activities
      Changes in operating assets and liabilities:
      (Increase) decrease in:
            Loans receivable
            Accrued interest
            Security deposits and prepaid rents
            Payable to GP                                                           --

            Net cash provided (used in) by operating activities


Cash Flows from Investing Activities:
   Loans to affiliated limited partnership
   Repayments on notes receivable

            Net cash provided by (used in) investing activities


Cash Flows from Financing Activities:
   Principal payments on mortgage payable
   Principal payment on note payable
   General partner contributions
   General partner distributions                                                           (70,000)
   Limited partner contributions
   Limited partner distributions
   Bank overdraft

            Net cash provided by (used in) financing activities


Net increase (decrease) in cash

Cash, Beginning

Cash, Ending
                                                                  --------------------------------------------
                                                                         --         (0)
Supplemental Disclosures of Cash Flow Information

              LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      MARCH 31, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

         Lamplight Court of Bellefontaine Apartments, Ltd. ("the Partnership") was initially organized on February 16, 1996 under the laws of the State of Florida.

         The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $700,000, to be divided into 700 equal units of limited partnership interest.

         See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

         The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Ohio.

      Unaudited Financial Information

         The accompanying financial information as of and for the three months ended March 31, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

         The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

         Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

         At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Note Receivable from Affiliate

         Note receivable from affiliate is recorded at cost, less the related allowance for impairment, if any, of such note receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118,

              LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Note Receivable from Affiliate (Continued)

         Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and
         (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Investment in Affiliate

         In 1996, the Partnership acquired certain receivables and a limited partner interest in Independence Village, Ltd. ("Independence Village") from an unrelated entity at a discount from the face amount thereof (see Note 3). As a result, the Partnership holds a 31.7% limited partner interest in Independence Village, a limited partnership which owns a residential apartment property in Bellefontaine, Ohio. The investment in Independence Village is accounted for using the equity method of accounting as a result of the Partnership and Independence Village having the same general partner president and the general partner's ability to exercise significant influence on Independence Village. As such, the investment in Independence Village is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting. At the date of purchase, management estimated the value of the limited partner interest to be insignificant and did not allocate any of the purchase price to the investment.

      Use of Estimates

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the value of the limited partner interest and the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

         The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

              LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of March 7, 1996:

      Capital Contributions of Partners

         The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $700,000, to be divided into 700 units of limited partnership units. A capital account is maintained for each partner.

      Term

         The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

         Cash Distributions

           The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 10% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the general partner will receive 100% of the remaining distributable cash.

         Distributions of Net Proceeds

           Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 10% cash-on-cash return; and (b) then 31.7% of up to $350,000 of any remaining net proceeds to the limited partners; and
           (c) the balance, if any, to the general partner.

      Allocation of Income and Loss

         Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

              LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Allocation of Income and Loss (Continued)

         Income

           The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

         Losses

           After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

      Dissolution

         The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; and (e) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

         Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

         Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 31, 2002.

              LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTE RECEIVABLE FROM AFFILIATE

      In 1996, the Partnership acquired certain receivables and a 31.7% interest in Independence Village from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Independence Village, were converted into promissory notes as more fully described in the table below.

         Independence Village Second Mortgage Note; matures in
         December 2006; accrues interest at an annual rate of 9.5%;
         secured by a lien upon certain real and personal property
         of Independence Village; subordinated to the first mortgage which had a balance of approximately $1,362,000 and
         $1,366,000 as of March 31, 1999 and December 31, 1998,
         respectively.                                                  $585,000

         Less discount                                                   220,000
                                                                        --------
         Note receivable, net of discount                               $365,000
                                                                        ========

      Interest receivable on the note was $100,254 and $91,632 as of March 31, 1999 and December 31, 1998, respectively.

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATE

      In 1996 and during 1997, the Partnership provided funding to Independence Village by means of advances in an arrangement equivalent to an open ended line of credit advances. The outstanding advances are due on demand and accrue interest at 12% per annum. The balance of $93,302 remained outstanding as of March 31, 1999 and December 31, 1998. Interest income of $2,761 was recognized during the three months ended March 31, 1999 and $11,196 was recognized during the year ended December 31, 1998. Accrued interest of $25,300 and $22,539 remained outstanding as of March 31, 1999 and December 31, 1998, respectively.

NOTE 5. INVESTMENT IN AFFILIATE

      The following is a summary of the financial position and results of operations of Independence Village as of March 31, 1999 and December 31, 1998 and for the three months and year then ended, respectively.

                                                       March 31,    December 31,
                                                         1999          1998
                                                         ----          ----
                                                      (Unaudited)
Financial position:
   Rental apartments                                  $ 1,719,536   $ 1,719,536
   Other assets                                           176,025       121,589
                                                      -----------   -----------
      Total assets                                    $ 1,895,561   $ 1,841,125
                                                      ===========   ===========

   Mortgage payable                                   $ 1,361,555   $ 1,366,078
   Other liabilities                                      927,765       894,922
                                                      -----------   -----------
      Total liabilities                                 2,289,320     2,261,000

   Partners' deficiency                                  (393,755)     (419,875)
                                                      -----------   -----------
                                                      $ 1,895,561   $ 1,841,125
                                                      ===========   ===========

              LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. INVESTMENT IN AFFILIATE (Continued)

Results of operations:
   Revenues (including rental income of $81,251 and
      $361,716, respectively)                         $    86,509   $   365,274
   Costs and expenses                                     (65,797)     (565,309)
                                                      -----------   -----------
   Net income (loss)                                  $    20,713   $  (200,035)
                                                      ===========   ===========

      As discussed in Note 1, upon acquisition of certain receivables and the limited partnership interest in Independence Village, the Partnership did not allocate any of the purchase price to the investment in affiliate. The Partnership has deferred recognition of its proportionate share of net losses because there is no personal obligation to fund the resulting negative limited partner's capital account balance. Future net income, if any, will not be recognized until such time as the limited partner's capital account becomes a positive balance.

NOTE 6. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      During 1996, in accordance with the terms of a Private Placement Memorandum dated March 7, 1996, the Partnership issued 700 units of limited partnership interest units at $1,000 per unit for total gross proceeds of $700,000. Costs of $120,000 incurred in connection with syndicating the partnership were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $57,000 was paid to the General Partner for administrative, legal and investment fees.

NOTE 7. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.


NO DEALER, SALESMAN OR ANY OTHER PERSON HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED                                BARON CAPITAL TRUST
IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING
MADE HEREBY. IF GIVEN OR MADE, THE OTHER INFORMATION
OR REPRESENTATION MUST NOT BE RELIED UPON AS                                    $______________
HAVING BEEN AUTHORIZED BY BARON TRUST OR SIGMA.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO
SELL OR A SOLICITATION OF AN OFFER TO BUY ANY                               2,500,000 COMMON SHARES
OF THE COMMON SHARES IN ANY JURISDICTION WHERE,                               BENEFICIAL INTEREST
OR TO ANY PERSON, TO WHOM, IT IS UNLAWFUL TO
MAKE THE OFFER OR SOLICITATION. NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES,
CREATE AN IMPLICATION THAT THERE HAS NOT BEEN
ANY CHANGE IN THE FACTS SET FORTH IN THIS
PROSPECTUS OR IN THE AFFAIRS OF BARON TRUST
SINCE THE DATE HEREOF.

---------------------------------------------------------       ----------------------------------------------------

                   TABLE OF CONTENTS

Table of Contents................................  2
Prospectus Summary...............................  3
Risk Factors.....................................  6
Who May Invest..................................  21
Tax Status of Trust.............................  22
Use of Proceeds.................................  23                                PROSPECTUS
Compensation of the Managing
  Persons and Affiliates........................  24
Conflicts of Interest...........................  29                      The date of this Prospectus is
Fiduciary Responsibility........................  32                           __________ ____, 1999
Special Note Regarding Forward-Looking
  Statements....................................  33
Prior Performance of Affiliates of Managing
  Shareholder...................................  34
Management......................................  47
Business of Baron Trust.........................  53
Investment Objectives and Policies..............  61
Initial Real Estate Investments.................  66
Federal Income Tax Considerations...............  84
Summary of Declaration of Trust.................  92
Reports to Shareholders........................  102
Capital Stock of Baron Trust...................  103
Capitalization.................................  106
Terms of the Offering..........................  106
Other Information..............................  108
Litigation.....................................  110
Experts........................................  110
Legal Matters..................................  110
Additional Information.........................  111
Glossary.......................................  112
EXHIBITS

   A     Prior Performance of Affiliates of Baron
         Advisors
   B     Summary of Exchange Property and Exchange
         Partnership Information
   C     Financial Statements of Baron Trust and Baron
         Advisors
   D     Financial Statements of the Exchange Properties

---------------------------------------------------------       ----------------------------------------------------
UNTIL __________   __, 1999 (90 DAYS AFTER THE
COMMENCEMENT OF THIS OFFERING), ALL DEALERS                                 SIGMA FINANCIAL CORPORATION
EFFECTING TRANSACTIONS IN THE COMMON SHARES,
WHETHER OR NOT PARTICIPATING IN THE
DISTRIBUTION, MAY BE REQUIRED TO DELIVER A
PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN
ADDITION TO THE OBLIGATIONS OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.
---------------------------------------------------------       ----------------------------------------------------
---------------------------------------------------------       ----------------------------------------------------


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

         Under Section 3817 of the Delaware Business Trust Act, subject to such standards and restrictions, if any, as are set forth in the governing instrument of a Delaware business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever, and the absence of such a provision shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of Delaware.

         Under Sections 3.7 and 3.8 of the Declaration of Trust for the Trust ("Registrant"), each of the Registrant's officers, agents, and Affiliates, the Managing Shareholder, the Trustees, any other members of the Board of the Trust, each Affiliate of the Managing Shareholder, a Trustee, other member of the Board, and any directors, officers or agents of any of the foregoing when acting for the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates on behalf of the Registrant (collectively, "Managing Persons," and individually a "Managing Person") shall be indemnified out of the assets of the Registrant against any losses, liabilities, judgments, expenses and amounts paid in settlement of any claims sustained by him in connection with the Registrant or claims by the Registrant, in right of the Registrant or by or in right of any Shareholders of the Registrant, if the Managing Person, in good faith, determined that its course of conduct was in the Registrant's best interest, within the scope of the Declaration and did not constitute negligence or misconduct in the case of any Managing Person who is not an Independent Trustee and did not constitute gross negligence or willful misconduct in the case of any Managing Person who is an Independent Trustee, and in addition, in the case of Managing Persons other than the Managing Shareholder, Trustees and other members of the Board, the indemnitees were acting within the scope of authority validly delegated to them by the Managing Shareholder, Trustees or any other members of the Board. In no case, however, will a Managing Person or any broker-dealer be indemnified, or be advanced expenses for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) those claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In any claim for federal or state securities law violations, the party seeking indemnification shall place before the court the positions of the Securities and Exchange Commission and of securities administrators of states in which securities of the Registrant were offered or sold to the extent required by them with respect to the issue of indemnification for securities law violations.

         The following provisions apply to all rights of indemnification and advances of expenses under the Declaration:

         (a) Expenses, including attorneys' fees, incurred by a Managing Person in defending any action, suit or proceeding may be paid by the Registrant in advance of the final disposition of the action, suit or proceeding only if all of the following conditions are satisfied:

                  (i) The action, suit or proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant;

                  (ii) The action, suit or proceeding is initiated by a third party who is not a Shareholder or it is initiated by a Shareholder acting in its capacity as such and a court of competent jurisdiction specifically approves such advancement; and

                  (iii) The Managing Person seeking advancement of expenses undertakes to repay such amount, together with the applicable legal rate of interest thereon, if it shall ultimately be determined that the Managing Person is not entitled to be indemnified by the Registrant under the Declaration or otherwise and if at least one of the following conditions is satisfied:

                           (1) The Managing Person provides appropriate security
for the undertaking;

                           (2) The Managing Person is insured against losses or
expenses of defense or settlement so that the advances may be recovered or

                           (3) Either a majority of the Independent Trustees who
are not parties to the action, suit or proceeding, or independent legal counsel in a written opinion, determines, based upon a review of the then readily available facts, that there is reason to believe that the Managing Person will be found to be entitled to indemnification under the terms and conditions of the Declaration.

         The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for the reciprocal indemnification by the underwriter of the Registrant, and its directors, officers and controlling persons, and by the Registrant of the underwriter, and its directors, officers and controlling persons, against certain liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 27.  Exhibits.

         A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which immediately precedes such exhibits.

Item 28.  Undertakings.

         The Trust undertakes to do the following:

         1. If the Trust is registering the securities under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), the Trust will:

                  (a) File, during the period in which it offers or sell securities, a post-effective amendment to this Registration Statement to:

                           (i) Include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events
which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                           (iii) Include any additional or changed material
information on the plan of distribution.

                  (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                   (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         2. The Trust will provide to the underwriter of the offering at the closings specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         3. If the Registrant requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act:

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         4. If the Registrant relies on Rule 430A under the Securities Act, the Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement should disclose all compensation and fees received by the Managing Shareholder and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable) only for properties acquired during the distribution period.

         6. The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable), to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the distribution period of the offering has ended.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned,in the City of Cincinnati, State of Ohio on June 1, 1999.

                                 BARON CAPITAL TRUST

                                 By:  Baron Advisors, Inc.
                                      Managing Shareholder

                                       By:  /s/Gregory K. Mcgrath
                                            ------------------------------
                                            Gregory K. McGrath, President


                                 BARON CAPITAL PROPERTIES, L.P.

                                 By: Baron Capital Trust, General Partner

                                       By:  Baron Advisors, Inc.,
                                            Managing Shareholder

                                            By:  /s/Gregory K. Mcgrath
                                                 ------------------------------
                                                 Gregory K. McGrath, President

         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement was signed by the following person in the capacity and on the date stated

Name                                               Title                                         Date
----                                               -----                                         ----

/s/Gregory K. Mcgrath
------------------------
Gregory K. McGrath                    President of Baron Advisors, Inc.
                                      Managing Shareholder of Registrant
                                      Baron Capital Trust                                      June 1, 1999


/s/Gregory K. Mcgrath
------------------------
Gregory K. McGrath                    President of Baron Advisors, Inc.,
                                      Managing Shareholder of Registrant
                                      Baron Capital Trust, General Partner
                                      of Registrant Baron Capital Properties, L.P.             June 1, 1999

                                INDEX TO EXHIBITS

Exhibit
Number                            Document Description
-------                           --------------------

1.1**          Underwriting Agreement, dated as of May 15, 1998, between Sigma
               Financial Corporation and the Registrant

3.1**          Certificate of Business Trust Registration of the Registrant

3.2.1** Amended and Restated Declaration of Trust for the Registrant made as of May 15, 1998

3.3.2+ Amended and Restated Declaration of Trust for the Registrant made as of August 11, 1998

3.3**          Form of By-laws of the Registrant

4.1**          Form of Common Share Certificate

5.1** Opinion of Schoeman, Marsh & Updike, LLP as to legality of securities being registered

5.2** Opinion of Keating, Muething & Klekamp P.L.L. on certain tax matters

5.3***         Opinion of Manatt, Phelps & Phillips, LLP on certain tax matters

10.1**         Trust Management Agreement, dated as of May 15, 1998, between the
               Registrant and Baron Advisors, Inc.

10.2**         Form of Escrow Agreement between the Registrant and Sigma
               Financial Corporation

10.3**         Form of Indemnification Agreement among the Registrant, Baron
               Advisors, Inc., and the Registrant's Independent Trustees and officers (included in Sections 3.6 and 3.7 of the Amended and Restated Declaration of Trust attached hereto as Exhibit 3.2)

10.4**         Warrant Purchase Agreement, dated as of May 15, 1998, between the
               Registrant and Sigma Financial Corporation

10.5**         Form of Subscription Documents

10.6**         Agreement of Limited Partnership of Baron Capital Properties,
               L.P. dated as of May 15, 1998

10.7**         Form of Security Escrow Agreement among Gregory K. McGrath,
               Robert S. Geiger, Baron Capital Trust and American Stock Transfer
               & Transfer Company

10.8***        Amended and Restated Security Excrow Agreement dated as of May
               15, 1998 among Gregory K. McGrath, Robert S. Geiger, Baron
               Capital Trust, and American Stock Transfer & Trust Company.

10.9***        Founders' Subscription Agreement.

                                INDEX TO EXHIBITS
                                   (CONTINUED)


Exhibit
Number                            Document Description

23.1** Consent of Schoeman, Marsh & Updike, LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2** Consent of Keating, Muething & Klekamp, P.L.L. (included in the opinion filed as Exhibit 5.2 to this Registration Statement)

23.3+          Consent of Manatt, Phelps & Phillips, LLP

99.1**         Consent of James H. Bownas to being named as prospective
               Independent Trustee of the Registrant

99.2**         Consent of Peter M. Dickson to being named as prospective
               Independent Trustee of the Registrant

99.3*** Prior Performance Table VI: Acquisitions of Properties by Program required under Guide 5 relating to preparation of registration statements relating to interests in real estate limited partnerships

99.4+          Consent of Elroy D. Miedema, Certified Public Accountant

99.5+          Consent of Rachlin Cohen & Holtz, Independent Certified Public
               Accountants

----------------
+     Filed herewith

**    Previously filed

*** Incorporated by reference from the Registrant's filing on Form S-4 dated June 2, 1999 (SEC file # 333-55753).